Filed Pursuant to Rule 424(b)(3)
Registration No. 333-230179

To the shareholders of BB&T Corporation and SunTrust Banks, Inc.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

On behalf of the boards of directors of BB&T Corporation (“BB&T”) and SunTrust Banks, Inc. (“SunTrust”), we are pleased to enclose the accompanying joint proxy statement/prospectus relating to the proposed merger of equals between BB&T and SunTrust. We are requesting that you take certain actions as a holder of BB&T common stock or as a holder of SunTrust common stock or SunTrust preferred stock.

The boards of directors of BB&T and SunTrust have each unanimously approved an agreement to merge our two companies. Pursuant to the Agreement and Plan of Merger, dated as of February 7, 2019 and amended as of June 14, 2019, by and between BB&T and SunTrust (as further amended from time to time, the “merger agreement”), SunTrust will merge with and into BB&T (the “merger”), with BB&T as the surviving entity (the “combined company”, or “BB&T”, as the case may be) in a merger of equals. Subject to the approval of holders of BB&T common stock of the BB&T name change proposal, described below, the combined company will be named “Truist Financial Corporation”. The name Truist signals a transformation. It evokes the rich legacy of BB&T and SunTrust while also setting a bold vision for the future. While conveying our deep commitment to working with our clients with trust, transparency and honesty, it also connects to our shared ambition – building a better future for our clients, associates, teammates, and communities.

The proposed merger will combine two iconic franchises and will establish the sixth-largest banking organization in the United States (based on assets and deposits) with 275 years of combined history and cultures committed to serving clients and communities. The combined company, as reported at December 31, 2018, had approximately $441 billion in assets, $301 billion in loans and $324 billion in deposits serving approximately 10 million households in the United States, with leading market share in many of the most attractive markets in the country. We believe the scale resulting from the merger will position the combined company to achieve industry-leading financial and operating metrics with the strongest return profile among its peers, accelerating the combined company’s capacity to invest in transformational technology.

In the merger, holders of SunTrust common stock will receive 1.295 shares (the “exchange ratio” and such shares, the “merger consideration”) of BB&T common stock for each share of SunTrust common stock they own. Holders of BB&T common stock will continue to own their existing shares of BB&T common stock. Based on the closing price of BB&T’s common stock on the New York Stock Exchange (“NYSE”) on February 6, 2019, the last trading day before public announcement of the merger, the exchange ratio represented approximately $62.85 in value for each share of SunTrust common stock. Based on BB&T’s closing price on June 17, 2019 of $48.97, the exchange ratio represented approximately $63.42 in value for each share of SunTrust common stock. The value of the BB&T common stock at the time of completion of the merger could be greater than, less than or the same as the value of BB&T common stock on the date of the accompanying joint proxy statement/prospectus. We urge you to obtain current market quotations of BB&T common stock (trading symbol “BBT”) and SunTrust common stock (trading symbol “STI”).

In addition, each share of SunTrust preferred stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one (1) share of an applicable newly issued series of rollover BB&T preferred stock with terms that are substantially the same as the terms of the applicable series of outstanding SunTrust preferred stock. Likewise, following the completion of the merger, each outstanding SunTrust depositary share representing a 1/100th (or 1/4,000th, in the case of the applicable series of SunTrust series A preferred stock) interest in a share of SunTrust preferred stock will become a BB&T depositary share and will represent a 1/100th (or 1/4,000th, in the case of the BB&T series I preferred stock) interest in a share of the applicable series of rollover BB&T preferred stock. Each outstanding preferred purchase security issued by SunTrust Preferred Capital I representing a 1/100th interest in a share of SunTrust series B preferred stock will remain outstanding following the merger and will represent a 1/100th interest in a share of BB&T series J preferred stock. The SunTrust depositary shares representing a 1/4,000th interest in a share of SunTrust series A preferred stock are currently listed on the NYSE under the symbol “STI-PA”, and the preferred purchase securities are currently listed on the NYSE under the symbol “STIPRI”. The BB&T depositary shares representing a 1/4,000th interest in a share of BB&T series I preferred stock and the preferred purchase securities representing a 1/100th interest in a share of BB&T series J preferred stock are expected to be listed on the NYSE upon completion of the merger.

We expect the merger will qualify as a reorganization for federal income tax purposes. Accordingly, holders of SunTrust common stock or SunTrust preferred stock generally will not recognize any gain or loss for federal income tax purposes on the exchange of shares of SunTrust common stock or SunTrust preferred stock, as applicable, for BB&T common stock or rollover BB&T preferred stock, as applicable, in the merger, except with respect to any cash received by holders of SunTrust common stock instead of fractional shares of BB&T common stock.

Based on the current number of shares of SunTrust common stock outstanding and reserved for issuance, BB&T expects to issue approximately 584 million shares of BB&T common stock to holders of SunTrust common stock in the aggregate in the merger. Following the completion of the merger, we estimate that former holders of SunTrust common stock will own approximately 43% and former holders of BB&T common stock will own approximately 57% of the common stock of the combined company.

The special meeting of holders of SunTrust common stock and SunTrust preferred stock will be held on Tuesday, July 30, 2019 at Suite 105 on the Atrium Level of the SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia 30308, at 11:00 a.m. local time. The special meeting of holders of BB&T common stock will be held on Tuesday, July 30, 2019 at the Triad Corporate Center, 7701 Airport Center Drive, Greensboro, NC 27409, at 11:00 a.m. local time. At our respective special meetings, in addition to other business, BB&T will ask holders of its common stock and SunTrust will ask holders of its common stock and preferred stock, voting together with the holders of SunTrust common stock as a single class, to approve the merger. Information about these meetings and the merger is contained in this document. In particular, see “Risk Factors” beginning on page 34. We urge you to read this document carefully and in its entirety.

U.S. Bank National Association (in such capacity, the “depositary”), is the sole beneficial holder of all of the outstanding shares of SunTrust series A preferred stock, SunTrust series F preferred stock, SunTrust series G preferred stock and SunTrust series H preferred stock, on behalf of the holders of depositary shares, each representing a 1/100th (or 1/4,000th, in the case of the SunTrust series A preferred stock) interest in a share of the applicable series of SunTrust preferred stock. The depositary is required to vote the SunTrust preferred stock in accordance with the instructions of the holders of the depositary shares. SunTrust Preferred Capital I (in such capacity, the “trust”) is the sole beneficial holder of all of the outstanding shares of SunTrust series B preferred stock, on behalf of the holders of preferred purchase securities, each representing a 1/100th interest in a share of SunTrust series B preferred stock. U.S. Bank National Association (in such capacity, the “property trustee”) will vote the SunTrust series B preferred stock in accordance with the instructions of the holders of the SunTrust preferred purchase securities.

Whether or not you plan to attend your special meeting, please vote as soon as possible to make sure that your shares are represented at the meeting. If you do not vote your shares of common stock or preferred stock, it will have the same effect as voting “AGAINST” the merger.

Each of our boards of directors unanimously recommends that holders of common stock and, in the case of SunTrust, holders of preferred stock vote “FOR” each of the proposals to be considered at the respective meetings. We strongly support this combination of our companies and join our boards in their recommendations.

Kelly S. King	William H. Rogers, Jr.
Chairman and Chief Executive Officer	Chairman and Chief Executive Officer
BB&T Corporation	SunTrust Banks, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either BB&T or SunTrust, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The accompanying joint proxy statement/prospectus is dated June 19, 2019, and is first being mailed to holders of BB&T common stock, holders of SunTrust common stock and SunTrust preferred stock on or about June 27, 2019.

ADDITIONAL INFORMATION

The accompanying joint proxy statement/prospectus incorporates important business and financial information about BB&T and SunTrust from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the Securities and Exchange Commission website at http://www.sec.gov or by requesting them in writing, by e-mail or by telephone at the appropriate address below:

• if you are a BB&T shareholder: BB&T Corporation 101 N. Cherry Street, Floor 3 Winston-Salem, North Carolina 27101 (336) 733-3065 Attn: Investor Relations	• if you are a SunTrust shareholder: SunTrust Banks, Inc. 303 Peachtree Street, N.E. Atlanta, Georgia 30308 (877) 930-8971 Attn: Director of Investor Relations

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five (5) business days before the date of the applicable special meeting. This means that holders of BB&T common stock requesting documents must do so by July 23, 2019, in order to receive them before the BB&T special meeting, and holders of SunTrust common stock or SunTrust preferred stock requesting documents must do so by July 23, 2019, in order to receive them before the SunTrust special meeting.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated June 19, 2019, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this document to holders of BB&T common stock or holders of SunTrust common stock or SunTrust preferred stock, nor the issuance by BB&T of shares of BB&T common stock and BB&T preferred stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in, or incorporated by reference into, this document regarding SunTrust has been provided by SunTrust and information contained in, or incorporated by reference into, this document regarding BB&T has been provided by BB&T.

See “Where You Can Find More Information” beginning on page 189 of the accompanying joint proxy statement/prospectus for further information.

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

Notice of Special Meeting of Shareholders

To BB&T Shareholders:

On February 7, 2019, BB&T Corporation (“BB&T”) and SunTrust Banks, Inc. (“SunTrust”) entered into an Agreement and Plan of Merger, which was amended as of June 14, 2019 (as further amended from time to time, the “merger agreement”), a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus.

NOTICE IS HEREBY GIVEN that a special meeting of holders of BB&T common stock (the “BB&T special meeting”) will be held on Tuesday, July 30, 2019 at 11:00 a.m., local time at the Triad Corporate Center, 7701 Airport Center Drive, Greensboro, NC 27409. We are pleased to notify you of and invite you to the BB&T special meeting.

At the BB&T special meeting you will be asked to vote on the following matters:

•	Proposal to approve the merger agreement (the “BB&T merger proposal”).

•

Proposal to adopt an amendment to BB&T’s articles of incorporation to effect the name change of BB&T to “Truist Financial Corporation” (such amendment, the “BB&T articles amendment” and such proposal, the “BB&T name change proposal”).

•

Proposal to adjourn the BB&T special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the BB&T merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of BB&T common stock (the “BB&T adjournment proposal”).

The board of directors of BB&T has fixed the close of business on June 24, 2019 as the record date for the BB&T special meeting. Only holders of record of BB&T common stock as of the close of business on the record date for the BB&T special meeting are entitled to notice of, and to vote at, the BB&T special meeting or any adjournment or postponement thereof.

BB&T has determined that holders of BB&T common stock are not entitled to appraisal rights with respect to the proposed merger under Article 13 of Chapter 55 of the North Carolina Business Corporation Act.

The BB&T board of directors unanimously recommends that holders of BB&T common stock vote “FOR” the BB&T merger proposal, “FOR” the BB&T name change proposal and “FOR” the BB&T adjournment proposal.

Your vote is important. We cannot complete the transactions contemplated by the merger agreement unless holders of BB&T common stock approve the merger agreement. The affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of BB&T common stock is required to approve the BB&T merger proposal.

Whether or not you plan to attend the BB&T special meeting, we urge you to please promptly complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or authorize the individuals named on the accompanying proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the accompanying proxy card. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker or other nominee.

By Order of the Board of Directors

Robert J. Johnson, Jr.

Senior Executive Vice President, General Counsel,

Secretary and Chief Corporate Governance Officer

June 19, 2019

SunTrust Banks, Inc.

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Notice of Special Meeting of Shareholders

To SunTrust Shareholders:

On February 7, 2019, BB&T Corporation (“BB&T”) and SunTrust Banks, Inc. (“SunTrust”) entered into an Agreement and Plan of Merger, which was amended as of June 14, 2019 (as further amended from time to time, the “merger agreement”), a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus.

NOTICE IS HEREBY GIVEN that a special meeting of holders of SunTrust common stock and holders of SunTrust preferred stock (the “SunTrust special meeting”) will be held on Tuesday, July 30, 2019 at 11:00 a.m., local time at Suite 105 on the Atrium Level of the SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia 30308. We are pleased to notify you of and invite you to the SunTrust special meeting. The purpose of the SunTrust special meeting is to consider and vote upon the following matters:

•	Proposal to approve the merger agreement (the “SunTrust merger proposal”).

•

Proposal to approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to SunTrust’s named executive officers in connection with the transactions contemplated by the merger agreement (the “SunTrust compensation proposal”).

•

Proposal to adjourn the SunTrust special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the SunTrust merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of SunTrust common stock and holders of SunTrust preferred stock (the “SunTrust adjournment proposal”).

The board of directors of SunTrust has fixed the close of business on June 24, 2019 as the record date for the SunTrust special meeting. Only holders of record of SunTrust common stock and holders of record of SunTrust preferred stock as of the close of business on the record date for the SunTrust special meeting are entitled to notice of, and to vote at, the SunTrust special meeting or any adjournment or postponement thereof.

SunTrust has determined that holders of SunTrust common stock are not entitled to dissenters’ rights with respect to the proposed merger under Article 13 of the Georgia Business Corporation Code (the “GBCC”).

Holders of SunTrust preferred stock are entitled to exercise dissenters’ rights in connection with the merger, provided the proper procedures of Article 13 of the GBCC are followed. A copy of Article 13 of the GBCC is attached as Annex E to the accompanying joint proxy statement/prospectus.

The SunTrust board of directors unanimously recommends that holders of SunTrust common stock and holders of SunTrust preferred stock vote “FOR” the SunTrust merger proposal, “FOR” the SunTrust compensation proposal and “FOR” the SunTrust adjournment proposal.

Your vote is important. We cannot complete the transactions contemplated by the merger agreement unless holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, approve the merger agreement. The affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of SunTrust common stock and the holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, is required to approve the SunTrust merger proposal.

Whether or not you plan to attend the SunTrust special meeting, we urge you to vote as soon as possible. If you hold SunTrust shares, please promptly complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or authorize the individuals named on the accompanying proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the accompanying proxy card. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker or other nominee. If you hold depositary shares or preferred purchase securities representing interests in SunTrust preferred stock, SunTrust requests that you complete the form of instruction provided to you (in accordance with the instructions set out on the form) and return it to your bank, broker or other nominee, as applicable, to direct the depositary or the property trustee, as applicable, to vote on your behalf following their usual procedures. Although holders of depositary shares or preferred purchase securities may attend the SunTrust special meeting, such holders may not vote the shares of SunTrust preferred stock represented by such depositary shares or preferred purchase securities in person at the SunTrust special meeting.

By Order of the Board of Directors

Ellen M. Fitzsimmons

General Counsel and Corporate Secretary

June 19, 2019

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Page
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	119
DESCRIPTION OF BB&T CAPITAL STOCK	125
Common Stock	125
Preferred Stock	125
Depositary Shares	130
Anti-Takeover Provisions	132
DESCRIPTION OF ROLLOVER BB&T PREFERRED STOCK	134
BB&T Series I Preferred Stock	134
BB&T Series J Preferred Stock	139
BB&T Series K Preferred Stock	144
BB&T Series L Preferred Stock	150
BB&T Series M Preferred Stock	156
Depositary Shares	163
Preferred Purchase Securities	165
Guarantee	173
COMPARISON OF SHAREHOLDERS’ RIGHTS	176
LEGAL MATTERS	187
EXPERTS	187
DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS	187
WHERE YOU CAN FIND MORE INFORMATION	189
Annex A Agreement and Plan of Merger by and between SunTrust Banks, Inc. and BB&T Corporation dated as of February 7, 2019 and amended as of June 14, 2019	A-1
Annex B Opinion of RBC Capital Markets, LLC	B-1
Annex C Opinion of Goldman Sachs & Co. LLC	C-1
Annex D Form of BB&T Articles Amendment – Name Change	D-1
Annex E Article 13 of the GBCC	E-1
Annex F Form of BB&T Articles of Amendment – Preferred Stock	F-1

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QUESTIONS AND ANSWERS

The following are some questions that you may have about the merger and the BB&T special meeting or the SunTrust special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the BB&T special meeting or the SunTrust special meeting. Additional important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 189.

In this joint proxy statement/prospectus, unless the context otherwise requires:

•	“BB&T” refers to BB&T Corporation;

•	“BB&T common stock” refers to the common stock of BB&T, par value $5.00 per share;

•

“BB&T series I preferred stock” refers to the perpetual preferred stock, series I, par value $5.00 per share, of BB&T; “BB&T series J preferred stock” refers to the perpetual preferred stock, series J, par value $5.00 per share, of BB&T; “BB&T series K preferred stock” refers to the perpetual preferred stock, series K, par value $5.00 per share, of BB&T; “BB&T series L preferred stock” refers to the perpetual preferred stock, series L, par value $5.00 per share, of BB&T; and “BB&T series M preferred stock” refers to the perpetual preferred stock, series M, par value $5.00 per share, of BB&T (the BB&T series M preferred stock, together with the BB&T series I preferred stock, BB&T series J preferred stock, BB&T series K preferred stock and BB&T series L preferred stock, the “rollover BB&T preferred stock”);

•

“preferred purchase securities” refers to the 5.853% fixed-to-floating rate normal preferred purchase securities of SunTrust Preferred Capital I, a Delaware statutory trust under the Delaware Statutory Trust Act established pursuant to a certificate of trust, filed on October 16, 2006 (the “trust”), issued pursuant to the amended and restated declaration of trust, as amended (the “declaration of trust”), of the trust;

•

“rollover BB&T depositary shares” refers to the depositary shares each representing a 1/100th (or 1/4,000th, in the case of the BB&T series I preferred stock) interest in a share of the applicable series of rollover BB&T preferred stock;

•	“SunTrust” refers to SunTrust Banks, Inc.;

•	“SunTrust common stock” refers to the common stock of SunTrust, par value $1.00 per share;

•

“SunTrust depositary shares” refers to the depositary shares each representing a 1/100th (or 1/4,000th, in the case of the SunTrust series A preferred stock) interest in a share of the applicable series of SunTrust preferred stock; and

•

“SunTrust series A preferred stock” refers to the perpetual preferred stock, series A, no par value, of SunTrust; “SunTrust series B preferred stock” refers to the perpetual preferred stock, series B, no par value, of SunTrust; “SunTrust series F preferred stock” refers to the perpetual preferred stock, series F, no par value, of SunTrust; “SunTrust series G preferred stock” refers to the perpetual preferred stock, series G, no par value, of SunTrust; and “SunTrust series H preferred stock” refers to the perpetual preferred stock, series H, no par value, of SunTrust (the SunTrust series H preferred stock, together with the SunTrust series A preferred stock, SunTrust series B preferred stock, SunTrust series F preferred stock and SunTrust series G preferred stock, the “SunTrust preferred stock”).

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

You are receiving this joint proxy statement/prospectus because BB&T and SunTrust have agreed to combine their companies in a merger of equals structured through a merger of SunTrust with and into BB&T (the “merger”), with BB&T as the surviving entity (the “combined company”, or “BB&T”, as the case may be). Subject to the approval of holders of BB&T common stock of the BB&T name change proposal, the combined company will be named “Truist Financial Corporation”. A copy of the Agreement and Plan of Merger, dated as of February 7, 2019 and amended as of June 14, 2019, by and between BB&T and SunTrust (the “merger agreement”) is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference herein.

In order to complete the merger, among other things:

•	holders of BB&T common stock must approve the merger agreement (the “BB&T merger proposal”); and

•

holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, must approve the merger agreement (the “SunTrust merger proposal”).

BB&T is holding a special meeting of holders of BB&T common stock (the “BB&T special meeting”), to obtain approval of the BB&T merger proposal. Holders of BB&T common stock will also be asked to adopt an amendment to BB&T’s articles of incorporation to effect the name change of BB&T to “Truist Financial Corporation”, effective only upon the completion of the merger (such amendment, the “BB&T articles amendment” and such proposal, the “BB&T name change proposal”) and to approve the proposal to adjourn the BB&T special meeting to solicit additional proxies if there are not sufficient votes at the time of the BB&T special meeting to approve the BB&T merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to holders of BB&T common stock (the “BB&T adjournment proposal”).

SunTrust is holding a special meeting of holders of SunTrust common stock and holders of SunTrust preferred stock (the “SunTrust special meeting”) to obtain approval of the SunTrust merger proposal. Holders of SunTrust common stock and holders of SunTrust preferred stock will also be asked to approve, on an advisory (non-binding) basis, the merger-related executive officer compensation payments that will or may be paid by SunTrust to its named executive officers in connection with the merger (the “SunTrust compensation proposal”) and to approve the proposal to adjourn the SunTrust special meeting to solicit additional proxies if there are not sufficient votes at the time of the SunTrust special meeting to approve the SunTrust merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to holders of SunTrust common stock and holders of SunTrust preferred stock (the “SunTrust adjournment proposal”).

U.S. Bank National Association (in such capacity, the “depositary”), is the sole beneficial holder of all of the outstanding shares of SunTrust series A preferred stock, SunTrust series F preferred stock, SunTrust series G preferred stock and SunTrust series H preferred stock, on behalf of the holders of depositary shares, each representing a 1/100th (or 1/4,000th, in the case of the SunTrust series A preferred stock) interest in a share of the applicable series of SunTrust preferred stock. The depositary is required to vote the SunTrust preferred stock in accordance with the instructions of the holders of the depositary shares. The trust is the sole beneficial holder of all of the outstanding shares of SunTrust series B preferred stock, on behalf of the holders of preferred purchase securities representing a 1/100th interest in a share of SunTrust series B preferred stock. U.S. Bank National Association (in such capacity, the “property trustee”), will vote the SunTrust series B preferred stock in accordance with the instructions of the holders of the SunTrust preferred purchase securities.

This document is also a prospectus that is being delivered to holders of SunTrust common stock and holders of SunTrust preferred stock because, in connection with the merger, BB&T is offering shares of BB&T common stock to holders of SunTrust common stock. BB&T is also issuing shares of rollover BB&T preferred stock to holders of the applicable series of SunTrust preferred stock. Each share of SunTrust preferred stock will be automatically converted into the right to receive one (1) share of the applicable series of rollover BB&T preferred stock in the merger. Following the completion of the merger, each outstanding SunTrust depositary share will be automatically converted into a rollover BB&T depositary share representing interests in shares of the applicable series of rollover BB&T preferred stock.

This joint proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the BB&T and SunTrust special meetings. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending your meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.

Q:	What will happen in the merger?

A:

In the merger, SunTrust will merge with and into BB&T. Each share of SunTrust common stock issued and outstanding immediately prior to the effective time of the merger (the “effective time”) (other than certain shares held by BB&T or SunTrust) will be converted into the right to receive 1.295 shares (the “exchange ratio” and such shares, the “merger consideration”) of BB&T common stock. After completion of the merger, SunTrust will no longer be a public company, and SunTrust common stock will be delisted from the New York Stock Exchange (the “NYSE”), will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will cease to be publicly traded. Holders of BB&T common stock will continue to own their existing shares of BB&T common stock. See the information provided in the section entitled “The Merger Agreement—Structure of the Merger” beginning on page 99 and the merger agreement for more information about the merger.

Q:	When and where will each of the special meetings take place?

A:	The BB&T special meeting will be held at the Triad Corporate Center, 7701 Airport Center Drive, Greensboro, NC 27409, on Tuesday, July 30, 2019 at 11:00 a.m. local time.

The SunTrust special meeting will be held at Suite 105 on the Atrium Level of the SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia 30308, on Tuesday, July 30, 2019 at 11:00 a.m. local time.

Even if you plan to attend your respective company’s special meeting, BB&T and SunTrust recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the applicable special meeting. Shares held in “street name” may be voted in person by you only if you obtain a signed legal proxy from your bank, broker or other nominee giving you the right to vote the shares.

Q:	What matters will be considered at each of the special meetings?

A:	At the BB&T special meeting, holders of BB&T common stock will be asked to consider and vote on the following proposals:

•	BB&T Proposal 1: The BB&T merger proposal. Approval of the merger agreement;

•

BB&T Proposal 2: The BB&T name change proposal. Adoption of the amendment to BB&T’s articles of incorporation to effect the name change of BB&T to “Truist Financial Corporation”, effective only upon the completion of the merger; and

•

BB&T Proposal 3: The BB&T adjournment proposal. Approval of the adjournment of the BB&T special meeting to solicit additional proxies if there are not sufficient votes at the time of the BB&T special meeting to approve the BB&T merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to holders of BB&T common stock.

At the SunTrust special meeting, holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, will be asked to consider and vote on the following proposals:

•	SunTrust Proposal 1: The SunTrust merger proposal. Approval of the merger agreement;

•

SunTrust Proposal 2: The SunTrust compensation proposal. Approval of, on an advisory (non-binding) basis, the merger-related named executive officer compensation payments that will or may be paid by SunTrust to its named executive officers in connection with the merger; and

•

SunTrust Proposal 3: The SunTrust adjournment proposal. Approval of the adjournment of the SunTrust special meeting to solicit additional proxies if there are not sufficient votes at the time of the SunTrust special meeting to approve the SunTrust merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to holders of SunTrust common stock and holders of SunTrust preferred stock.

In order to complete the merger, among other things, holders of BB&T common stock must approve the BB&T merger proposal, and holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, must approve the SunTrust merger proposal. None of the approvals of the BB&T name change proposal, the BB&T adjournment proposal, the SunTrust compensation proposal or the SunTrust adjournment proposal are conditions to the obligations of BB&T or SunTrust to complete the merger.

Q:	What will holders of SunTrust common stock receive in the merger?

A:

In the merger, holders of SunTrust common stock will receive 1.295 shares of BB&T common stock for each share of SunTrust common stock held immediately prior to the completion of the merger. BB&T will not issue any fractional shares of BB&T common stock in the merger. Holders of SunTrust common stock who would otherwise be entitled to a fractional share of BB&T common stock in the merger will instead receive an amount in cash (rounded to the nearest cent) determined by multiplying the average closing-sale price per share of BB&T common stock for the consecutive period of five (5) trading days immediately preceding (but not including) the day on which the merger is completed (the “BB&T closing share value”) by the fraction of a share (rounded to the nearest thousandth when expressed in decimal) of BB&T common stock that such shareholder would otherwise be entitled to receive.

Q:	What will holders of SunTrust preferred stock receive in the merger?

A:

In the merger, each share of SunTrust series A preferred stock, SunTrust series B preferred stock, SunTrust series F preferred stock, SunTrust series G preferred stock, and SunTrust series H preferred stock, in each case issued and outstanding immediately prior to the effective time and excluding dissenting shares, will be converted into the right to receive one (1) share of BB&T series I preferred stock, BB&T series J preferred stock, BB&T series K preferred stock, BB&T series L preferred stock, and BB&T series M preferred stock, respectively.

Q:	What will holders of SunTrust depositary shares receive in the merger?

A:

In the merger, each outstanding SunTrust depositary share representing a 1/100th (or 1/4,000th, in the case of SunTrust series A preferred stock) interest in a share of the applicable series of SunTrust preferred stock (other than in respect of dissenting shares of SunTrust preferred stock) will become a rollover BB&T depositary share and will represent a 1/100th (or 1/4,000th, in the case of BB&T series I preferred stock) interest in a share of the applicable series of rollover BB&T preferred stock, which will have terms that are substantially the same as the terms of the applicable series of outstanding SunTrust preferred stock. Upon completion of the merger, BB&T will assume the obligations of SunTrust under the applicable deposit agreements. For more information, see “Description of Rollover BB&T Preferred Stock” beginning on page 134.

Q:	What will holders of preferred purchase securities receive in the merger?

A:

In the merger, each outstanding preferred purchase security issued by the trust representing a 1/100th interest in a share of SunTrust series B preferred stock (other than in respect of dissenting shares of SunTrust series B preferred stock) will remain outstanding following the merger and will represent a 1/100th interest in a share of BB&T series J preferred stock, which will have terms that are substantially the same as the terms of the applicable series of outstanding SunTrust preferred stock. Upon completion of the merger, BB&T will assume the obligations of SunTrust under the applicable declaration of trust, the preferred purchase securities and the related guarantee. For more information, see “Description of Rollover BB&T Preferred Stock” beginning on page 134.

Q:	What will holders of BB&T common stock receive in the merger?

A:

In the merger, holders of BB&T common stock will not receive any consideration, and their shares of BB&T common stock will remain outstanding and will constitute shares of the combined company. Following the merger, shares of BB&T common stock will continue to be traded on the NYSE.

Q:	Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?

A:

Yes. Although the number of shares of BB&T common stock that holders of SunTrust common stock will receive is fixed, the value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value for BB&T common stock. Any fluctuation in the market price of BB&T common stock after the date of this joint proxy statement/prospectus will change the value of the shares of BB&T common stock that holders of SunTrust common stock will receive. Neither BB&T nor SunTrust is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of BB&T common stock or SunTrust common stock.

Q:	How will the merger affect SunTrust equity awards?

A:	At the effective time:

•

each outstanding and unexercised option to purchase SunTrust common stock under SunTrust’s equity compensation plans (each, a “SunTrust stock option”) will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T stock option based on the exchange ratio and subject to the same terms and conditions that applied to the corresponding SunTrust stock option immediately prior to the effective time;

•

each outstanding award representing the right to receive an amount of cash equal to the fair market value of SunTrust common stock (each, a “SunTrust phantom stock award”) will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T phantom stock award based on the exchange ratio and subject to the terms and conditions that applied to the corresponding SunTrust phantom stock award immediately prior to the effective time;

•

each outstanding award in respect of a share of SunTrust common stock subject to vesting, repurchase or other lapse restriction (each, a “SunTrust restricted stock award”) will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T restricted stock award based on the exchange ratio and subject to the same terms and conditions that applied to the corresponding SunTrust restricted stock award immediately prior to the effective time;

•

each outstanding restricted stock unit award in respect of shares of SunTrust common stock (each, a “SunTrust RSU”) will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T RSU based on the exchange ratio and subject to the same terms and conditions that applied to the corresponding SunTrust RSU immediately prior to the effective time; and

•

each outstanding performance stock unit award in respect of shares of SunTrust common stock (each, a “SunTrust PSU”) will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T RSU with the number of shares of BB&T common stock subject to such award equal to the product of (i) the number of shares of SunTrust common stock subject to the SunTrust PSU determined based on the achievement of the applicable performance goals at (A) actual performance for the portion of the performance period through the effective time as reasonably determined by the compensation committee of the SunTrust board of directors consistent with past practice and (B) target performance for the portion of the performance period following the effective time through the remainder of the applicable performance period and (ii) the exchange ratio. Except as described above, each such BB&T RSU will be subject to the same terms and conditions that applied to the corresponding SunTrust PSU immediately prior to the effective time.

Q:	What if I own SunTrust depositary shares or preferred purchase securities representing interests in SunTrust preferred stock?

A:

If you hold depositary shares or preferred purchase securities representing interests in SunTrust preferred stock, SunTrust requests that you complete the form of instruction provided to you (in accordance with the instructions set out on the form) and return it to your bank, broker or other nominee, as applicable, to direct the depositary or the property trustee, as applicable, to vote on your behalf following their usual procedures. Although holders of depositary shares or preferred purchase securities may attend the SunTrust special meeting, such holders may not vote the shares of SunTrust preferred stock represented by such depositary shares or preferred purchase securities in person at the SunTrust special meeting.

In the merger, each share of SunTrust preferred stock issued and outstanding immediately prior to the effective time will be converted into the right to receive one (1) share of an applicable newly issued series of BB&T preferred stock having terms that are substantially the same as the terms of such share of SunTrust preferred stock. For more information, see “Description of Rollover BB&T Preferred Stock” beginning on page 134.

Q:	How does the BB&T board of directors recommend that I vote at the BB&T special meeting?

A:	The BB&T board of directors unanimously recommends that you vote “FOR” the BB&T merger proposal, “FOR” the BB&T name change proposal and “FOR” the BB&T adjournment proposal.

In considering the recommendations of the BB&T board of directors, holders of BB&T common stock should be aware that BB&T directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of holders of BB&T common stock generally. For a more complete description of these interests, see the information provided in the section entitled “The Merger—Interests of BB&T’s Directors and Executive Officers in the Merger” beginning on page 78.

Q:	How does the SunTrust board of directors recommend that I vote at the SunTrust special meeting?

A:	The SunTrust board of directors unanimously recommends that you vote “FOR” the SunTrust merger proposal, “FOR” the SunTrust compensation proposal and “FOR” the SunTrust adjournment proposal.

In considering the recommendations of the SunTrust board of directors, holders of SunTrust common stock and holders of SunTrust preferred stock should be aware that SunTrust directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of holders of SunTrust common stock and holders of SunTrust preferred stock generally. For a more complete description of these interests, see the information provided in the section entitled “The Merger—Interests of SunTrust’s Directors and Executive Officers in the Merger” beginning on page 82.

Q:	Who is entitled to vote at the BB&T special meeting?

A:

The record date for the BB&T special meeting is June 24, 2019. All holders of BB&T common stock who held shares at the close of business on the record date for the BB&T special meeting are entitled to receive notice of, and to vote at, the BB&T special meeting.

Each holder of BB&T common stock is entitled to cast one (1) vote on each matter properly brought before the BB&T special meeting for each share of BB&T common stock that such holder owned of record as of the record date. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 765,982,556 outstanding shares of BB&T common stock. Physical attendance at the special meeting is not required to vote. See below and the section entitled “The BB&T Special Meeting—Proxies” beginning on page 40 for instructions on how to vote your shares without attending the BB&T special meeting.

Q:	Who is entitled to vote at the SunTrust special meeting?

A:

The record date for the SunTrust special meeting is June 24, 2019. All holders of SunTrust common stock and holders of SunTrust preferred stock who held shares at the close of business on the record date for the SunTrust special meeting are entitled to receive notice of, and to vote at, the SunTrust special meeting.

Each holder of SunTrust common stock is entitled to cast one (1) vote on each matter properly brought before the SunTrust special meeting for each share of SunTrust common stock that such holder owned of record as of the record date. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 443,842,377 outstanding shares of SunTrust common stock.

Each holder of SunTrust preferred stock is entitled to cast one (1) vote on each matter properly brought before the SunTrust special meeting for each share of SunTrust preferred stock that such holder owned of record as of the record date. As of

June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 1,725 shares of SunTrust series A preferred stock outstanding, 5,000 shares of SunTrust series F preferred stock outstanding, 7,500 shares of SunTrust series G preferred stock outstanding and 5,000 shares of SunTrust series H preferred stock outstanding, all of which were beneficially held by the depositary on behalf of the holders of depositary shares each representing a 1/100th (or 1/4,000th, in the case of the SunTrust series A preferred stock) interest in a share of the applicable series of SunTrust preferred stock. Under the terms of the applicable deposit agreements, the depositary is required to vote the SunTrust preferred stock in accordance with the instructions of the holders of the depositary shares.

As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 1,025 shares of SunTrust series B preferred stock outstanding, all of which were beneficially held by the trust on behalf of the holders of preferred purchase securities each representing a 1/100th interest in a share of SunTrust series B preferred stock. The property trustee will vote the SunTrust preferred stock in accordance with the instructions of the holders of the preferred purchase securities.

Physical attendance at the special meeting is not required to vote. See below and the section entitled “The SunTrust Special Meeting—Proxies” beginning on page 44 for instructions on how to vote your shares, depositary shares or preferred purchase securities without attending the SunTrust special meeting.

Q:	What constitutes a quorum for the BB&T special meeting?

A:

Holders of a majority of the shares of BB&T common stock entitled to vote at the special meeting, present in person or represented by proxy, will be necessary to constitute a quorum for the transaction of business at the BB&T special meeting. If you fail to submit a proxy or to vote in person at the BB&T special meeting, your shares of BB&T common stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.

Q:	What constitutes a quorum for the SunTrust special meeting?

A:

Holders of a majority of the aggregate of the shares of SunTrust common stock and SunTrust preferred stock entitled to vote at the special meeting, present in person or represented by proxy, will be necessary to constitute a quorum for the transaction of business at the SunTrust special meeting. If you fail to submit a proxy or to vote in person at the SunTrust special meeting, your shares of SunTrust common stock or SunTrust preferred stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.

Q:	What vote is required for the approval of each proposal at the BB&T special meeting?

A:

BB&T Proposal 1: BB&T merger proposal. Approval of the BB&T merger proposal requires the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of BB&T common stock. Shares of BB&T common stock not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have the same effect as votes cast “AGAINST” the proposal to approve the merger agreement.

BB&T Proposal 2: BB&T name change proposal. Adoption of the BB&T articles amendment to effect the name change of BB&T to “Truist Financial Corporation”, effective only upon the completion of the merger, requires the affirmative vote of a majority of the votes cast by the holders of BB&T common stock at the BB&T special meeting. Accordingly, an abstention or a broker non-vote or other failure to vote will have no effect on the outcome of the BB&T name change proposal.

BB&T Proposal 3: BB&T adjournment proposal. Approval of the BB&T adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of BB&T common stock at the BB&T special meeting. Accordingly, an abstention or a broker non-vote or other failure to vote will have no effect on the outcome of the BB&T adjournment proposal.

Q:	What vote is required for the approval of each proposal at the SunTrust special meeting?

A:

SunTrust Proposal 1: SunTrust merger proposal. Approval of the SunTrust merger proposal requires the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class. Shares of SunTrust common stock and SunTrust preferred stock not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have the same effect as votes cast “AGAINST” the proposal to approve the merger agreement.

SunTrust Proposal 2: SunTrust compensation proposal. Approval of the SunTrust compensation proposal requires the affirmative vote of a majority of the votes cast by the holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class. Accordingly, an abstention or a broker non-vote or other failure to vote will have no effect on the outcome of the SunTrust compensation proposal.

SunTrust Proposal 3: SunTrust adjournment proposal. Approval of the SunTrust adjournment proposal requires the affirmative vote of a majority of the shares of SunTrust common stock and holders of SunTrust preferred stock represented at the SunTrust special meeting, voting together as a single class. Accordingly, an abstention will have the same effect as a vote “AGAINST” the SunTrust adjournment proposal, while a broker non-vote or other failure to vote will have no effect on the outcome of the SunTrust adjournment proposal.

Q:

Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, merger-related compensation arrangements for the SunTrust named executive officers (i.e., the SunTrust compensation proposal)?

A:

Under Securities and Exchange Commission (“SEC”) rules, SunTrust is required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to SunTrust’s named executive officers that is based on or otherwise relates to the merger, or “golden parachute” compensation.

Q:

What happens if holders of SunTrust common stock and holders of SunTrust preferred stock do not approve, by non-binding, advisory vote, merger-related compensation arrangements for SunTrust’s named executive officers (i.e., the SunTrust compensation proposal?)

A:

The vote on the proposal to approve the merger-related compensation arrangements for each of SunTrust’s named executive officers is separate and apart from the votes to approve the other proposals being presented at the SunTrust special meeting. Because the vote on the proposal to approve the merger-related executive compensation is advisory in nature only, it will not be binding upon BB&T, SunTrust, or the combined company in the merger. Accordingly, the merger-related compensation will be paid to SunTrust’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if the holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class do not approve the proposal to approve the merger-related executive compensation.

Q:	What if I hold shares in both BB&T and SunTrust?

A:

If you hold shares in both BB&T common stock and SunTrust common stock or SunTrust preferred stock, you will receive two (2) separate packages of proxy materials. A vote cast as a holder of BB&T common stock will not count as a vote cast as a holder of SunTrust common stock or SunTrust preferred stock, as applicable, and a vote cast as a holder of SunTrust common stock or SunTrust preferred stock, as applicable, will not count as a vote cast as a holder of BB&T common stock. Therefore, please submit separate proxies for your shares of BB&T common stock and your shares of SunTrust common stock or SunTrust preferred stock, as the case may be.

Q:	How can I vote my shares in person at my respective special meeting?

A:

Record Holders. Shares held directly in your name as the holder of record of BB&T or SunTrust may be voted in person at the BB&T special meeting or the SunTrust special meeting, as applicable. If you choose to vote your shares in person at the respective special meeting, please bring your enclosed proxy card and proof of identification.

Shares in “street name”. Shares held in “street name” may be voted in person by you only if you obtain a signed legal proxy from your bank, broker or other nominee giving you the right to vote the shares. If you choose to vote your shares in person at the BB&T special meeting or the SunTrust special meeting, as applicable, please bring proof of identification.

Depositary Shares and Preferred Purchase Securities. If you hold depositary shares or preferred purchase securities representing interests in SunTrust preferred stock, SunTrust requests that you complete the form of instruction provided to you (in accordance with the instructions set out on the form) and return it to your bank, broker or other nominee, as applicable, to direct the depositary or the property trustee, as applicable, to vote on your behalf following their usual procedures. Although holders of depositary shares or preferred purchase securities may attend the SunTrust special meeting, such holders may not vote the shares of SunTrust preferred stock represented by such depositary shares or preferred purchase securities in person at the SunTrust special meeting.

Even if you plan to attend the BB&T special meeting or the SunTrust special meeting, as applicable, BB&T and SunTrust recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the respective special meeting.

Additional information on attending the special meetings can be found under the section entitled “The BB&T Special Meeting” on page 39 and under the section entitled “The SunTrust Special Meeting” on page 43.

Q:	How can I vote my shares without attending my respective special meeting?

A:

Whether you hold your shares directly as the holder of record of BB&T or SunTrust or beneficially in “street name”, you may direct your vote by proxy without attending the BB&T special meeting or the SunTrust special meeting, as applicable. You can vote your shares by proxy over the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold depositary shares or preferred purchase securities representing interests in SunTrust preferred stock, SunTrust requests that you complete the form of instruction provided to you (in accordance with the instructions set out on the form) and return it to your bank, broker or other nominee, as applicable, to direct the depositary or the property trustee, as applicable, to vote on your behalf following their usual procedures. Although holders of depositary shares or preferred purchase securities may attend the SunTrust special meeting, such holders may not vote the shares of SunTrust preferred stock represented by such depositary shares or preferred purchase securities in person at the SunTrust special meeting.

Please note that if you hold shares, depositary shares or preferred purchase securities beneficially in “street name”, you should follow the voting instructions provided by your bank, broker or other nominee.

Additional information on voting procedures can be found under the section entitled “The BB&T Special Meeting” on page 39 and under the section entitled “The SunTrust Special Meeting” on page 43.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this document, please vote as soon as possible. If you hold shares of BB&T common stock, SunTrust common stock or SunTrust preferred stock, please respond by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone or through the Internet, as soon as possible so that your shares may be represented at your meeting. Please note that if you hold shares beneficially in “street name”, you should follow the voting instructions provided by your bank, broker or other nominee.

If you hold depositary shares or preferred purchase securities representing interests in SunTrust preferred stock, SunTrust requests that you complete the form of instruction provided to you (in accordance with the instructions set out on the form) and return it to your bank, broker or other nominee, as applicable, to direct the depositary or the property trustee, as applicable, to vote on your behalf following their usual procedures.

Q:	If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:

No. Your bank, broker or other nominee cannot vote your shares without instructions from you. You should instruct your bank, broker or other nominee how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank, broker or other nominee.

Q:	Why is my vote important?

A:

If you do not vote, it will be more difficult for BB&T or SunTrust to obtain the necessary quorum to hold its respective special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote “AGAINST” approval of the merger agreement. The merger agreement must be approved by the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of BB&T common stock and by the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class. The BB&T board of directors and the SunTrust board of directors unanimously recommend that you vote “FOR” the BB&T merger proposal and the SunTrust merger proposal, respectively.

Q:	Can I change my vote after I have delivered my proxy or voting instruction card?

A:	If you are a holder of BB&T common stock, SunTrust common stock or SunTrust preferred stock, you can change your vote at any time before your proxy is voted at your meeting. You can do this by:

•	submitting a written statement that you would like to revoke your proxy to the corporate secretary of BB&T or SunTrust, as applicable;

•	signing and returning a proxy card with a later date;

•	attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting; or

•	voting by telephone or the Internet at a later time.

If your shares are held by a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

If you are a holder of depositary shares representing interests in SunTrust preferred stock or you are a holder of preferred purchase securities representing interests in SunTrust series B preferred stock and you wish to change your vote, you should contact your bank, broker or other nominee, as applicable, to direct the depositary or the property trustee, as applicable, to change your vote.

Q:	Will BB&T be required to submit the BB&T merger proposal to its shareholders even if the BB&T board of directors has withdrawn, modified or qualified its recommendation?

A:

Yes. Unless the merger agreement is terminated before the BB&T special meeting, BB&T is required to submit the merger proposal to its shareholders even if the BB&T board of directors has withdrawn or modified its recommendation.

Q:	Will SunTrust be required to submit the SunTrust merger proposal to its shareholders even if the SunTrust board of directors has withdrawn, modified or qualified its recommendation?

A:

Yes. Unless the merger agreement is terminated before the SunTrust special meeting, SunTrust is required to submit the merger proposal to its shareholders even if the SunTrust board of directors has withdrawn or modified its recommendation.

Q:	Are holders of BB&T common stock entitled to appraisal rights?

A:

No. Holders of BB&T common stock are not entitled to appraisal rights under the North Carolina Business Corporation Act (the “NCBCA”). For more information, see the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 96.

Q:	Are holders of SunTrust common stock entitled to dissenters’ rights?

A:

No. Holders of SunTrust common stock are not entitled to dissenters’ rights under the Georgia Business Corporation Code (the “GBCC”). For more information, see the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 96.

Q:	Are holders of SunTrust preferred stock entitled to dissenters’ rights?

A:

Holders of record of SunTrust preferred stock are entitled to exercise dissenters’ rights in connection with the merger, provided the proper procedures of Article 13 of the GBCC are followed. Embassy & Co., as nominee for U.S. Bank National Association (the depositary and property trustee for the SunTrust preferred stock), is the holder of record of the shares of SunTrust preferred stock as of the date of this joint proxy statement/prospectus.

The depositary shares and preferred purchase securities representing SunTrust preferred stock are not a class or series of shares issued by SunTrust and thus dissenters’ rights under Article 13 of the GBCC do not independently apply to the depositary shares or the preferred purchase securities. Accordingly, to exercise or to direct the depositary or property trustee, as applicable, to exercise dissenters’ rights with respect to the SunTrust preferred stock, holders of depositary shares and holders of preferred purchase securities will be required to follow the procedures provided by the depositary or the property trustee, as applicable, with respect thereto.

A copy of Article 13 of the GBCC is attached as Annex E to this joint proxy statement/prospectus. Holders of SunTrust preferred stock who desire to exercise dissenters’ rights, or holders of depositary shares or preferred purchase securities who direct the depositary or property trustee, as applicable, to exercise dissenters’ rights, pursuant to Article 13 of the GBCC are urged to consult a legal advisor before electing or attempting to exercise these rights.

Q:

Are there any risks that I should consider in deciding whether to vote for the approval of the BB&T merger proposal, the adoption of the BB&T articles amendment or the approval of the SunTrust merger proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 34. You also should read and carefully consider the risk factors of BB&T and SunTrust contained in the documents that are incorporated by reference into this joint proxy statement/prospectus.

Q:	What are the material U.S. federal income tax consequences of the merger to holders of SunTrust common stock or SunTrust preferred stock?

A:

The merger has been structured to qualify as a reorganization for U.S. federal income tax purposes. Accordingly, holders of SunTrust common stock or SunTrust preferred stock generally will not recognize any gain or loss for federal income tax purposes on the exchange of their SunTrust common stock or SunTrust preferred stock, as applicable, for BB&T common stock or rollover BB&T preferred stock, as applicable, in the merger, except for any gain or loss that may result from the receipt of cash by holders of SunTrust common stock instead of a fractional share of BB&T common stock. You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this document. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 112.

Q:	When is the merger expected to be completed?

A:

BB&T and SunTrust expect the merger to close late in the third quarter of 2019 or the fourth quarter of 2019. However, neither BB&T nor SunTrust can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. BB&T and SunTrust must first obtain the approval of holders of BB&T common stock, and holders of SunTrust common stock and holders of SunTrust preferred stock voting together with the holders of SunTrust common stock as a single class, for the merger, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not completed, holders of SunTrust common stock will not receive any consideration for their shares of SunTrust common stock in connection with the merger. Instead, SunTrust will remain an independent public company, SunTrust common stock, SunTrust depositary shares representing a 1/4000th interest in the SunTrust series A preferred stock and preferred purchase securities will continue to be listed and traded on the NYSE, and BB&T will not complete the issuance of shares of BB&T common stock pursuant to the merger agreement. In addition, if the merger agreement is terminated in certain circumstances, a termination fee of $1.121 billion will be payable by either BB&T or SunTrust, as applicable. See “The Merger Agreement—Termination Fee” beginning on page 110 for a more detailed discussion of the circumstances under which a termination fee will be required to be paid.

Q:	Should I send in my stock certificates now?

A:

No. Please do not send in your stock certificates with your proxy. After the merger is completed, an exchange agent mutually agreed upon by BB&T and SunTrust (the “exchange agent”) will send you instructions for exchanging SunTrust stock certificates for the consideration to be received in the merger. See “The Merger Agreement—Conversion of Shares; Exchange of SunTrust Stock Certificates” beginning on page 101.

Q:	What should I do if I receive more than one set of voting materials for the same special meeting?

A:

If you hold shares of BB&T common stock, SunTrust common stock, SunTrust preferred stock, SunTrust depositary shares or SunTrust preferred purchase securities in “street name” and also directly in your name as a holder of record or otherwise or if you hold shares of BB&T common stock, SunTrust common stock, SunTrust preferred stock, SunTrust depositary shares or SunTrust preferred purchase securities in more than one (1) brokerage account, you may receive more than one (1) set of voting materials relating to the same special meeting.

Record Holders. For shares held directly, please complete, sign, date and return each proxy card (or cast your vote by telephone or Internet as provided on each proxy card) or otherwise follow the voting instructions provided in this joint proxy statement/prospectus in order to ensure that all of your shares of BB&T common stock, SunTrust common stock or SunTrust preferred stock are voted.

Shares in “street name”. For shares held in “street name” through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee to vote your shares.

Q:	Who can help answer my questions?

A:

BB&T shareholders: If you have any questions about the merger or how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact Investor Relations at (336) 733-3065 or BB&T’s proxy solicitor, Georgeson LLC, by calling toll-free at (888) 613-3524.

SunTrust shareholders: If you have any questions about the merger or how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact Investor Relations at (877) 930-8971 or SunTrust’s proxy solicitor, Georgeson LLC, by calling toll-free at (888) 680-1526.

SUMMARY

This summary highlights selected information in this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the matters being considered at the special meetings. In addition, we incorporate by reference important business and financial information about BB&T and SunTrust into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 189 of this joint proxy statement/prospectus.

The Parties to the Merger (page 49)

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

BB&T Corporation is a financial holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its business operations primarily through its bank subsidiary, Branch Banking and Trust Company (“Branch Bank”), and other non-bank subsidiaries. Branch Bank, BB&T’s largest subsidiary, was chartered in 1872 and is the oldest bank headquartered in North Carolina. BB&T offers a wide range of financial services including retail and commercial banking, investments, insurance, wealth management, asset management, mortgage, corporate banking, capital markets and specialized lending. Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets, including small and mid-size businesses, corporations, public agencies, local governments and individuals, through more than 1,800 financial centers in fifteen (15) states and Washington, D.C. and its digital platform. BB&T’s subsidiaries offer a variety of services targeted to retail and commercial clients. BB&T’s objective is to offer clients a full array of products to meet all their financial needs. BB&T provides insurance services primarily through its retail agency and wholesale brokerage operations. At March 31, 2019, BB&T had, on a consolidated basis, assets of $228 billion, deposits of $160 billion and total shareholders’ equity of $31 billion.

BB&T’s common stock is traded on the NYSE under the symbol “BBT”.

SunTrust Banks, Inc.

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

(877) 930-8971

SunTrust Banks, Inc. is a leading provider of financial services, with its headquarters located in Atlanta, Georgia. SunTrust is an organization driven by its purpose of Lighting the Way to Financial Well-Being—helping instill a sense of confidence in the financial circumstances of clients, communities, teammates, and owners is at the center of everything SunTrust does. SunTrust’s principal subsidiary is SunTrust Bank. SunTrust was incorporated in the State of Georgia in 1984 and offers a full line of financial services for consumers, businesses, corporations, institutions and not-for-profit entities, both through branches (located primarily in Florida, Georgia, Virginia, North Carolina, Tennessee, Maryland, South Carolina and the District of Columbia) and through other digital and national delivery channels. SunTrust Bank offers deposit, credit, mortgage banking and trust and investment services to its clients through a selection of full-, self- and assisted-service channels, including branch, call center, Teller Connect™ machines, ATMs, online, mobile and tablet. Other SunTrust subsidiaries provide capital markets, securities brokerage, investment banking and wealth management services. At March 31, 2019, SunTrust had, on a consolidated basis, assets of $220 billion, deposits of $162 billion and shareholders’ equity of $25 billion.

SunTrust’s common stock is traded on the NYSE under the symbol “STI”.

The Merger and the Merger Agreement (pages 50 and 99)

The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. You are encouraged to read the merger agreement carefully and in its entirety, as it is the primary legal document that governs the merger.

Subject to the terms and conditions of the merger agreement, at the completion of the merger, SunTrust will merge with and into BB&T, with BB&T as the surviving corporation in a merger of equals. Subject to the approval of the holders of BB&T common stock of the BB&T name change proposal, the combined company will be named “Truist Financial Corporation”. Following the completion of the merger, SunTrust Bank, a wholly-owned bank subsidiary of SunTrust, will merge with and into Branch Bank, a wholly-owned bank subsidiary of BB&T (the “bank merger”), with Branch Bank as the surviving bank (the “combined bank”). Following the merger, SunTrust common stock will be delisted from the NYSE, deregistered under the Exchange Act and will cease to be publicly traded.

Merger Consideration (page 99)

In the merger, holders of SunTrust common stock will receive 1.295 shares of BB&T common stock for each share of SunTrust common stock they hold immediately prior to the effective time. BB&T will not issue any fractional shares of BB&T common stock in the merger. Holders of SunTrust common stock who would otherwise be entitled to a fraction of a share of BB&T common stock in the merger will instead receive, for the fraction of a share, an amount in cash (rounded to the nearest cent) based on the BB&T closing share value.

BB&T common stock is listed on the NYSE under the symbol “BBT”, and SunTrust common stock is listed on the NYSE under the symbol “STI”. The following table shows the closing sale prices of BB&T common stock and SunTrust common stock as reported on the NYSE on February 6, 2019, the last full trading day before the public announcement of the merger agreement, and on June 17, 2019, the last practicable trading day before the date of this joint proxy statement/prospectus. This table also shows the implied value of the merger consideration to be issued in exchange for each share of SunTrust common stock, which was calculated by multiplying the closing price of BB&T common stock on those dates by the exchange ratio of 1.295.

	BB&T Common Stock	SunTrust Common Stock	Implied Value of One Share of SunTrust Common Stock
February 6, 2019	$48.53	$58.74	$62.85
June 17, 2019	$48.97	$63.10	$63.42

For more information on the exchange ratio, see the section entitled “The Merger—Terms of the Merger” beginning on page 50 and “The Merger Agreement—Merger Consideration” beginning on page 99.

Treatment of SunTrust Preferred Stock, SunTrust Depositary Shares and Preferred Purchase Securities (page 95)

In the merger, each share of SunTrust series A preferred stock, SunTrust series B preferred stock, SunTrust series F preferred stock, SunTrust series G preferred stock and SunTrust series H preferred stock, in each case issued and outstanding immediately prior to the effective time and excluding dissenting shares, will be converted into the right to receive one (1) share of BB&T series I preferred stock, BB&T series J preferred stock, BB&T series K preferred stock, BB&T series L preferred stock and BB&T series M preferred stock, respectively.

The rollover BB&T preferred stock will have terms that are substantially the same as the terms of the applicable series of outstanding SunTrust preferred stock. The rollover BB&T preferred stock will not be identical to the applicable series of outstanding SunTrust preferred stock in that: (1) the par value of each series of rollover BB&T preferred stock will be $5.00; (2) the first optional redemption date of applicable series of rollover BB&T preferred stock in respect of the SunTrust series A preferred stock, SunTrust series B preferred stock and SunTrust series G preferred stock will be deferred until the first dividend payment date that is at least five years from the closing date of the merger; (3) any partial redemption of any series of rollover BB&T preferred stock may be effected only on a pro rata basis or by lot; and (4) the rollover BB&T preferred stock will contain technical clarifications to, among other things, ensure continuity between the last dividend period of the applicable series of SunTrust preferred stock and the first dividend period of the rollover BB&T preferred stock and to eliminate inoperative provisions in respect of time periods prior to the closing date of the merger. The form of Articles Amendment for the rollover BB&T preferred stock is attached to the joint proxy statement/prospectus as Annex F.

Each outstanding share of SunTrust series A preferred stock, SunTrust series F preferred stock, SunTrust series G preferred stock and SunTrust series H preferred stock is presently represented by SunTrust depositary shares that represent a 1/100th (or 1/4,000th, in the case of SunTrust series A preferred stock) ownership interest in a share of the applicable series of SunTrust preferred stock. Upon completion of the merger, BB&T will assume the obligations of SunTrust under the applicable deposit agreements. Each SunTrust depositary share (other than in respect of dissenting shares of SunTrust preferred stock) will then become a rollover BB&T depositary share and thereafter represent shares of rollover BB&T preferred stock. The SunTrust depositary shares representing a 1/4,000th interest in a share of SunTrust series A preferred stock are currently listed on the NYSE under the symbol “STI-PA”. The rollover BB&T depositary shares representing a 1/4,000th interest in a share of BB&T series I preferred stock are expected to be listed on the NYSE upon completion of the merger.

Each outstanding preferred purchase security issued by the trust representing a 1/100th interest in a share of SunTrust series B preferred stock (other than in respect of dissenting shares of SunTrust series B preferred stock) will remain outstanding following the merger and will represent a 1/100th interest in a share of BB&T series J preferred stock. Upon completion of the merger, BB&T will assume the obligations of SunTrust under the applicable declaration of trust, the preferred purchase securities and the related guarantee. The preferred purchase securities are currently listed on the NYSE under the symbol “STIPRI”. The preferred purchase securities representing a 1/100th interest in a share of BB&T series J preferred stock are expected to be listed on the NYSE upon completion of the merger.

For further information, see “The Merger—Treatment of SunTrust Preferred Stock, SunTrust Depositary Shares and Preferred Purchase Securities” beginning on page 95.

Treatment of SunTrust Equity Awards (page 100)

SunTrust Stock Options

At the effective time, each outstanding and unexercised SunTrust stock option will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T stock option based on the exchange ratio and subject to the same terms and conditions that applied to the corresponding SunTrust stock option immediately prior to the effective time.

SunTrust Phantom Stock Awards

At the effective time, each outstanding SunTrust phantom stock award will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T phantom stock award based on the exchange ratio and subject to the terms and conditions that applied to the corresponding SunTrust phantom stock award immediately prior to the effective time.

SunTrust Restricted Stock Awards

At the effective time, each outstanding SunTrust restricted stock award will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T restricted stock award based on the exchange ratio and subject to the same terms and conditions that applied to the corresponding SunTrust restricted stock award immediately prior to the effective time.

SunTrust RSUs

At the effective time, each outstanding SunTrust RSU will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T RSU based on the exchange ratio and subject to the same terms and conditions that applied to the corresponding SunTrust RSU immediately prior to the effective time.

SunTrust PSUs

At the effective time, each outstanding SunTrust PSU will, automatically and without any required action on the part of the holder thereof, be converted into a BB&T RSU with the number of shares of BB&T common stock subject to such award equal to the product of (i) the number of shares of SunTrust common stock subject to the SunTrust PSU determined based on the achievement of the applicable performance goals at (A) actual performance for the portion of the performance period through the effective time as reasonably determined by the compensation committee of the SunTrust board of directors consistent with past practice and (B) target performance for the portion of the performance period following the effective time through the remainder of the applicable performance period and (ii) the exchange ratio. Except as described above, each such BB&T RSU will be subject to the same terms and conditions that applied to the corresponding SunTrust PSU immediately prior to the effective time.

Material U.S. Federal Income Tax Consequences of the Merger (page 112)

The merger has been structured to qualify as a reorganization for federal income tax purposes, and it is a condition to our respective obligations to complete the merger that BB&T and SunTrust each receive a legal opinion to the effect that the merger will so qualify. Accordingly, holders of SunTrust common stock or SunTrust preferred stock generally will not recognize any gain or loss for federal income tax purposes on the exchange of their SunTrust common stock or SunTrust preferred stock, as applicable, for BB&T common stock or rollover BB&T preferred stock, as applicable, in the merger, except for any gain or loss that may result from the receipt of cash by holders of SunTrust common stock instead of a fractional share of BB&T common stock.

You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this document. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger.

BB&T’s Reasons for the Merger; Recommendation of BB&T’s Board of Directors (page 65)

The BB&T board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of BB&T and its shareholders and has unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The BB&T board of directors unanimously recommends that holders of BB&T common stock vote “FOR” the approval of the merger agreement and “FOR” the other proposals presented at the BB&T special meeting. For a more detailed discussion of the BB&T board of directors’ recommendation, see “The Merger—BB&T’s Reasons for the Merger; Recommendation of BB&T’s Board of Directors” beginning on page 65.

SunTrust’s Reasons for the Merger; Recommendation of SunTrust’s Board of Directors (page 54)

The SunTrust board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of SunTrust and its shareholders and has unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The SunTrust board of directors unanimously recommends that holders of SunTrust common stock and holders of SunTrust preferred stock vote “FOR” the approval of the merger agreement and “FOR” the other proposals presented at the SunTrust special meeting. For a more detailed discussion of the SunTrust board of directors’ recommendation, see “The Merger—SunTrust’s Reasons for the Merger; Recommendation of SunTrust’s Board of Directors” beginning on page 54.

Opinion of BB&T’s Financial Advisor (page 67)

BB&T retained RBC Capital Markets, LLC (“RBCCM”) to provide its opinion as to the fairness, from a financial point of view, to BB&T of the exchange ratio provided for pursuant to the terms and subject to the conditions set forth in the merger agreement. RBCCM has delivered a written opinion to the BB&T board of directors to the effect that, as of February 6, 2019, based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the exchange ratio was fair, from a financial point of view, to BB&T.

RBCCM’s advice (written or oral) and opinion was provided for the benefit, information and assistance of the BB&T board of directors (in its capacity as such) in connection with its evaluation of the merger. RBCCM’s opinion did not address the underlying business decision of BB&T to engage in the merger or the relative merits of the merger compared to any alternative business strategy or transaction that may be available to BB&T or in which BB&T might engage. RBCCM’s opinion does not constitute an opinion or recommendation to any holder of BB&T common stock as to how any such holder should vote or act with respect to the merger or any proposal to be voted upon in connection with the merger or otherwise.

The full text of RBCCM’s written opinion, dated February 6, 2019, is attached to this joint proxy statement/prospectus as Annex B, and constitutes part of this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBCCM in rendering its opinion.

Pursuant to an engagement letter between BB&T and RBCCM, BB&T has agreed to pay RBCCM for its services in connection with the merger an aggregate fee of $39 million, $5 million of which became payable upon delivery of RBCCM’s written opinion in connection with the merger, and the remainder of which is payable contingent upon completion of the merger.

For a further discussion of RBCCM’s opinion, BB&T’s relationship with RBCCM and the terms of RBCCM’s engagement, see “The Merger—Opinion of BB&T’s Financial Advisor” beginning on page 67 of this joint proxy statement/prospectus.

Opinion of SunTrust’s Financial Advisor (page 56)

At a meeting of the SunTrust board of directors, Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered to the SunTrust board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of the date of Goldman Sachs’ written opinion, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the exchange ratio was fair from a financial point of view to the holders (other than BB&T and its affiliates) of SunTrust common stock.

The full text of the written opinion of Goldman Sachs, dated February 7, 2019, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C. The summary of the Goldman Sachs opinion contained in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the SunTrust board of directors in connection with its consideration of the merger and the opinion does not constitute a recommendation as to how any holder of SunTrust common stock should vote with respect to the merger or any other matter.

Pursuant to an engagement letter between SunTrust and Goldman Sachs, SunTrust has agreed to pay Goldman Sachs for its services in connection with the merger an aggregate fee of $39 million, $5 million of which became payable upon the execution of the merger agreement, and the remainder of which is payable contingent upon completion of the merger.

For more information, see “The Merger—Opinion of SunTrust’s Financial Advisor” and Annex C to this joint proxy statement/prospectus.

Appraisal or Dissenters’ Rights in the Merger (page 96)

Holders of BB&T common stock are not entitled to appraisal rights under the NCBCA and holders of SunTrust common stock are not entitled to dissenters’ rights under the GBCC. For more information, see “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 96.

Holders of record of SunTrust preferred stock are entitled to exercise dissenters’ rights in connection with the merger, provided the proper procedures of Article 13 of the GBCC are followed. Embassy & Co., as nominee for U.S. Bank National Association (the depositary and property trustee for the SunTrust preferred stock), is the holder of record of the shares of SunTrust preferred stock as of the date of this joint proxy statement/prospectus.

The depositary shares and preferred purchase securities representing SunTrust preferred stock are not a class or series of shares issued by SunTrust and thus dissenters’ rights under Article 13 of the GBCC do not independently apply to the depositary shares or the preferred purchase securities. Accordingly, to exercise or to direct the depositary or property trustee, as applicable, to exercise dissenters’ rights with respect to the SunTrust preferred stock, holders of depositary shares and holders of preferred purchase securities will be required to follow the procedures provided by the depositary or the property trustee, as applicable, with respect thereto.

A copy of Article 13 of the GBCC is attached as Annex E to this joint proxy statement/prospectus. Holders of SunTrust preferred stock who desire to exercise dissenters’ rights, or holders of depositary shares or preferred purchase securities who direct the depositary or property trustee, as applicable, to exercise dissenters’ rights, pursuant to Article 13 of the GBCC are urged to consult a legal advisor before electing or attempting to exercise these rights.

Any holder of record of SunTrust preferred stock who objects to the merger, and who fully complies with all of the provisions of Article 13 of the GBCC (but not otherwise), will be entitled to demand and receive payment for all (but not less than all) of such holder’s shares of the applicable series of SunTrust preferred stock if the merger is consummated, unless such holder is dissenting with respect to all shares of such series of SunTrust preferred stock beneficially owned by any one beneficial shareholder, in which case such holder will be entitled to demand and receive payment for all (but not less than all) of such beneficial shareholder’s shares of such series of SunTrust preferred stock if the merger is consummated.

Any holder of record of SunTrust preferred stock who objects to the merger and desires to receive payment of the “fair value” of such holder’s shares of SunTrust preferred stock: (i) must deliver to SunTrust, prior to the time the vote on the merger agreement is taken, a written notice of such holder’s intent to demand payment for those shares registered in the dissenting holder’s name if the merger is completed; and (ii) must not vote such holder’s shares in favor of the merger agreement.

Within ten days after the later of the effective date or the date on which SunTrust receives a payment demand, SunTrust will send a written offer to each holder of SunTrust preferred stock entitled to exercise dissenters’ rights in connection with the merger who complied with the provisions set forth in the dissenters’ notice to pay each such holder of SunTrust preferred stock an amount that SunTrust estimates to be the fair value of the applicable shares, plus accrued interest. A dissenting holder of SunTrust preferred stock choosing to accept such offer of payment must do so by written notice to SunTrust within 30 days after receipt of SunTrust’s offer of payment. A dissenting holder of SunTrust preferred stock not responding to that offer within the 30 day period will be deemed to have accepted the offer of payment. SunTrust must make payment to each holder of SunTrust preferred stock who responds to the offer of payment within 60 days after the making of the offer of payment, or the effective date of the merger, whichever is later. If the holder of SunTrust preferred stock believes that the amount offered is less than the fair value of the shares or that the interest is incorrectly calculated, the holder of SunTrust preferred stock may notify SunTrust in writing of his or her own estimate of the fair value of such holder’s shares and the amount of interest due and demand payment of his or her estimate. If a demand for payment remains unsettled, SunTrust will commence a court proceeding to determine the fair value of the shares and the accrued interest.

Holders of SunTrust preferred stock should be aware that cash paid to dissenting holders of SunTrust preferred stock in satisfaction of the fair value of their shares of SunTrust preferred stock will result in the recognition of any gain or loss realized for U.S. federal income tax purposes.

Interests of BB&T’s Directors and Executive Officers in the Merger (page 78)

In considering the BB&T board of directors’ recommendation to vote for the BB&T merger proposal, holders of BB&T common stock should be aware that BB&T’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of holders of BB&T common stock generally. These interests include:

•

Kelly S. King, BB&T and BB&T’s wholly-owned subsidiary, Branch Bank, have entered into an amended and restated employment agreement, which incorporates the terms of the succession plan described below under “The Merger—Governance of the Combined Company After the Merger” beginning on page 90, and confirms that the terms of Mr. King’s compensation will continue on substantially similar terms as apply under his current employment agreement and provides for Mr. King’s service as a non-employee consultant for six months after his retirement. The amended and restated employment agreement will be effective upon the completion of the merger.

•

Each of Daryl N. Bible, Donna C. Goodrich, Christopher L. Henson and Clarke R. Starnes, III and the other BB&T executive officers who are not named executive officers have entered into award letters that provide for the payment of cash retention synergy incentive awards if certain conditions are met. Payment of such synergy incentive awards is generally subject to continued employment with BB&T and the combined company through the earlier of (i) the date on which the conversion of the bank systems of the banking operations of BB&T and SunTrust is determined to be successfully completed and (ii) August 1, 2021, with respect to one-third of each executive officer’s award, and January 15, 2022, with respect to the remaining two-thirds of each executive officer’s award.

•

Each of Messrs. Bible, Henson and Starnes and Ms. Goodrich and the other BB&T executive officers who are not named executive officers have entered into an amendment to his or her existing employment agreement with BB&T, pursuant to which certain rights or benefits thereunder were modified or clarified, including providing that upon a severance qualifying termination, the executive officer will receive a pro rata bonus based on actual performance and his or her severance will be the greater of the severance calculated based on the executive officer’s pre-merger compensation and the severance calculated at the time of the executive officer’s qualifying termination. In the case of each of Ms. Goodrich and Mr. Henson, the amendment also waives the right to terminate employment for “good reason” under the employment agreement and other BB&T plans or arrangements that contain a similar right, as a result of the transition to a new position upon the completion of the merger.

•	At closing of the merger, certain of BB&T’s directors and executive officers will continue to serve as directors or executive officers, as applicable, of the combined company.

•	The restricted stock unit awards held by the BB&T non-employee directors that would otherwise vest on December 31, 2019 will vest on the closing.

•	BB&T’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

The BB&T board of directors was aware of and considered these respective interests when deciding to adopt the merger agreement. For more information, see the section entitled “The Merger—Interests of BB&T’s Directors and Executive Officers in the Merger” beginning on page 78.

Interests of SunTrust’s Directors and Executive Officers in the Merger (page 82)

In considering the SunTrust board of directors’ recommendation to vote for the SunTrust merger proposal, holders of SunTrust common stock and holders of SunTrust preferred stock should be aware that SunTrust’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of holders of SunTrust common stock and holders of SunTrust preferred stock generally. These interests include:

•

Each of SunTrust’s directors and executive officers holds outstanding SunTrust equity awards that will automatically be converted into corresponding BB&T equity awards based on the exchange ratio, as described under the section entitled “The Merger Agreement—Treatment of SunTrust Equity Awards” beginning on page 100. In accordance with the terms and conditions applicable to such awards prior to the effective time, SunTrust equity awards will remain subject to “double-trigger” vesting upon a qualifying termination following a change in control (including the merger).

•

William H. Rogers, Jr., BB&T and BB&T’s wholly-owned subsidiary, Branch Bank, have entered into an employment agreement, which incorporates the terms of the succession plan described below under “The Merger—Governance of the Combined Company After the Merger” beginning on page 90 and confirms the terms of his compensation arrangements following the completion of the merger. The employment agreement will be effective upon the completion of the merger.

•

Each of SunTrust’s executive officers participates in the SunTrust Banks, Inc. Executive Severance Pay Plan (the “SunTrust executive severance plan”), which provides for, among other things, benefits upon both a change in control and a subsequent qualifying termination of employment. The closing of the merger will constitute a change in control for purposes of the SunTrust executive severance plan.

•

Certain SunTrust executive officers, including Hugh S. Cummins III and Scott E. Case, have entered into agreements with SunTrust to waive their rights to terminate their employment for “good reason” as a result of the executive officer’s transition to a designated integration role with the combined company and change in employment location under (i) the SunTrust executive severance plan and (ii) the terms of their outstanding SunTrust equity and equity-based awards, in each case through October 1, 2021. If any such participating executive officer terminates employment for “good reason” within thirty (30) days after that date, they will be entitled to the change in control severance benefits under the SunTrust executive severance plan calculated based on the higher of (1) the executive officer’s base salary and target bonus percentage in effect immediately before the merger and (2) the executive officer’s base salary and target bonus percentage in effect on the date of termination of employment.

•

Certain SunTrust executive officers, including Messrs. Cummins and Case, have entered into retention agreements with SunTrust, which provide for payment of retention awards in the form of cash and restricted stock units if certain conditions are met. Payment of such retention awards is generally subject to continued employment with SunTrust and the combined company through the integration period and anticipated CEO succession date (and, with respect to certain of the retention awards, for one year after the anticipated CEO succession date).

•

SunTrust’s employees, including SunTrust’s executive officers, who at the effective time become employees of BB&T will become eligible to participate in the BB&T pension plan and the BB&T non-qualified defined benefit plan on the same basis as similarly situated employees of BB&T.

•

Upon a termination without “cause” or for “good reason” within two (2) years following a change in control, participating executive officers will automatically become fully vested (regardless of age or service) in their balances under SunTrust’s supplemental executive retirement plan (the “SERP”) and their benefit will be calculated based on a higher amount of compensation. The closing of the merger will constitute a change in control for purposes of the SERP.

•	At the closing of the merger, certain of SunTrust’s directors and executive officers will continue to serve as directors or executive officers, as applicable, of the combined company.

•	SunTrust’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

The SunTrust board of directors was aware of and considered these respective interests when deciding to adopt the merger agreement. For more information, see the section entitled “The Merger—Interests of SunTrust’s Directors and Executive Officers in the Merger” beginning on page 82. The interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “The Merger—Interests of SunTrust’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to SunTrust’s Named Executive Officers—Golden Parachute Compensation” beginning on page 89.

Governance of the Combined Company After the Merger (page 90)

Bylaws

Prior to closing, the BB&T board of directors will take all actions necessary to cause the bylaws of BB&T to be amended as set forth in Exhibit A to the merger agreement (such amendment, the “BB&T bylaw amendment”), and as so amended, effective upon the completion of the merger, the bylaws of BB&T will be the bylaws of the combined company, until thereafter amended as provided therein or in accordance with applicable law. The bylaws of BB&T as amended pursuant to the merger agreement implement certain governance matters for the combined company following completion of the merger.

Board of Directors

The board of directors of the combined company and the combined bank after the merger will have twenty-two (22) members, consisting of:

•	the Chief Executive Officer of BB&T as of immediately prior to the effective time;

•	the Chief Executive Officer of SunTrust as of immediately prior to the effective time;

•	ten (10) additional members of the BB&T board of directors as of immediately prior to the effective time, designated by BB&T; and

•	ten (10) additional members of the SunTrust board of directors as of immediately prior to the effective time, designated by SunTrust.

Chief Executive Officer, Chairman, President and Chief Operating Officer

Following completion of the merger, Kelly S. King, the current Chairman and Chief Executive Officer of BB&T and Branch Bank, will continue to serve as Chairman and Chief Executive Officer of the combined company and of the combined bank until September 12, 2021, at which time he will serve as Executive Chairman of the combined company and the combined bank until March 12, 2022. Following completion of the merger, William H. Rogers, Jr., the current Chairman and Chief Executive Officer of SunTrust, will be appointed as a director and as President and Chief Operating Officer of the combined company and the combined bank and will serve in such role until Mr. King is no longer serving as Chief Executive Officer of the combined company or the combined bank, at which time Mr. Rogers will become Chief Executive Officer of the combined company and the combined bank. Mr. Rogers will also become Chairman of the board of directors of the combined company and the combined bank at such time as Mr. King is no longer serving as Executive Chairman. From March 12, 2022 until September 12, 2022, Mr. King will serve as a consultant to the combined company and the combined bank.

Lead Director

Following completion of the merger and until Mr. Rogers succeeds Mr. King as Chairman of the board of directors of the combined company, the lead independent director (the “lead director”) of the board of directors of the combined company will be an independent director chosen by the board of directors of the combined company from among the continuing SunTrust directors. David M. Ratcliffe will serve as lead director until March 12, 2022, the date Mr. Rogers will succeed Mr. King as Chairman of the board of directors of the combined company. Following such succession, the lead director will be an independent director chosen by the board of directors of the combined company from among the continuing BB&T directors, and thereafter will serve in that capacity subject to the normal rotation policy for lead director service as set forth in the combined company’s corporate governance guidelines, as then in effect, but for not less than two (2) years.

Chair of the Executive Committee

The Chair of the Executive Committee of the board of directors of the combined company will be an independent member of the board of directors, chosen by the vote of the majority of the full board of directors.

Headquarters and Hubs of the Combined Company After the Merger

As of the effective time, the headquarters of the combined company and the combined bank will be located in Charlotte, North Carolina; the hub for the combined company’s and the combined bank’s wholesale business will be located in Atlanta, Georgia; the hub for the combined company’s and the combined bank’s consumer and community banking business will be located in Winston-Salem, North Carolina; and the hub for the combined company’s and the combined bank’s technology and innovation operations will be located in Charlotte, North Carolina.

Commitments to the Community (page 93)

Following the effective time, the combined company will increase the level of philanthropic and community investment provided by SunTrust in Atlanta, Georgia and by BB&T in Winston-Salem, North Carolina, respectively, in each case relative to the level of such investment as of immediately prior to the effective time.

Regulatory Approvals (page 93)

Subject to the terms of the merger agreement, BB&T and SunTrust have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all documentation to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such governmental entities. These approvals include, among others, the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the North Carolina Commissioner of Banks (the “NCCOB”) and the Georgia Department of Banking and Finance (the “Georgia Department”).

Although neither BB&T nor SunTrust knows of any reason why it cannot obtain these regulatory approvals in a timely manner, BB&T and SunTrust cannot be certain when or if they will be obtained.

Expected Timing of the Merger

We expect to complete the merger late in the third quarter of 2019 or the fourth quarter of 2019.

Conditions to Completion of the Merger (page 108)

As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:

•

approval of the merger agreement by the holders of BB&T common stock, and the holders of SunTrust common stock and SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class;

•	authorization for listing on the NYSE, subject to official notice of issuance, of the shares of BB&T common stock to be issued in the merger;

•

all regulatory authorizations, consents, orders and approvals from the Federal Reserve Board, the FDIC, the NCCOB and the Georgia Department or such other approvals the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a material adverse effect (the “requisite regulatory approvals”) having been obtained and remaining in full force and effect, and all statutory waiting periods in respect thereof having expired or been terminated, without the imposition of any materially burdensome regulatory condition;

•	effectiveness of the registration statement of which this joint proxy statement/prospectus is part;

•

no order, injunction or other legal restraint preventing the completion of the merger or making the completion of the merger, the bank merger or the other transactions contemplated by the merger agreement illegal;

•	subject to materiality standards provided in the merger agreement, the accuracy of the representations and warranties of BB&T and SunTrust in the merger agreement;

•	performance in all material respects by each of BB&T and SunTrust of its obligations, covenants and agreements under the merger agreement; and

•	receipt by each of SunTrust and BB&T of an opinion from counsel as to certain tax matters.

Termination of the Merger Agreement (page 109)

The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the receipt of the required vote to approve the merger agreement by BB&T shareholders or SunTrust shareholders, in the following circumstances:

•	by mutual written consent of BB&T and SunTrust;

•

by either BB&T or SunTrust if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement;

•

by either BB&T or SunTrust if the merger has not been completed on or before February 7, 2020 (the “termination date”), unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement;

•

by either BB&T or SunTrust (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within forty-five (45) days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•

by SunTrust, if: (1) the BB&T board of directors (i) withholds, withdraws, modifies or qualifies in a manner adverse to SunTrust its recommendation in this joint proxy statement/prospectus that the holders of BB&T common stock approve the merger agreement (the “BB&T board recommendation”); (ii) fails to make the BB&T board recommendation in this joint proxy statement/prospectus; (iii) adopts, approves, recommends or endorses an acquisition proposal (as defined below in “The Merger Agreement—Agreement Not to Solicit Other Offers”) or publicly announces an intention to adopt, approve, recommend or endorse an acquisition proposal; (iv) fails to publicly and without qualification (A) recommend against any acquisition proposal or (B) reaffirm the BB&T board recommendation within ten (10) business days (or such fewer number of days as remains prior to the BB&T special meeting) after an acquisition proposal is made public or any request by SunTrust to do so; or (v) publicly proposes to do any of the foregoing; or (2) BB&T or the BB&T board of directors breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to shareholder approval and the BB&T board recommendation; or

•

by BB&T, if: (1) the SunTrust board of directors (i) withholds, withdraws, modifies or qualifies in a manner adverse to BB&T its recommendation in this joint proxy statement/prospectus that the holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, approve the merger agreement (the “SunTrust board recommendation”); (ii) fails to make the SunTrust board recommendation in this joint proxy statement/prospectus; (iii) adopts, approves, recommends or endorses an acquisition proposal or publicly announces an intention to adopt, approve, recommend or endorse an acquisition proposal; (iv) fails to publicly and without qualification (A) recommend against any acquisition proposal or (B) reaffirm the SunTrust board recommendation within ten (10) business days (or such fewer number of days as remains prior to the SunTrust special meeting) after an acquisition proposal is made public or any request by BB&T to do so; or (v) publicly proposes to do any of the foregoing; or (2) SunTrust or the SunTrust board of directors breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to shareholder approval and the SunTrust board recommendation.

Neither BB&T nor SunTrust is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of BB&T common stock or SunTrust common stock.

Termination Fee (page 110)

If the merger agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals and changes in the recommendation of SunTrust’s or BB&T’s respective boards, SunTrust or BB&T may be required to pay a termination fee to the other equal to $1.121 billion.

Accounting Treatment (page 93)

BB&T and SunTrust each prepare their respective financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The merger will be accounted for using the acquisition method of accounting, and BB&T will be treated as the accounting acquirer.

The Rights of Holders of SunTrust Common Stock Will Change as a Result of the Merger (page 176)

The rights of holders of SunTrust common stock are governed by Georgia law and by the articles of incorporation and bylaws of SunTrust. In the merger, holders of SunTrust common stock will become holders of common stock of the combined company, and their rights will be governed by North Carolina law and the articles of incorporation of BB&T as amended by the BB&T articles amendment (subject to the approval of holders of BB&T common stock of the BB&T name change proposal) and the bylaws of BB&T as amended by the BB&T bylaw amendment. Holders of SunTrust common stock will have different rights once they become holders of common stock of the combined company due to differences between the SunTrust governing documents and the BB&T governing documents. These differences are described in more detail under the section entitled “Comparison of Shareholders’ Rights” beginning on page 176.

Listing of BB&T Common Stock; Delisting and Deregistration of SunTrust Common Stock (page 95)

The shares of BB&T common stock to be issued in the merger will be listed for trading on the NYSE. Following the merger, shares of BB&T common stock will continue to be traded on the NYSE. In addition, following the merger, SunTrust common stock will be delisted from the NYSE and deregistered under the Exchange Act.

The BB&T Special Meeting (page 22)

The BB&T special meeting will be held at the Triad Corporate Center, 7701 Airport Center Drive, Greensboro, NC 27409 on Tuesday, July 30, 2019, at 11:00 a.m., local time. At the BB&T special meeting, holders of BB&T common stock will be asked to vote on the following matters:

•	approve the BB&T merger proposal;

•	approve the BB&T name change proposal; and

•	approve the BB&T adjournment proposal.

You may vote at the BB&T special meeting if you owned shares of BB&T common stock at the close of business on June 24, 2019. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 765,982,556 shares of BB&T common stock outstanding, less than one percent (1%) of which were owned and entitled to be voted by BB&T directors and executive officers and their affiliates. We currently expect that BB&T’s directors and executive officers will vote their shares in favor of the merger, although none of them has entered into any agreements obligating them to do so.

The BB&T merger proposal will be approved if a majority of all the votes entitled to be cast on the merger agreement by the holders of BB&T common stock are voted in favor of such proposal. The BB&T name change proposal and the BB&T adjournment proposal will each be approved if a majority of the votes cast at the BB&T special meeting are voted in favor of such proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the BB&T special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the BB&T merger proposal, it will have the same effect as a vote “AGAINST” the BB&T merger proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the BB&T special meeting or fail to instruct your bank or broker how to vote with respect to the BB&T name change proposal or the BB&T adjournment proposal, you will not be deemed to have cast a vote with respect to the BB&T name change proposal or the BB&T adjournment proposal, as applicable, and it will have no effect on the BB&T name change proposal or the BB&T adjournment proposal, as applicable.

The SunTrust Special Meeting (page 23)

The SunTrust special meeting will be held at Suite 105 on the Atrium Level of the SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia 30308 on Tuesday, July 30, 2019, at 11:00 a.m., local time. At the SunTrust special meeting, holders of SunTrust common stock and holders of SunTrust preferred stock will be asked to vote on the following matters:

•	approve the SunTrust merger proposal;

•	approve the SunTrust compensation proposal; and

•	approve the SunTrust adjournment proposal.

You may vote at the SunTrust special meeting if you owned shares of SunTrust common stock or SunTrust preferred stock at the close of business on June 24, 2019. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 443,842,377 shares of SunTrust common stock and 20,250 shares of SunTrust preferred stock outstanding, less than one percent (1%) and zero percent (0%), respectively, of which were owned and entitled to be voted by SunTrust directors and executive officers and their affiliates. We currently expect that SunTrust’s directors and executive officers will vote their shares in favor of the merger, although none of them has entered into any agreements obligating them to do so.

The SunTrust merger proposal will be approved if a majority of all the votes entitled to be cast on the merger agreement by the holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, are voted in favor of such proposal. The SunTrust compensation proposal will be approved if a majority of the votes cast by the holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, at the SunTrust special meeting are voted in favor of such proposal. The SunTrust adjournment proposal will be approved if a majority of the shares of SunTrust common stock and SunTrust preferred stock represented at the SunTrust special meeting, voting together with the holders of SunTrust common stock as a single class, are voted in favor of such proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the SunTrust special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the SunTrust merger proposal, it will have the same effect as a vote “AGAINST” the SunTrust merger proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the SunTrust special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the SunTrust compensation proposal, you will not be deemed to have cast a vote with respect to the SunTrust compensation proposal and it will have no effect on the SunTrust compensation proposal. If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the SunTrust adjournment proposal. If you fail to submit a proxy or vote in person at the SunTrust special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the SunTrust adjournment proposal, your shares will not be deemed to be represented at the SunTrust special meeting and it will have no effect on the SunTrust adjournment proposal.

Litigation Relating to the Merger (page 98)

Beginning March 12, 2019, five purported holders of SunTrust common stock filed substantially similar complaints against SunTrust and the members of the SunTrust board of directors in the United States District Court for the Southern

District of New York and the United States District Court for the Northern District of Georgia. One of these suits also names BB&T. The complaints variously assert, among other things, claims under Section 14(a) of the Exchange Act and Rule 14a-9 thereunder against SunTrust and the members of the SunTrust board of directors and claims under Section 20(a) of the Exchange Act against the members of the SunTrust board of directors (and in one case BB&T) for allegedly causing a materially incomplete and misleading registration statement on Form S-4 to be filed on March 11, 2019 with the SEC. Among other remedies, the plaintiffs seek to enjoin the merger.

In addition, on April 4, 2019, a purported holder of BB&T common stock filed a complaint against BB&T and the members of the BB&T board of directors in the Supreme Court of the State of New York, County of New York. The complaint asserts claims for breach of fiduciary duty for, among other things, allegedly causing a materially incomplete and misleading registration statement on Form S-4 to be filed on March 11, 2019 with the SEC. Among other remedies, the plaintiff seeks an order requiring additional disclosures.

Following discussions, SunTrust and BB&T reached agreement with plaintiffs to resolve these actions (collectively, the “Actions”). In connection with the resolution of the Actions, SunTrust and BB&T have agreed to make certain supplemental disclosures (the “Supplemental Disclosures”) in this joint proxy statement/prospectus, which should be read in its entirety. Plaintiffs have agreed that, following the filing of this joint proxy statement/prospectus, they will dismiss the Actions in their entirety, with prejudice as to the named plaintiffs only and without prejudice to all other members of the putative class.

The resolution of the Actions will not affect the timing of the SunTrust special meeting of the BB&T special meeting or the timing or amount of the consideration to be paid to SunTrust shareholders in connection with the merger. The resolution of the Actions is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. Likewise, defendants do not believe that any further disclosure regarding the proposed merger is required under applicable laws. Furthermore, nothing in this joint proxy statement/prospectus or the resolution of the Actions shall be deemed an admission of the legal necessity or materiality of any of the Supplemental Disclosures set forth in this joint proxy statement/prospectus. However, to avoid the risk of the Actions delaying or adversely affecting the proposed merger, to minimize the substantial expense, burden, distraction and inconvenience of continued litigation and to resolve plaintiffs’ claims asserted in the Actions, SunTrust and BB&T have agreed to make the Supplemental Disclosures in this joint proxy statement/prospectus.

The outcome of any additional future litigation is uncertain. If any case is not resolved, the lawsuit(s) could prevent or delay completion of the merger and result in substantial costs to BB&T and SunTrust, including any costs associated with the indemnification of directors and officers. Additional lawsuits may be filed against BB&T, SunTrust and/or the directors and officers of either company in connection with the merger. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the combined company’s business, financial condition, results of operations and cash flows.

For more information, see “The Merger—Litigation Relating to the Merger” beginning on page 98.

Risk Factors (page 34)

In evaluating the merger agreement, the merger or the issuance of shares of BB&T common stock in the merger, you should carefully read this joint proxy statement/prospectus and give special consideration to the factors discussed in the section entitled “Risk Factors” beginning on page 34.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BB&T

The following table presents selected consolidated historical financial data of BB&T. The selected consolidated historical financial data as of December 31, 2018 and 2017, and for the years ended December 31, 2018, 2017 and 2016, have been derived from BB&T’s audited consolidated financial statements and accompanying notes contained in BB&T’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated into this joint proxy statement/prospectus by reference. The selected consolidated historical financial data as of December 31, 2016, 2015 and 2014, and for the years ended December 31, 2015 and 2014, have been derived from BB&T’s audited consolidated financial statements for such years and accompanying notes, which are not incorporated into this joint proxy statement/prospectus by reference. The selected consolidated historical financial data for BB&T as of March 31, 2019 and for the three months ended March 31, 2019 and 2018 has been derived from BB&T’s unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which is incorporated into this joint proxy statement/prospectus by reference.

The information set forth below is only a summary. You should read the following information together with BB&T’s consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in BB&T’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this joint proxy statement/prospectus, in BB&T’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, which is incorporated into this joint proxy statement/prospectus by reference, and in BB&T’s other reports filed with the SEC. BB&T’s historical consolidated financial information may not be indicative of the future performance of BB&T or the combined company. For more information, see “Where You Can Find More Information” beginning on page 189.

	Three months ended March 31,		Year ended December 31,
(Dollars in millions, except per share data)	2019	2018	2018	2017	2016	2015	2014
Summary of Operations:
Revenue-TE(1)	$2,922	$2,836	$11,654	$11,476	$10,953	$9,757	$9,373
Less: TE adjustment(2)	24	23	96	159	160	146	143
Revenue-reported(1)	2,898	2,813	11,558	11,317	10,793	9,611	9,230
Provision for credit losses	155	150	566	547	572	428	251
Noninterest expense	1,768	1,686	6,932	7,444	6,721	6,266	5,852
Income before provision for income taxes	975	977	4,060	3,326	3,500	2,917	3,127
Provision for income taxes	177	186	803	911	1,058	794	921
Net income	$798	$791	$3,257	$2,415	$2,442	$2,123	$2,206
Net income available to common shareholders	$749	$745	$3,063	$2,220	$2,259	$1,936	$1,983
Net income per average common share—diluted	$0.98	$0.96	$3.91	$2.74	$2.77	$2.56	$2.72
Net income per average common share—basic	0.97	0.94	3.96	2.78	2.81	2.59	2.76
Dividends declared per common share	0.405	0.375	1.56	1.26	1.15	1.05	0.95
Common equity per common share	36.26	34.06	35.46	34.01	33.14	31.66	30.09

Period End Balances:
Total assets	$227,683	$220,729	$225,697	$221,642	$219,276	$209,947	$186,834
Securities(3)	46,410	47,407	45,590	47,574	43,606	43,827	41,147
Loans and leases(4)	149,891	144,206	150,001	144,800	145,038	136,986	121,307
Deposits	159,766	158,196	161,199	157,371	160,234	149,124	129,040
Long-term debt	24,729	23,410	23,709	23,648	21,965	23,769	23,312
Total shareholders’ equity	30,883	29,662	30,178	29,695	29,926	27,340	24,377

Selected Average Balances:
Total assets	$225,573	$221,419	$222,273	$221,065	$218,945	$197,347	$185,095
Securities	46,734	48,374	47,100	46,029	46,279	42,103	40,541
Loans and leases	148,790	143,906	146,417	144,075	141,759	127,802	118,830
Deposits	160,045	157,138	157,483	159,241	157,469	138,498	129,077
Long-term debt	23,247	23,677	23,755	21,660	22,791	23,343	22,210
Total shareholders’ equity	30,541	29,528	29,743	30,001	29,355	25,871	23,954

	Three months ended March 31,		Year ended December 31,
(Dollars in millions, except per share data)	2019	2018	2018	2017	2016	2015	2014

Financial Ratios:
Return on average total assets	1.43%	1.45%	1.47%	1.09%	1.12%	1.08%	1.19%
Return on average common shareholders’ equity	11.08	11.43	11.50	8.25	8.57	8.34	9.32
Net interest margin	3.51	3.44	3.46	3.46	3.39	3.32	3.42
Total average shareholders’ equity to total average assets	13.54	13.34	13.38	13.57	13.41	13.11	12.94
Common dividend payout ratio	41.3	39.2	39.3	45.3	40.9	40.8	34.3
Effective tax rate	18.2	19.0	19.8	27.4	30.2	27.2	29.5

Capital Ratios at period end:(5)
Common equity tier 1 risk-based capital ratio (“CET1 ratio”)	10.3%	10.2%	10.2%	10.2%	10.2%	10.3%	N/A
Tier 1 capital	11.9	12.0	11.8	11.9	12.0	11.8	12.4%
Total capital	14.2	14.0	13.8	13.9	14.1	14.3	14.9
Leverage	10.1	9.9	9.9	9.9	10.0	9.8	9.9

(1)	Revenue is defined as net interest income plus noninterest income.
(2)	Taxable-equivalent adjustment is based on the marginal income tax rates for the periods presented.
(3)	Excludes trading securities. Held-to-maturity securities at amortized cost. Available-for-sale securities at fair value.
(4)	Loans and leases are net of unearned income and include loans held for sale.
(5)

Capital ratios for 2015-2019 are calculated in accordance with the Basel III Standardized Approach, including the phase-in of transition provisions through January 1, 2018. Capital ratios for 2014 were calculated in accordance with Basel I.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF SUNTRUST

The following table presents selected consolidated historical financial data of SunTrust. The selected consolidated historical financial data as of December 31, 2018 and 2017, and for the years ended December 31, 2018, 2017 and 2016, have been derived from SunTrust’s audited consolidated financial statements and accompanying notes contained in SunTrust’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated into this joint proxy statement/prospectus by reference. The selected consolidated historical financial data as of December 31, 2016, 2015 and 2014, and for the years ended December 31, 2015 and 2014, have been derived from SunTrust’s audited consolidated financial statements for such years and accompanying notes, which are not incorporated into this joint proxy statement/prospectus by reference. The selected consolidated historical financial data for SunTrust as of March 31, 2019 and for the three months ended March 31, 2019 and 2018 has been derived from SunTrust’s unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which is incorporated into this joint proxy statement/prospectus by reference.

The information set forth below is only a summary. You should read the following information together with SunTrust’s consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in SunTrust’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this joint proxy statement/prospectus, in SunTrust’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, which is incorporated into this joint proxy statement/prospectus by reference, and in SunTrust’s other reports filed with the SEC. SunTrust’s historical consolidated financial information may not be indicative of the future performance of SunTrust or the combined company. For more information, see “Where You Can Find More Information” beginning on page 189.

	Three months ended March 31,		Year ended December 31,
(Dollars in millions and shares in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Summary of Operations:
Interest income	$1,987	$1,668	$7,205	$6,387	$5,778	$5,265	$5,384
Interest expense	443	227	1,218	754	557	501	544

Net interest income	1,544	1,441	5,987	5,633	5,221	4,764	4,840
Provision for credit losses	153	28	208	409	444	165	342

Net interest income after provision for credit losses	1,391	1,413	5,779	5,224	4,777	4,599	4,498
Noninterest income	784	796	3,226	3,354	3,383	3,268	3,323
Noninterest expense	1,489	1,417	5,673	5,764	5,468	5,160	5,543

Income before provision for income taxes	686	792	3,332	2,814	2,692	2,707	2,278
Provision for income taxes	104	147	548	532	805	764	493
Net income attributable to noncontrolling interest	2	2	9	9	9	10	11

Net income	$580	$643	$2,775	$2,273	$1,878	$1,933	$1,774

Net income available to common shareholders	$554	$612	$2,668	$2,179	$1,811	$1,863	$1,722

Total revenue	$2,328	$2,237	$9,213	$8,987	$8,604	$8,032	$8,163
Net income per average common share—diluted	1.24	1.29	5.74	4.47	3.60	3.58	3.23
Net income per average common share—basic	1.25	1.31	5.79	4.53	3.63	3.62	3.26
Dividends declared per common share	0.50	0.40	1.80	1.32	1.00	0.92	0.70
Book value per common share	51.15	47.14	49.57	47.94	45.38	43.45	41.32
Market capitalization	26,290	31,959	22,541	30,417	26,942	21,793	21,978

Period End Balances:
Total assets	$220,425	$204,885	$215,543	$205,962	$204,875	$190,817	$190,328
Earning assets	196,316	182,913	192,497	182,710	184,610	172,114	168,678
Loans held for investment	155,233	142,618	151,839	143,181	143,298	136,442	133,112
Allowance for loan and lease losses	1,643	1,694	1,615	1,735	1,709	1,752	1,937
Consumer and commercial deposits	161,092	161,357	161,544	159,795	158,864	148,921	139,234
Long-term debt	17,395	10,692	15,072	9,785	11,748	8,462	13,022
Total shareholders’ equity	24,823	24,269	24,280	25,154	23,618	23,437	23,005

Selected Average Balances:
Total assets	$217,403	$204,132	$207,277	$204,931	$199,004	$188,892	$182,176
Earning assets	194,385	182,874	186,154	184,212	178,825	168,813	162,189

	Three months ended March 31,		Year ended December 31,
(Dollars in millions and shares in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Loans held for investment	154,258	142,920	145,714	144,216	141,118	133,558	130,874
Intangible assets including residential mortgage servicing rights	8,394	8,244	8,372	8,034	7,545	7,604	7,630
Residential mortgage servicing rights	1,984	1,833	1,963	1,615	1,190	1,250	1,255
Consumer and commercial deposits	159,921	159,169	159,768	159,549	154,189	144,202	132,012
Long-term debt	15,955	10,506	12,458	11,065	10,767	10,873	12,359
Preferred stock	2,025	2,390	2,115	1,792	1,225	1,225	800
Total shareholders’ equity	24,466	24,605	24,210	24,301	24,068	23,346	22,170
Average common shares—diluted	446,662	473,620	464,961	486,954	503,466	520,586	533,391
Average common shares—basic	443,566	468,723	460,922	481,339	498,638	514,844	527,500

Financial Ratios:
Effective tax rate	15%	19%	16%	19%	30%	28%	22%
Return on average total assets	1.08	1.28	1.34	1.11	0.94	1.02	0.97
Return on average common shareholders’ equity	13.91	15.60	12.13	9.72	7.97	8.46	8.10
Net interest margin(1)	3.22	3.20	3.22	3.06	2.92	2.82	2.98
Efficiency ratio(2)	63.97	63.35	61.58	64.14	63.55	64.24	67.90
Total average shareholders’ equity to total average assets	11.25	12.05	11.68	11.86	12.09	12.36	12.17
Common dividend payout ratio	40.1	30.6	31.0	29.1	27.5	25.5	21.5

Capital Ratios at period end:(3)
CET1 ratio (Basel III)	9.09%	9.84%	9.21%	9.74%	9.59%	9.96%	N/A
Tier 1 capital	10.15	11.00	10.30	11.15	10.28	10.80	10.80
Total capital	11.85	12.90	12.02	13.09	12.26	12.54	12.51
Leverage	9.15	9.75	9.26	9.80	9.22	9.69	9.64

(1)	Net interest margin is calculated by dividing annualized net interest income by average total earning assets.
(2)	Efficiency ratio is computed by dividing Noninterest expense by Total revenue.
(3)

Basel III Final Rules became effective for SunTrust on January 1, 2015; thus, Basel III CET1 ratio is not applicable (“N/A”) in the period ending prior to January 1, 2015. Tier 1 capital, Total capital and Leverage ratios for periods ended prior to January 1, 2015 were calculated under Basel I. Basel III capital ratios are calculated under the standardized approach using regulatory capital methodology applicable to SunTrust for each period presented, including the phase-in of transition provisions through January 1, 2018.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following tables present unaudited pro forma condensed combined financial information about the combined company’s consolidated balance sheet and statement of income after giving effect to the merger. The information under “Unaudited Pro Forma Condensed Combined Balance Sheet Data” in the table below gives effect to the merger as if it had taken place on March 31, 2019. The information under “Unaudited Pro Forma Condensed Combined Statement of Income Data” in the table below gives effect to the merger as if it had taken place on January 1, 2018. This selected unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting where BB&T is considered the acquirer of SunTrust for accounting purposes. See “The Merger—Accounting Treatment” beginning on page 93.

This selected unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on currently available information and assumptions and estimates considered appropriate by BB&T’s management; however, it is not necessarily indicative of what the combined company’s consolidated financial condition or results of operations actually would have been assuming the merger had been completed as of the dates indicated, nor does it purport to represent the combined company’s consolidated balance sheet or statement of income for future periods. Future results may vary significantly from the results reflected due to various factors, including those discussed in “Risk Factors” beginning on page 34. The information presented below should be read in conjunction with the historical consolidated financial statements of BB&T and SunTrust, including the related notes filed by each of them with the SEC, in addition to the unaudited pro forma condensed combined financial information of BB&T and SunTrust, including the related notes appearing elsewhere in this joint proxy statement/prospectus. See the sections entitled “Where You Can Find More Information” and “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on pages 189 and 114, respectively, of this joint proxy statement/prospectus.

Unaudited Pro Forma Combined Condensed Statement of Income Data (Dollars in millions)	Three Months Ended March 31, 2019	Year Ended December 31, 2018
Total interest income	$4,266	$15,784
Total interest expense	919	2,769
Provision for credit losses	308	774
Net interest income after provision for credit losses	3,039	12,241
Total noninterest income	1,986	8,102
Total noninterest expense	3,392	13,584
Provision for income taxes	266	1,200
Net income	1,367	5,559
Net income available to common shareholders	$1,290	$5,249
Earnings per share:
Basic	$0.96	$3.89
Diluted	$0.95	$3.84

Unaudited Pro Forma Combined Condensed Balance Sheet Data (Dollars in millions)		March 31, 2019
Total assets		$458,809
Securities		78,263
Loans and leases, net of ALLL		300,669
Deposits		322,069
Long-term debt		42,269
Total shareholders’ equity		$62,551

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The historical per share data for BB&T common stock and SunTrust common stock below has been derived from the unaudited interim consolidated financial statements of each of BB&T and SunTrust as of and for the quarterly period ended March 31, 2019 and the audited consolidated financial statements of each of BB&T and SunTrust as of and for the year ended December 31, 2018, each of which is incorporated by reference herein.

The unaudited pro forma combined per share data set forth below gives effect to the merger as if it had occurred on January 1, 2018, the beginning of the earliest period presented, in the case of continuing net income per share data, and as of March 31, 2019, in the case of book value per share data, assuming that each outstanding share of SunTrust common stock had been converted into shares of BB&T common stock based on the exchange ratio of 1.295 shares of BB&T common stock for each share of SunTrust common stock. The unaudited pro forma combined per share data has been derived from the unaudited interim consolidated financial statements for each of BB&T and SunTrust as of and for the three months ended March 31, 2019 and the audited consolidated financial statements for each of BB&T and SunTrust as of and for the year ended December 31, 2018.

The unaudited pro forma combined per share data has been derived using the acquisition method of accounting. See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 114 for more information. Accordingly, the pro forma adjustments reflect the assets and liabilities of SunTrust at their preliminary estimated fair values. Differences between these preliminary estimates and the final values in acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma combined per share information set forth below.

The unaudited pro forma combined per share data does not purport to represent the actual results of operations that the combined company would have achieved had the merger been completed during these periods or to project the future results of operations that the combined company may achieve after the merger.

The unaudited pro forma combined per share equivalent data set forth below shows the effect of the merger from the perspective of an owner of SunTrust common stock. The information was calculated by multiplying the unaudited pro forma combined per share data by the exchange ratio of 1.295.

You should read the information below in conjunction with the selected consolidated historical financial data included elsewhere in this joint proxy statement/prospectus and the historical consolidated financial statements of BB&T and SunTrust and related notes that have been filed with the SEC, certain of which are incorporated by reference herein. See “Selected Consolidated Historical Financial Data of BB&T”, “Selected Consolidated Historical Financial Data of SunTrust” and “Where You Can Find More Information” beginning on pages 25, 27 and 189, respectively. The unaudited pro forma combined per share data and the unaudited pro forma combined per share equivalent data has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included in this joint proxy statement/prospectus. See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 114, which are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of BB&T and the related notes included in BB&T’s Annual Report on Form 10-K for the year ended December 31, 2018 and the historical unaudited interim consolidated financial statements and related notes included in BB&T’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, each of which is incorporated by reference herein, and (ii) the historical audited consolidated financial statements of SunTrust and the related notes included in SunTrust’s Annual Report on Form 10-K for the year ended December 31, 2018 and the historical unaudited interim consolidated financial statements and related notes included in SunTrust’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, each of which is incorporated by reference herein.

(Per share data in dollars)	Three Months Ended March 31, 2019	Year Ended December 31, 2018
BB&T Historical Data
Net income available to common shareholders per share:
Basic	$0.98	$3.96
Diluted	$0.97	$3.91
Book value per common share(1)	$36.26	$35.46
Dividends declared per common share	$0.405	$1.560

SunTrust Historical Data
Net income available to common shareholders per share:
Basic	$1.25	$5.79
Diluted	$1.24	$5.74
Book value per common share(1)	$51.15	$49.57
Dividends declared per common share	$0.500	$1.800

Unaudited Pro Forma Combined
Net income available to common shareholders per share:
Basic	$0.96	$3.89
Diluted	$0.95	$3.84
Book value per common share(2)	$42.81	n/a
Dividends declared per common share(3)	n/a	n/a

Unaudited Pro Forma Combined Equivalent(4)
Net income available to common shareholders per share:
Basic	$1.24	$5.04
Diluted	$1.23	$4.97
Book value per common share	$55.44	n/a
Dividends declared per common share(3)	n/a	n/a

(1)

The historical book value per common share is computed by dividing total shareholders’ equity (net of noncontrolling interests and preferred equity) by the number of common shares outstanding at the end of the period.

(2)

The unaudited pro forma combined book value per common share is computed by dividing total shareholders’ equity (net of noncontrolling interests and preferred equity) by the number of pro forma combined BB&T shares outstanding at the end of the period.

(3)

Pro forma combined dividends declared per common share is not presented as the dividend policy for the combined company will be determined by the combined company’s board of directors following the completion of the merger.

(4)	The SunTrust unaudited pro forma combined equivalent per share data was calculated by multiplying the unaudited pro forma combined per share data by the exchange ratio of 1.295.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference into this joint proxy statement/prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate”, “estimate”, “continue”, “expect”, “project”, “intend”, “plan”, “believe”, “target”, “objective”, “goal”, “positions”, “prospects”, “potential”, “will”, “would”, “should”, “could”, “may” and words and terms of similar substance used in connection with any discussions regarding timing of completion of the merger, expected benefits of the merger and the future operating or financial performance of BB&T, SunTrust or the combined company identify forward-looking statements. All forward-looking statements are management’s present expectations or forecasts of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the factors relating to the merger discussed under the caption “Risk Factors” beginning on page 34 and the factors previously disclosed in BB&T’s and SunTrust’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the merger agreement;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger;

•	delays in completing the transaction;

•

the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the closing of the merger on a timely basis or at all;

•

the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BB&T and SunTrust do business;

•	the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	diversion of management’s attention from ongoing business operations and opportunities;

•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;

•	the ability to complete the transaction and integration of BB&T and SunTrust successfully;

•	the challenges of integrating, retaining and hiring key personnel;

•	failure to attract new customers and retain existing customers in the manner anticipated;

•	the effect of divestitures that may be required by regulatory authorities in certain markets in which BB&T and SunTrust compete;

•	any interruption or breach of security as a result of systems integration resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems;

•	changes in BB&T’s stock price before closing, including as a result of the financial performance of SunTrust prior to closing;

•	the dilution caused by BB&T’s issuance of additional shares of its capital stock in connection with the transaction;

•

operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which BB&T and SunTrust are highly dependent;

•

changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental or legislative action and other changes pertaining to banking, securities, taxation and financial accounting and reporting, environmental protection and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve Board;

•	changes in interest rates, which may affect BB&T’s or SunTrust’s net income and other future cash flows, or the market value of BB&T’s or SunTrust’s assets, including its investment securities;

•	changes in accounting principles, policies, practices or guidelines;

•	changes in BB&T’s credit ratings or in BB&T’s ability to access the capital markets;

•	natural disasters, war or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological and geopolitical factors affecting BB&T’s or SunTrust’s operations, pricing and services.

For any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, BB&T and SunTrust claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or the dates of the documents incorporated by reference in this joint proxy statement/prospectus. Except as required by applicable law, neither BB&T nor SunTrust undertakes to update these forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that BB&T and SunTrust have filed with the SEC as described under “Where You Can Find More Information” beginning on page 189.

We expressly qualify in their entirety all forward-looking statements attributable to either of us or any person acting on our behalf by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 32, you should carefully consider the following risk factors in deciding whether to vote for the approval of the merger agreement.

Because the market price of BB&T common stock may fluctuate, holders of SunTrust common stock cannot be certain of the market value of the merger consideration they will receive.

In the merger, each share of SunTrust common stock issued and outstanding immediately prior to the effective time (other than certain shares held by BB&T or SunTrust) will be converted into 1.295 shares of BB&T common stock. This exchange ratio will not be adjusted for changes in the market price of either BB&T common stock or SunTrust common stock. Changes in the price of BB&T common stock prior to the merger will affect the value that holders of SunTrust common stock will receive in the merger. Neither BB&T nor SunTrust is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of BB&T common stock or SunTrust common stock.

Stock price changes may result from a variety of factors, including general market and economic conditions, changes in SunTrust’s and BB&T’s businesses, operations and prospects and regulatory considerations, many of which factors are beyond SunTrust’s and BB&T’s control. Therefore, at the time of the SunTrust special meeting, holders of SunTrust common stock will not know the market value of the consideration to be received at the effective time. Holders of SunTrust common stock should obtain current market quotations for shares of BB&T common stock and for shares of SunTrust common stock.

The market price of BB&T common stock after the merger may be affected by factors different from those affecting the shares of SunTrust or BB&T currently.

In the merger, holders of SunTrust common stock will become holders of BB&T common stock. BB&T’s business differs from that of SunTrust. Accordingly, the results of operations of the combined company and the market price of BB&T common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of BB&T and SunTrust. For a discussion of the businesses of BB&T and SunTrust and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 189.

BB&T and SunTrust have not obtained updated fairness opinions from RBCCM and Goldman Sachs, respectively, reflecting changes in circumstances that may have occurred since the signing of the merger agreement.

BB&T and SunTrust have not obtained updated fairness opinions either as of the date of this joint proxy statement/prospectus or as of any other date subsequent to the dates of such opinions from RBCCM and Goldman Sachs, which are BB&T’s and SunTrust’s respective financial advisors. Changes in the operations and prospects of BB&T or SunTrust, general market and economic conditions and other factors which may be beyond the control of BB&T and SunTrust, and on which the fairness opinions were based, may have altered the value of BB&T or SunTrust or the prices of shares of BB&T common stock and shares of SunTrust common stock as of the date of this joint proxy statement/prospectus, or may alter such values and prices by the time the merger is completed. The opinions do not speak as of any date other than the dates of those opinions.

Combining BB&T and SunTrust may be more difficult, costly or time consuming than expected and BB&T and SunTrust may fail to realize the anticipated benefits of the merger.

The success of the merger will depend, in part, on the ability to realize the anticipated cost savings from combining the businesses of BB&T and SunTrust. To realize the anticipated benefits and cost savings from the merger, BB&T and SunTrust must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized. If BB&T and SunTrust are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings of the merger could be less than anticipated.

BB&T and SunTrust have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of BB&T and SunTrust during this transition period and for an undetermined period after completion of the merger on the combined company.

The combined company may be unable to retain BB&T and/or SunTrust personnel successfully after the merger is completed.

The success of the merger will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by BB&T and SunTrust. It is possible that these employees may decide not to remain with BB&T or SunTrust, as applicable, while the merger is pending or with the combined company after the merger is consummated. If key employees terminate their employment, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating BB&T and SunTrust to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, BB&T and SunTrust may not be able to locate or retain suitable replacements for any key employees who leave either company. For more information, see “Governance of the Combined Company After the Merger—Chief Executive Officer, Chairman, President and Chief Operating Officer” beginning on page 91.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

Before the merger and the bank merger may be completed, various approvals, consents and non-objections must be obtained from the Federal Reserve Board, the FDIC and various bank regulatory, antitrust, insurance and other authorities in the United States and in foreign jurisdictions. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals” beginning on page 93. These approvals could be delayed or not obtained at all, including due to: an adverse development in either party’s regulatory standing or any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment generally. The governmental entities from which these approvals are required, including the Federal Reserve Board, may impose conditions on the completion of the merger or the bank merger. These conditions could have the effect of delaying or preventing completion of the merger or imposing additional costs on or limiting the revenues of the combined company following the merger, any of which might have a material adverse effect on the combined company following the merger.

The unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus are preliminary and the actual financial condition and results of operations of the combined company after the merger may differ materially.

The unaudited pro forma condensed combined financial statements in this joint proxy statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon preliminary estimates, to record the SunTrust identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of SunTrust as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, see “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 114.

Certain of BB&T’s and SunTrust’s directors and executive officers may have interests in the merger that may differ from the interests of holders of BB&T common stock, holders of SunTrust common stock and holders of SunTrust preferred stock.

Holders of BB&T common stock, holders of SunTrust common stock and holders of SunTrust preferred stock should be aware that some of BB&T’s and SunTrust’s directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of holders of BB&T common stock, holders of SunTrust common stock and holders of SunTrust preferred stock generally. These interests and arrangements may create potential conflicts of interest. The BB&T and SunTrust boards of directors were aware of these respective interests and considered these interests, among other matters, when making their decisions to approve the merger agreement, and in recommending that holders of common stock and, in the case of SunTrust, holders of preferred stock vote to approve the merger agreement. For a more complete description of these interests, please see “The Merger—Interests of BB&T’s Directors and Executive Officers in the Merger” beginning on page 78 and “The Merger—Interests of SunTrust’s Directors and Executive Officers in the Merger” beginning on page 82.

Termination of the merger agreement could negatively impact BB&T or SunTrust.

If the merger agreement is terminated, there may be various consequences. For example, BB&T’s or SunTrust’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of BB&T’s or SunTrust’s common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, either BB&T or SunTrust may be required to pay a termination fee of $1.121 billion to the other party.

Additionally, each of BB&T and SunTrust has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus, and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, BB&T and SunTrust would have to recognize these expenses without realizing the expected benefits of the merger.

BB&T and SunTrust will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on BB&T or SunTrust. These uncertainties may impair BB&T’s or SunTrust’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with BB&T or SunTrust to seek to change existing business relationships with BB&T or SunTrust. In addition, subject to certain exceptions, BB&T and SunTrust have agreed to operate their respective businesses in the ordinary course prior to closing. See “The Merger Agreement—Covenants and Agreements” beginning on page 103 for a description of the restrictive covenants applicable to BB&T and SunTrust.

The shares of BB&T common stock to be received by holders of SunTrust common stock as a result of the merger will have different rights from the shares of SunTrust common stock.

In the merger, holders of SunTrust common stock will become holders of BB&T common stock and their rights as shareholders will be governed by North Carolina law and the governing documents of the combined company. The rights associated with BB&T common stock are different from the rights associated with SunTrust common stock. See “Comparison of Shareholders’ Rights” beginning on page 176 for a discussion of the different rights associated with BB&T common stock.

In connection with the merger, BB&T will assume SunTrust’s outstanding debt obligations and preferred stock, and the combined company’s level of indebtedness following the completion of the merger could adversely affect the combined company’s ability to raise additional capital and to meet its obligations under its existing indebtedness.

In connection with the merger, BB&T will assume SunTrust’s outstanding indebtedness and SunTrust’s obligations related to its outstanding preferred stock. BB&T’s existing debt, together with any future incurrence of additional indebtedness, and the assumption of SunTrust’s outstanding preferred stock, could have important consequences for the combined company’s creditors and the combined company’s shareholders. For example, it could:

•	limit the combined company’s ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	restrict the combined company from making strategic acquisitions or cause the combined company to make non-strategic divestitures;

•	restrict the combined company from paying dividends to its shareholders;

•	increase the combined company’s vulnerability to general economic and industry conditions; and

•

require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on the combined company’s indebtedness and dividends on the preferred stock, thereby reducing the combined company’s ability to use cash flows to fund its operations, capital expenditures and future business opportunities.

Following completion of the merger, holders of BB&T common stock will be subject to the prior dividend and liquidation rights of the holders of BB&T’s existing preferred stock and the rollover BB&T preferred stock that BB&T will issue upon completion of the merger. The holders of shares of SunTrust preferred stock, which will be converted into rollover BB&T preferred stock, as well as the holders of shares of BB&T’s existing preferred stock and any shares of BB&T preferred stock that BB&T may issue in the future, would receive, upon the combined company’s voluntary or involuntary liquidation, dissolution or winding up, before any payment is made to holders of BB&T common stock, their liquidation preferences as well as any accrued and unpaid distributions. These payments would reduce the remaining amount of the combined company’s assets, if any, available for distribution to holders of its common stock.

General market conditions and unpredictable factors, including conditions and factors different from those affecting SunTrust preferred stock, SunTrust depositary shares and preferred purchase securities currently, could adversely affect market prices for rollover BB&T preferred stock, rollover BB&T depositary shares and preferred purchase securities once the rollover BB&T preferred stock is issued.

There can be no assurance about the market prices for the rollover BB&T preferred stock that will be issued upon completion of the merger or the rollover BB&T depositary shares or preferred purchase securities representing shares of rollover BB&T preferred stock. Several factors, many of which are beyond the control of BB&T, could influence the market prices of the rollover BB&T preferred stock, rollover BB&T depositary shares and preferred purchase securities, including:

•	whether the combined company declares or fails to declare dividends on the rollover BB&T preferred stock from time to time;

•	real or anticipated changes in the credit ratings assigned to the rollover BB&T preferred stock, rollover BB&T depositary shares, preferred purchase securities or other BB&T securities;

•	the combined company’s creditworthiness;

•	interest rates;

•	developments in the securities, credit and housing markets, and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, corporate, securities market, geopolitical, regulatory or judicial events that affect the combined company, the banking industry or the financial markets generally.

Shares of rollover BB&T preferred stock will be equity interests and will not constitute indebtedness. As such, rollover BB&T preferred stock, rollover BB&T depositary shares and preferred purchase securities will rank junior to all indebtedness of, and other non-equity claims on, the combined company with respect to assets available to satisfy claims. The market prices for the rollover BB&T preferred stock, rollover BB&T depositary shares and preferred purchase securities following the merger may be affected by factors different from those currently affecting the SunTrust preferred stock, SunTrust depositary shares and preferred purchase securities.

Holders of BB&T and SunTrust common stock will have a reduced ownership and voting interest in the combined company after the merger and will exercise less influence over management.

Holders of BB&T and SunTrust common stock currently have the right to vote in the election of the board of directors and on other matters affecting BB&T and SunTrust, respectively. In the merger, each holder of SunTrust common stock who receives shares of BB&T common stock will become a holder of common stock of the combined company, with a percentage ownership of the combined company that is smaller than the holder’s percentage ownership of SunTrust. Following the completion of the merger, the former holders of SunTrust common stock are estimated to own approximately forty-three percent (43%) of the outstanding shares of the combined company immediately after the merger and current holders of BB&T common stock as a group are estimated to own approximately fifty-seven percent (57%) of the outstanding shares of the combined company immediately after the merger. Because of this, holders of SunTrust common stock may have less influence on the management and policies of the combined company than they now have on the management and policies of SunTrust, and holders of BB&T common stock may have less influence on the management and policies of the combined company than they now have on the management and policies of BB&T.

Holders of BB&T common stock and holders of SunTrust common stock will not have appraisal rights or dissenters’ rights in the merger.

Appraisal rights (also known as dissenters’ rights) are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

Under Article 13 of Chapter 55 of the NCBCA, the holders of BB&T common stock will not be entitled to appraisal rights in connection with the merger with respect to shares of any class or series that remain outstanding after consummation of the merger. If the merger is completed, holders of BB&T common stock will not receive any consideration, and their shares of BB&T common stock will remain outstanding and will constitute shares of the combined company. Accordingly, holders of BB&T common stock are not entitled to any appraisal rights in connection with the merger.

Shareholder litigation could prevent or delay the closing of the merger or otherwise negatively impact the business and operations of BB&T and SunTrust.

In connection with the merger, five purported holders of SunTrust common stock filed substantially similar complaints against SunTrust and the members of the SunTrust board of directors in the United States District Court for the Southern District of New York and the United States District Court for the Northern District of Georgia. One of these suits also names BB&T. Among other remedies, the plaintiffs seek to enjoin the merger.

In addition, on April 4, 2019, a purported holder of BB&T common stock filed a complaint against BB&T and the members of the BB&T board of directors in the Supreme Court of the State of New York, County of New York. Among other remedies, the plaintiff seeks damages, costs and attorneys’ fees.

Following discussions, SunTrust and BB&T reached agreement with plaintiffs to resolve the Actions. In connection with the resolution of the Actions, SunTrust and BB&T have agreed to make certain Supplemental Disclosures in this joint proxy statement/prospectus, which should be read in its entirety. Plaintiffs have agreed that, following the filing of this joint proxy statement/prospectus, they will dismiss the Actions in their entirety, with prejudice as to the named plaintiffs only and without prejudice to all other members of the putative class.

The resolution of the Actions will not affect the timing of the SunTrust special meeting or the BB&T special meeting or the timing or amount of the consideration to be paid to SunTrust shareholders in connection with the merger. The resolution of the Actions is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. Likewise, defendants do not believe that any further disclosure regarding the proposed merger is required under applicable laws. Furthermore, nothing in this joint proxy statement/prospectus or the resolution of the Actions shall be deemed an admission of the legal necessity or materiality of any of the Supplemental Disclosures set forth in this joint proxy statement/prospectus. However, to avoid the risk of the Actions delaying or adversely affecting the proposed merger, to minimize the substantial expense, burden, distraction and inconvenience of continued litigation and to resolve plaintiffs’ claims asserted in the Actions, SunTrust and BB&T have agreed to make the Supplemental Disclosures in this joint proxy statement/prospectus.

Additional lawsuits against BB&T, SunTrust and/or the directors and officers of either company in connection with the merger may be filed. The outcome of any additional future litigation is uncertain. If any case is not resolved, the lawsuit(s) could prevent or delay completion of the merger and result in substantial costs to BB&T and SunTrust, including any costs associated with the indemnification of directors and officers. One of the conditions to the closing of the merger is that no order, injunction, or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or the bank merger shall be in effect. As such, if any plaintiff is successful in obtaining an injunction prohibiting the completion of the merger or the bank merger on the agreed-upon terms, then such injunction may prevent the merger from being completed, or from being completed within the expected timeframe. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the combined company’s business, financial condition, results of operations and cash flows. See “The Merger—Litigation Relating to the Merger” beginning on page 98.

Risks Relating to BB&T’s Business

You should read and consider risk factors specific to BB&T’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in BB&T’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 189 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.

Risks Relating to SunTrust’s Business

You should read and consider risk factors specific to SunTrust’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in SunTrust’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 189 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.

THE BB&T SPECIAL MEETING

This section contains information for holders of BB&T common stock about the special meeting that BB&T has called to allow holders of BB&T common stock to consider and vote on the merger agreement and other related matters. This joint proxy statement/prospectus is accompanied by a notice of the special meeting of holders of BB&T common stock and a form of proxy card that the BB&T board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of the Meeting

The BB&T special meeting will be held on Tuesday, July 30, 2019 at the Triad Corporate Center, 7701 Airport Center Drive, Greensboro, NC 27409, at 11:00 a.m. local time.

Matters to Be Considered

At the BB&T special meeting, holders of BB&T common stock will be asked to consider and vote upon the following proposals:

•	the BB&T merger proposal;

•	the BB&T name change proposal; and

•	the BB&T adjournment proposal.

Recommendation of BB&T’s Board of Directors

The BB&T board of directors recommends that you vote “FOR” the BB&T merger proposal, “FOR” the BB&T name change proposal and “FOR” the BB&T adjournment proposal. See “The Merger—BB&T’s Reasons for the Merger; Recommendation of BB&T’s Board of Directors” beginning on page 65 for a more detailed discussion of the BB&T board of directors’ recommendation.

Record Date and Quorum

The BB&T board of directors has fixed the close of business on June 24, 2019 as the record date for determination of holders of BB&T common stock entitled to notice of and to vote at the BB&T special meeting. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 765,982,556 shares of BB&T common stock outstanding.

Holders of a majority of the shares of BB&T common stock outstanding on the record date must be present, either in person or by proxy, to constitute a quorum at the BB&T special meeting. If you fail to submit a proxy or to vote in person at the BB&T special meeting, your shares of BB&T common stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.

At the BB&T special meeting, each share of BB&T common stock is entitled to one (1) vote on all matters properly submitted to holders of BB&T common stock.

As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, BB&T directors and executive officers and their affiliates owned and were entitled to vote approximately 2,478,863 shares of BB&T common stock, representing less than one percent (1%) of the outstanding shares of BB&T common stock. We currently expect that BB&T’s directors and executive officers will vote their shares in favor of the merger, although none of them has entered into any agreements obligating them to do so.

Vote Required; Treatment of Abstentions and Failure to Vote

BB&T merger proposal:

•	Vote required: Approval of the BB&T merger proposal requires the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of BB&T common stock.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the BB&T special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the BB&T merger proposal, it will have the same effect as a vote “AGAINST” the BB&T merger proposal.

BB&T name change proposal:

•	Vote required: Approval of the BB&T name change proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the BB&T special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the BB&T special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the BB&T name change proposal, you will not be deemed to have cast a vote with respect to the BB&T name change proposal and it will have no effect on the BB&T name change proposal.

BB&T adjournment proposal:

•	Vote required: Approval of the BB&T adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the BB&T special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the BB&T special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the BB&T adjournment proposal, you will not be deemed to have cast a vote with respect to the BB&T adjournment proposal and it will have no effect on the BB&T adjournment proposal.

Attending the Special Meeting

Your proxy card is your admission ticket. When you arrive at the BB&T special meeting, you will be asked to present photo identification, such as a driver’s license. If you are a beneficial owner of BB&T common stock held by a broker, bank or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your BB&T common stock held in nominee name in person, you must get a “legal proxy” in your name from the broker, bank or other nominee that holds your shares.

Proxies

A holder of BB&T common stock may vote by proxy or in person at the BB&T special meeting. If you hold your shares of BB&T common stock in your name as a holder of record, to submit a proxy, you, as a holder of BB&T common stock, may use one of the following methods:

•	By telephone: by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions.

•	Through the Internet: by visiting the website indicated on the accompanying proxy card and following the instructions.

•	By completing and returning the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States.

BB&T requests that holders of BB&T common stock vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to BB&T as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of BB&T common stock represented by it will be voted at the BB&T special meeting in accordance with the instructions contained on the proxy card.

If a holder’s shares are held in “street name” by a broker, bank or other nominee, the holder should check the voting form used by that firm to determine whether the holder may vote by telephone or the Internet.

Every vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the BB&T special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting because you may revoke your proxy at any time before it is voted.

Shares Held in Street Name

If your shares are held in “street name” through a broker, bank or other nominee, you must instruct the broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide specific instructions on how to vote by following the instructions provided to you by your broker, bank or other nominee.

You may not vote shares held in street name by returning a proxy card directly to BB&T or by voting in person at the BB&T special meeting unless you provide a “legal proxy” giving you the right to vote the shares, which you must obtain from your broker, bank or other nominee. If you choose to vote your shares in person at the BB&T special meeting, please bring proof of identification.

Further, brokers, banks or other nominees who hold shares of BB&T common stock on behalf of their customers may not give a proxy to BB&T to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, and other nominees do not have discretionary voting power on the proposals that will be voted upon at the BB&T special meeting.

Revocability of Proxies

If you are a holder of BB&T common stock of record, you may revoke your proxy at any time before it is voted by:

•	submitting a written notice of revocation to BB&T’s corporate secretary;

•	granting a subsequently dated proxy;

•	voting by telephone or the Internet at a later time; or

•	attending in person and voting at the BB&T special meeting.

If you hold your shares of BB&T common stock through a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Attendance at the BB&T special meeting will not in and of itself constitute revocation of a proxy. A revocation or later-dated proxy received by BB&T after the vote will not affect the vote. BB&T’s corporate secretary’s mailing address is: Corporate Secretary, BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101. If the BB&T special meeting is postponed or adjourned, it will not affect the ability of holders of BB&T common stock of record as of the record date to exercise their voting rights or to revoke any previously-granted proxy using the methods described above.

Delivery of Proxy Materials

As permitted by applicable law, only one (1) copy of this joint proxy statement/prospectus is being delivered to holders of BB&T common stock residing at the same address, unless such holders of BB&T common stock have notified BB&T of their desire to receive multiple copies of the joint proxy statement/prospectus.

BB&T will promptly deliver, upon oral or written request, a separate copy of the joint proxy statement/prospectus to any holder of BB&T common stock residing at an address to which only one (1) copy of such document was mailed. Requests for additional copies should be directed to Investor Relations at (336) 733-3065 or BB&T’s proxy solicitor, Georgeson LLC, by calling toll-free at (888) 613-3524.

Solicitation of Proxies

BB&T and SunTrust will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. To assist in the solicitation of proxies, BB&T has retained Georgeson LLC, and will pay Georgeson LLC a fee of $50,000 plus reimbursement of out-of-pocket expenses for Georgeson LLC’s services. BB&T and its proxy solicitor may also request banks, brokers and other intermediaries holding shares of BB&T common stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of BB&T. No additional compensation will be paid to our directors, officers or employees for solicitation.

Other Matters to Come Before the BB&T Special Meeting

BB&T management knows of no other business to be presented at the BB&T special meeting, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with the board of directors’ recommendations.

Assistance

If you need assistance in completing your proxy card, have questions regarding BB&T’s special meeting or would like additional copies of this joint proxy statement/prospectus, please contact Investor Relations at (336) 733-3065 or BB&T’s proxy solicitor, Georgeson LLC, by calling toll-free at (888) 613-3524.

BB&T PROPOSALS

Proposal 1: BB&T Merger Proposal

BB&T is asking holders of BB&T common stock to approve the merger agreement and the transactions contemplated thereby. Holders of BB&T common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

After careful consideration, the BB&T board of directors, by a unanimous vote of all directors, determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of BB&T and its shareholders and unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. See “The Merger—BB&T’s Reasons for the Merger; Recommendation of BB&T’s Board of Directors” beginning on page 65 in this joint proxy statement/prospectus for a more detailed discussion of the BB&T board of directors’ recommendation.

The BB&T board of directors recommends a vote “FOR” the BB&T merger proposal.

Proposal 2: BB&T Name Change Proposal

In connection with the merger, BB&T is asking its shareholders to approve an amendment to BB&T’s articles of incorporation to effect the name change of BB&T to “Truist Financial Corporation” effective only upon the completion of the merger. If BB&T shareholders approve the name change proposal and the merger is completed, BB&T’s bylaws will be amended to reflect conforming changes. A copy of the proposed articles of amendment to BB&T’s articles of incorporation is attached to this joint proxy statement/prospectus as Annex D. Holders of BB&T common stock should read the BB&T articles amendment in its entirety.

The name Truist signals a transformation. It evokes the rich legacy of BB&T and SunTrust while also setting a bold vision for the future. While conveying our deep commitment to working with our clients with trust, transparency and honesty, it also connects to our shared ambition—building a better future for our clients, associates, teammates, and communities.

The BB&T board of directors recommends a vote “FOR” the BB&T name change proposal.

Proposal 3: BB&T Adjournment Proposal

The BB&T special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the BB&T special meeting to approve the BB&T merger proposal.

If, at the BB&T special meeting, the number of shares of BB&T common stock present or represented and voting in favor of the BB&T merger proposal is insufficient to approve the BB&T merger proposal, BB&T intends to move to adjourn the BB&T special meeting in order to enable the BB&T board of directors to solicit additional proxies for approval of the merger. In that event, BB&T will ask holders of BB&T common stock to vote upon the BB&T adjournment proposal, but not the BB&T merger proposal or the BB&T name change proposal.

In this proposal, BB&T is asking holders of BB&T common stock to authorize the holder of any proxy solicited by the BB&T board of directors on a discretionary basis to vote in favor of adjourning the BB&T special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of BB&T common stock who have previously voted.

The BB&T board of directors recommends a vote “FOR” the BB&T adjournment proposal.

THE SUNTRUST SPECIAL MEETING

This section contains information for holders of SunTrust common stock and holders of SunTrust preferred stock about the special meeting that SunTrust has called to allow holders of SunTrust common stock and holders of SunTrust preferred stock to consider and vote on the merger agreement and other related matters. This joint proxy statement/prospectus is accompanied by a notice of the special meeting of holders of SunTrust common stock and holders of SunTrust preferred stock and a form of proxy card that the SunTrust board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of the Meeting

The SunTrust special meeting will be held on Tuesday, July 30, 2019 at Suite 105 on the Atrium Level of the SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia 30308, at 11:00 a.m. local time.

Matters to Be Considered

At the SunTrust special meeting, holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, will be asked to consider and vote upon the following proposals:

•	the SunTrust merger proposal;

•	the SunTrust compensation proposal; and

•	the SunTrust adjournment proposal.

Recommendation of SunTrust’s Board of Directors

The SunTrust board of directors recommends that you vote “FOR” the SunTrust merger proposal, “FOR” the SunTrust compensation proposal and “FOR” the SunTrust adjournment proposal. See “The Merger—SunTrust’s Reasons for the Merger; Recommendation of SunTrust’s Board of Directors” beginning on page 54 for a more detailed discussion of the SunTrust board of directors’ recommendation.

Record Date and Quorum

The SunTrust board of directors has fixed the close of business on June 24, 2019 as the record date for determination of holders of SunTrust common stock and holders of SunTrust preferred stock entitled to notice of and to vote at the SunTrust special meeting. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 443,842,377 shares of SunTrust common stock and 20,250 shares of SunTrust preferred stock outstanding.

Holders of a majority of the aggregate of the shares of SunTrust common stock and SunTrust preferred stock outstanding on the record date must be present, either in person or by proxy, to constitute a quorum at the SunTrust special meeting. If you fail to submit a proxy or to vote in person at the SunTrust special meeting, your shares of SunTrust common stock or SunTrust preferred stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.

At the SunTrust special meeting, each share of SunTrust common stock is entitled to one (1) vote on all matters properly submitted to holders of SunTrust common stock.

As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, SunTrust directors and executive officers and their affiliates owned and were entitled to vote approximately 1,640,820 shares of SunTrust common stock and zero shares of SunTrust preferred stock, representing less than one percent (1%) and zero percent (0%), respectively, of the outstanding shares of SunTrust common stock and SunTrust preferred stock. We currently expect that SunTrust’s directors and executive officers will vote their shares in favor of the merger, although none of them has entered into any agreements obligating them to do so.

At the SunTrust special meeting, each share of SunTrust preferred stock is entitled to one (1) vote on all matters properly submitted to holders of SunTrust preferred stock. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 1,725 shares of SunTrust series A preferred stock outstanding, 5,000 shares of SunTrust series F preferred stock outstanding, 7,500 shares of SunTrust series G preferred stock outstanding and 5,000 shares of SunTrust series H preferred stock outstanding, all of which were beneficially held by the depositary on behalf of the holders of depositary shares each representing a 1/100th (or 1/4,000th, in the case of the SunTrust series A preferred stock) interest in a share of the applicable series of SunTrust preferred stock. Under the terms of the applicable deposit agreements, the depositary is required to vote the SunTrust preferred stock in accordance with the instructions of the holders of the depositary shares.

As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 1,025 shares of SunTrust series B preferred stock outstanding, all of which were beneficially held by the trust on behalf of the holders of preferred purchase securities each representing a 1/100th interest in a share of SunTrust series B preferred stock. The property trustee will vote the SunTrust preferred stock in accordance with the instructions of the holders of the preferred purchase securities.

Vote Required; Treatment of Abstentions and Failure to Vote

SunTrust merger proposal:

•

Vote required: Approval of the SunTrust merger proposal requires the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of SunTrust common stock and the holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the SunTrust special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the SunTrust merger proposal, it will have the same effect as a vote “AGAINST” the SunTrust merger proposal.

SunTrust compensation proposal:

•

Vote required: Approval of the SunTrust compensation proposal requires the affirmative vote of the holders of at least a majority of the votes cast by holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, at the SunTrust special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the SunTrust special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the SunTrust compensation proposal, you will not be deemed to have cast a vote with respect to the SunTrust compensation proposal and it will have no effect on the SunTrust compensation proposal.

SunTrust adjournment proposal:

•

Vote required: Approval of the SunTrust adjournment proposal requires the affirmative vote of a majority of the shares of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, represented at the SunTrust special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the SunTrust adjournment proposal. If you fail to submit a proxy or vote in person at the SunTrust special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the SunTrust adjournment proposal, your shares will not be deemed to be represented at the SunTrust special meeting and it will have no effect on the SunTrust adjournment proposal.

Attending the Special Meeting

The proxy card is your admission ticket. When you arrive at the SunTrust special meeting, you will be asked to present photo identification, such as a driver’s license. If you are a beneficial owner of SunTrust common stock held by a broker, bank or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your SunTrust shares held in nominee name in person, you must get a “legal proxy” in your name from the broker, bank or other nominee that holds your shares.

Although holders of depositary shares or preferred purchase securities may attend the SunTrust special meeting, such holders may not vote the shares of SunTrust preferred stock represented by such depositary shares or preferred purchase securities in person at the SunTrust special meeting.

Proxies

A holder of SunTrust shares may vote by proxy or in person at the SunTrust special meeting. If you hold your shares in your name as a holder of record, to submit a proxy, you, as a holder of SunTrust shares, may use one of the following methods:

•	By telephone: by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions.

•	Through the Internet: by visiting the website indicated on the accompanying proxy card and following the instructions.

•	By completing and returning the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States.

SunTrust requests that holders of SunTrust shares vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to SunTrust as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares represented by it will be voted at the SunTrust special meeting in accordance with the instructions contained on the proxy card.

If a holder’s shares are held in “street name” by a broker, bank or other nominee, the holder should check the voting form used by that firm to determine whether the holder may vote by telephone or the Internet. Every vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the SunTrust special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting because you may revoke your proxy at any time before it is voted.

If you hold depositary shares or preferred purchase securities representing interests in SunTrust preferred stock, SunTrust requests that you complete the form of instruction provided to you (in accordance with the instructions set out on the form) and return it to your bank, broker or other nominee, as applicable, to direct the depositary or the property trustee, as applicable, to vote on your behalf following their usual procedures.

Shares Held in Street Name

If your shares are held in “street name” through a broker, bank or other nominee, you must instruct the broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide specific instructions on how to vote by following the instructions provided to you by your broker, bank or other nominee.

You may not vote shares held in street name by returning a proxy card directly to SunTrust or by voting in person at the SunTrust special meeting unless you provide a “legal proxy” giving you the right to vote the shares, which you must obtain from your broker, bank or other nominee. If you choose to vote your shares in person at the SunTrust special meeting, please bring proof of identification.

Further, brokers, banks or other nominees who hold shares on behalf of their customers may not give a proxy to SunTrust to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, and other nominees do not have discretionary voting power on the proposals that will be voted upon at the SunTrust special meeting.

Revocability of Proxies

If you are a holder of SunTrust shares of record, you may revoke your proxy at any time before it is voted by:

•	submitting a written notice of revocation to SunTrust’s corporate secretary;

•	granting a subsequently dated proxy;

•	voting by telephone or the Internet at a later time; or

•	attending in person and voting at the SunTrust special meeting.

If you hold your shares of SunTrust common stock or SunTrust preferred stock through a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

If you are a holder of depositary shares or preferred purchase securities representing interests in SunTrust preferred stock and you wish to change your vote, you should contact your broker, bank or other nominee, as applicable, to direct the depositary or the property trustee, as applicable, to change your vote.

Attendance at the SunTrust special meeting will not in and of itself constitute revocation of a proxy. A revocation or later-dated proxy received by SunTrust after the vote will not affect the vote. SunTrust’s corporate secretary’s mailing address is: SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary. If the SunTrust special meeting is postponed or adjourned, it will not affect the ability of holders of SunTrust common stock and holders of SunTrust preferred stock as of the record date to exercise their voting rights or to revoke any previously-granted proxy using the methods described above.

Delivery of Proxy Materials

As permitted by applicable law, only one (1) copy of this joint proxy statement/prospectus is being delivered to holders of SunTrust common stock and holders of SunTrust preferred stock residing at the same address, unless such holders of SunTrust common stock or SunTrust preferred stock have notified SunTrust of their desire to receive multiple copies of the joint proxy statement/prospectus.

SunTrust will promptly deliver, upon oral or written request, a separate copy of the joint proxy statement/prospectus to any holder of SunTrust common stock residing at an address to which only one (1) copy of such document was mailed. Requests for additional copies should be directed to Investor Relations at (877) 930-8971 or SunTrust’s proxy solicitor, Georgeson LLC, by calling toll-free at (888) 680-1526.

Solicitation of Proxies

BB&T and SunTrust will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. To assist in the solicitation of proxies, SunTrust has retained Georgeson LLC, and estimates it will pay Georgeson LLC a fee of approximately $75,000 plus reimbursement of out-of-pocket expenses for Georgeson LLC’s services. SunTrust and its proxy solicitor will also request banks, brokers and other intermediaries holding shares of SunTrust common stock, SunTrust preferred stock or depositary shares or preferred purchase securities representing SunTrust preferred stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of SunTrust. No additional compensation will be paid to our directors, officers or employees for solicitation.

You should not send in any SunTrust stock certificates with your proxy card (or, if you hold your shares in “street name” your voting instruction card). The exchange agent will mail a transmittal letter with instructions for the surrender of stock certificates to holders of SunTrust common stock as soon as practicable after completion of the merger.

Other Matters to Come Before the SunTrust Special Meeting

SunTrust management knows of no other business to be presented at the SunTrust special meeting, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with the board of directors’ recommendations.

Assistance

If you need assistance in completing your proxy card, have questions regarding SunTrust’s special meeting or would like additional copies of this joint proxy statement/prospectus, please contact Investor Relations at (877) 930-8971 or SunTrust’s proxy solicitor, Georgeson LLC, by calling toll-free at (888) 680-1526.

SUNTRUST PROPOSALS

Proposal 1: SunTrust Merger Proposal

SunTrust is asking holders of SunTrust common stock and SunTrust preferred stock, voting together with the holders of SunTrust common stock as a class, to approve the merger agreement and the transactions contemplated thereby. Holders of SunTrust common stock and SunTrust preferred stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

After careful consideration, the SunTrust board of directors, by a unanimous vote of all directors, adopted the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of SunTrust and the shareholders of SunTrust. See “The Merger—SunTrust’s Reasons for the Merger; Recommendation of SunTrust’s Board of Directors” beginning on page 54 for a more detailed discussion of the SunTrust board of directors’ recommendation.

The SunTrust board of directors recommends a vote “FOR” the SunTrust merger proposal.

Proposal 2: SunTrust Compensation Proposal

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, SunTrust is seeking a non-binding, advisory stockholder approval of the compensation of SunTrust’s named executive officers that is based on or otherwise relates to the merger as disclosed in the section entitled “The Merger—Interests of SunTrust’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to SunTrust’s Named Executive Officers—Golden Parachute Compensation” beginning on page 89. The proposal gives holders of SunTrust common stock the opportunity to express their views on the merger-related compensation of SunTrust’s named executive officers.

Accordingly, SunTrust is asking holders of SunTrust common stock and SunTrust preferred stock, voting together with the holders of SunTrust common stock as a class, to vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:

“RESOLVED, that the compensation that will or may be paid or become payable to the SunTrust named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Interests of SunTrust’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to SunTrust’s Named Executive Officers—Golden Parachute Compensation” are hereby APPROVED.”

The vote on the advisory compensation proposal is a vote separate and apart from the votes on the proposals to approve the SunTrust merger proposal and approve the SunTrust adjournment proposal. Accordingly, if you are a holder of SunTrust common stock or SunTrust preferred stock, you may vote to approve the SunTrust merger proposal and/or the SunTrust adjournment proposal and vote not to approve the SunTrust compensation proposal, and vice versa. If the merger is completed, the merger-related compensation will be paid to SunTrust’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if holders of SunTrust common stock and SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, fail to approve the advisory vote regarding merger-related compensation.

The SunTrust board of directors unanimously recommends a vote “FOR” the advisory SunTrust compensation proposal.

Proposal 3: SunTrust Adjournment Proposal

The SunTrust special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the SunTrust special meeting to approve the SunTrust merger proposal.

If, at the SunTrust special meeting, the number of shares of SunTrust common stock and SunTrust preferred stock present or represented and voting in favor of the SunTrust merger proposal is insufficient to approve the SunTrust merger proposal, SunTrust intends to move to adjourn the SunTrust special meeting in order to enable the SunTrust board of directors to solicit additional proxies for approval of the merger. In that event, SunTrust will ask holders of SunTrust common stock and SunTrust preferred stock to vote, as a single class, upon the SunTrust adjournment proposal, but not the SunTrust merger proposal or the SunTrust compensation proposal.

In this proposal, SunTrust is asking holders of SunTrust common stock and SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, to authorize the holder of any proxy solicited by the SunTrust board of directors on a discretionary basis to vote in favor of adjourning the SunTrust special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of SunTrust common stock and holders of SunTrust preferred stock who have previously voted.

The SunTrust board of directors recommends a vote “FOR” the SunTrust adjournment proposal.

INFORMATION ABOUT BB&T

BB&T Corporation is a financial holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its business operations primarily through its bank subsidiary, Branch Banking and Trust Company, and other non-bank subsidiaries. Branch Bank, BB&T’s largest subsidiary, was chartered in 1872 and is the oldest bank headquartered in North Carolina. BB&T offers a wide range of financial services including retail and commercial banking, investments, insurance, wealth management, asset management, mortgage, corporate banking, capital markets and specialized lending. Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets, including small and mid-size businesses, corporations, public agencies, local governments and individuals, through more than 1,800 financial centers in fifteen (15) states and Washington, D.C. and its digital platform. BB&T’s subsidiaries offer a variety of services targeted to retail and commercial clients. BB&T’s objective is to offer clients a full array of products to meet all their financial needs. BB&T provides insurance services primarily through its retail agency and wholesale brokerage operations. At March 31, 2019, BB&T had, on a consolidated basis, assets of $228 billion, deposits of $160 billion and total shareholders’ equity of $31 billion.

BB&T’s common stock is traded on the NYSE under the symbol “BBT”.

BB&T’s principal office is located at 200 West Second Street, Winston-Salem, North Carolina 27101, and its telephone number at that location is (336) 733-2000. Additional information about BB&T and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 189.

INFORMATION ABOUT SUNTRUST

SunTrust Banks, Inc. is a leading provider of financial services, with its headquarters located in Atlanta, Georgia. SunTrust is an organization driven by its purpose of Lighting the Way to Financial Well-Being—helping instill a sense of confidence in the financial circumstances of clients, communities, teammates and owners is at the center of everything SunTrust does. SunTrust’s principal subsidiary is SunTrust Bank. SunTrust was incorporated in the State of Georgia in 1984 and offers a full line of financial services for consumers, businesses, corporations, institutions and not-for-profit entities, both through branches (located primarily in Florida, Georgia, Virginia, North Carolina, Tennessee, Maryland, South Carolina and the District of Columbia) and through other digital and national delivery channels. SunTrust Bank offers deposit, credit, mortgage banking and trust and investment services to its clients through a selection of full-, self- and assisted-service channels, including branch, call center, Teller Connect™ machines, ATMs, online, mobile and tablet. Other SunTrust subsidiaries provide capital markets, securities brokerage, investment banking and wealth management services. At March 31, 2019, SunTrust had, on a consolidated basis, assets of $220 billion, deposits of $162 billion and shareholders’ equity of $25 billion.

SunTrust’s common stock is traded on the NYSE under the symbol “STI”.

SunTrust’s principal office is located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and its telephone number at that location is (800) 786-8787. Additional information about SunTrust and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 189.

THE MERGER

This section of the joint proxy statement/prospectus describes material aspects of the merger. This summary may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information about each of us into this document by reference. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 189.

Terms of the Merger

Each of BB&T’s and SunTrust’s respective boards of directors has approved the merger agreement. The merger agreement provides that SunTrust will merge with and into BB&T, with BB&T as the surviving corporation in a merger of equals. Following the completion of the merger, SunTrust Bank, a wholly-owned bank subsidiary of SunTrust, will merge with and into Branch Bank, a wholly-owned bank subsidiary of BB&T, with Branch Bank as the surviving bank in the bank merger.

In the merger, each share of SunTrust common stock issued and outstanding immediately prior to the effective time (other than certain shares held by BB&T or SunTrust) will be converted into the right to receive 1.295 shares of BB&T common stock. No fractional shares of BB&T common stock will be issued in connection with the merger, and holders of SunTrust common stock will be entitled to receive cash in lieu thereof.

Also in the merger, each share of SunTrust preferred stock issued and outstanding immediately prior to the effective time (other than dissenting shares) will be converted into the right to receive one (1) share of an applicable newly issued series of BB&T preferred stock having terms that are substantially the same as the terms of such share of SunTrust preferred stock.

Holders of BB&T common stock and holders of SunTrust common stock are being asked to approve the merger agreement. See “The Merger Agreement” beginning on page 99 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

As part of the ongoing consideration and evaluation of their respective long-term prospects and strategies, each of the board of directors of BB&T and the board of directors of SunTrust (which we refer to in this section as the “BB&T Board” and the “SunTrust Board”, respectively) and BB&T’s and SunTrust’s management have regularly reviewed and assessed their respective business strategies and objectives, including strategic opportunities and challenges, and have considered various strategic options potentially available to them, all with the goal of enhancing value for their respective shareholders and delivering the best possible services to their respective customers and communities. The strategic discussions have focused on, among other things, the business and regulatory environment facing financial institutions generally and BB&T and SunTrust, respectively, in particular, as well as conditions and trends in the banking industry. Over the several years prior to executing the merger agreement, SunTrust had not considered acquisitions of smaller banking institutions as part of its growth strategy and had not been approached with an acquisition proposal, and BB&T had occasionally acquired other, smaller banking institutions as part of its growth strategy.

As part of SunTrust’s annual strategic planning activities, in meetings held in March, April and June 2018, SunTrust management discussed with the SunTrust Executive Committee and the SunTrust Board potential implications to the industry and SunTrust emerging from technology, bank and non-bank competition, and possible effects of scale. These discussions included an evaluation of how these developments could impact the overall strategic landscape in the banking industry and potential merger partners of SunTrust, including BB&T. During the course of these meetings, Mr. Rogers told the SunTrust Board that, in various group industry settings, he from time to time discussed with other bank chief executives, including Mr. King, their general views with respect to industry trends, the role of technology, and scale. Mr. King and Mr. Rogers did not discuss a potential merger of SunTrust and BB&T in the course of these discussions.

Mr. King and Mr. Rogers had a discussion on August 10, 2018 about general industry matters, including technology, shifts in the competitive landscape in the industry and the effects of scale. They also discussed the purpose-driven cultures of both BB&T and SunTrust. This discussion supported Mr. King’s and Mr. Rogers’ beliefs that each shared many of the same views about those subjects. Mr. King and Mr. Rogers did not discuss a potential merger of SunTrust and BB&T in the course of these discussions.

Mr. Rogers promptly reported his August 10, 2018 discussion with Mr. King to the lead director of the SunTrust Board, as well as the head of the SunTrust Board’s Risk Committee. The full SunTrust Board received an overview of the same August 10,

2018 discussion at its regularly scheduled August 14, 2018 meeting. Subsequently, at its regularly scheduled November 2018 meeting, the SunTrust Board received a briefing on the general landscape for financial services mergers and acquisitions, the entrance of new competitors propelled by technology, and the market reception to recent financial services mergers and acquisitions. At that November meeting, Mr. Rogers discussed with the SunTrust Board the possibility that he might engage in further dialogue with Mr. King, which the SunTrust Board supported. The dialogue with Mr. King was intended to include matters that could help assess whether a strategic business combination between BB&T and SunTrust would be viable.

Mr. King reviewed with the BB&T Board his preliminary conversations with Mr. Rogers at a meeting of the BB&T Board held on August 28, 2018.

Following the November 2018 SunTrust Board meeting, on November 26, 2018, Mr. Rogers contacted Mr. King to discuss the possibility of a strategic business combination between BB&T and SunTrust. Mr. King and Mr. Rogers each expressed the view that a business combination transaction could present a potentially compelling opportunity for the two companies, and that exploring the viability of such a transaction would be constructive.

At a regularly scheduled meeting of the BB&T Board held on December 18, 2018, Mr. King reported his discussions with Mr. Rogers and the continued exploration of a potential strategic business combination between BB&T and SunTrust.

Mr. King and Mr. Rogers met on December 21, 2018 and discussed the potential benefits to shareholders and other constituencies of a merger of equals between BB&T and SunTrust, particularly given the purpose-driven and complementary cultures of the companies, the changing industry landscape and the importance of scale in leveraging technology. During the course of this discussion, Mr. King and Mr. Rogers each expressed the view that, if such a merger were to occur, the board and executive leadership of the combined company would each be split 50/50 so as to foster an environment that would leverage the cultural and competitive strengths of both firms in a true merger of equals, and that a succession structure in which Mr. King would continue to serve as Chairman and CEO of the combined company for specified periods, followed by Mr. Rogers assuming both roles, would further this goal. Although Mr. King and Mr. Rogers discussed generally how pricing had historically been approached in the context of mergers of equals in the banking industry, the discussion did not involve any specific pricing terms. Mr. King and Mr. Rogers did not consider (and the parties did not at any time subsequently consider) that the transaction would be structured other than as an all-stock merger with a fixed exchange ratio, which had been the structure used in all large bank mergers of equals. Mr. King and Mr. Rogers also discussed potential ways to approach decisions regarding the name, headquarters, board of directors and executive leadership of the combined company.

Immediately following the December 21, 2018 meeting with Mr. King, Mr. Rogers reported the discussion of the possibility of a merger of equals, as it had been discussed with Mr. King, to the then-incumbent lead director and incoming lead director of the SunTrust Board. SunTrust then engaged Sullivan & Cromwell LLP as its legal advisor for the purpose of considering a potential merger of equals with BB&T.

During a call with the BB&T Board held later on December 21, 2018, Mr. King reported to the BB&T Board regarding his meeting with Mr. Rogers, including the discussions of the potential benefits of a strategic combination between BB&T and SunTrust and the name, headquarters, board of directors and executive leadership of the combined company. The BB&T Board informed Mr. King that it was supportive of continued discussions between Mr. King and Mr. Rogers.

The full SunTrust Board held a telephonic meeting on December 27, 2018 and was briefed by Mr. Rogers on the meeting between Mr. Rogers and Mr. King. SunTrust management also reviewed generally the possible economic benefits of such a combination with BB&T, which had been discussed in a broader context during the March, April and June 2018 SunTrust Board and SunTrust Executive Committee meetings. After questions and discussion, the SunTrust Board endorsed continuing exploratory discussions with representatives of BB&T. On December 27, 2018, SunTrust engaged Goldman Sachs to act as its financial advisor in connection with a possible strategic transaction with BB&T.

On January 3, January 4 and January 8, 2019, Mr. King and Mr. Rogers had telephonic discussions regarding a potential merger of equals between BB&T and SunTrust. Mr. King and Mr. Rogers agreed that the transaction had the potential to create a combined company with strong pro forma financial results and an attractive footprint that could leverage the strengths of both companies’ culture, talent, technology and commitment to community. Mr. King and Mr. Rogers also discussed potential terms of the transaction, including terms relating to the name, headquarters and executive leadership of the combined company (including the timing of the CEO succession and the Chairman succession), as well as the factors and data that should be used for determining the pricing of the potential transaction. In the course of these discussions, Mr. King and Mr. Rogers did not discuss any specific exchange ratio or range of specific exchange ratios but agreed that two senior executives of each company should meet to further discuss the pricing terms of a potential merger of equals.

On January 8, 2019, Mr. King provided an update to the BB&T Board regarding the progress of discussions between Mr. King and Mr. Rogers with respect to a potential merger of equals. Mr. King described the potential terms of the transaction, including each party’s proposals with respect to the name, headquarters and governance of the combined company, and following questions and discussion, the BB&T Board authorized Mr. King and members of BB&T’s management to continue to engage in further discussions with SunTrust, as well as to formally engage financial and legal advisors in connection with the potential transaction. Following the BB&T Board discussion, during the month of January 2019, BB&T engaged RBCCM as financial advisor and Wachtell, Lipton, Rosen & Katz as legal advisor in connection with the potential transaction.

On January 10, 2019, two senior SunTrust executives met with two senior BB&T executives to discuss ranges of specific exchange ratios that the parties had considered separately in advance of the meeting. At the conclusion of this meeting, the participants agreed to recommend for consideration and further discussion by Mr. King and Mr. Rogers a range of exchange ratios between 1.28 and 1.31 shares of BB&T common stock per share of SunTrust common stock. This range was determined from an assessment of the relative contributions of the two companies based on factors such as capitalization and earnings, as well as the size of the implied premium to the unaffected trading price of SunTrust common stock. The participants agreed to recommend the proposed range to Mr. King and Mr. Rogers because of their mutually-held view that there was strong rationale for the merger (including due to the synergies and scale potentially available in the merger). Mr. King and Mr. Rogers separately agreed with their colleagues’ recommendation that a range of exchange ratios between 1.28 and 1.31 would appropriately reflect the companies’ respective contributions in the merger.

Between January 10 and January 20, 2019, representatives of senior management of SunTrust and BB&T, including Mr. King and Mr. Rogers, had several discussions about a potential exchange ratio and the potential other terms of the transaction, including terms relating to the corporate governance structure of the combined entity if a merger were consummated.

On January 16, 2019, Mr. King provided an update to the BB&T Board’s Executive Committee regarding the discussions that had taken place between members of senior management of BB&T and SunTrust, including Mr. King and Mr. Rogers, since the last meeting of the BB&T Board. The BB&T Board’s Executive Committee expressed its continued support of ongoing discussions with SunTrust.

On January 21, 2019, Mr. King and Mr. Rogers discussed a potential exchange ratio of 1.295 shares of BB&T common stock for each share of SunTrust common stock, with the idea that they would be willing to recommend such an exchange ratio to their respective boards for consideration. During the course of this discussion and in further discussions on January 22 and January 23, 2019, Mr. King and Mr. Rogers discussed certain other potential terms of the transaction, including executive leadership (and the timing of the CEO succession and Chairman succession), governance and employee matters, the potential name and headquarters of the combined company and the importance of continued commitment to BB&T’s and SunTrust’s respective communities.

BB&T and SunTrust executed a mutual nondisclosure agreement on January 26, 2019. Also on January 26, 2019, Mr. King and Mr. Rogers further discussed the potential transaction, including executive leadership (and the timing of the CEO succession and Chairman succession), governance and employee matters. Mr. King and Mr. Rogers also discussed potential timing for announcing the proposed transaction.

On January 27, 2019, the SunTrust Board convened a meeting for another in-depth discussion about the potential merger of equals with BB&T and specific proposed terms for consideration. Mr. Rogers and other members of SunTrust senior management provided an update regarding negotiations with BB&T. Goldman Sachs reviewed with the SunTrust Board an overview of the transaction framework that had been discussed between BB&T and SunTrust senior management, including pricing and corporate governance terms. Goldman Sachs also reviewed with the SunTrust Board an overview of BB&T, considerations regarding the valuation of the two companies, prior mergers of equals in the banking industry and recent consolidation transactions in the banking industry. Representatives of Sullivan & Cromwell discussed the SunTrust Board’s fiduciary duties in connection with its evaluation of the potential merger and strategic alternatives, the regulatory requirements for approvals of bank and bank holding company combination transactions and the regulatory environment for banks in general and for bank merger transactions in particular. The SunTrust Board discussed the potential advantages and risks to SunTrust, its shareholders and its other constituencies of the proposed merger and asked SunTrust senior management and its legal and financial advisors a number of questions about the proposed merger.

At the conclusion of the January 27, 2019 SunTrust Board meeting, it was determined that a meeting among SunTrust’s lead director, Mr. Rogers, BB&T’s lead director, the chair of the BB&T Board’s Executive Committee and Mr. King would be beneficial to the SunTrust Board’s consideration of a potential merger.

On January 28, 2019, the BB&T Board convened a regularly scheduled meeting, during which the BB&T Board had an in-depth discussion with BB&T senior management regarding specific proposed terms of the potential merger of equals with SunTrust.

Mr. King and other members of BB&T senior management provided an update regarding negotiations with SunTrust, and reviewed with the BB&T Board a detailed description of the principal terms of the proposed transaction that had been discussed between BB&T and SunTrust senior management, including pricing and corporate governance terms (including the proposals with respect to CEO succession and Chairman succession), as well as the strategic and financial rationales and considerations for the proposed transaction. Members of BB&T’s senior management also reviewed with the BB&T Board materials prepared by representatives of RBCCM and BB&T’s management regarding certain financial and operating metrics for each of the two companies, as well as for the pro forma combined company, together with information regarding prior stock price performance for each of the two companies, and certain information regarding precedent merger of equals transactions. The BB&T Board discussed the potential advantages and risks to BB&T, its shareholders and its other constituencies of the proposed merger, and asked BB&T senior management a number of questions about the proposed merger.

At the conclusion of the January 28, 2019 BB&T Board meeting, the BB&T Board directed BB&T senior management to move forward with negotiating the proposed merger of equals.

On January 29, 2019, SunTrust’s lead director, Mr. Rogers, BB&T’s lead director, the chair of the BB&T Board’s Executive Committee and Mr. King met to further discuss the terms of the potential transaction.

On January 30, 2019, the SunTrust Board convened a meeting to discuss in greater detail certain questions that arose during and following the January 27, 2019 meeting—including topics such as BB&T’s financial performance, the proposed exchange ratio, potential synergies of the proposed transaction and prior merger-of-equals transactions—and to receive a briefing on the January 29, 2019 meeting among SunTrust’s lead director, Mr. Rogers, BB&T’s lead director, the chair of the BB&T Board’s Executive Committee and Mr. King. At the conclusion of the January 30, 2019 meeting, the SunTrust Board authorized SunTrust senior management to proceed with additional steps necessary for consideration of a potential merger of equals, including mutual due diligence with BB&T, negotiation of a possible merger agreement and engagement of external communications advisors.

Starting on February 1, 2019, BB&T and SunTrust made available to each other in virtual data rooms various documents for due diligence review. Management teams from each of BB&T and SunTrust and the parties’ respective advisors reviewed these materials and engaged in extensive due diligence, including a significant number of due diligence meetings and telephone calls with the other party to discuss various topics. Also on February 1, 2019, BB&T provided a draft of a merger agreement to SunTrust. Neither party proposed to alter the 1.295 exchange ratio previously discussed by Mr. King and Mr. Rogers based on subsequent negotiations or based on the due diligence findings.

On February 3, 2019, BB&T provided the applicable parties with drafts of Mr. Rogers’ employment agreement with BB&T to be effective upon, and subject to, the closing of the merger, and Mr. King’s amended and restated employment agreement to be effective upon, and subject to, the closing of the merger.

On February 4, 2019, the Executive Committee of the BB&T Board convened a meeting to discuss the progress of the discussions between BB&T and SunTrust senior management regarding the proposed merger of BB&T and SunTrust. Mr. King updated the Executive Committee on the status of the discussions, including that the material terms of the principal transaction agreements had largely been finalized and that BB&T’s due diligence was progressing well and was expected to be completed soon. The Executive Committee supported BB&T senior management continuing to proceed with finalizing the terms and transaction documents of the proposed merger of equals.

On February 5, 2019, the SunTrust Board convened a special meeting to analyze and consider further the terms of the proposed merger of BB&T and SunTrust. Representatives of Sullivan & Cromwell provided an overview of the terms of the draft merger agreement and a review of the SunTrust Board’s fiduciary duties. That same day, in a separately held executive session of the SunTrust Board, representatives of Sullivan & Cromwell provided an overview of the material terms of Mr. Rogers’ proposed employment agreement with BB&T that would be in effect upon, and subject to, the closing of the merger. Beginning on the morning of February 6, 2019, the SunTrust Board convened a special meeting to consider further the terms of the proposed merger of equals of BB&T and SunTrust. SunTrust executive officers and other members of senior management provided the SunTrust Board with an overview of applicable diligence findings, along with detailed discussions of specific areas of the diligence review, including, among other things, technology, bank regulatory and anti-money laundering matters, certain non-banking business units, legal and compliance, and employee benefits. Representatives of Goldman Sachs and Sullivan & Cromwell were present at the meeting to discuss the financial, legal and regulatory implications of the potential merger. Mr. King attended an executive session portion of the meeting to meet the SunTrust Board and to present his views with respect to the benefits of the merger and his expectations with respect to a merger of equals, as well as the possible economic and customer benefits of the combined company.

Later on February 6, 2019, the BB&T Board convened a special meeting to analyze and consider further the terms of the proposed merger and entry into the merger agreement by BB&T. Representatives of RBCCM and Wachtell, Lipton, Rosen &

Katz were present at the meeting to discuss the financial, legal and regulatory implications of the potential merger. BB&T management provided the BB&T Board with an extensive review of the terms of the proposed merger and the potential benefits and risks of the merger to BB&T, its shareholders and its other constituencies, as well as an overview of applicable diligence findings. RBCCM representatives reviewed with the BB&T Board RBCCM’s financial analysis summarized below under “—Opinion of RBC Capital Markets, LLC” and delivered to the BB&T Board the written opinion of RBCCM, which is attached to this joint proxy statement/prospectus as Annex B, that, as of that date and subject to the assumptions, qualifications, limitations and other matters set forth therein, the exchange ratio was fair, from a financial point of view, to BB&T. Representatives of Wachtell, Lipton, Rosen & Katz discussed the regulatory requirements for approvals of bank and bank holding company combination transactions, reviewed the BB&T Board’s fiduciary duties in connection with its evaluation of the potential merger, provided a summary of the proposed terms of the merger agreement and described the resolutions the BB&T directors would be asked to consider if they were to approve the merger. Mr. Rogers attended a portion of the meeting to meet the BB&T Board and to present his views with respect to the merger and his expectations with respect to a merger of equals, as well as the possible economic and customer benefits of the combined company. During a portion of the meeting when neither Mr. King nor Mr. Rogers was present, representatives of Wachtell, Lipton, Rosen & Katz discussed with the BB&T Board the material terms of Mr. King’s proposed amended and restated employment agreement and Mr. Rogers’ proposed employment agreement with BB&T. At the conclusion of the meeting, the BB&T Board unanimously approved the resolutions, including approving the proposed merger and entry into the merger agreement by BB&T.

On the evening of February 6, the SunTrust Board convened a special meeting to analyze and consider further the terms of the proposed merger and entry into the merger agreement by SunTrust. Goldman Sachs representatives reviewed with the SunTrust Board Goldman Sachs’s financial analysis summarized below under “—Opinion of SunTrust’s Financial Advisor” and rendered to the Board the oral opinion of Goldman Sachs, subsequently confirmed by delivery of a written opinion attached to this joint proxy statement/prospectus as Annex C, to the effect that, as of the date of Goldman Sachs’ written opinion and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than BB&T and its affiliates) of shares of SunTrust common stock. Representatives of Sullivan & Cromwell provided a summary of the proposed terms of the merger agreement and described the resolutions the SunTrust directors would be asked to consider if they were to approve the merger. At the conclusion of the meeting, the SunTrust Board unanimously approved the resolutions, including approving the proposed merger and entry into the merger agreement by SunTrust.

During the course of the discussions and negotiations that ultimately resulted in the execution of the merger agreement, SunTrust did not engage in any discussions with other potential merger of equals partners because the SunTrust Board believed that the shareholder benefits of any such other theoretical transaction would not approach those of a combination with BB&T, and that any such other theoretical transaction would not provide similar cultural compatibility, synergies and scale benefits as a combination with BB&T. BB&T evaluated potential acquisition opportunities during this time period, but all such evaluations were preliminary in nature and did not result in any actionable proposals. BB&T did not engage in discussions with other potential merger of equals partners because the BB&T Board believed that the shareholder benefits of any such other theoretical transactions would not approach those of a combination with SunTrust, and that any such other theoretical transaction would not provide similar cultural compatibility, synergies and scale benefits as a combination with SunTrust.

Following the board meetings of the BB&T Board and the SunTrust Board on February 6, and after finalizing the merger agreement, BB&T and SunTrust executed the merger agreement early in the morning on February 7. The transaction was announced the morning of February 7 before the opening of the financial markets in New York, in a press release jointly issued by BB&T and SunTrust. In connection with the announcement of the merger, SunTrust engaged its affiliate, SunTrust Robinson Humphrey, Inc., to provide financial advisory services in connection with regulatory processes and other closing matters.

On June 14, 2019, BB&T and SunTrust entered into an amendment to the merger agreement that provides for certain changes to the terms of the rollover BB&T preferred stock that holders of SunTrust preferred stock will receive in the merger and includes corresponding changes to account for the entitlement of the holders of SunTrust preferred stock to vote on the SunTrust merger proposal together as a single class with the holders of the SunTrust common stock.

SunTrust’s Reasons for the Merger; Recommendation of SunTrust’s Board of Directors

In reaching its decision to approve the merger agreement, and to adopt the plan of merger and recommend approval of the plan of merger by its shareholders, the SunTrust board of directors evaluated the merger agreement, the merger and the other transactions contemplated by the merger agreement in consultation with SunTrust management, as well as with SunTrust’s legal and financial advisors, and considered a number of factors, including the following material factors:

•

each of SunTrust’s and BB&T’s business, operations, financial condition, stock performance, asset quality, earnings and prospects. In reviewing these factors, including the information obtained through due diligence, the SunTrust board of directors considered BB&T’s financial condition and asset quality; that BB&T’s business, operations and risk profile complement those of SunTrust and that BB&T’s earnings and prospects, and the synergies and scale potentially available in the proposed transaction, create the opportunity for the combined company to leverage complementary and diversified revenue streams and to have superior future earnings and prospects compared to SunTrust’s earnings and prospects on a stand-alone basis;

•	its belief that the two companies’ purpose-driven corporate cultures were similar and compatible, which would facilitate integration and implementation of the transaction;

•

the ability to leverage the scale and financial capabilities of the combined company to make additional investments in innovation and technology to address technological disruption in the industry and improve customer offerings and service;

•	the combined company’s position as one of the largest financial services organizations in the United States in terms of total consolidated assets, loans, deposits and revenues;

•

its knowledge of the current environment in the financial services industry, including economic conditions and the interest rate and regulatory environments, possible effects of scale, increased operating costs resulting from regulatory and compliance mandates, increasing competition from both nationwide banks and non-bank financial and financial technology firms, and current financial market conditions and the likely effects of these factors on SunTrust’s and the combined company’s potential growth, development, productivity and strategic options;

•

the structure of the transaction as a merger in which the SunTrust board of directors and SunTrust management would have equal participation in the combined company with BB&T; in particular, the provisions of the merger agreement setting forth the corporate governance of the combined company, including the CEO succession plan and the fact that upon the closing, the combined company’s board of directors would be comprised of an equal number of SunTrust directors and BB&T directors and the executive management team would be comprised of an equal number of SunTrust officers and BB&T officers, each of which the SunTrust board of directors believes enhances the likelihood that the strategic benefits that SunTrust expects to achieve as a result of the merger will be realized;

•

the consistency of the transaction with SunTrust’s business strategies, including achieving strong earnings growth, reaching new markets, improving customer attraction and retention, developing technology capabilities and focusing on cost management;

•

its conclusion after its analysis that SunTrust and BB&T have complementary businesses and prospects due to the nature of the markets they serve and products they offer, and the expectation that the transaction would provide economies of scale, enhanced ability to invest in technology and innovation, expanded product offerings, cost savings opportunities and enhanced opportunities for growth;

•

SunTrust’s and BB&T’s shared belief in a purpose-driven and thoughtful approach to the combination and the resulting company, structured to maximize the potential for synergies and positive impact to local communities and minimize the loss of customers and employees and to further diversify the combined company’s operating risk profile compared to the risk profile of either company on a stand-alone basis;

•

its belief that the transaction is likely to increase value to shareholders, given that, from the perspective of a SunTrust shareholder, the transaction is expected to be immediately accretive on a cash basis and accretive on a GAAP basis in 2020;

•	the expectation that the transaction will be generally tax-free for United States federal income tax purposes to SunTrust’s shareholders;

•

the oral opinion of Goldman Sachs, subsequently confirmed in Goldman Sachs’ written opinion, to the effect that, as of the date of Goldman Sachs’ written opinion and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than BB&T and its affiliates) of shares of SunTrust common stock, as more fully described below in the section “—Opinion of SunTrust’s Financial Advisor” beginning on page 56;

•

the fact that the exchange ratio is fixed, which the SunTrust board of directors believed was consistent with market practice for transactions of this type and with the strategic purpose of the transaction;

•	the premium to SunTrust shareholders based on the fixed exchange ratio and the relative prices of the companies’ stock at the time of announcement;

•	the expectation of an immediate increase to SunTrust shareholders in dividends per share based on anticipated dividend payments by the combined company;

•

its review and discussions with SunTrust’s senior management concerning the due diligence examination of the operations, financial condition and regulatory compliance programs and prospects of BB&T; and

•	its expectation that the required regulatory approvals could be obtained in a timely fashion.

The SunTrust board of directors also considered the potential risks related to the transaction but concluded that the anticipated benefits of combining with BB&T were likely to substantially outweigh these risks. These potential risks included:

•	the diversion of management focus and resources from other strategic opportunities and operational matters while working to implement the transaction and integrate the two companies;

•	the possibility of encountering difficulties in achieving cost savings and synergies in the amounts currently estimated or in the time frame currently contemplated;

•	the possibility of encountering difficulties in successfully integrating BB&T’s business, operations and workforce with those of SunTrust;

•	the transaction-related restructuring charges;

•	the regulatory and other approvals required in connection with the transaction, including the time required to receive approvals;

•	the expected dilution to the tangible book value per share to SunTrust shareholders;

•	the possibility of heightened focus on clients and employees by competitors; and

•	the other risks described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

Although each member of the SunTrust board of directors individually considered these and other factors, the board of directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. For example, the negotiation of an exchange ratio involves a wide number of factors and considerations, and, consistent with Goldman Sachs’ view that its analyses must be considered as a whole and that selecting portions of its analyses or certain factors without considering all analyses and factors as a whole, could create a misleading or incomplete view of the processes underlying its opinion, the SunTrust board of directors considered the entirety of the analyses provided by Goldman Sachs. The SunTrust board of directors did not attempt to form any conclusions as to whether any individual analysis performed by Goldman Sachs did or did not by itself support the board of director’s recommendation. The SunTrust board of directors collectively made its determination based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the transaction is in the best interests of SunTrust, its shareholders and its other constituencies.

The SunTrust board of directors realized that there can be no assurance about future results, including results expected or considered in the factors listed above, such as assumptions regarding anticipated cost savings and earnings accretion/dilution. The SunTrust board of directors concluded, however, that the potential positive factors outweighed the potential risks of completing the transaction.

In considering the recommendation of the SunTrust board of directors, you should be aware that certain directors and executive officers of SunTrust may have interests in the merger that are different from, or in addition to, interests of shareholders of SunTrust generally and may create potential conflicts of interest. The SunTrust board of directors was aware of these interests and considered them when evaluating and negotiating the merger agreement, the merger and the other transactions contemplated by the merger agreement, and in recommending to SunTrust’s shareholders that they vote in favor of the SunTrust merger proposal. See “The Merger—Interests of SunTrust Directors and Executive Officers in the Merger”.

It should be noted that this explanation of the reasoning of the SunTrust board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 32.

For the reasons set forth above, the SunTrust board of directors unanimously recommends that the holders of SunTrust common stock and holders of SunTrust preferred stock vote “FOR” the SunTrust merger proposal.

Opinion of SunTrust’s Financial Advisor

At a meeting of the SunTrust board of directors, Goldman Sachs rendered to the SunTrust board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of February 7, 2019, the date of Goldman Sachs’ written opinion, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the exchange ratio was fair from a financial point of view to the holders (other than BB&T and its affiliates) of SunTrust common stock.

The full text of the written opinion of Goldman Sachs, dated February 7, 2019, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C. The summary of the Goldman Sachs opinion contained in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the SunTrust board of directors in connection with its consideration of the merger and the opinion does not constitute a recommendation as to how any holder of SunTrust common stock should vote with respect to the merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of SunTrust and BB&T for the five (5) years ended December 31, 2017;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of SunTrust and BB&T;

•	certain other communications from SunTrust and BB&T to their respective shareholders;

•	certain publicly available research analyst reports for SunTrust and BB&T; and

•

certain internal financial analyses and forecasts for SunTrust on a stand-alone basis prepared by its management and certain financial analyses and forecasts for BB&T on a stand-alone basis and pro forma for the merger prepared by the management of SunTrust, in each case, as approved for Goldman Sachs’ use by SunTrust (referred to in this section as the “forecasts”), including certain operating synergies projected by the management of SunTrust to result from the merger, as approved for Goldman Sachs’ use by SunTrust (referred to in this section as the “synergies”).

Goldman Sachs also held discussions with members of the senior managements of SunTrust and BB&T regarding their assessments of the strategic rationale for, and the potential benefits of, the merger, and the past and current business operations, financial condition and future prospects of SunTrust and BB&T; reviewed the reported price and trading activity for SunTrust common stock and BB&T common stock; compared certain financial and stock market information for SunTrust and BB&T with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the banking industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of the SunTrust board of directors, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the SunTrust board of directors that the forecasts, including the synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of SunTrust. Goldman Sachs did not review individual credit files or make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of SunTrust or BB&T or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto, and, accordingly, Goldman Sachs assumed that such allowances were, in the aggregate, adequate to cover such losses. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on SunTrust or BB&T or on the expected benefits of the merger in any way meaningful to Goldman Sachs’ analysis. Goldman Sachs assumed that the merger would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion did not address the underlying business decision of SunTrust to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to SunTrust; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, SunTrust or any other alternative transaction. Goldman Sachs’ opinion addressed only the fairness from a financial point of view to the holders (other than BB&T and its affiliates) of SunTrust common stock, as of February 7, 2019, of the exchange ratio. Goldman Sachs did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of SunTrust; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of SunTrust, or any class of such persons, in connection with the merger, whether relative to the exchange ratio or otherwise. Goldman Sachs did not express any opinion as to the prices at which the BB&T common stock would trade at any time or as to the impact of the merger on the solvency or viability of SunTrust or BB&T or the ability of SunTrust or BB&T to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs, as of February 7, 2019, the date of Goldman Sachs’ written opinion, and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after February 7, 2019. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of SunTrust’s board of directors in connection with its consideration of the merger and Goldman Sachs’ opinion does not constitute a recommendation as to how any holder of SunTrust common stock should vote with respect to the merger or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analyses

The following is a summary of the material financial analyses presented by Goldman Sachs to the SunTrust board of directors in connection with rendering to the SunTrust board of directors the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 4, 2019, and is not necessarily indicative of current market conditions.

Analysis of Implied Deal Premia and Multiples

Goldman Sachs calculated and compared certain implied premia and multiples using the closing price for shares of SunTrust common stock on February 4, 2019, and the implied value of the consideration to be paid by BB&T for each share of SunTrust common stock pursuant to the merger agreement. For purposes of its analysis, Goldman Sachs calculated an implied value for the merger consideration of $63.56 by multiplying the exchange ratio by $49.08, the closing price for the shares of BB&T common stock on February 4, 2019.

Goldman Sachs calculated and/or compared the following:

•

the implied premia represented by the closing price of $59.44 per share of SunTrust common stock on February 4, 2019 and the $63.56 implied value of the merger consideration, in each case, relative to:

•	$59.44, the closing price for shares of SunTrust common stock on February 4, 2019;

•	$55.70, $57.66 and $59.69, the average trading prices for shares of SunTrust common stock over the thirty (30)-day, sixty (60)-day and ninety (90)-day periods ended February 4, 2019, respectively;

•	$74.71, the highest trading price for shares of SunTrust common stock over the fifty-two (52)-week period ended February 4, 2019, which occurred on August 27, 2018; and

•	$90.61, the all-time high trading price for shares of SunTrust common stock;

•	the closing price of $59.44 for shares of SunTrust common stock on February 4, 2019 and the $63.56 implied value of the merger consideration, in each case, as a multiple of:

•

the estimated earnings per share (referred to in this section as “EPS”) for 2019 and 2020 for SunTrust, calculated using both the EPS estimates for SunTrust reflected in the forecasts and median EPS estimates for SunTrust published by Institutional Broker Estimate System (“IBES”) as of February 4, 2019; and

•	the tangible book value (referred to in this section as “TBV”) per share, for SunTrust, as of December 31, 2018, using TBV per share information provided by management of SunTrust.

Premia/(Discount)

Implied Premium/(Discount) to:	SunTrust February 4, 2019 Closing Price of $59.44	Implied Value of Merger Consideration of $63.56
February 4, 2019 Closing Price of $59.44	—	6.9%
30-Day Average Price of $55.70	6.7%	14.1%
60-Day Average Price of $57.66	3.1%	10.2%
90-Day Average Price of $59.69	(0.4)%	6.5%
52-Week High Price of $74.71	(20.4)%	(14.9)%
All-Time High Price of $90.61	(34.4)%	(29.9)%

Implied Multiples

	Management Forecasts		IBES Median Estimates
	SunTrust February 4, 2019 Closing Price of $59.44	Implied Value of Merger Consideration of $63.56	SunTrust February 4, 2019 Closing Price of $59.44	Implied Value of Merger Consideration of $63.56
Price/2019E EPS	9.9x	10.6x	10.1x	10.8x
Price/2020E EPS	9.1x	9.8x	9.5x	10.2x

	SunTrust February 4, 2019 Closing Price of $59.44	Implied Value of Merger Consideration of $63.56
Price/December 31, 2018 TBV per share	1.7x	1.8x

Selected Companies Analyses for SunTrust

Goldman Sachs reviewed and compared certain financial information for SunTrust to corresponding financial information and public market multiples for the ten (10) selected publicly traded companies in the banking industry listed below. Although none of the selected companies is directly comparable to SunTrust, the selected companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of SunTrust.

For each of SunTrust and the selected companies, Goldman Sachs calculated and compared its closing price per share as of February 4, 2019 as a multiple of each of:

•	estimated EPS for calendar years 2019 and 2020; and

•

its stated book value (“SBV”) per share and TBV per share as of its most recently completed fiscal quarter for which SBV per share and TBV per share information was publicly available as of February 4, 2019.

For purposes of its calculations, Goldman Sachs used 2019 and 2020 EPS estimates for SunTrust and the selected companies reflecting the most recent median EPS estimates for such companies published by IBES as of February 4, 2019. For SunTrust, Goldman Sachs also used the 2019 and 2020 EPS estimates reflected in the forecasts.

The multiples calculated by Goldman Sachs for the selected companies and multiples calculated by Goldman Sachs for SunTrust are as follows:

Company	Price/ 2019E EPS	Price/ 2020E EPS	Price/ SBV per share	Price/TBV per share
Bank of America Corporation	10.0x	9.0x	1.1x	1.6x
Wells Fargo & Company	9.9x	8.6x	1.3x	1.5x
U.S. Bancorp	11.9x	11.2x	1.8x	2.4x
The PNC Financial Services Group, Inc.	11.0x	10.2x	1.3x	1.7x
Fifth Third Bancorp	9.9x	8.8x	1.1x	1.6x
Citizens Financial Group, Inc.	8.8x	8.2x	0.8x	1.2x
KeyCorp	9.0x	8.3x	1.2x	1.5x
Regions Financial Corporation	9.8x	9.1x	1.1x	1.7x
M&T Bank Corporation	11.3x	10.6x	1.6x	2.4x
Huntington Bancshares Incorporated	10.0x	9.3x	1.4x	1.8x
Median	10.0x	9.1x	1.2x	1.6x

SunTrust
Management Forecasts/Public Information	9.9x	9.1x	1.2x	1.7x
IBES Median EPS Estimates/Public Information	10.1x	9.5x	1.2x	1.7x

Illustrative Present Value of Future Stock Price Analysis for SunTrust

Goldman Sachs performed an illustrative analysis of the implied present value of the future value of the shares of SunTrust common stock on a stand-alone basis.

Goldman Sachs derived a range of theoretical future values per share for the shares of SunTrust common stock on a stand-alone basis as of December 31, 2019, 2020 and 2021 by applying illustrative price to EPS multiples of 10.0x to 11.0x to the estimates of the EPS of SunTrust on a stand-alone basis for 2020, 2021 and 2022, respectively, based on the forecasts. By applying a discount rate of 9.5%, reflecting an estimate of SunTrust’s cost of equity on a stand-alone basis, Goldman Sachs discounted to present value as of December 31, 2018 both the theoretical future values per share it derived for SunTrust on a stand-alone basis and the estimated dividends to be paid per share of SunTrust common stock on a stand-alone basis through the end of the applicable year as reflected in the forecasts, to yield illustrative present values per share of SunTrust common stock on a stand-alone basis ranging from $61.14 to $67.67.

The illustrative price to EPS multiples used in the foregoing analysis were derived by Goldman Sachs using its professional judgement and experience, taking into account the multiples calculated by Goldman Sachs as set forth above under “—Selected Companies Analyses for SunTrust”. Goldman Sachs derived the discount rate used in the foregoing analysis by application of the capital asset pricing model (“CAPM”), which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally.

Regression Analysis for SunTrust

Goldman Sachs performed a regression analysis using the Price/TBV per share multiples for the selected companies calculated by Goldman Sachs as described above under “—Selected Companies Analyses for SunTrust” compared to the 2020 estimated return on average tangible common equity (“2020E ROATCE”) for those selected companies using the median estimates for such companies published by IBES as of February 4, 2019 to derive a regression line reflecting a range of Price/TBV per share multiples at a range of 2020E ROATCE for the selected companies. The 2020E ROATCE for those selected companies ranged from 13.5% to 21.5%, with a median of 16.9%. Goldman Sachs observed that the 2020E ROATCE for SunTrust of 16.8%, as reflected in the forecasts, corresponded to an implied Price/TBV per share multiple of 1.7x on the regression line. Goldman Sachs calculated that the closing price for SunTrust common stock on February 4, 2019 reflected a multiple of approximately 1.7x the TBV per share as of December 31, 2018 for SunTrust, as provided by SunTrust management.

Goldman Sachs applied implied Price/TBV per share multiples ranging from 1.5x (one (1) standard error less than the 2020E ROATCE regression implied Price/TBV per share multiple) to 1.9x (one (1) standard error more than the 2020E ROATCE regression implied Price/TBV per share multiple) to the TBV per share as of December 31, 2018 for SunTrust as provided by SunTrust management to derive regression implied values per share of SunTrust common stock ranging from $52.69 to $66.36.

Illustrative Discounted Dividend Analyses for SunTrust on a Stand-Alone Basis

Using the forecasts, Goldman Sachs performed an illustrative discounted dividend analysis for SunTrust on a stand-alone basis, to derive a range of illustrative present values per share of SunTrust common stock on a stand-alone basis.

Using discount rates ranging from 8.5% to 10.5%, reflecting estimates of the cost of equity for SunTrust on a stand-alone basis, Goldman Sachs derived a range of illustrative equity values for SunTrust on a stand-alone basis by discounting to present value as of December 31, 2018, (a) the implied distributions to holders of SunTrust common stock over the period beginning December 31, 2018 through December 31, 2023 calculated based on the forecasts assuming at the direction of SunTrust management that SunTrust would make distributions of capital in excess of the amount necessary to achieve a 9.0% CET1 ratio target and (b) a range of illustrative terminal values for SunTrust as of December 31, 2023, calculated by applying illustrative price to EPS multiples ranging from 10.0x to 11.0x (reflecting implied Price/TBV per share exit multiples ranging from 1.6x to 1.8x) to the estimate of SunTrust’s terminal year (2024) net income on a stand-alone basis, as reflected in the forecasts. Goldman Sachs derived the range of discount rates by application of the CAPM. To derive illustrative terminal values for SunTrust, Goldman Sachs applied illustrative price to EPS multiples based on its professional judgment and experience, taking into account the multiples it calculated as described above under “—Selected Companies Analyses for SunTrust”.

Goldman Sachs divided the range of illustrative equity values it derived for SunTrust by the total number of fully diluted shares of SunTrust common stock outstanding as of February 4, 2019 of 446 million, as provided by SunTrust management, to derive illustrative present values per share of SunTrust common stock on a stand-alone basis ranging from $60.28 to $69.34.

Selected Companies Analyses for BB&T on a Stand-Alone Basis

Goldman Sachs reviewed and compared certain financial information for BB&T on a stand-alone basis to corresponding financial information and public market multiples for the ten (10) selected publicly traded companies in the banking industry set forth above under “—Selected Companies Analyses for SunTrust”. Although none of the selected companies is directly comparable to BB&T, the selected companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of BB&T.

For each of BB&T on a stand-alone basis and the selected companies, Goldman Sachs calculated and compared its closing price per share as of February 4, 2019 as a multiple of each of:

•	estimated EPS for the calendar years 2019 and 2020; and

•	its SBV per share and TBV per share as of its most recently completed fiscal quarter for which SBV per share and TBV per share information was publicly available as of February 4, 2019.

For purposes of its calculations, Goldman Sachs used 2019 and 2020 EPS estimates for BB&T on a stand-alone basis and for the selected companies reflecting the most recent median EPS estimates for such companies published by IBES as of February 4, 2019. For BB&T on a stand-alone basis, Goldman Sachs also used the 2019 and 2020 EPS estimates reflected in the forecasts.

The multiples calculated by Goldman Sachs for the selected companies are set forth above under “—Selected Companies Analyses for SunTrust”. The multiples calculated by Goldman Sachs for BB&T on a stand-alone basis are as follows:

BB&T	Price/ 2019E EPS	Price/ 2020E EPS	Price/SBV per share	Price/TBV per share
Management Forecasts/Public Information	11.2x	10.3x	1.4x	2.3x
IBES Median EPS Estimates/Public Information	11.2x	10.6x	1.4x	2.3x

Illustrative Present Value of Future Stock Price Analysis for BB&T on a Stand-Alone Basis

Goldman Sachs performed an illustrative analysis of the implied present value of the future value of the shares of BB&T common stock on a stand-alone basis.

Goldman Sachs derived a range of theoretical future values per share for the shares of BB&T common stock on a stand-alone basis as of December 31, 2019, 2020 and 2021 by applying illustrative price to EPS multiples of 10.3x to 11.3x to the estimates of the EPS of BB&T on a stand-alone basis for 2020, 2021 and 2022, respectively, based on the forecasts. By applying a discount rate of 8.5%, reflecting an estimate of BB&T’s cost of equity on a stand-alone basis, Goldman Sachs discounted to present value as of December 31, 2018 both the theoretical future values per share it derived for BB&T on a stand-alone basis and the estimated dividends to be paid per share of BB&T common stock on a stand-alone basis through the end of the applicable year as reflected in the forecasts, to yield illustrative present values per share of BB&T common stock on a stand-alone basis ranging from $46.66 to $52.04.

The illustrative price to EPS multiples used in the foregoing analysis were derived by Goldman Sachs based on its professional judgement and experience, taking into account the multiples calculated by Goldman Sachs as set forth above under “—Selected Companies Analyses for SunTrust”. Goldman Sachs derived the discount rate used in the foregoing analysis by application of CAPM.

Regression Analysis for BB&T on a Stand-Alone Basis

Goldman Sachs observed that the 2020E ROATCE for BB&T on a stand-alone basis of 20.8%, as reflected in the forecasts, corresponded to an implied Price/TBV per share multiple of 2.3x on the regression line derived by Goldman Sachs reflecting a range of Price/TBV per share multiples at a range of 2020E ROATCEs for the selected companies as described above under “—Regression Analysis for SunTrust”.

Goldman Sachs applied implied Price/TBV per share multiples ranging from 2.1x (one (1) standard error less than the 2020E ROATCE regression implied stand-alone Price/TBV per share multiple) to 2.5x (one (1) standard error more than the 2020E ROATCE implied market stand-alone Price/TBV per share multiple) to the TBV per share as of December 31, 2018 for BB&T on a stand-alone basis, as provided by BB&T management, to derive regression implied values per share of BB&T common stock on a stand-alone basis ranging from $44.81 to $53.16.

Illustrative Discounted Dividend Analyses for BB&T on a Stand-Alone Basis

Using the forecasts, Goldman Sachs performed illustrative discounted dividend analyses for BB&T on a stand-alone basis, to derive a range of illustrative present values per share of BB&T common stock on a stand-alone basis.

Using discount rates ranging from 7.5% to 9.5%, reflecting estimates of the cost of equity for BB&T on a stand-alone basis, Goldman Sachs derived a range of illustrative equity values for BB&T on a stand-alone basis by discounting to present value as of December 31, 2018, (a) the implied distributions to holders of BB&T common stock on a stand-alone basis over the period beginning December 31, 2018 through December 31, 2023, on a stand-alone basis, calculated based on the forecasts assuming at the direction of SunTrust management that BB&T would make distributions of capital in excess of the amount necessary to achieve a 10.0% CET1 ratio target and (b) a range of illustrative terminal values for BB&T on a stand-alone basis as of December 31, 2023, calculated by applying illustrative price to EPS multiples ranging from 10.3x to 11.3x (reflecting implied price/TBV per share exit multiples ranging from 2.0x to 2.2x) to the estimate of BB&T’s terminal year (2024) net income on a stand-alone basis, as reflected in the forecasts. Goldman Sachs derived the range of discount rates by application of the CAPM. To derive illustrative terminal values for BB&T on a stand-alone basis, Goldman Sachs applied illustrative price to EPS multiples based on its professional judgment and experience, taking into account the multiples it calculated for the selected companies as described above under “—Selected Companies Analyses for SunTrust” and the multiples it calculated for BB&T on a stand-alone basis as set forth above under “—Selected Companies Analyses for BB&T on a Stand-Alone Basis”.

Goldman Sachs divided the range of illustrative equity values it derived for BB&T on a stand-alone basis by the total number of fully diluted shares of BB&T common stock outstanding as of February 4, 2019 of 774 million, as provided by SunTrust management, to derive illustrative present values per share of BB&T common stock on a stand-alone basis ranging from $48.49 to $55.70.

Illustrative Present Value of Future Stock Price Analyses for SunTrust Shares on a Pro Forma Basis

Goldman Sachs performed an illustrative analysis of the implied present value of the future value of the 1.295 shares of BB&T common stock to be received for each share of SunTrust common stock in the merger.

Goldman Sachs derived a range of theoretical future values per share for the shares of BB&T common stock on a pro forma basis (giving effect to the merger) as of December 31, 2020, 2021 and 2022 by applying illustrative price to EPS multiples of 10.1x to 11.1x to the estimates of the EPS of BB&T on a pro forma basis for 2021, 2022 and 2023, respectively, based on the forecasts taking into account the synergies. By applying a discount rate of 9.0%, reflecting an estimate of BB&T’s cost of equity on a pro forma basis (based on the estimated cost of equity for each of BB&T and SunTrust on a stand-alone basis blended based on their respective net income contributions to the pro forma company), Goldman Sachs discounted to present value as of December 31, 2018 both the theoretical future values per share it derived for BB&T on a pro forma basis and the estimated dividends to be paid per share of BB&T common stock on a pro forma basis through the end of the applicable year as reflected in the forecasts to yield illustrative present values per share of BB&T common stock on a pro forma basis. Goldman Sachs then multiplied this range by the exchange ratio to yield illustrative present values ranging from $67.37 to $74.62 for the 1.295 shares of BB&T common stock to be received for each share of SunTrust common stock in the merger.

The illustrative price to EPS multiples used in the foregoing analysis were derived by Goldman Sachs based on its professional judgment and experience, taking into account the multiples calculated by Goldman Sachs as set forth above under “—Selected Companies Analyses for SunTrust”.

Regression Analysis for SunTrust Shares on a Pro Forma Basis

Goldman Sachs observed that the estimated 2021E ROATCE for BB&T on a pro forma basis of 21.6%, as reflected in the forecasts, corresponded to an implied Price/TBV per share multiple of 2.4x on the regression line derived by Goldman Sachs reflecting a range of Price/TBV per share multiples at a range of 2020E ROATCEs for the selected companies as described above under “—Regression Analysis for SunTrust”.

Goldman Sachs applied implied Price/TBV per share multiples ranging from 2.2x (one (1) standard error less than the 2021E ROATCE regression implied pro forma Price/TBV per share multiple) to 2.6x (one (1) standard error more than the 2021E ROATCE implied market pro forma Price/TBV per share multiple) to the TBV per share as of December 31, 2019 for BB&T on a pro forma basis as reflected in the forecasts, and discounting the results to present value as of December 31, 2018, using a discount rate of 9.0%, reflecting an estimate of BB&T’s cost of equity on a pro forma basis (based on the estimated cost of equity for each of BB&T and SunTrust on a stand-alone basis blended based on their respective net income contributions to the pro forma company), to derive a range of regression implied present values per share of BB&T common stock on a pro forma basis. Goldman Sachs multiplied this range by the exchange ratio to derive regression implied present values ranging from $63.45 to $74.66 for the 1.295 shares of BB&T common stock to be received for each share of SunTrust common stock in the merger.

Illustrative Discounted Dividend Analyses for SunTrust Shares on a Pro Forma Basis

Using the forecasts, Goldman Sachs performed illustrative discounted dividend analysis for BB&T on a pro forma basis giving effect to the merger. Using discount rates ranging from 8.0% to 10.0%, reflecting estimates of the cost of equity for BB&T on a pro forma basis giving effect to the merger, Goldman Sachs derived a range of illustrative equity values for BB&T on a pro forma basis by discounting to present value as of December 31, 2018, (a) the implied distributions to/ infusions from holders of BB&T’s common stock on a pro forma basis from December 31, 2019 through December 31, 2023 calculated using the forecasts, taking into account the synergies, assuming at the direction of SunTrust management that BB&T would on a pro forma basis make distributions/require infusions of capital as necessary to achieve a 10.0% CET1 ratio target and (b) a range of illustrative terminal values for BB&T on a pro forma basis as of December 31, 2023, calculated by applying illustrative price to EPS multiples ranging from 10.1x to 11.1x (reflecting implied price/TBV per share multiples ranging from 1.9X to 2.1x) to the estimate of BB&T’s terminal year (2024) net income on a pro forma basis, as reflected in the forecasts, taking into account the synergies. To derive illustrative terminal values for BB&T on a pro forma basis, Goldman Sachs applied illustrative price to EPS multiples based on its professional judgment and experience, the multiples it calculated for the selected companies and SunTrust on a stand-alone basis as described above under “—Selected Companies Analyses for SunTrust” and the multiples it calculated for BB&T on a stand-alone basis as set forth above under “—Selected Companies Analyses for BB&T on a Stand-Alone Basis”.

Goldman Sachs divided the range of illustrative equity values it derived for BB&T on a pro forma basis by the total number of fully diluted shares of BB&T common stock outstanding of 774 million, increased by the number of shares of BB&T common stock anticipated to be issued in the merger, (578 million), as provided by SunTrust management, to derive a range of illustrative present values per share of BB&T common stock on a pro forma basis. Goldman Sachs then multiplied this range by the exchange ratio, to derive illustrative present values ranging from $64.89 to $75.23 for the 1.295 shares of BB&T common stock to be received for each share of SunTrust common stock in the merger.

Illustrative Contribution Analysis

Using the forecasts and publicly available information, Goldman Sachs analyzed the implied equity contributions of BB&T and SunTrust to the pro forma combined company based on specific historical and estimated future operating and financial information of each company, including, among other things, closing stock prices of each company as of February 4, 2019, average closing stock prices of each company for the six (6)-month, one (1)-year, three (3)-year and five (5)-year periods ended February 4, 2019, actual net income for 2018, and estimated net income for 2019 through 2020.

Based on the number of fully diluted shares of BB&T common stock and SunTrust common stock outstanding as of February 4, 2019 of 774 million and 446 million, respectively, as provided by SunTrust management, following the consummation of the merger, holders of SunTrust common stock would hold approximately 42.7% of the fully diluted shares of the pro forma combined company, and holders of BB&T common stock would hold approximately 57.3% of the fully diluted shares of the pro forma combined company. The following table presents the results of this analysis:

	SunTrust	BB&T
Closing Share Prices
February 4, 2019	41.1%	58.9%
6-Month Average	42.7%	57.3%
1-Year Average	42.8%	57.2%
3-Year Average	41.8%	58.2%
5-Year Average	40.4%	59.6%

Net Income
2018 Net Income	46.1%	53.9%
2019E Net Income	43.9%	56.1%
2020E Net Income	43.9%	56.1%

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to SunTrust or BB&T or the merger.

Goldman Sachs prepared these analyses for purposes of providing its opinion to the SunTrust board of directors that, as of the date of the opinion, the exchange ratio was fair from a financial point of view to the holders (other than BB&T and its affiliates) of SunTrust common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of SunTrust, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The exchange ratio and the merger consideration to be paid by BB&T for each share of SunTrust common stock pursuant to the merger agreement was determined through arm’s-length negotiations between SunTrust and BB&T and was approved by the SunTrust board of directors. Goldman Sachs provided advice to SunTrust during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio or amount of consideration to SunTrust or that any specific exchange ratio or amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion was one of many factors taken into consideration by the SunTrust board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the delivery of its fairness opinion to the SunTrust board of directors and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C to this joint proxy statement/prospectus.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of SunTrust, BB&T, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the merger. Goldman Sachs acted as financial advisor to SunTrust in connection with, and participated in certain of the negotiations leading to, the merger. Goldman Sachs expects to receive fees from SunTrust for its services in connection with the merger, the principal portion of which is contingent upon consummation of the merger, and SunTrust has agreed to reimburse certain of Goldman Sachs’ expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of its engagement. Goldman Sachs has provided certain financial advisory and/or underwriting services to SunTrust and/or its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunning manager with respect to the public offering of SunTrust’s Fixed-to-Floating Rate Perpetual

Preferred Stock, Series G, in April 2017; as joint bookrunning manager with respect to the public offering of SunTrust’s Fixed-to-Floating Rate Perpetual Preferred Stock, Series H, in November 2017; and as joint bookrunning manager with respect to the public offering by SunTrust Bank, a subsidiary of SunTrust, of Fixed-to-Floating Rate Senior Notes due 2022, Fixed-to-Floating Rate Senior Notes due 2024 and Floating Rate Senior Notes due 2022 (aggregate principal amount $1,300,000,000) in July 2018. During the two (2)-year period ended February 7, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to SunTrust and/or its affiliates of approximately $3,800,000. Goldman Sachs also has provided certain financial advisory and/or underwriting services to BB&T and/or its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunning manager with respect to the public offering of BB&T’s 2.750% Senior Notes due 2022 and Senior Floating Rate Notes due 2022 (aggregate principal amount $1,350,000,000) in March 2017; as joint bookrunning manager with respect to the public offering of BB&T’s 2.150% Senior Notes due 2021, Senior Floating Rate Notes due 2021 and 2.850% Senior Notes due 2024 (aggregate principal amount $2,300,000,000) in October 2017; as joint bookrunning manager with respect to the public offering of BB&T’s 3.200% Senior Notes due 2021 and 3.700% Senior Notes due 2025 (aggregate principal amount $1,500,000,000) in May 2018; and as joint bookrunning manager with respect to the public offering of BB&T’s 3.750% Senior Notes due 2023 (aggregate principal amount $1,000,000,000) in November 2018. During the two (2)-year period ended February 7, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to BB&T and/or its affiliates of approximately $1,500,000. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to SunTrust, BB&T and their respective affiliates for which its Investment Banking Division may receive compensation.

SunTrust selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to an engagement letter dated February 5, 2019, Goldman Sachs was engaged to serve as the financial advisor to the SunTrust board of directors in connection with the merger. The engagement letter between SunTrust and Goldman Sachs provides for a transaction fee of $39 million, $5 million of which became payable upon the execution of the merger agreement, and the remainder of which is contingent upon consummation of the merger. In addition, SunTrust agreed to reimburse Goldman Sachs for certain of its expenses, including reasonable attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

BB&T’s Reasons for the Merger; Recommendation of BB&T’s Board of Directors

In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement, the BB&T board of directors evaluated the merger agreement, the merger and the other transactions contemplated by the merger agreement in consultation with the BB&T management, as well as BB&T’s financial and legal advisors, and considered a number of factors, including the following material factors:

•

each of BB&T’s, SunTrust’s, and the combined company’s business, operations, financial condition, asset quality, earnings, and prospects. In reviewing these factors, the BB&T board of directors considered SunTrust’s financial condition and asset quality, that SunTrust’s business and operations complement those of BB&T, and that the merger and the other transactions contemplated by the merger agreement would result in a combined company with a larger market presence and more diversified balance sheet, revenue streams and overall business mix in both national and regional businesses, than BB&T on a stand-alone basis;

•	the strategic rationale for the merger, including the ability of the combined company to serve the banking needs of consumers and businesses in highly attractive markets;

•

the BB&T board of directors’ belief that SunTrust’s earnings and prospects, and the synergies potentially available in the proposed merger, would create the opportunity for the combined company to have superior future earnings and prospects compared to BB&T’s earnings and prospects on a stand-alone basis;

•

the complementary nature of the cultures of the two companies, including with respect to corporate purpose, strategic focus, target markets, client service, credit cultures, risk profiles and focus on innovation, and BB&T’s management’s belief that the complementary cultures will facilitate the successful integration and implementation of the transaction;

•	the complementary nature of the products, customers and markets of the two companies, which BB&T believes should provide the opportunity to mitigate risks and increase potential returns;

•

the ability to leverage the scale and financial capabilities of the combined company to make additional investments in innovation and technology, including a new innovation and technology center, and combining the technology with a consumer touch to create the trust necessary to build and sustain profitable client relationships;

•	the expanded possibilities for growth that would be available to the combined company, given its larger size, asset base, capital, and footprint;

•

embracing a disrupt-to-thrive philosophy, resulting in the anticipated ability to leverage the best of BB&T’s and SunTrust’s talent, technology and processes to support growth and to embrace opportunities to drive competitive advantages;

•

the anticipated pro forma financial impact of the merger on the combined company, including the expected positive impact on financial metrics including earnings per share, tangible book value per share and returns on average tangible stockholders’ equity;

•	the expectation of significant cost savings resulting from the transaction;

•

the provisions of the merger agreement setting forth the corporate governance of the combined company, including the CEO succession plan and the fact that upon the closing, the combined company’s board of directors would be comprised of an equal number of legacy BB&T directors and legacy SunTrust directors and the executive management team would be comprised of an equal number of legacy BB&T officers and legacy SunTrust officers, each of which the BB&T board of directors believes enhances the likelihood that the strategic benefits that BB&T expects to achieve as a result of the merger will be realized;

•	the provisions of the merger agreement relating to the protection of employee benefits under the BB&T pension plans, and the treatment of employee benefit plans following the effective time;

•	SunTrust’s longstanding roots in the Mid-Atlantic and Southeastern banking markets and its strong ties to the communities it serves;
•

its understanding of the current and prospective environment in which BB&T and SunTrust operate, including national and local economic conditions, the interest rate environment, the accelerating pace of technological change in the banking industry, the competitive environment for financial institutions generally, and the likely effect of these factors on BB&T both with and without the merger;

•	its review and discussions with BB&T’s management concerning the due diligence examination of the operations, financial condition and regulatory compliance programs and prospects of SunTrust;

•	BB&T management’s expectation that BB&T will retain its strong capital position and asset quality upon completion of the merger;

•

the written opinion of RBCCM, BB&T’s financial advisor, to the BB&T board of directors, to the effect that, as of February 6, 2019, based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the exchange ratio was fair, from a financial point of view, to BB&T, as more fully described below in the section entitled “—Opinion of BB&T’s Financial Advisor”;

•	its expectation that the required regulatory approvals could be obtained in a timely fashion; and

•	BB&T’s past record of integrating acquisitions and of realizing projected financial goals and benefits of acquisitions.

The BB&T board of directors also considered potential risks related to the merger but concluded that the anticipated benefits of the merger were likely to substantially outweigh these risks. These potential risks include:

•

the regulatory and other approvals required in connection with the merger and the bank merger and the risk that such regulatory approvals will not be received in a timely manner or at all or may impose unacceptable conditions;

•	the possibility that divestitures may be required by regulatory authorities in certain markets in which BB&T and SunTrust compete;

•	that the combined company would be changing its name, and the risks and costs associated with such name change;

•	the possibility of encountering difficulties in achieving anticipated cost synergies and savings in the amounts estimated or in the time frame contemplated;

•	the possibility of encountering difficulties in successfully integrating SunTrust’s business, operations and workforce with those of BB&T;

•	the risks, challenges and costs associated with moving the combined company’s headquarters;

•	the risk of losing key BB&T or SunTrust employees during the pendency of the merger and thereafter;

•	certain anticipated merger-related costs;

•	the diversion of management attention and resources from the operation of BB&T’s business towards the completion of the merger;

•	the merger’s effect on BB&T’s regulatory capital levels; and

•	the other risks described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

This discussion of the information and factors considered by the BB&T board of directors includes the material factors considered by the BB&T board of directors, but it is not intended to be exhaustive and may not include all the factors considered by the BB&T board of directors. In view of the wide variety of factors considered, and the complexity of these matters, the BB&T board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement. Rather, the BB&T board of directors viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it, including discussions with, and questioning of, BB&T’s management and BB&T’s financial and legal advisors. In addition, individual members of the BB&T board of directors may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the BB&T board of directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

In considering the recommendation of the BB&T board of directors, you should be aware that certain directors and executive officers of BB&T may have interests in the merger that are different from, or in addition to, interests of shareholders of BB&T generally and may create potential conflicts of interest. The BB&T board was aware of these interests and considered them when evaluating and negotiating the merger agreement, the merger and the other transactions contemplated by the merger agreement, and in recommending to BB&T’s shareholders that they vote in favor of the merger proposal. See “The Merger—Interests of BB&T Directors and Executive Officers in the Merger”.

For the reasons set forth above, the BB&T board of directors unanimously recommends that the holders of BB&T common stock vote “FOR” the merger proposal.

Opinion of BB&T’s Financial Advisor

On February 6, 2019, RBCCM rendered its written opinion to the BB&T board of directors that, as of that date and subject to the assumptions, qualifications, limitations and other matters set forth therein, the exchange ratio was fair, from a financial point of view, to BB&T. The full text of RBCCM’s written opinion dated February 6, 2019 is attached to this joint proxy statement/prospectus as Annex B and constitutes part of this joint proxy statement/prospectus. RBCCM’s opinion was approved by RBCCM’s Fairness Opinion Committee. This summary of RBCCM’s opinion is qualified in its entirety by reference to the full text of the opinion. BB&T urges holders of BB&T common stock to read RBCCM’s opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBCCM.

RBCCM’s advice (written and oral) and opinion was provided for the benefit, information and assistance of the BB&T board of directors (in its capacity as such) in connection with its evaluation of the merger. RBCCM’s opinion did not address the underlying business decision of BB&T to engage in the merger or the relative merits of the merger compared to any alternative business strategy or transaction that may be available to BB&T or in which BB&T might engage. RBCCM’s opinion does not constitute an opinion or recommendation to any holder of BB&T common stock as to how any such holder should vote or act with respect to the merger or any proposal to be voted upon in connection with the merger or otherwise.

RBCCM’s opinion addressed the fairness, from a financial point of view and as of the date thereof, of the exchange ratio (to the extent expressly specified therein), without regard to individual circumstances of specific holders that may distinguish such holders or the securities of BB&T held by such holders. RBCCM’s opinion did not in any way address any other terms, conditions, implications or other aspects of the merger or the merger agreement, including, without limitation, the form or structure of the merger or any other agreement, arrangement or understanding to be entered into in connection with, or contemplated by, the merger or otherwise. RBCCM did not express any opinion or view with respect to, and relied upon the assessments of BB&T and its representatives regarding, legal, regulatory, tax, accounting and similar matters, as to which BB&T has obtained such advice as it deemed necessary from qualified professionals. In rendering its opinion, RBCCM did not express any view on, and its opinion did not address, the fairness of the amount or nature of the compensation (if any) or other consideration to any officers, directors or employees of any party, or class of such persons, relative to the value implied by the exchange ratio or otherwise.

In rendering its opinion, RBCCM assumed and relied upon the accuracy and completeness of all information that was reviewed by RBCCM, including all financial, legal, tax, accounting, operating and other information provided to, or discussed with RBCCM by, or on behalf of, BB&T or SunTrust (including, without limitation, financial statements and related notes), and upon the assurances of the respective managements and other representatives of BB&T and SunTrust that they were not aware of any relevant information that had been omitted or that remained undisclosed to RBCCM. RBCCM did not assume responsibility for independently verifying, and did not independently verify, such information. RBCCM also assumed that the financial projections and other estimates and data that it was directed to utilize for its analyses, including potential synergies (as defined below), were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments at that time of the managements of BB&T and SunTrust as to the future financial performance of, and were a reasonable basis upon which to evaluate, BB&T, SunTrust, the potential synergies, potential pro forma effects of the merger and the other matters covered thereby. RBCCM further assumed that the financial results reflected therein, including the synergies, will be realized in the amounts and at the times projected. RBCCM assumed that there will be no developments with respect to any of the foregoing that would have an adverse effect on BB&T, SunTrust or the merger (or the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion.

In connection with its opinion, RBCCM did not assume any responsibility to perform, and did not perform, an independent valuation or appraisal of any of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of or relating to BB&T, SunTrust or any other entity and RBCCM was not furnished with any such valuations or appraisals. RBCCM did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of BB&T, SunTrust or any other entity. RBCCM is not an expert in the evaluation of allowances for loan and lease losses and did not independently verify such allowances or review or examine any individual loan or credit files. RBCCM assumed, with BB&T’s consent, that the aggregate allowances for loan and lease losses set forth in the financial statements of each of BB&T and SunTrust are adequate to cover such losses. RBCCM did not investigate, and made no assumption regarding, any litigation or other claims affecting BB&T, SunTrust or any other entity. RBCCM did not evaluate the solvency or fair value of BB&T, SunTrust or any other entity under any state, federal or other laws relating to bankruptcy, solvency or similar matters.

RBCCM assumed that the merger will be consummated in accordance in all material respects with the terms of the merger agreement and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, releases, waivers and agreements for the merger, no delay, limitation, restriction or condition will be imposed or occur, including any divestiture or other requirements, that would have a material adverse effect on BB&T, SunTrust or the merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion. RBCCM also assumed that the merger will qualify for the intended tax treatment contemplated by the merger agreement. In addition, RBCCM assumed that the final executed merger agreement would not differ, in any respect meaningful to its analyses or opinion, from the draft that it reviewed.

RBCCM’s opinion speaks only as of the date thereof, is based on the conditions as they existed and information supplied or reviewed as of the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur or may have existed or occurred after such date. RBCCM did not undertake any obligation to update, revise or reaffirm its opinion for events occurring after the date thereof. RBCCM did not express any opinion as to the actual value of BB&T common stock when issued or distributed in the merger or the price or range of prices at which BB&T common stock, or any other securities of BB&T may trade or otherwise be transferable at any time, including following announcement or consummation of the merger.

For the purposes of rendering its opinion, RBCCM undertook such review, inquiries, and analyses as it deemed necessary or appropriate under the circumstances, including the following:

•	RBCCM reviewed the financial terms of a draft, dated February 6, 2019, of the merger agreement;

•

RBCCM reviewed certain publicly available financial and other information, and certain historical operating data, relating to BB&T made available to it from published sources and internal records of BB&T;

•

RBCCM reviewed certain publicly available financial and other information, and certain historical operating data, relating to SunTrust made available to it from published sources and internal records of SunTrust;

•

RBCCM reviewed financial projections and other estimates and data relating to BB&T and SunTrust prepared by the managements of BB&T and SunTrust, including projections and other estimates and data prepared by the management of SunTrust (with respect to SunTrust), as, and to the extent, adjusted by management of BB&T (which adjustments consisted of assumptions related to CET1 ratios), which projections and other estimates and data it was directed to utilize for purposes of its analyses and opinion (referred to in this section collectively as, the “management projections” or “management”);

•

RBCCM conducted discussions with members of the senior managements of BB&T and SunTrust relating to the respective businesses, prospects and financial outlook of BB&T and SunTrust as well as the potential cost savings and other benefits anticipated by the management of BB&T to be realized from the merger (referred to in this section collectively as, the “synergies”);

•	RBCCM reviewed the reported prices and trading activity for BB&T common stock and SunTrust common stock;

•

RBCCM compared certain financial metrics of BB&T and SunTrust with those of selected publicly traded companies in lines of businesses that it considered generally relevant in evaluating BB&T and SunTrust;

•	RBCCM reviewed the potential pro forma financial impact of the merger on BB&T after taking into account potential synergies; and

•	RBCCM considered other information and performed other studies and analyses as it deemed appropriate.

Set forth below is a summary of the material financial analyses performed by RBCCM in connection with rendering its opinion, as delivered to the BB&T board of directors in connection with its meeting on February 6, 2019. The order of analyses described does not represent relative importance or weight given to those analyses by RBCCM. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the summary of the analyses used by RBCCM, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis.

For purposes of its analyses, RBCCM reviewed a number of financial and operating metrics, including:

•	Earnings Per Share (referred to in this section as “EPS”) estimated for 2019 (which we refer to as “2019E”), which were based on GAAP EPS estimates; and

•	Tangible Book Value (referred to in this section as “TBV”), which means a company’s total book value less the value of any intangible assets, including goodwill.

Unless context indicates otherwise, the analyses performed below were calculated using the following: (i) closing price of BB&T common stock and SunTrust common stock and the closing prices of selected regional bank holding companies as of February 5, 2019; (ii) historical balance sheet data for BB&T, SunTrust and the selected public company analyses, based on publicly available information for each company as of February 5, 2019; (iii) projected earnings data for BB&T, SunTrust and the selected public company analyses, based on consensus median Wall Street research analysts’ EPS estimates publicly available as of February 5, 2019; and (iv) the management projections. Financial and operating data for the respective merger parties derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based, in part, on the implied purchase prices announced on such date for the selected transactions, and otherwise based on publicly available information as of such date or as otherwise subsequently publicly disclosed by the relevant merger parties. Accordingly, this information may not reflect current or future market conditions. The calculations of TBV and other balance sheet data were based on the most recent publicly available data as of February 5, 2019. 2019 EPS estimates for the selected public company analyses were based on Wall Street research (“Street”) estimates available as of February 5, 2019, except that, where indicated, certain SunTrust and BB&T estimates were also based on the management projections. For the purposes of certain analyses below, the term “Implied Per Share Merger Consideration” refers to the implied per share value of the merger consideration of $63.18 based on the exchange ratio of 1.295 shares of BB&T common stock per share of SunTrust common stock and the closing price of BB&T common stock as of February 5, 2019 of $48.79.

SunTrust Financial Analysis

Public Company Analysis. RBCCM reviewed certain financial and operating information and implied trading multiples for selected publicly traded companies as compared to the corresponding information and implied trading multiples for SunTrust. In choosing the selected companies, RBCCM considered publicly traded regional banks with greater than $50 billion in assets.

In this analysis, RBCCM compared, among other things, multiples of price per common share to (a) 2019E EPS and (b) TBV. The list of selected companies and related high, upper quartile, median, lower quartile and low multiples and percentages for such selected companies and for SunTrust (based on both Street and management estimates) are as follows:

Selected Companies

•	U.S. Bancorp

•	The PNC Financial Services Group, Inc.

•	Capital One Financial Corporation

•	BB&T

•	Fifth Third Bancorp

•	Citizens Financial Group, Inc.

•	KeyCorp

•	Regions Financial Corporation

•	M&T Bank Corporation

•	Huntington Bancshares Incorporated

•	Comerica Incorporated

•	Zions Bancorporation

	Price/ 2019E EPS	Price/ TBV
High	11.8x	2.36x
Upper Quartile	11.0x	1.96x
Median	9.9x	1.72x
Lower Quartile	9.5x	1.46x
Low	7.3x	1.16x
SunTrust (Street) at February 5, 2019	10.1x	1.68x
SunTrust (Management) at February 5, 2019	9.9x	—

This analysis produced implied per share value reference ranges for SunTrust common stock consisting of 2019E EPS multiples ranging from 9.5x to 11.0x and TBV multiples ranging from 1.46x to 1.96x, in each case, using the lower and upper quartiles, which indicated the following implied per share value reference ranges for SunTrust common stock, compared to the Implied Per Share Merger Consideration:

Implied Per Share Value Reference Range For SunTrust Common Stock based on:
Price/2019E EPS	Price/TBV	Implied Per Share Merger Consideration
$56.66-$65.98	$51.12–$68.67	$63.18

Dividend Discount Analysis. RBCCM performed a dividend discount analysis (“DDA”) of SunTrust, on a stand-alone basis (“SunTrust DDA”), by calculating the estimated net present value, as of February 5, 2019, of the after-tax free cash flows of SunTrust available for dividends from December 31, 2018 through December 31, 2023 (using mid-year convention), together with excess cash available for dividends as of December 31, 2018, in each case, based on management projections. RBCCM assumed, with the consent of management of BB&T, a CET1 ratio of 8.75% for the length of the projection period, in light of the estimated CET1 ratio provided by SunTrust management for SunTrust of 8.8% at December 31, 2019. See “—Certain Unaudited Prospective Financial Information—SunTrust Prospective Financial Information”.

RBCCM performed the SunTrust DDA using discount rates ranging from 10.0% to 12.0%, based on an estimated cost of equity using CAPM and a terminal value at the end of the forecast period, using terminal multiples ranging from 9.0x to 13.0x estimated 2024 earnings. RBCCM selected the terminal multiples based on a review of the historical EPS multiples for the selected companies referred to below under “—Other Matters—Historical Price/Forward Earnings Analysis”. The SunTrust DDA indicated the following implied per share value reference range as compared to SunTrust common stock on February 5, 2019:

Implied Per Share Value Reference Range For SunTrust Common Stock	Implied Per Share Merger Consideration
$54.92-$75.33	$63.18

BB&T Financial Analysis

Public Company Analysis. RBCCM reviewed certain financial and operating information and implied trading multiples for selected publicly traded companies as compared to the corresponding information and implied trading multiples for BB&T. In choosing the selected companies, RBCCM considered publicly traded regional banks with greater than $50 billion in assets.

In this analysis, RBCCM compared, among other things, multiples of price per common share to (a) 2019E EPS and (b) TBV. The list of selected companies and related high, upper quartile, median, lower quartile and low multiples and percentages for such selected companies and for BB&T (based on both Street and management estimates) are as follows:

Selected Companies

•	U.S. Bancorp

•	The PNC Financial Services Group, Inc.

•	Capital One Financial Corporation

•	SunTrust

•	Fifth Third Bancorp

•	Citizens Financial Group, Inc.

•	KeyCorp

•	Regions Financial Corporation

•	M&T Bank Corporation

•	Huntington Bancshares Incorporated

•	Comerica Incorporated

•	Zions Bancorporation

	Price/ 2019E EPS	Price/ TBV
High	11.8x	2.36x
Upper Quartile	10.9x	1.84x
Median	9.9x	1.66x
Lower Quartile	9.5x	1.46x
Low	7.3x	1.16x
BB&T (Street) at February 5, 2019	11.1x	2.26x
BB&T (Management) at February 5, 2019	11.1x	—

The analysis produced implied per share value reference ranges for BB&T common stock consisting of 2019E EPS multiples ranging from 9.5x to 10.9x and TBV multiples ranging from 1.46x to 1.84x, in each case, using the lower and upper quartiles, which indicated the following implied per share value reference ranges for BB&T common stock, compared to the February 5, 2019 closing price of BB&T common stock:

Implied Per Share Value Reference Range for BB&T Common Stock based on:
Price/2019E EPS	Price/TBV	BB&T Common Stock closing price on February 5, 2019
$41.62-$47.76	$31.46-$39.71	$48.79

Dividend Discount Analysis. RBCCM performed a DDA of BB&T, on a stand-alone basis (“BB&T DDA”), by calculating the estimated net present value, as of February 5, 2019, of the after-tax free cash flows of BB&T available for dividends from December 31, 2018 through December 31, 2023 (using mid-year convention), together with excess cash available for dividends as of December 31, 2018, in each case, based on management projections. RBCCM assumed, with the consent of management of BB&T, a CET1 ratio of 10.0% for the length of the projection period.

RBCCM performed the BB&T DDA using discount rates ranging from 9.0%-11.0% based on an estimated cost of equity using CAPM and a terminal value at the end of the forecast period, using terminal multiples ranging from 9.0x to 13.0x estimated 2024 earnings. RBCCM selected the terminal multiples based on a review of the historical EPS multiples for the selected public companies referred to below under “—Other Matters—Historical Price/Forward Earnings Analysis”. The BB&T DDA indicated the following implied per share value reference range, as compared to the February 5, 2019 closing price of BB&T common stock:

Implied Per Share Value Reference Range for BB&T Common Stock	BB&T Common Stock closing price on February 5, 2019
$43.02-$59.43	$48.79

Implied Exchange Ratio Analysis

RBCCM calculated certain implied exchange ratio reference ranges for the merger.

Selected Public Companies Exchange Ratio Analysis. Based on the per share value reference ranges for BB&T common stock and SunTrust common stock implied by the selected publicly traded companies analyses described above for which the same financial metrics were applied, and the corresponding assumptions underlying each such analysis, RBCCM calculated implied exchange ratio reference ranges. In each case, the low end of each implied ratio reference range was calculated by dividing the low end of the applicable SunTrust common stock implied per share value reference range by the high end of the applicable BB&T common stock implied per share value reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable SunTrust common stock implied per share value reference range by the low end of the applicable BB&T common stock implied per share value reference range. The analysis indicated the following implied reference ranges as compared to the exchange ratio in the merger:

	Implied Exchange Ratio Reference Range	Exchange Ratio
Price/2019E EPS	1.186x-1.585x	1.295x
Price/TBV	1.287x-2.183x	1.295x

Dividend Discount Exchange Ratio Analysis. Based on the per share value reference ranges for BB&T common stock and SunTrust common stock implied by the DDAs described above, and the corresponding assumptions underlying each such DDA, RBCCM calculated implied exchange ratio reference ranges. RBCCM calculated such implied exchange ratio reference range as follows: the low end of the implied exchange ratio reference range was calculated by dividing the low end of SunTrust common stock stand-alone implied per share value reference range by the high end of the BB&T common stock implied per share value reference range, and the high end of the implied exchange ratio reference range was calculated by dividing the high end of SunTrust common stock stand-alone implied per share value reference range by the low end of the BB&T common stock implied per share value reference range. The analysis indicated the following implied reference range, as compared to the exchange ratio in the merger:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.924x-1.751x	1.295x

Other Matters

RBCCM also noted for the BB&T board of directors the following additional analyses and factors that were not considered part of RBCCM’s financial analyses with respect to its opinion, but were provided for informational purposes:

Trading Range Analysis for SunTrust

Trading Range. RBCCM reviewed certain historical stock price information based on stock price information over the one (1)-year period ended February 5, 2019, for SunTrust common stock. This review indicated the following historical stock price information for SunTrust common stock as compared to the Implied Per Share Merger Consideration:

Trading Period Prior to February 5, 2019	Stock Price
52-Week High	$75.08
52-Week Low	$46.05
Implied Per Share Merger Consideration	$63.18

Trading Range Analysis for BB&T

Trading Range. RBCCM reviewed certain historical stock price information based on stock price information over the one (1)-year period ended February 5, 2019, for BB&T common stock. This review indicated the following historical stock price information for BB&T common stock as compared to the closing price of BB&T common stock on February 5, 2019:

Trading Period Prior to February 5, 2019	Stock Price
52-Week High	$56.31
52-Week Low	$40.68
Closing price of BB&T common stock on February 5, 2019	$48.79

Contribution Analysis. RBCCM reviewed the respective estimated contributions of each company to the combined companies’: (1) diluted market value as of February 5, 2019; (2) assets; (3) common equity; (4) tangible common equity; (5) 2018 net income (on both a GAAP and cash net income basis); (6) 2019E net income (Street) (on both a GAAP and cash net income basis); and (7) 2019E net income (Management) (on both a GAAP and cash net income basis). The analysis indicated the following percentage contributions of each company, as well as the resultant implied exchange ratio based on such contributions:

	% Contribution		Implied Exchange Ratio
	BB&T	SunTrust
Diluted Market Value, as of February 5, 2019	58.9	41.1	1.212x
Assets	51.2	48.8	1.656x
Common Equity	55.0	45.0	1.419x
Tangible Common Equity	51.1	48.9	1.662x

2018 GAAP Net Income (excluding one-time items)	54.5	45.5	1.448x
2018 Cash Net Income (excluding one-time items)	55.3	44.7	1.404x

2019E GAAP Net Income (Street)	56.2	43.8	1.353x
2019E Cash Net Income (Street)	56.9	43.1	1.314x

2019E GAAP Net Income (Management) (excluding one-time items)	56.1	43.9	1.355x
2019E Cash Net Income (Management) (excluding one-time items)	56.9	43.1	1.316x

Historical Exchange Ratio Analysis. RBCCM reviewed, for illustrative purposes, the average implied exchange ratio for certain periods over the prior two (2) years, calculated by dividing the closing price per share of SunTrust common stock by the closing price per share of BB&T common stock for each day during the applicable period. For each of the periods set forth in the table below, each such period ending February 5, 2019, RBCCM compared the implied exchange ratios based on such average exchange ratios to the exchange ratio in the merger.

The results of this analysis are summarized in the following table:

	Implied Exchange Ratio	Implied Premium Based on Exchange Ratio of 1.295
5-Day Avg.	1.219x	6.2%
10-Day Avg.	1.232x	5.2%
30-Day Avg.	1.200x	7.8%
90-Day Avg.	1.238x	4.8%
1-Year Avg.	1.294x	0.4%

Selected Transactions Analysis. RBCCM reviewed certain transaction information for a set of precedent merger of equals transactions as compared to the corresponding information for the merger. In selecting these precedent transactions, RBCCM considered the largest stock-for-stock merger of equals (“MOE”), as identified by S&P Global Market Intelligence, in the banking industry publicly announced during the previous twenty (20) years, a period of time that allowed for a comparison of seven such transactions which RBCCM determined in its professional judgment were relevant to its analysis.

In this analysis, RBCCM compared, among other things: (i) the market premium, if any, paid in the MOE transaction; (ii) relative contributions of each merger party based on: (a) market value (as of immediately prior to announcement of the applicable MOE transaction); (b) earnings; and (iii) pro forma equity ownership, implied by the applicable MOE transaction. The list of selected transactions and related implied percentages for such selected MOE transactions and for the merger are as follows:

			Contribution
Transactions	Announce Date	Market Premium Paid	Market Value	Earnings	Pro Forma Equity Ownership
Chemical Financial Corporation / TCF Financial Corporation	January 29, 2019	0%	46% / 54%	49% / 51%	46% / 54%
The Bank of New York Company, Inc. / Mellon Financial Corporation	December 3, 2006	0%	63% / 37%	64% / 36%	63% / 37%
Regions Financial Corporation / AmSouth Bancorporation	May 24, 2006	0%	62% / 38%	61% / 39%	62% / 38%
Regions Financial Corporation / Union Planters Corporation	January 22, 2004	0%	59% / 41%	60% / 40%	59% / 41%
J.P. Morgan Chase & Co. / Bank One Corporation	January 14, 2004	15%	61% / 39%	63% / 37%	58% / 42%
First Union Corporation / Wachovia Corporation	April 15, 2001	7%	74% / 26%	75% / 25%	72% / 28%
Fleet Financial Group, Inc. / BankBoston Corporation	March 14, 1999	13%	65% / 35%	63% / 37%	62% / 38%
BB&T / SunTrust	—	7%	59% / 41%	56% / 44%	57% / 43%

Historical Price/Forward Earnings Analysis. RBCCM reviewed trading multiples of price to estimated EPS for the next twelve (12)-month period for which financial information has not been publicly disclosed (“Price/NTM EPS”), based on Street estimates, of each of BB&T common stock, SunTrust common stock and the median of the set of selected publicly traded regional banks referred to above under each of “—SunTrust Financial Analysis—Public Company Analysis” and “—BB&T Financial Analysis—Public Company Analysis”, excluding each of BB&T and SunTrust, over the prior five (5)-year period ending February 5, 2019. The results of this analysis are summarized in the following table:

Price/NTM EPS
	BB&T	SunTrust	U.S. Regional Bank Median (excl. BB&T and SunTrust)
As of February 5, 2019	11.1x	10.1x	9.8x
1-Year Avg.	12.3x	12.2x	12.1x
2-Year Avg.	13.3x	13.3x	13.3x
3-Year Avg.	13.3x	13.0x	13.2x
5-Year Avg.	13.0x	12.8x	13.0x

Pro Forma Accretion/Dilution Analysis. RBCCM reviewed the potential pro forma effects of the merger based on, among other things, BB&T’s estimated EPS (on both a GAAP and cash basis) for each of 2020 through 2022, as well as on BB&T’s pro forma diluted book value per share and diluted TBV per share, as of the estimated closing of the merger. This analysis assumed, at the direction of management of BB&T, expected synergies of $1.6 billion pre-tax annual cost savings, to be phased in 50% in 2020, 90% in 2021 and 100% in 2022 and thereafter. RBCCM assumed a merger closing date of December 31, 2019. This analysis indicated the following approximate accretion for pro forma BB&T.

GAAP EPS	Approximate Accretion to BB&T
2020	8%
2021	13%
2022	13%

Cash EPS
2020	12%
2021	17%
2022	16%

Book Value Per Share at Closing
Diluted Book Value	14%
Diluted TBV	11%

Pro Forma Dividend Discount Analysis. RBCCM performed a DDA of BB&T, pro forma for the merger (“Pro Forma DDA”), by calculating the estimated net present value, as of February 5, 2019, of the after-tax free cash flows of BB&T, pro forma for the merger, available for dividends from December 31, 2018 through December 31, 2023 (using mid-year convention), together with excess cash available for dividends as of December 31, 2018, in each case, based on management projections. RBCCM assumed, with the consent of management of BB&T, a CET1 ratio of 10.0% for the length of the projection period. This analysis assumed the expected synergies as described above under “—Pro Forma Accretion/Dilution Analysis”.

RBCCM performed the Pro Forma DDA using discount rates ranging from 9.0%-12.0% based on an estimated cost of equity using CAPM and a terminal value at the end of the forecast period, using terminal multiples ranging from 9.0x to 13.0x estimated 2024 earnings. RBCCM selected the terminal multiples based on a review of the historical EPS multiples for the selected public companies referred to above under “—Historical Price/Forward Earnings Analysis”. The Pro Forma DDA indicated the following implied per share value reference range, as compared to the February 5, 2019 closing price of BB&T common stock:

Pro Forma Implied Per Share Value Reference Range for BB&T Common Stock	BB&T Common Stock closing price on February 5, 2019
$44.78-$65.68	$48.79

Overview of Analyses; Other Considerations

No single company or transaction used in the above analyses as a comparison was identical to BB&T, SunTrust or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analyzed.

The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Several analytical methodologies were used by RBCCM, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBCCM were based on all the analyses and factors presented herein taken as a whole and also on application of RBCCM’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBCCM therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

RBCCM, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM and/or certain of its affiliates may act as a market maker and broker in the publicly traded securities of BB&T, SunTrust and/or other entities involved in the merger, or their respective affiliates, and receive customary compensation in connection therewith, and may also actively trade securities of BB&T, SunTrust and/or other entities involved in the merger, or their respective affiliates, for its or its affiliates’ own account or for the account of customers and, accordingly, RBCCM and its affiliates may hold a long or short position in such securities. RBCCM and certain of its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and financial advisory services to BB&T, SunTrust and certain of their respective affiliates unrelated to the merger, for which services RBCCM and its affiliates have received compensation, including, since January 1, 2017, having acted or acting as: (i) with respect to BB&T: (a) joint book runner in connection with a senior unsecured debt offering in January 2017; (b) counterparty to BB&T in executing certain securities market transactions for BB&T during 2018; (c) financial advisor in connection with BB&T’s acquisition of Regions Insurance Group in July 2018; and (d) syndicator to BB&T in connection with certain equity investments in real estate developers during 2017 and 2018, having received aggregate compensation of approximately $9.0 million relating to such services, and (ii) with respect to SunTrust: (a) co-manager in connection with a preferred stock offering in April 2017; (b) joint book runner in connection with a senior unsecured debt offering in April 2018; and (c) syndicator to SunTrust in connection with an equity investment in a real estate developer in February 2018, having received aggregate compensation of approximately $3.1 million relating to such services.

The engagement letter between BB&T and RBCCM provides for a transaction fee of $39,000,000 (the “transaction fee”), $5,000,000 of which was paid upon the delivery of RBCCM’s written opinion in connection with the merger, and the remainder of which will be paid upon the closing of the merger, regardless of any escrow, earn-out or other contingency. The transaction fee is inclusive of compensation in respect of any services that RBCCM will provide relating to divestitures that may be required by regulatory authorities in certain markets in which BB&T and SunTrust compete. If the merger is not completed and BB&T receives a break-up fee, topping fee or other termination fee, BB&T will pay RBCCM a termination fee equal to 4% of the break-up fee, topping fee or other termination fee received by BB&T, provided that the termination fee received is not greater than the transaction fee and shall be credited against any transaction fee that becomes payable thereafter. BB&T has also agreed to indemnify RBCCM for certain liabilities that may arise out of its engagement. The terms of RBCCM’s engagement letter were negotiated at arm’s-length between BB&T and RBCCM, and the BB&T board of directors was aware of this fee arrangement at the time it reviewed and approved the merger agreement.

Certain Unaudited Prospective Financial Information

BB&T and SunTrust do not, as a matter of course, publicly disclose forecasts or internal projections as to their respective future performance, earnings or other results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates, other than, from time to time, estimated ranges of certain expected financial results and operational metrics for the current year and certain future years in their respective regular earnings press releases and other investor materials.

However, in connection with the merger, BB&T’s senior management and SunTrust’s senior management prepared or approved for use certain unaudited prospective financial information which was provided to and considered by RBCCM and Goldman Sachs for the purpose of performing financial analyses in connection with their respective fairness opinions, as described in this joint proxy statement/prospectus under “—Opinion of BB&T’s Financial Advisor” beginning on page 67 and “—Opinion of SunTrust’s Financial Advisor” beginning on page 56. We refer to this information collectively as the “prospective financial information”.

The prospective financial information was not prepared for the purpose of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles. A summary of certain significant elements of this information is set forth below, and is included in this joint proxy statement/prospectus solely for the purpose of providing holders of BB&T common stock and holders of SunTrust common stock access to certain nonpublic information made available to BB&T’s and SunTrust’s financial advisors for the purpose of performing financial analyses in connection with their respective fairness opinions.

Although presented with numeric specificity, the prospective financial information reflects numerous estimates and assumptions made by BB&T’s senior management or SunTrust’s senior management, as applicable, at the time such prospective financial information was prepared or approved for use by the financial advisors and represents BB&T senior management’s or SunTrust senior management’s respective evaluation of SunTrust’s expected future financial performance on a stand-alone basis, without reference to the merger, and BB&T’s expected future financial performance on a stand-alone basis, without reference to the merger. These and the other estimates and assumptions underlying the prospective financial information involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which BB&T and SunTrust operate and the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus and in the reports that BB&T and SunTrust file with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of BB&T and SunTrust and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the merger is completed. Further, these assumptions do not include all potential actions that the senior management of BB&T or SunTrust could or might have taken during these time periods. The inclusion in this joint proxy statement/prospectus of the unaudited prospective financial information below should not be regarded as an indication that BB&T, SunTrust or their respective boards of directors or financial advisors considered, or now consider, this prospective financial information to be material information to any holders of BB&T common stock or holders of SunTrust common stock, as the case may be, particularly in light of the inherent risks and uncertainties associated with such prospective financial information. The prospective financial information is not fact and should not be relied upon as being necessarily indicative of actual future results. The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change and do not take into account any circumstances or events occurring after the date they were prepared. No assurances can be given that if the prospective financial information and the underlying assumptions had been prepared as of the date of this joint proxy statement/prospectus, similar assumptions would be used. In addition, the prospective financial information may not reflect the manner in which the combined company would operate after the merger.

The prospective financial information included in this document has been prepared by, and is the responsibility of, management of BB&T and SunTrust. PricewaterhouseCoopers LLP (BB&T’s independent registered public accounting firm) and Ernst & Young LLP (SunTrust’s independent registered public accounting firm) have not audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the prospective financial information and, accordingly, PricewaterhouseCoopers LLP and Ernst & Young LLP have not expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The reports of the independent registered public accounting firms incorporated by reference in this joint proxy statement/prospectus relate to the historical financial information of BB&T and SunTrust, respectively. Such reports do not extend to the prospective financial information and should not be read to do so. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information.

BB&T Prospective Financial Information.

The following prospective financial information used by Goldman Sachs in performing its financial analysis with respect to BB&T on a stand-alone basis, was provided to Goldman Sachs by SunTrust management and approved by SunTrust for use by Goldman Sachs: (1) estimated earnings per share for BB&T of $4.40 for the year ending December 31, 2019; (2) an estimated CET1 ratio for BB&T of 10.1% at December 31, 2019; (3) estimated net income available to common shareholders of BB&T of $3.3 billion for the year ending December 31, 2019; (4) assumed annual asset and net income growth rates for BB&T of 4%, 1%, 2%, 3% and 3% for the years ending December 31, 2020, 2021, 2022, 2023 and 2024, respectively; and (5) assumed average diluted common shares outstanding for BB&T of 727 million, 697 million and 667 million for the years ending December 31, 2020, 2021 and 2022, respectively, as per guidance from BB&T management and approved for use by SunTrust management.

Based on the prospective financial information described above, for purposes of Goldman Sachs’ financial analysis, excess free cash available at BB&T for dividends as of December 31, 2018 was calculated to be $0.3 billion and estimated after-tax free cash flows available at BB&T for dividends for the years ended December 31, 2019, 2020, 2021, 2022 and 2023 were calculated to be $3.2 billion (assuming a risk-weighted asset growth rate of 1% in 2019), $2.8 billion, $3.4 billion, $3.2 billion and $3.1 billion, in each case representing the amount by which estimated net income available to common shareholders for the applicable year (based on the prospective financial information described above) exceeded the amount required to meet an estimated CET1 ratio of 10.0% over the applicable period, as described in the section entitled “—Opinion of SunTrust’s Financial Advisor”.

The following prospective financial information used by RBCCM in performing its financial analysis with respect to BB&T on a stand-alone basis, was provided to RBCCM by BB&T management and approved by BB&T for use by RBCCM: (1) estimated earnings per share for BB&T of $4.40 for the year ending December 31, 2019; (2) an estimated CET1 ratio for BB&T of 10.1% at December 31, 2019; (3) estimated net income available to common shareholders of BB&T of $3.3 billion for the year ending December 31, 2019; and (4) assumed annual asset and net income growth rates for BB&T of 4%, 1%, 2%, 3% and 3% for the years ending December 31, 2020, 2021, 2022, 2023 and 2024, respectively, as per guidance from BB&T management and approved for use by SunTrust management.

Based on the prospective financial information described above, for purposes of RBCCM’s financial analysis, excess free cash available at BB&T for dividends as of December 31, 2018 was calculated to be $0.3 billion and estimated after-tax free cash flows available at BB&T for dividends for the years ended December 31, 2019, 2020, 2021, 2022 and 2023 were calculated to be $2.7 billion (assuming a risk-weighted asset growth rate of 4% in 2019), $2.8 billion, $3.4 billion, $3.3 billion and $3.1 billion, in each case representing the amount by which estimated net income available to common shareholders for the applicable year (based on the prospective financial information described above) exceeded the amount required to meet an estimated CET1 ratio of 10.0% over the applicable period, as described in the section entitled “—Opinion of BB&T’s Financial Advisor”.

SunTrust Prospective Financial Information.

The following prospective financial information used by Goldman Sachs in performing its financial analysis with respect to SunTrust on a stand-alone basis, was provided to Goldman Sachs by SunTrust management and approved by SunTrust for use by Goldman Sachs: (1) estimated earnings per share for SunTrust of $5.99 for the year ending December 31, 2019; (2) an estimated CET1 ratio for SunTrust of 8.8% at December 31, 2019; (3) estimated net income available to common shareholders of SunTrust of $2.6 billion for the year ending December 31, 2019; (4) assumed annual asset and net income growth rates for SunTrust of 4%, 1%, 2%, 3% and 3% for the years ending December 31, 2020, 2021, 2022, 2023 and 2024, respectively; and (5) assumed average diluted common shares outstanding for SunTrust of 416 million, 403 million and 386 million for the years ending December 31, 2020, 2021 and 2022, respectively, as per guidance from SunTrust management and approved for use by BB&T management.

Based on the prospective financial information described above, for purposes of Goldman Sachs’ financial analysis, excess free cash available at SunTrust for dividends as of December 31, 2018 was calculated to be $0.4 billion and estimated after-tax free cash flows available at SunTrust for dividends for the years ended December 31, 2019, 2020, 2021, 2022 and 2023 were calculated to be $2.0 billion, $2.0 billion, $2.6 billion, $2.4 billion and $2.3 billion, in each case representing the amount by which estimated net income available to common shareholders for the applicable year (based on the prospective financial information described above) exceeded the amount required to meet an estimated CET1 ratio of 9.0% over the applicable period, as described in the section entitled “—Opinion of SunTrust’s Financial Advisor”.

The following prospective financial information used by RBCCM in performing its financial analysis with respect to SunTrust on a stand-alone basis, was provided to RBCCM by BB&T management and approved by BB&T for use by RBCCM: (1) estimated earnings per share for SunTrust of $5.99 for the year ending December 31, 2019; (2) an estimated CET1 ratio for SunTrust of 8.8% at December 31, 2019; (3) estimated net income available to common shareholders of SunTrust of $2.6 billion for the year ending December 31, 2019; and (4) assumed annual asset and net income growth rates for SunTrust of 4%, 1%, 2%, 3% and 3% for the years ending December 31, 2020, 2021, 2022, 2023 and 2024, respectively, as per guidance from SunTrust management and approved for use by BB&T management.

Based on the prospective financial information described above, for purposes of RBCCM’s financial analysis, excess free cash available at SunTrust for dividends as of December 31, 2018 was calculated to be $0.9 billion and estimated after-tax free cash flows available at SunTrust for dividends for the years ended December 31, 2019, 2020, 2021, 2022 and 2023 were calculated to be $2.0 billion, $2.0 billion, $2.6 billion, $2.4 billion and $2.3 billion, in each case representing the amount by which estimated net income available to common shareholders for the applicable year (based on the prospective financial information described above) exceeded the amount required to meet an estimated CET1 ratio of 8.75% over the applicable period, as described in the section entitled “—Opinion of BB&T’s Financial Advisor”.

General

The prospective financial information was prepared separately using, in some cases, different assumptions, and the different estimates are not intended to be added together. Adding the prospective financial information together for the two companies is not intended to represent the results the combined company will achieve if the merger is completed and is not intended to represent forecasted financial information for the combined company if the merger is completed.

By including in this joint proxy statement/prospectus a summary of the prospective financial information, neither BB&T nor SunTrust nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of BB&T or SunTrust compared to the information contained in the prospective financial information. Neither BB&T, SunTrust, nor, after completion of the merger, the combined company, undertakes any obligation to update or otherwise revise the prospective financial information or financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The prospective financial information summarized in this section is not being included in this joint proxy statement/prospectus in order to induce any holder of BB&T common stock to vote in favor of the BB&T merger proposal or any of the other proposals to be voted on at the BB&T special meeting or to induce any holder of SunTrust common stock or SunTrust preferred stock to vote in favor of the SunTrust merger proposal or any of the other proposals to be voted on at the SunTrust special meeting.

Interests of BB&T’s Directors and Executive Officers in the Merger

In considering the recommendation of the BB&T board of directors to vote for the BB&T merger proposal, holders of BB&T common stock should be aware that the directors and executive officers of BB&T may have interests in the merger that are different from, or in addition to, the interests of holders of BB&T common stock generally and that may create potential conflicts of interest. The BB&T board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and approving the merger agreement, and in recommending to holders of BB&T common stock that they vote for the BB&T merger proposal. For more information, see the sections entitled “The Merger—Background of the Merger” beginning on page 50 and “The Merger—BB&T’s Reasons for the Merger; Recommendation of BB&T’s Board of Directors” beginning on page 65. Any such interests are described in more detail below. Note that the merger will not constitute a change in control for purposes of the employment agreements between BB&T, Branch Bank and BB&T’s executive officers, or the BB&T equity compensation awards held by employees, including those awards held by BB&T’s executive officers, and as further described in the section entitled “The Merger Agreement—Covenants and Agreements—Employee Matters” beginning on page 105, prior to the effective time, the BB&T board of directors will take the necessary actions to provide that the merger is deemed a “merger of equals” for purposes of each BB&T benefit plan that provides BB&T’s board of directors with the ability to declare that a particular transaction constitutes a “merger of equals” and thus does not constitute a “change in control”, “change of control” or similar concept. However, if the merger occurs before December 31, 2019, the BB&T RSUs held by non-employee directors of BB&T will vest at the effective time.

Treatment of BB&T Equity Awards

The BB&T stock options, BB&T restricted stock awards, BB&T RSUs and BB&T performance share units (collectively, the “BB&T equity awards”) held by BB&T’s executive officers and non-employee directors immediately prior to the effective time will not be impacted by the merger and will continue to be awards in respect of BB&T common stock following the effective time, subject to the same terms and conditions that were applicable to such awards before the effective time. The closing of the merger will not constitute a change in control for purposes of the BB&T equity awards held by BB&T’s employees, including those held by BB&T’s executive officers. As such, the merger will not result in BB&T’s executive officers receiving any enhanced, accelerated or additional vesting or other entitlements with respect to their BB&T equity awards. The merger will constitute a change in control for purposes of the BB&T RSUs held by BB&T’s non-employee directors that were granted in respect of their 2019 annual director compensation on February 26, 2019 and which would normally vest on December 31, 2019. As such, if the closing occurs prior to December 31, 2019, the BB&T RSUs held by the fourteen (14) BB&T non-employee directors will vest on an accelerated basis at the effective time. The estimated aggregate amount that would be payable to the fourteen (14) non-employee directors of BB&T in settlement of their outstanding BB&T RSUs that are outstanding as of June 10, 2019 if the effective time occurred on June 10, 2019 is $1,737,443, representing 2,457 RSUs held by each director and an estimated amount payable to each such director of $124,103. The amounts in this paragraph were determined using a price per share of BB&T common stock of $50.51 (the average closing market price of BB&T common stock over the first five (5) business days following the public announcement of the merger on February 7, 2019). As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by BB&T’s non-employee directors may materially differ from the amounts set forth above.

Employment Agreement between BB&T and Mr. King

On February 7, 2019, Kelly S. King, Chairman and Chief Executive Officer of BB&T, entered into an amended and restated employment agreement with BB&T and Branch Bank (the “amended King employment agreement”), which incorporates the terms of the succession plan described below under “The Merger—Governance of the Combined Company After the Merger” beginning on page 90, and confirms that the terms of Mr. King’s compensation will continue on substantially similar terms as apply under his current employment agreement and provides for Mr. King’s service as a non-employee consultant for six (6) months after his retirement. In the event that Mr. King’s employment terminates for any reason prior to the closing of the merger or the merger agreement is terminated prior to closing of the merger, the amended King employment agreement will be null and void ab initio, and of no further force or effect. The amended King employment agreement provides for the following:

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As further described in the section entitled “The Merger—Governance of the Combined Company After the Merger” beginning on page 90, following completion of the merger, Mr. King will continue to serve as chairman and chief executive officer of the combined company and the combined bank through September 12, 2021 (the “initial period”). Immediately following the initial period, Mr. King will serve solely as executive chairman of the combined company and the combined bank (the date of such succession, the “CEO succession date”). On March 12, 2022, Mr. King will retire from employment and cease serving as executive chairman of the boards of directors of the combined company and the combined bank (the date of such succession, the “Chairman succession date”). From the Chairman succession date through September 12, 2022, Mr. King will serve as a non-employee consultant to the combined company and combined bank.

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Mr. King will be appointed as a member of the boards of directors of the combined company and the combined bank until December 31, 2023. The determination by the combined company or the combined bank to remove, to not reelect or not to nominate Mr. King to the board of directors of the combined company or the combined bank, in each case, prior such date, will each require the affirmative vote of at least seventy-five percent (75%) of the full board of directors of BB&T (or its successor) or Branch Bank (or its successor), as applicable.

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Mr. King will continue to receive his current annual base salary of $1,096,500 (or, if greater, his annual rate of salary as of immediately prior to the effective time), subject to increase, but not decrease, during the term of the amended King employment agreement. He will also participate in any bonus and incentive plans of BB&T and Branch Bank that are made available to other senior executives, on terms and conditions no less favorable than those that apply to Mr. King prior to the effective time and without regard to any minimum service requirement that may apply to awards granted in 2022, and assuming for purposes of any long-term cash awards that he will receive his base salary through the end of the consulting term.

•

Mr. King will continue to be eligible to participate in the employee benefits and perquisites plans, policies and programs of BB&T and Branch Bank that are no less favorable than those that apply to Mr. King prior to the effective time. He will also be eligible to participate in any retiree health care program maintained by BB&T and Branch Bank.

•

In the event that Mr. King’s employment is terminated with BB&T for any reason other than for “just cause” by BB&T or by Mr. King for “good reason” (each as defined in the amended King employment agreement, and each a “qualifying termination”) following the merger, Mr. King will be entitled to receive the payments and benefits listed below, which are generally consistent with the severance payments and benefits he would be entitled to receive under his current agreement:

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a cash amount equal to three (3) times the average of Mr. King’s annual cash compensation received (including cash bonuses and other cash-based compensation, including amounts earned or payable whether or not deferred, but excluding equity-based compensation) during the three (3) calendar years immediately preceding the calendar year in which Mr. King’s termination occurs, paid in installments over the thirty-six (36) months following his qualifying termination;

•

for thirty-six (36) months from the first day of the calendar month next following Mr. King’s termination, continued participation in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan or other welfare benefit plans in which other officers of BB&T and Branch Bank generally are eligible to participate, on the same terms as were in effect as of the date of Mr. King’s termination of employment; or, to the extent such participation is not permitted by any group plan insurer, under comparable individual plans and coverage (to the extent commercially available) at the full cost of BB&T and Branch Bank; and

•	full vesting of any unvested benefits under any employee stock-based or other benefit plan or arrangement.

•

The definition of “good reason” includes triggers related to (i) any change in Mr. King’s titles or positions from those contemplated by the amended King employment agreement or (ii) the failure of the board of directors of BB&T and Branch Bank to appoint, nominate or elect Mr. King to the positions contemplated by the amended King employment agreement. If Mr. King’s service as a director of BB&T were to cease as a result of not being re-elected by shareholders, he would (under certain circumstances) have the right to assert termination of employment for “good reason” under the amended King employment agreement.

•

Consistent with his current agreement, all separation payments and benefits are conditioned on Mr. King’s compliance with non-competition and non-solicitation covenants during the term of Mr. King’s employment and for one (1) year following the later of his termination from employment and the last day of the consulting term, and perpetual confidentiality and non-disparagement obligations.

•

As of the date hereof, Mr. King satisfies all requirements for retirement treatment under the BB&T compensation and benefit plans, so any voluntary termination of employment by Mr. King following the effective time will be treated as a retirement, which will not entitle Mr. King to receive any severance or similar compensation. Upon a retirement, Mr. King will receive earned but unpaid base salary, earned but unpaid bonuses or incentive compensation from the preceding year, accrued but unused vacation, vested benefits under any BB&T or Branch Bank benefit plan (including normal retirement benefits under the BB&T Corporate Pension Plan and retirement treatment for purposes of any outstanding equity awards and long-term cash awards), any unreimbursed business expenses, and will be eligible to receive a pro rata portion of the bonus he would have earned for the year of termination. Mr. King will be required to comply with the restrictive covenants described above following a retirement.

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Upon Mr. King’s retirement as executive chairman of the combined company, he will continue to serve as a non-employee consultant through September 12, 2022, for which he will receive a monthly fee equal to one-twelfth (1/12) of the sum of his base salary and target annual cash incentive opportunity, in each case as in effect immediately prior to the Chairman succession date (or, if earlier, the date of his retirement). If Mr. King’s employment is terminated prior to the Chairman succession date, the consulting arrangement will not commence, although if his employment is terminated under circumstances that entitle Mr. King to severance (as described above), he will also receive the consulting fee in a lump sum. If the consulting term is terminated by BB&T prior to its expiration, Mr. King will receive the consulting fee for the remainder of the term.

Employment Agreements with the BB&T Executive Officers

Each of Daryl N. Bible, Barbara F. Duck, Donna C. Goodrich, Christopher L. Henson and Clarke R. Starnes, III and the other BB&T executive officers who are not named executive officers are a party to an employment agreement with BB&T and Branch Bank (the “BB&T executive agreements”), which, among other things, sets forth the terms of the BB&T executive’s employment and compensation, including the eligibility for severance in the event of certain terminations of employment, prior to and following a change in control, and imposes restrictive covenants, including a noncompetition restriction, on the BB&T executive upon certain terminations of employment. The closing of the merger will not constitute a change in control for purposes of the BB&T executive agreements, and as such, the merger will not result in the BB&T executive officers receiving any enhanced or additional severance benefits under such agreements that are otherwise payable in connection with a change in control. Effective March 1, 2019, BB&T and Branch Bank provided notice to each of BB&T’s executive officers (other than Mr. King) under the executive officers’ respective employment agreement with BB&T and Branch Bank, which notice provided that BB&T and Branch Bank are not extending the term of the employment agreement, and, thus, that the term will be fixed to the thirty-six (36)-month period ending March 1, 2022 (unless earlier terminated in accordance with the employment agreement). Upon expiration of the term on March 1, 2022, the executive officer’s employment would continue, although the terms of the employment agreement, including certain post-employment restrictions under the employment agreement, would cease to apply. If the merger agreement is terminated without consummation of the merger, the notice of term non-renewal will be of no force or effect and the term of the employment agreement as of March 1, 2019 will be reinstated. In addition, in connection with and subject to the completion of the merger, each of Messrs. Bible, Henson and Starnes and Ms. Goodrich and the other BB&T executive officers who are not named executive officers entered into an amendment to his or her existing BB&T executive agreement (the “executive agreement amendment”), pursuant to which certain rights or benefits thereunder were modified or clarified. In the case of each of Ms. Goodrich and Mr. Henson, the executive agreement amendment also waives her or his right to terminate employment for “good reason” under the BB&T executive agreement and other BB&T plans or arrangements that contain a similar right, as a result of the transition to a new position with the combined company. In consideration for the waiver of this right, each of Ms. Goodrich and Mr. Henson may elect to terminate for good reason during two window periods following the closing of the merger (June 1, 2021 through August 31, 2021 and November 1, 2021 through November 30, 2021). If Ms. Goodrich or Mr. Henson were to die prior to December 1, 2021, the severance would be paid to her or his estate. Each executive agreement amendment provides for additional changes to the executive agreements with the executive officers, including the following:

•

clarifies that upon a termination without cause or for good reason (a “qualifying termination”), equity and long-term cash incentive awards automatically vest (other than the synergy incentive award (described below), which will be governed by its terms);

•	provides for a pro rata annual bonus based on actual performance in the year of a qualifying termination that occurs prior to January 1, 2022;

•	provides that the severance period is 36 months, without regard to the executive officer’s age;

•

provides that the executive officer’s severance is the greater of the severance calculated based on his or her pre-merger compensation and the severance calculated at the time of his or her qualifying termination, and clarifies that such calculation does not include the synergy incentive award; and

•	eliminates the noncompetition covenant upon a qualifying termination.

Synergy Incentive Awards

Each of Messrs. Bible, Henson and Starnes and Ms. Goodrich and the other BB&T executive officers who are not named executive officers have entered into cash retention incentive award letters (the “synergy incentive awards”) to incentivize his or her continued employment through the completion of the merger and post-merger integration period. The synergy incentive awards will vest and be paid in two installments, subject to the completion of the merger and the executive officer’s continued employment through the following applicable dates:

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33% will vest on the earlier of (i) the date on which the conversion of the bank systems of the banking operations of BB&T and SunTrust is determined to be successfully completed and (ii) August 1, 2021 (the “first vesting date”), and

•	67% will vest on January 15, 2022 (the “second vesting date”).

If the executive officer experiences a severance qualifying termination (for Ms. Goodrich and Mr. Henson, which would not include a “good reason” termination due to a change in duties as a result of the change in her or his position at the completion of the merger) prior to the first vesting date, only the first installment of the synergy incentive award will vest and be paid, and the second installment will be forfeited. If Messrs. Bible and Starnes (who are retirement eligible for purposes of the existing BB&T compensation plans and arrangements) retire after August 1, 2021 and remain employed and in good standing through their scheduled retirement dates, the second installment of the synergy incentive award will fully vest and be paid on the originally scheduled payment date. The amount of the synergy incentive award for each of the applicable BB&T named executive officers is as follows: Mr. Bible, $3,110,400; Ms. Goodrich, $2,575,380; Mr. Henson, $4,162,500; and Mr. Starnes, $3,110,400; and the aggregate amount of the synergy incentive awards for the other BB&T executive officers who are not named executive officers is $15,792,300. In addition, the synergy incentive award letters with certain of the executive officers, including Ms. Goodrich and Mr. Henson, affirm the waiver of the “good reason” termination right due to the change in position and related duties in connection with the merger and set forth the executive officer’s new position, reporting relationship and principal work location with the combined company, and, in the case of certain executive officers, including Ms. Goodrich, target total direct compensation for the 2019 and 2020 fiscal years.

Management of the Combined Company and Combined Bank

At the closing of the merger, the management committee of the combined company and the combined bank will be comprised of fourteen (14) members, including seven (7) current executive officers of BB&T. These individuals are Mr. King, Daryl N. Bible, Christopher L. Henson, Clarke R. Starnes III, Brant J. Standridge, David H. Weaver and Dontá L. Wilson.

Membership on the Board of Directors

The board of directors of the combined company and the combined bank in the merger will each consist of twenty-two (22) members, including Mr. King and ten (10) other members of the BB&T board of directors as of immediately prior to the effective time, who have been designated by BB&T: Jennifer S. Banner, K. David Boyer, Jr., Anna R. Cablik, Patrick C. Graney III, Easter A. Maynard, Charles A. Patton, Nido R. Qubein, Christine Sears, Thomas E. Skains, Thomas N. Thompson. Those BB&T directors who do not continue on the combined company’s board of directors will be asked to serve on a local advisory board of the combined company. Members of the combined company’s board of directors and any local advisory board will be compensated for such service. It is expected that former directors who serve on a local advisory board will receive annual compensation in cash for such service in an amount equal to their current annual compensation for service on the BB&T board of directors, and, consistent with the age limits set forth in BB&T’s bylaws for service on the BB&T board of directors, will be eligible to serve on such advisory board and receive such compensation until the end of the year in which they turn 75.

Indemnification and Insurance

Under the merger agreement, each present and former director and officer of BB&T or any of its subsidiaries is entitled to continued indemnification and insurance coverage through the combined company for acts or omissions occurring before the completion of the merger.

Interests of SunTrust’s Directors and Executive Officers in the Merger

In considering the recommendation of the SunTrust board of directors to vote for the SunTrust merger proposal, holders of SunTrust common stock and holders of SunTrust preferred stock should be aware that the directors and executive officers of SunTrust may have interests in the merger that are different from, or in addition to, the interests of holders of SunTrust common stock and holders of SunTrust preferred stock generally and that may create potential conflicts of interest. The SunTrust board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and approving the merger agreement, and in recommending to holders of SunTrust common stock and holders of SunTrust preferred stock that they vote for the SunTrust merger proposal. For more information, see the sections entitled “The Merger—Background of the Merger” beginning on page 50 and “The Merger—SunTrust’s Reasons for the Merger; Recommendation of SunTrust’s Board of Directors” beginning on page 54. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “—Quantification of Payments and Benefits to SunTrust’s Named Executive Officers” beginning on page 88.

Treatment of SunTrust Equity Awards

The SunTrust stock options, SunTrust phantom stock awards, SunTrust restricted stock awards, SunTrust RSUs and SunTrust PSUs (collectively, the “SunTrust equity awards”) held by SunTrust’s directors and executive officers immediately prior to the effective time will be generally treated in the same manner as those SunTrust equity awards held by other employees of SunTrust, and in each case, except as described below, will be treated in accordance with the terms and conditions that were applicable to such awards before the effective time. As further described in the section entitled “The Merger Agreement—Treatment of SunTrust Equity Awards” beginning on page 100, SunTrust equity awards will be subject to the following treatment:

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SunTrust Stock Options. At the effective time, each outstanding and unexercised SunTrust stock option shall, automatically and without any required action on part of the holder thereof, be converted into a BB&T stock option to purchase a number of shares of BB&T common stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of SunTrust common stock subject to the SunTrust stock option immediately prior to the effective time and (B) the exchange ratio, at an exercise price per share of BB&T common stock (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of SunTrust common stock of such SunTrust stock option immediately prior to the effective time divided by (ii) the exchange ratio. Each such BB&T stock option shall be subject to the same terms and conditions (including vesting and exercisability terms) as applied to the corresponding SunTrust stock option immediately prior to the effective time.

•

SunTrust Phantom Stock Awards. At the effective time, each outstanding SunTrust phantom stock award shall, automatically and without any required action on the part of the holder thereof, be converted into an award of BB&T phantom stock in respect of that number of shares of BB&T common stock (rounded to the nearest whole share) equal to the product of (i) the number of shares of SunTrust common stock subject to such SunTrust phantom stock award immediately prior to the effective time and (ii) the exchange ratio. Each such BB&T phantom stock award shall be subject to the same terms and conditions (including vesting terms) as applied to the corresponding SunTrust phantom stock award immediately prior to the effective time.

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SunTrust Restricted Stock Awards. At the effective time, each outstanding SunTrust restricted stock award shall, automatically and without any required action on the part of the holder thereof, be converted into a BB&T restricted stock award in respect of that number of shares of BB&T common stock (rounded to the nearest whole share) equal to the product of (i) the number of shares of SunTrust common stock subject to the SunTrust restricted stock award immediately prior to the effective time and (ii) the exchange ratio. Each such BB&T restricted stock award shall be subject to the same terms and conditions (including vesting terms) as applied to the corresponding SunTrust restricted stock award immediately prior to the effective time.

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SunTrust RSUs. At the effective time, each outstanding SunTrust RSU shall, automatically and without any required action on the part of the holder thereof, be converted into a BB&T RSU in respect of that number of shares of BB&T common stock (rounded to the nearest whole share) equal to the product of (i) the number of shares of SunTrust common stock subject to the SunTrust RSU immediately prior to the effective time and (ii) the exchange ratio. Each such BB&T RSU shall be settleable in shares of BB&T common stock. Each such BB&T RSU shall be subject to the same terms and conditions (including vesting terms) as applied to the corresponding SunTrust RSU award immediately prior to the effective time.

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SunTrust PSUs. At the effective time, each outstanding SunTrust PSU shall, automatically and without any required action on the part of the holder thereof, be converted into a BB&T RSU in respect of that number of shares of BB&T common stock (rounded to the nearest whole share) equal to the product of (i) the number of shares of SunTrust common stock subject to the SunTrust PSU immediately prior to the effective time, with the number of shares of SunTrust common stock determined based on the achievement of the applicable performance goals at (A) actual performance for the portion of the performance period through the effective time as reasonably determined by the compensation committee of the SunTrust board of directors consistent with past practice and (B) target performance for the portion of the performance period following the effective time through the remainder of the applicable performance period and (ii) the exchange ratio. Each such BB&T RSU shall be settleable in shares of BB&T common stock. Except as described above, each such BB&T RSU shall be subject to the same terms and conditions (including service-based vesting terms) as applied to the corresponding SunTrust PSU immediately prior to the effective time.

For an estimate of the amounts that would be realized by each of SunTrust’s named executive officers upon a termination without “cause” or for “good reason” (each as defined in the applicable award agreement, and each a “qualifying termination”) at the effective time in respect of their unvested SunTrust equity awards (without giving effect to the agreements with certain executive officers described below in “SunTrust Executive Severance Pay Plan Letter Agreements”), see the section entitled “—Quantification of Payments and Benefits to SunTrust’s Named Executive Officers” beginning on page 88. The estimated aggregate amount that would be realized by the four (4) SunTrust executive officers who are not named executive officers in settlement of their unvested SunTrust equity awards that are outstanding on June 10, 2019 (including associated dividends and dividend equivalent rights accrued thereon) if the merger were to be completed and they experienced a qualifying termination on September 30, 2019 is $10,668,962, assuming, for purposes of SunTrust PSUs, target performance. The estimated aggregate amount that would be realized by the nine (9) non-employee directors of SunTrust in settlement of their unvested SunTrust equity awards that are outstanding on June 10, 2019 (including associated dividends and dividend equivalent rights accrued thereon) if the merger were to be completed and such directors experience an involuntary termination of service from the combined company board of directors on September 30, 2019 is $1,260,379. Such awards held by the non-employee directors of SunTrust will not automatically vest on the closing of the merger. The amounts in this paragraph were determined using a price per share of SunTrust common stock of $64.81 (the average closing market price of SunTrust common stock over the first five (5) business days following the public announcement of the merger on February 7, 2019). These amounts do not attempt to forecast any additional equity or cash award grants, issuances or forfeitures that may occur prior to the closing of the merger and, with respect to SunTrust’s executive officers, do not reflect any SunTrust equity awards that are expected to vest in accordance with their terms prior to September 30, 2019. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by SunTrust’s executive officers who are not named executive officers and SunTrust’s non-employee directors may materially differ from the amounts set forth above.

Employment Agreement between BB&T and Mr. Rogers

On February 7, 2019, William H. Rogers, Jr. entered into an employment agreement with BB&T and Branch Bank (the “Rogers employment agreement”), which incorporates the terms of the succession plan and confirms the terms of his compensation arrangements following the merger. In the event that Mr. Rogers’ employment terminates for any reason prior to the closing of the merger or the merger agreement is terminated prior to closing of the merger, the Rogers employment agreement will be null and void ab initio, and of no further force or effect. The Rogers employment agreement provides for the following:

•

Pursuant to the Rogers employment agreement, and as further described in the section entitled “The Merger—Governance of the Combined Company After the Merger” beginning on page 90, following completion of the merger, Mr. Rogers will serve as president and chief operating officer of the combined company and the combined bank through September 12, 2021. Immediately following the initial period, Mr. Rogers will serve as chief executive officer of the combined company and the combined bank. Beginning on March 12, 2022, or any such earlier date as of which Kelly S. King, the current Chairman and Chief Executive Officer of BB&T, ceases for any reason to serve as the Chairman of the board of directors of the combined company or the combined bank, as applicable, Mr. Rogers will also serve as chairman of the boards of directors of the combined company and the combined bank.

•

Mr. Rogers will be appointed as a member of the boards of directors of the combined company and the combined bank until the third anniversary of the closing of the merger. The determination by the combined company or the combined bank to remove, to not reelect or not to nominate Mr. Rogers to the board of directors of the combined company or the combined bank, in each case, prior to the third anniversary of the closing of the merger, will each require the affirmative vote of at least seventy-five percent (75%) of the full board of directors of BB&T (or its successor) or Branch Bank (or its successor), as applicable.

•

Mr. Rogers will receive an annual base salary of $1,100,000 (or, if greater, his annual rate of salary as of immediately prior to the effective time), subject to increase, but not decrease, during the term of the Rogers employment agreement. He will also participate in any bonus and incentive plans of BB&T and Branch Bank that are made available to other senior executives, on terms and conditions no less favorable than those that apply to Mr. King through the Chairman succession date and, thereafter, on terms and conditions no less favorable than those provided to Mr. Rogers prior to such date.

•

Mr. Rogers will be eligible to participate in the employee benefits and perquisites plans, policies and programs of BB&T and Branch Bank that are no less favorable than those that apply to Mr. King, through the Chairman succession date and, thereafter, on terms and conditions that are no less favorable than those provided to Mr. Rogers prior to the Chairman succession date. The travel policies and programs applicable to Mr. Rogers will be no less favorable than the travel policies and programs provided to Mr. Rogers by SunTrust immediately prior to the effective time. Mr. Rogers will continue to be eligible to receive the supplemental long-term disability benefits maintained by SunTrust as of immediately prior to the effective time. He will also be eligible to participate in any retiree health care program maintained by BB&T and Branch Bank, as well as, at the time contemplated by the merger agreement, the BB&T pension plan and the BB&T non-qualified defined benefit plan.

•

In the event that Mr. Rogers’ employment is terminated with BB&T for any reason other than for “just cause” by BB&T or by Mr. Rogers for “good reason” (each as defined in the Rogers employment agreement, and each a “qualifying termination”) following the merger, Mr. Rogers will be entitled to receive the payments and benefits listed below:

•

a cash amount equal to three (3) times the average of Mr. Rogers’ annual cash compensation received (including cash bonuses and other cash-based compensation, including amounts earned or payable whether or not deferred, but excluding equity-based compensation) during the three (3) calendar years immediately preceding the calendar year in which Mr. Rogers’ termination occurs, paid in a lump sum within sixty (60) days of his qualifying termination;

•

for thirty-six (36) months from the first day of the calendar month next following Mr. Rogers’ termination, continued participation in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan or other welfare benefit plans in which other officers of BB&T and Branch Bank generally are eligible to participate, on the same terms as were in effect as of the date of Mr. Rogers’ termination of employment; or, to the extent such participation is not permitted by any group plan insurer, under comparable individual plans and coverage (to the extent commercially available) at the full cost of BB&T and Branch Bank; and

•	full vesting of any unvested benefits under any employee stock-based or other benefit plan or arrangement.

•

The definition of “good reason” includes triggers related to (i) any change in Mr. Rogers’ titles or positions from those contemplated by the Rogers employment agreement or (ii) the failure of the board of directors of BB&T and Branch Bank to appoint, nominate or elect Mr. Rogers to the positions contemplated by the Rogers employment agreement. If Mr. Rogers’ service as a director of BB&T were to cease as a result of not being re-elected by shareholders, he would (under certain circumstances) have the right to assert termination of employment for “good reason” under the Rogers employment agreement.

•

All separation payments and benefits are conditioned on Mr. Rogers’ compliance with non-competition and non-solicitation covenants during the term of Mr. Rogers’ employment and for one (1) year post-termination, and perpetual confidentiality and non-disparagement obligations.

•

Any voluntary termination of employment by Mr. Rogers following the effective time will be treated as a retirement, in which case Mr. Rogers will not be entitled to receive any severance or similar compensation. Upon a retirement, Mr. Rogers will only receive earned but unpaid base salary, earned but unpaid bonuses or incentive compensation from the preceding year, accrued but unused, vested benefits under any BB&T or Branch Bank benefit plan (including early or normal retirement benefits under the BB&T Corporate Pension Plan) and any unreimbursed business expenses. Mr. Rogers will be required to comply with the restrictive covenants described above following a retirement.

•

The Rogers employment agreement contains a Section 280G “net-better” cutback provision, which provides that, if the total payments to Mr. Rogers upon a termination would exceed the applicable threshold under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then those payments will be reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code in the event, and only in the event, such reduction would result in a better after-tax result for Mr. Rogers.

SunTrust Executive Severance Plan

Each of SunTrust’s executive officers participates in the SunTrust executive severance plan, which provides for, among other things, “double-trigger” severance benefits upon a qualifying termination of employment without “cause” or for “good reason” following a change in control. The closing of the merger will constitute a change in control for purposes of the SunTrust executive severance plan. As of the effective time, Mr. Rogers will no longer participate in the SunTrust executive severance plan and will instead be eligible to receive the benefits and payments described above in the section entitled “—Employment Agreement between BB&T and Mr. Rogers”.

The SunTrust executive severance plan provides that, in the event the executive officer’s employment is terminated for any reason other than for “cause” by SunTrust or by the executive officer for “good reason” (each as defined in the SunTrust executive severance plan) within two (2) years following a change in control (a “change in control termination”), the executive officer will be entitled to receive the following, subject to the execution of a release of claims and agreement to a covenant prohibiting the solicitation of employees and customers for two (2) years following the date of termination and confidentiality covenants:

•	a lump sum payment equal to the sum of one hundred and four (104) weeks of base salary, plus an amount equal to two (2) times the executive’s target bonus percentage multiplied by base salary;

•

unless the executive officer participates in a bonus plan that provides more favorable treatment to the executive at the time of the change in control termination, a pro rata bonus for the year of termination, based on the number of days elapsed in the year through the date of the change in control termination and the higher of target and actual performance; and

•	vesting of all outstanding SunTrust equity-based awards in accordance with the terms of the applicable award agreements.

•

The SunTrust executive severance plan contains a Section 280G “net-better” cutback provision, which provides that, if the total payments to the executive officer under the SunTrust executive severance policy would exceed the applicable threshold under Section 280G of the Code, then those payments will be reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code in the event, and only in the event, such reduction would result in a better after-tax result for the executive officer.

For an estimate of the value of the payments and benefits described above that would be payable to SunTrust’s named executive officers under the SunTrust executive severance plan upon a change in control termination in connection with the merger, see the section entitled “—Quantification of Payments and Benefits to SunTrust’s Named Executive Officers” beginning on page 88. The estimated aggregate amount that would be payable to the four (4) SunTrust executive officers who are not named executive officers under the SunTrust executive severance plan (other than the vesting of outstanding SunTrust stock options, SunTrust restricted stock awards, SunTrust RSUs and SunTrust PSUs, which is described above in the section entitled “—Treatment of SunTrust Equity Awards”) if the merger were to be completed and they were to experience a qualifying termination on September 30, 2019 is $9,222,233, based on current base salary and target bonus amounts and assuming, for purposes of the pro rata bonus entitlement, target performance. These amounts do not reflect any possible reductions under the Section 280G “net-better” cutback provision included in the SunTrust executive severance plan.

Annual Incentive Plan

Each of SunTrust’s executive officers participates in the SunTrust Annual Incentive Plan (the “SunTrust annual incentive plan”), which is SunTrust’s short-term cash incentive program. Executive officers will receive a pro rata portion of their annual cash incentive based on SunTrust’s performance for the portion of the calendar year elapsed prior to the closing of the merger (the “annual incentive award”).

For an estimate of the value of the annual incentive awards that would be payable to SunTrust’s named executive officers under the SunTrust annual incentive plan upon the closing of the merger, see the section entitled “—Quantification of Payments and Benefits to SunTrust’s Named Executive Officers” beginning on page 88. The estimated aggregate amount that would be payable to the four (4) SunTrust executive officers who are not named executive officers under the SunTrust annual incentive plan if the merger were to be completed on September 30, 2019 is $1,462,233, based on current base salary and target bonus amounts and assuming target performance. These amounts do not reflect any possible reductions under the Section 280G “net-better” cutback provision included in the SunTrust executive severance plan. The estimated amounts of these pro rata annual incentive awards (assuming target level performance) are included in the section above entitled “—SunTrust Executive Severance Plan.” If an executive officer experiences a qualifying termination and is also eligible to receive a pro rata bonus under the SunTrust executive severance plan in the same calendar year in which the closing of the merger occurs, such additional pro rata bonus will be limited to the period from the closing date through the date of termination, such that there is no duplicate payment for the same period of service.

Long-Term Incentive Cash Award

SunTrust maintains the SunTrust Banks, Inc. Long-Term Incentive Cash Plan (the “SunTrust cash plan”), pursuant to which long-term incentive cash awards were granted to certain employees. The SunTrust cash plan provides that upon a termination without “cause” or for “good reason”, in each case within three (3) years of a change in control, the participant’s outstanding awards will accelerate and become vested on the date of such termination. The closing of the merger will constitute a change in control for purposes of the SunTrust cash plan. In 2017, prior to her appointment as SunTrust’s Chief Financial Officer, Ms. Dukes received an award under the SunTrust cash plan, which is subject solely to time-based vesting and is scheduled to cliff vest on February 14, 2020. One additional SunTrust executive officer has received an award under the SunTrust cash plan, which is also subject solely to time-based vesting and is scheduled to cliff vest on November 8, 2019.

For an estimate of the value of the cash award described above that would be payable to Ms. Dukes under the SunTrust cash plan upon a termination without “cause” or for “good reason” in connection with the merger, see the section entitled “—Quantification of Payments and Benefits to SunTrust’s Named Executive Officers” beginning on page 88. The estimated aggregate amount that would be payable to the one (1) SunTrust executive officer who is not a named executive officer under the SunTrust cash plan upon a termination without “cause” or for “good reason” in connection with the merger is $950,000.

Pension Benefits

As discussed further in the section entitled “The Merger Agreement—Covenants and Agreements—Employee Matters” beginning on page 105, employees of SunTrust who become employees of BB&T at the effective time will become eligible to participate in the BB&T Corporation Pension Plan and the BB&T Non-Qualified Defined Benefit Plan on the same basis as similarly situated employees of BB&T.

Deferred Compensation Plan

Certain executive officers participate in the SunTrust deferred compensation plan (the “SunTrust deferred compensation plan”), pursuant to which, upon a termination for any reason other than for “cause” or due to a voluntary termination (including for retirement) within three (3) years following a change in control, any unvested employer contributions to participants’ accounts will become fully vested. Employer contributions generally become vested after the participant has achieved two (2) years of vesting service under the deferred compensation plan. As of June 10, 2019, one participating executive officer has not satisfied the service requirement, and thus will be eligible for accelerated vesting of any employer contributions that are unvested as of the date of a qualifying termination in connection with the merger. Assuming a qualifying termination occurred as of the closing date, the estimated aggregate amount that would accelerate and become vested with respect to the one (1) SunTrust executive officer who is not a named executive officer under the SunTrust deferred compensation plan upon a termination without “cause” in connection with the merger is $14,289.

SunTrust Executive Severance Plan Letter Agreements

Certain executive officers, including Hugh S. Cummins III and Scott E. Case, have entered into agreements with SunTrust (the “executive severance plan letter agreements”), pursuant to which they agreed to waive their rights to terminate their employment for “good reason” as a result of their transition to a designated integration role with the combined company and change in employment location under (i) the executive severance plan and (ii) the terms of their outstanding SunTrust equity and equity-based incentive awards, in each case through October 1, 2021 (the “extension date”).

Under the executive severance plan letter agreements, if a participating executive officer is terminated by the combined company without “cause” (as defined in the executive severance plan) during the period from the closing of the merger until the sixtieth (60th) day following the extension date, the executive officer will be entitled to receive their change in control severance benefits under the executive severance plan described above under the section entitled “SunTrust Executive Severance Pay Plan”, including double-trigger vesting of outstanding equity awards, except that the executive officer’s severance entitlements will be calculated based on the greater of (1) the executive officer’s base salary and target bonus percentage in effect immediately before the merger and (2) the executive officer’s base salary and target bonus percentage in effect on the date of termination of employment (the “enhanced entitlements”).

If a participating executive officer remains employed by the combined company through the extension date, the executive officer will have thirty (30) days immediately following the extension date to determine, based upon their duties, authority and principal work location as of the extension date, as compared to their duties, authority and principal work location as of immediately prior to the date of the closing of the merger, whether to resign their employment for “good reason” under (i) the executive severance plan and (ii) the terms of the executive officer’s outstanding SunTrust equity and equity-based incentive awards. If the executive officer determines to resign their employment for “good reason”, the executive officer’s severance entitlements under the executive severance plan will be the enhanced entitlements, and any applicable “good reason” cure period will be limited to thirty (30) days. The executive severance plan letter agreements also, under certain circumstances, provide for the reimbursement of the executive officer’s legal fees in the event of a dispute between the executive officer and the combined company regarding the characterization of such executive officer’s termination.

SunTrust Supplemental Executive Retirement Plan

SunTrust maintains a SERP, which was frozen as of January 1, 2012. The SERP was designed to provide a targeted level of post-retirement income to a highly select group of key executives, including certain executive officers, and supplements the retirement benefits provided under the SunTrust Retirement Plan and the SunTrust ERISA Excess Plan (neither of which provides for enhanced benefits upon a change in control and/or termination). Benefits under the SERP vest once the participating executive reaches age sixty (60) and achieves ten (10) years of service. Upon a termination without “cause” or for “good reason” during the two (2)-year period following a change in control, participating executive officers will automatically become fully vested (regardless of age or service) in their balances under the SERP and would be eligible to commence distributions with a reduction in benefits of three percent (3%) per year from age sixty (60). In addition, the executive officer’s benefit would be calculated based on the executive officer’s highest single-year compensation value during the ten (10) years prior to January 1, 2012, rather than the highest three (3)-year average compensation during the five (5) years prior to January 1, 2012. The closing of the merger will constitute a change in control for purposes of the SERP. As of the date hereof, Mr. Rogers is vested in his accrued benefit under the SERP, none of the other executive officers are participants under the SERP and only Mr. Chancy could be eligible to vest in his accrued SERP benefit in connection with a qualifying termination during the two (2) years following the closing.

For an estimate of the value of the enhanced benefit of SunTrust’s named executive officers under the SERP, which in the case of Mr. Chancy includes the vesting of his accrued benefit, upon a qualifying termination in connection with the merger, see the section entitled “—Quantification of Payments and Benefits to SunTrust’s Named Executive Officers” beginning on page 88.

Management of the Combined Company and Combined Bank

At closing of the merger, the management committee of the combined company and the combined bank will be comprised of fourteen (14) members, including five (5) current executive officers of SunTrust. These individuals are William H. Rogers, Jr., Scott E. Case, Hugh S. (Beau) Cummins III, Ellen M. Fitzsimmons and Ellen C. Koebler. Ms. Dukes has notified SunTrust that she does not plan to continue employment with the combined company following the closing of the merger.

Pay to Lead and Pay to Integrate Retention Awards

Certain SunTrust executive officers, including Messrs. Cummins and Case, have entered into retention agreements in respect of their continued employment with the combined company through the integration period and anticipated CEO succession date. The awards were granted in the form of SunTrust restricted stock units on April 23, 2019 with the following grant date values: Mr. Cummins, $3,842,500; Mr. Case, $2,310,000; and for two (2) other SunTrust executive officers who are not named executive officers, $4,620,000 (in the aggregate). Each such restricted stock unit award will vest solely based on such executive officer’s continued employment through October 1, 2022. These awards (the “pay to lead awards”) were contingent upon the recipient’s agreement to be bound by the executive severance plan letter agreement and will be forfeited upon the occurrence of any termination of employment.

Certain SunTrust executive officers, including Messrs. Cummins and Case, were also granted the opportunity to earn cash-based retention awards that are intended to ensure such executive officers continued employment with the combined company from the closing date of the merger through October 1, 2021. These awards will be paid in a cash lump sum, generally subject to the executive officer’s continued employment through October 1, 2021 (the “pay to integrate awards”). The amount of the pay to integrate awards are as follows: Mr. Cummins, $960,625; Mr. Case, $577,500; and for the two (2) other SunTrust executive officers who are not named executive officers, $1,155,000 (in the aggregate). If the executive officer is terminated without “cause” (as defined in the executive severance plan) by the combined company during the two-year period following the closing of the merger, the executive officer’s pay to integrate award will vest and become payable. If the executive officer resigns employment for “good reason” (as defined in the executive severance plan) during the same two-year period, the executive will receive a pro-rata portion of the pay to integrate award. If the executive officer’s employment terminates for any other reason, the award will be forfeited. The pay to integrate awards provide the executive officer with legal fee reimbursement similar to that provided under the executive severance plan letter agreements described above.

Membership on the Board of Directors

The board of directors of the combined company and the combined bank in the merger will each consist of twenty-two (22) members, including Mr. Rogers and ten (10) other members of the SunTrust board of directors as of immediately prior to the effective time, who have been designated by SunTrust: Agnes Bundy Scanlan, Dallas S. Clement, Paul D. Donahue, Paul R. Garcia, Donna S. Morea, David M. Ratcliffe, Frank P. Scruggs, Jr., Bruce L. Tanner, and Steven C. Voorhees. David M. Ratcliffe will serve as lead director until March 12, 2022.

Indemnification and Insurance

Under the merger agreement, each present and former director and officer of SunTrust or any of its subsidiaries is entitled to continued indemnification and insurance coverage through the combined company for acts or omissions occurring before the completion of the merger. For a more detailed description, see the section entitled “The Merger Agreement—Covenants and Agreements—Director and Officer Indemnification and Insurance” beginning on page 106.

Quantification of Payments and Benefits to SunTrust’s Named Executive Officers

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation for each named executive officer of SunTrust that is based on, or otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to SunTrust’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of holders of SunTrust common stock, as described in the section entitled “Proposal 2: SunTrust Compensation Proposal” beginning on page 47. The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of SunTrust’s named executive officers would receive, using the following assumptions:

•	the effective time will occur on September 30, 2019 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•

Mr. Rogers will experience a qualifying termination under the Rogers employment agreement and each of SunTrust’s other named executive officers except for Mr. Gillani will experience a change in control termination under the SunTrust executive severance plan at such time (without giving effect to the “good reason” deferral provisions of the executive severance plan letter agreements with Messrs. Cummins and Case described under “—SunTrust Executive Severance Plan Letter Agreements” above);

•	the named executive officer’s base salary rate and annual target bonus remain unchanged from those in place as of June 10, 2019;

•	equity awards that are outstanding as of June 10, 2019;

•

a price per share of SunTrust common stock of $64.81 (the average closing market price of SunTrust common stock over the first five (5) business days following the public announcement of the merger on February 7, 2019);

•	for purposes of the unvested SunTrust PSUs set forth in the table, target performance; and

•	for the unvested SunTrust RSUs and SunTrust PSUs set forth in the table, includes associated dividend equivalent rights accrued thereon.

The calculations in the table do not include amounts that SunTrust’s named executive officers were already entitled to receive or vested in as of the date of this joint proxy statement/prospectus. The calculations in this table also do not include the pay to lead awards and pay to integrate awards discussed in the section entitled “—Pay to Lead and Pay to Integrate Retention Awards” beginning on page 87, as those awards are contingent upon and will vest based on services provided to SunTrust following the closing of the merger, including, with respect to the pay to integrate awards, upon a termination without “cause” or for “good reason”. In addition, these amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur, or future dividends or dividend equivalents that may be accrued, prior to the completion of the merger and do not reflect any SunTrust equity or other incentive awards that are expected to vest in accordance with their terms prior to September 30, 2019. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	SERP ($)(3)	Perquisites / benefits ($)(4)	Total ($)(5)
William H. Rogers, Jr.	$10,522,617	$15,369,641	$4,763,578	$38,339	$30,694,175
L. Allison Dukes	$3,791,905	$3,307,179	—	—	$7,099,084
Mark A. Chancy	$4,900,582	$10,937,117	$2,254,778	—	$18,092,477
Hugh S. Cummins III	$4,737,229	$10,000,064	—	—	$14,737,293
Scott E. Case	$2,762,507	$2,237,684	—	—	$5,000,191
Aleem Gillani(6)	—	$925,836	—	—	$925,836

(1)

The cash amounts payable to each of the named executive officers consist of (a) severance benefits equal to (i) for Mr. Rogers, three (3) times the average of his annual cash compensation received (including cash bonuses and other cash-based compensation, but excluding equity-based compensation) during the three (3) calendar years immediately preceding the calendar year in which Mr. Rogers’ termination occurs; and (ii) for the named executive officers other than Mr. Rogers, an amount equal to the sum of (I) one hundred and four (104) weeks of the named executive officer’s base salary and (II) two (2) times the named executive officer’s target bonus percentage multiplied by base salary; and (b) for the named executive officers other than Mr. Rogers, a pro rata bonus for the year of termination, based on the number of days elapsed in the year through the date of the change in control termination and the higher of target and actual performance. The cash amount payable to Ms. Dukes includes her outstanding long-term incentive cash award under the SunTrust cash plan. Set forth in the table below are the separate values of each of the severance amounts, the pro rata bonus (other than for Mr. Rogers) for the fiscal year ending December 31, 2019, and, for Ms. Dukes, her long-term incentive cash award under the SunTrust cash plan. The severance benefits are “double trigger” and are payable only upon Mr. Rogers’ qualifying termination within three (3) years following the closing of the merger or, for SunTrust’s other named executive officers, upon a change in control termination within two (2) years following the closing of the merger (or, for Messrs. Cummins and Case, who each are party to executive severance plan letter agreements, upon a termination for “good reason” within thirty (30) days of the extension date described above). The payment of the pro rata annual incentive award is “single trigger” and will be paid to the named executive officers at the closing of the merger, however, if Mr. Rogers experiences a qualifying termination or another of SunTrust’s other named executive officers experiences a change in control termination during the calendar year in which the closing of the merger occurs, any additional pro rata annual incentive award payable to such named executive officer will be limited to the period from the closing date through the date of termination, such that there is no duplicate payment for the same period of service. The acceleration of Ms. Dukes’ long-term incentive cash award is “double trigger” and will only occur upon a termination without cause or for good reason within three (3) years following the closing of the merger (though the award is scheduled to vest in accordance with its terms on February 14, 2020).

Name	Cash Severance ($)	Pro Rata Bonus ($)	Long-Term Cash Award ($)	Total ($)
William H. Rogers, Jr.	$10,522,617	—	—	$10,522,617
L. Allison Dukes	$2,925,000	$607,705	$259,200	$3,791,905
Mark A. Chancy	$3,975,000	$925,582	—	$4,900,582
Hugh S. Cummins III	$3,842,500	$894,729	—	$4,737,229
Scott E. Case	$2,310,000	$452,507	—	$2,762,507
Aleem Gillani	—	—	—	—

(2)

As described above, upon a change in control termination, (a) all unvested SunTrust RSUs held by SunTrust’s named executive officers will become vested and settled, (b) all SunTrust PSUs held by SunTrust’s named executive officers will become vested and will be settled based on (I) actual performance for the portion of the performance period through the effective time as reasonably determined by the compensation committee of the SunTrust board of directors consistent with past practice and (II) target performance for the portion of the performance period following the effective time through the remainder of the applicable performance period and (c) all dividend equivalent rights shall either be paid in cash or treated in the same manner as the award to which such dividend equivalent rights relate, in each case, pursuant to the terms of the relevant SunTrust plan immediately prior to the effective time. Set forth below are the separate values of each type of unvested equity-based award held by each of SunTrust’s named executive officers and the aggregate dividend equivalent rights accrued thereon that, in each case, would vest on a qualifying termination within two (2) years (three (3) years in the case of Mr. Rogers) following the closing of the merger, based on the assumptions set forth on page 88. None of SunTrust’s named executive officers holds unvested SunTrust stock options or unvested SunTrust restricted stock awards. Treatment of all such equity awards is “double trigger”, and are payable only upon Mr. Rogers’ qualifying termination within three (3) years following the closing of the merger or, for SunTrust’s other named executive officers upon a change in control termination within two (2) years following the closing of the merger (or, for Messrs. Cummins and Case, who each are party to executive severance plan letter agreements, upon a termination for “good reason” within thirty (30) days of the extension date described above).

Name	Unvested RSUs ($)	Unvested PSUs ($)	Dividend Equivalent Rights ($)	Total ($)
William H. Rogers, Jr.	$8,014,469	$6,903,237	$451,935	$15,369,641
L. Allison Dukes	$2,410,932	$834,947	$61,300	$3,307,179
Mark A. Chancy	$7,243,425	$3,237,195	$456,497	$10,937,117
Hugh S. Cummins III	$6,849,834	$2,727,594	$422,636	$10,000,064
Scott E. Case	$1,596,983	$601,178	$39,523	$2,237,684
Aleem Gillani(7)	—	$873,120	$52,716	$925,836

(3)

Reflects the value of Mr. Rogers’ and Mr. Chancy’s accrued benefits under the SERP, as enhanced due to calculating such benefit based on the executive officer’s highest single-year compensation value rather than the highest three-year average compensation, and the value of the accelerated vesting of Mr. Chancy’s accrued benefit, as he is SunTrust’s only named executive officer who participates in the SERP and is not currently vested in his benefits under the SERP. The amounts in this paragraph are “double trigger”, as such enhancements (and, for Mr. Chancy, accelerated vesting) would only occur upon either Mr. Rogers’ or Mr. Chancy’s qualifying termination within two (2) years following the closing of the merger.

(4)

Reflects the approximate gross company cost for thirty-six (36) months of the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan or other welfare benefit plans currently provided by SunTrust to Mr. Rogers. Such amount is “double trigger”, requiring a qualifying termination by Mr. Rogers within three (3) years of closing of the merger.

(5)

The Rogers employment agreement and the SunTrust executive severance plan each provide that the change in control benefits payable to SunTrust’s named executive officers are subject to reduction to avoid the imposition of excise taxes under Section 4999 of the Code in the event such reduction would result in a better after-tax result for the named executive officer. The amounts above do not reflect any possible reductions under that provision.

(6)

Mr. Gillani retired from his position as Corporate Executive Vice President and Chief Financial Officer on March 31, 2018 and continued as an employee of SunTrust until June 30, 2018 to assist with the transition of his responsibilities. He has been included in the above table in accordance with the requirements of Item 402(t) of Regulation S-K.

(7)

Mr. Gillani’s outstanding SunTrust equity awards will be converted into corresponding BB&T equity awards as described below in the section entitled “—Treatment of SunTrust Equity Awards”. Upon his retirement, Mr. Gillani became fully vested in his SunTrust RSUs and continues to vest in his SunTrust PSUs based on actual performance to be measured at the end of the performance cycles, subject to his compliance with restrictive covenants. At the effective time, performance under Mr. Gillani’s SunTrust PSUs will be measured as described above and such awards will be settled on the original schedule, subject to his compliance with restrictive covenants. Accordingly, the table above reflects the value of the SunTrust PSUs that would be earned by Mr. Gillani based on the assumptions set forth on page 88. The determination of the earned PSUs is “single trigger” (i.e., will occur at the effective time).

Governance of the Combined Company After the Merger

Bylaws

Prior to closing, the BB&T board of directors will take all actions necessary to cause the bylaws of BB&T to be amended as set forth in the BB&T bylaw amendment, and as so amended the bylaws of BB&T will be the bylaws of the combined company, until thereafter amended as provided therein or in accordance with applicable law. The bylaws of BB&T as amended pursuant to the merger agreement will implement certain governance matters for the combined company following completion of the merger.

Board of Directors

The board of directors of the combined company and the combined bank after the merger will have twenty-two (22) members, consisting of:

•	the Chief Executive Officer of BB&T as of immediately prior to the effective time;

•	the Chief Executive Officer of SunTrust as of immediately prior to the effective time;

•	ten (10) additional members of the BB&T board of directors as of immediately prior to the effective time, designated by BB&T; and

•	ten (10) additional members of the SunTrust board of directors as of immediately prior to the effective time, designated by SunTrust.

Following the completion of the merger, the board of directors of the combined company and the combined bank is expected to consist of Kelly S. King, the current Chairman and Chief Executive Officer of BB&T; William H. Rogers, Jr., the current Chairman and Chief Executive Officer of SunTrust; Jennifer S. Banner, K. David Boyer, Jr., Anna R. Cablik, Patrick C. Graney III, Easter A. Maynard, Charles A. Patton, Nido R. Qubein, Christine Sears, Thomas E. Skains and Thomas N. Thompson, each a current director of BB&T; Agnes Bundy Scanlan, Dallas S. Clement, Paul D. Donahue, Paul R. Garcia, Donna S. Morea,; David M. Ratcliffe, Frank P. Scruggs, Jr., Bruce L. Tanner, and Steven C. Voorhees, each a current director of SunTrust; and one other individual who will be designated by SunTrust prior to the completion of the merger.

For a period of three (3) years following the completion of the merger, no vacancy on the board of directors of the combined company or the combined bank created by the cessation of service of a director may be filled by the applicable board of directors and the applicable board of directors may not nominate any individual to fill such vacancy, unless (i) such individual would be an independent director of the combined company or the combined bank, as applicable, (ii) in the case of a vacancy created by the cessation of service of a continuing SunTrust director, not less than a majority of the continuing SunTrust directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the continuing BB&T directors will vote to approve the appointment or nomination (as applicable) of such individual, and (iii) in the case of a vacancy created by the cessation of service of a continuing BB&T director, not less than a majority of the continuing BB&T directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the continuing SunTrust directors will vote to approve the appointment or nomination (as applicable) of such individual, provided that any such appointment or nomination (as applicable) will be made in accordance with applicable law the rules of the NYSE or other national securities exchange on which the combined company’s securities are listed.

For a period of three (3) years following completion of the merger, any amendment to the bylaw provisions implementing the above arrangements will require the affirmative vote of at least seventy-five percent (75%) of the entire board of directors of the combined company.

Chief Executive Officer, Chairman, President and Chief Operating Officer

Following completion of the merger, Mr. King will continue to serve as Chairman and Chief Executive Officer of the combined company and of the combined bank until September 12, 2021, at which time he will serve as Executive Chairman of the combined company and the combined bank until March 12, 2022. In addition, following completion of the merger, Mr. Rogers will be appointed as a director and as President and Chief Operating Officer of the combined company and the combined bank and will serve in such role until Mr. King is no longer serving as Chief Executive Officer of the combined company or the combined bank, at which time Mr. Rogers will become Chief Executive Officer of the combined company and the combined bank. Mr. Rogers will also become Chairman of the board of directors of the combined company and the combined bank at such time as Mr. King is no longer serving as Executive Chairman. From March 12, 2022 until September 12, 2022, Mr. King will serve as a consultant to the combined company and the combined bank.

For a period of three (3) years following completion of the merger, any removal of (or failure to reelect or nominate) Mr. Rogers or Mr. King from (or to) the positions described above and in any employment agreement with Mr. Rogers or Mr. King, as applicable, at the times specifically provided for above, will require the affirmative vote of at least seventy-five percent (75%) of the entire board of directors of the combined company. For a period of three (3) years following completion of the merger, any determination not to nominate Mr. Rogers as a director of the combined company or the combined bank will require the affirmative vote of at least seventy-five percent (75%) of the entire board of directors of the combined company. In addition, any determination not to nominate Mr. King as a director of the combined company or the combined bank for each term of service for directors beginning at any time prior to December 31, 2023 will require the affirmative vote of at least seventy-five percent (75%) of the entire board of directors of the combined company.

Following completion of the merger, the combined company will continue to elect all of its directors annually, and, as a result, Mr. King and Mr. Rogers will stand for re-election to the board of directors in each year covered by the applicable provisions of the merger agreement. In addition, the combined company will continue to have a majority voting policy under which an incumbent director who does not receive more “for” votes than “withhold” votes (including, following completion of the merger, Mr. King and Mr. Rogers) must submit his or her resignation to the board of directors. The board of directors will then accept, reject or otherwise act with respect to the tendered resignation. If the resignation is not accepted, the director will continue to serve as a member of the board of directors.

In the event that Mr. King or Mr. Rogers does not receive a majority “for” vote in an uncontested election and must submit his resignation, the board of directors could accept the resignation, or not accept the resignation (which would result in Mr. King or Mr. Rogers, as applicable, continuing to serve as a member of the board of directors). In the event that Mr. King or Mr. Rogers is not re-elected in a contested election, the newly-elected board of directors could expand the size of the board of directors (if necessary) and reappoint Mr. King or Mr. Rogers to the board of directors.

In the event that Mr. King were not re-elected or reappointed to the board of directors during the time in which Mr. King is serving as Chairman and Mr. Rogers were re-elected to the board of directors, Mr. Rogers would become the Chairman of the board of directors. In the event that both Mr. King and Mr. Rogers were not re-elected or reappointed to the board of directors during the time in which Mr. King is serving as Chairman, or in the event that Mr. Rogers were not re-elected or reappointed to the board of directors during the time in which Mr. Rogers is serving as Chairman, the board of directors would appoint a new Chairman of the board of directors from its existing members in accordance with the corporate governance policies of the combined company.

In the event that Mr. King or Mr. Rogers is not re-elected to the board at a time when he is designated by the merger agreement to serve as Chief Executive Officer (or in the case of Mr. Rogers, as President), Mr. King or Mr. Rogers, as the case may be, would remain entitled to serve in that executive position.

Lead Director

Following completion of the merger and until Mr. Rogers succeeds Mr. King as Chairman of the board of directors of the combined company, the lead director of the board of directors of the combined company will be an independent director chosen by board of directors of the combined company from among the continuing SunTrust directors. David M. Ratcliffe will serve as lead director until March 12, 2022, the date Mr. Rogers will succeed Mr. King as Chairman of the board of directors of the combined company. Following such succession, the lead director will be an independent director chosen by the board of directors of the combined company from among the continuing BB&T directors, and thereafter will serve in that capacity subject to the normal rotation policy for lead director service as set forth in the combined company’s corporate governance guidelines, as then in effect, but for not less than two (2) years. For a period of three (3) years following completion of the merger, any amendment to the bylaw provisions implementing the above arrangements will require the affirmative vote of at least seventy-five percent (75%) of the entire board of directors of the combined company.

Chair of the Executive Committee

The Chair of the Executive Committee of the board of directors of the combined company will be an independent member of the board of directors, chosen by the vote of the majority of the full board of directors. Following completion of the merger, any amendment to the bylaw provisions implementing the above arrangements will require the affirmative vote of at least seventy-five percent (75%) of the entire board of directors of the combined company.

Headquarters and Hubs of the Combined Company After the Merger

Following completion of the merger, the headquarters of the combined company and the combined bank will be located in Charlotte, North Carolina; the hub for the combined company’s and the combined bank’s wholesale business will be located in Atlanta, Georgia; the hub for the combined company’s and the combined bank’s consumer and community banking business will be located in Winston-Salem, North Carolina; and the hub for the combined company’s and the combined bank’s technology and innovation operations will be located in Charlotte, North Carolina.

Following completion of the merger, any amendment to the bylaw provision that provides for the headquarters of the combined company and the combined bank to be located in Charlotte, North Carolina will require the affirmative vote of at least seventy-five percent (75%) of the entire board of directors of the combined company and may be adopted only in connection with the entry into or consummation of a business combination transaction with another corporation (i) in which the combined company merges with and into such other corporation, (ii) which is a merger of equals or (iii) as a result of which the shareholders of the combined company prior to the effective time of the business combination hold less than sixty percent (60%) of the outstanding common stock of the surviving entity in such business combination. For a period of three (3) years following completion of the merger, any amendment to the bylaw provisions implementing the above arrangements (other than the provision that provides for the headquarters of the combined company and the combined bank to be located in Charlotte, North Carolina) will require the affirmative vote of at least seventy-five percent (75%) of the entire board of directors of the combined company.

Commitments to the Community

Following the effective time, the combined company will increase the level of philanthropic and community investment provided by SunTrust in Atlanta, Georgia and by BB&T in Winston-Salem, North Carolina, respectively, in each case relative to the level of such investment as of immediately prior to the effective time.

Accounting Treatment

BB&T and SunTrust prepare their respective financial statements in accordance with GAAP. Although the parties have structured the merger as a merger of equals, GAAP requires that one party to the merger be identified as the acquirer. The merger will be accounted for using the acquisition method of accounting, and BB&T will be treated as the accounting acquirer. In identifying BB&T as the acquiring entity for accounting purposes, BB&T and SunTrust took into account a number of factors as of the date of this joint proxy statement/prospectus, including the relative voting rights of all equity instruments in the combined company and the intended corporate governance structure of the combined company. No single factor was the sole determinant in the overall conclusion that BB&T is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion.

Regulatory Approvals

To complete the merger, BB&T and SunTrust need to obtain approvals or consents from, or make filings with, a number of U.S. federal and state bank, antitrust, securities, insurance and other regulatory authorities. Subject to the terms of the merger agreement, BB&T and SunTrust have agreed to cooperate with each other and use reasonable best efforts to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such governmental entities. These approvals include, among others, the approval of the Federal Reserve Board, the FDIC, the NCCOB and the Georgia Department. Under the terms of the merger agreement, neither BB&T nor SunTrust is required to take any action or agree to any condition or restriction in connection with obtaining these approvals that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger.

The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by holders of SunTrust common stock in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.

BB&T and SunTrust believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the merger. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.

Federal Reserve Board

Certain of the transactions contemplated by the merger agreement are subject to approval by the Federal Reserve Board pursuant to section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Federal Reserve Board takes into consideration a number of factors when acting on applications under section 3 of the BHC Act. These factors include the financial and managerial resources (including consideration of the competence, experience and integrity of the officers, directors and principal shareholders, as well as the pro forma capital ratios) and future prospects of the combined organization. The Federal Reserve Board also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market. Under the Community Reinvestment Act (the “CRA”), the Federal Reserve Board must also take into account the record of performance of each of BB&T and SunTrust in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by their depository institution subsidiaries. As part of the review process in merger transactions, the Federal Reserve Board frequently receives protests from community groups and others. In their most recent CRA performance evaluation, BB&T’s wholly-owned subsidiary, Branch Bank, received an overall “outstanding” regulatory rating and SunTrust’s indirect wholly-owned subsidiary, SunTrust Bank, received an overall “satisfactory” regulatory rating, respectively.

The initial filing of the application to the Federal Reserve Board occurred on March 8, 2019.

FDIC

Certain of the transactions contemplated by the merger agreement are subject to approval by the FDIC under Section 18(c)(2)(C) of the Federal Deposit Insurance Act (the “Bank Merger Act”). In evaluating an application filed under the Bank Merger Act, the FDIC considers: (i) the competitive impact of the transaction; (ii) the financial and managerial resources of the depository institutions party to the bank merger and future prospects of the resulting institution; (iii) the convenience and needs of the communities to be served; (iv) the depository institutions’ effectiveness in combating money-laundering activities; and (v) the risk to the stability of the United States banking and financial system. In considering an application under the Bank Merger Act, the FDIC also reviews the records or performance of the relevant insured depository institutions under the CRA.

The initial filing of the application to the FDIC occurred on March 8, 2019.

NCCOB

Certain of the transactions contemplated by the merger agreement are subject to approval by the NCCOB under Sections 53C-10-202 and 53C-7-202 of the General Statutes of North Carolina. In evaluating a merger application under these sections, the NCCOB will review a proposed merger to determine whether the interests of the customers and communities served by the banks would be adversely affected by the transaction.

The initial filing of the application to the NCCOB occurred on March 8, 2019.

Georgia Department

Certain of the transactions contemplated by the merger agreement are subject to approval by the Georgia Department under Sections 7-1-620 et seq. and Sections 7-1-628 et seq. of the of Official Code of Georgia. In evaluating a merger application under these sections, the Georgia Department reviews certain factors including whether the proposed transaction would result in or be in furtherance of a monopoly, substantially lessen competition or be in restraint of trade in any section of the state of Georgia.

The initial filing of the application to the Georgia Department occurred on March 8, 2019.

Public Notice and Comments

Furthermore, the BHC Act, the Bank Merger Act, the General Statutes of North Carolina and the Official Code of Georgia require published notice of, and the opportunity for public comment on, the applications to the Federal Reserve, the FDIC, the NCCOB and the Georgia Department. These agencies take into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. These agencies are also authorized to hold one or more public hearings or meetings if the agencies determine that such hearings or meetings would be appropriate. The Federal Reserve and the FDIC held joint public meetings regarding the merger on April 25, 2019 (in Charlotte, North Carolina) and May 3, 2019 (in Atlanta, Georgia). The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review by these agencies.

Waiting Periods

In addition to the Federal Reserve Board, the Antitrust Division of the Department of Justice (the “DOJ”) conducts a concurrent competitive review of the merger to analyze the merger’s competitive effects and determine whether the merger would result in a violation of the antitrust laws. Transactions approved under section 3 of the BHC Act or the Bank Merger Act generally may not be completed until thirty (30) days after the approval of the applicable federal agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than fifteen (15) days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board or the FDIC, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board or the FDIC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general. There can be no assurance if and when DOJ clearance will be obtained, or as to the conditions or limitations that such DOJ approval may contain or impose.

U.S. Antitrust Clearance

Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and its related rules, BB&T and SunTrust must file notifications with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the DOJ and observe a mandatory pre-merger waiting period (and any extensions thereof) before completing the merger. The 30-day waiting period under the HSR Act commenced on March 18, 2019, the date by which both BB&T and SunTrust had filed their respective notification and report forms with the Antitrust Division of the DOJ and the FTC. On April 4, 2019, the FTC notified BB&T and SunTrust that early termination of the 30-day waiting period had been granted.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations, including certain state insurance departments.

Treatment of SunTrust Preferred Stock, SunTrust Depositary Shares and Preferred Purchase Securities

In the merger, each share of SunTrust series A preferred stock, SunTrust series B preferred stock, SunTrust series F preferred stock, SunTrust series G preferred stock and SunTrust series H preferred stock, in each case issued and outstanding immediately prior to the effective time and excluding dissenting shares, will be converted into the right to receive one (1) share of BB&T series I preferred stock, BB&T series J preferred stock, BB&T series K preferred stock, BB&T series L preferred stock, and BB&T series M preferred stock, respectively.

The rollover BB&T preferred stock will have terms that are substantially the same as the terms of the applicable series of outstanding SunTrust preferred stock. The rollover BB&T preferred stock will not be identical to the applicable series of outstanding SunTrust preferred stock in that: (1) the par value of each series of rollover BB&T preferred stock will be $5.00; (2) the first optional redemption date of applicable series of rollover BB&T preferred stock in respect of the SunTrust series A preferred stock, SunTrust series B preferred stock and SunTrust series G preferred stock will be deferred until the first dividend payment date that is at least five years from the closing date of the merger; (3) any partial redemption of any series of rollover BB&T preferred stock may be effected only on a pro rata basis or by lot; and (4) the rollover BB&T preferred stock will contain technical clarifications to, among other things, ensure continuity between the last dividend period of the applicable series of SunTrust preferred stock and the first dividend period of the rollover BB&T preferred stock and to eliminate inoperative provisions in respect of time periods prior to the closing date of the merger. The form of Articles Amendment for the rollover BB&T preferred stock is attached to the joint proxy statement/prospectus as Annex F.

Each outstanding share of SunTrust series A preferred stock, SunTrust series F preferred stock, SunTrust series G preferred stock and SunTrust series H preferred stock is presently represented by SunTrust depositary shares that represent a 1/100th (or 1/4,000th, in the case of SunTrust series A preferred stock) ownership interest in a share of the applicable series of SunTrust preferred stock. Upon completion of the merger, BB&T will assume the obligations of SunTrust under the applicable deposit agreements. Each SunTrust depositary share (other than in respect of dissenting shares of SunTrust preferred stock) will then become a rollover BB&T depositary share and thereafter represent shares of rollover BB&T depositary preferred stock.

Each outstanding preferred purchase security issued by the trust representing a 1/100th interest in a share of SunTrust series B preferred stock (other than in respect of dissenting shares of SunTrust series B preferred stock) will remain outstanding following the merger and will represent a 1/100th interest in a share of BB&T series J preferred stock. Upon completion of the merger, BB&T will assume the obligations of SunTrust under the applicable declaration of trust, the preferred purchase securities and the related guarantee.

Stock Exchange Listings

BB&T common stock is listed for trading on the NYSE under the symbol “BBT”, and SunTrust common stock is listed on NYSE under the symbol “STI”. In the merger, the SunTrust common stock currently listed on the NYSE will be delisted from such exchange and deregistered under the Exchange Act.

Under the terms of the merger agreement, BB&T will cause the shares of BB&T common stock to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance, and the merger agreement provides that neither BB&T nor SunTrust will be required to complete the merger if such shares are not authorized for listing on the NYSE, subject to notice of issuance. Following the merger, shares of BB&T common stock will continue to be traded on the NYSE.

The SunTrust depositary shares representing a 1/4,000th interest in a share of SunTrust series A preferred stock are currently listed on the NYSE under the symbol “STI-PA”, and the preferred purchase securities are currently listed on the NYSE under the symbol “STIPRI”. The BB&T depositary shares representing a 1/4,000th interest in a share of BB&T series I preferred stock and the preferred purchase securities representing a 1/100th interest in a share of BB&T series J preferred stock are expected to be listed on the NYSE upon completion of the merger.

Appraisal or Dissenters’ Rights in the Merger

Holders of BB&T Common Stock

Under Article 13 of Chapter 55 of the NCBCA, the holders of BB&T common stock will not be entitled to appraisal rights in connection with the merger with respect to shares of any class or series that remain outstanding after consummation of the merger. If the merger is completed, holders of BB&T common stock will not receive any consideration, and their shares of BB&T common stock will remain outstanding and will constitute shares of the combined company. Accordingly, holders of BB&T common stock are not entitled to any appraisal rights in connection with the merger.

Holders of SunTrust Common Stock

Under Article 13 of the GBCC, the holders of SunTrust common stock will not be entitled to dissenters’ rights in connection with the merger if, on the record date for the SunTrust special meeting, SunTrust’s shares are listed on a national securities exchange or held of record by more than two thousand (2,000) shareholders, and holders of SunTrust’s common stock accept as consideration for their shares the shares of the combined company or another publicly held corporation which at the effective date of the merger are either listed on a national securities exchange or held of record by more than two thousand (2,000) shareholders, except for cash paid in lieu of fractional shares. SunTrust common stock is currently listed on the NYSE, a national securities exchange, and is expected to continue to be so listed on the record date for the SunTrust special meeting. In addition, the holders of SunTrust common stock will receive shares of BB&T common stock as consideration in the merger, which shares are currently listed on the NYSE, and are expected to continue to be so listed at the effective time. Accordingly, the holders of SunTrust common stock are not entitled to any dissenters’ rights in connection with the merger.

Holders of SunTrust Preferred Stock

The following discussion is not a complete description of the law relating to dissenters’ rights available under Georgia law and is qualified by the full text of Article 13 of the GBCC. Article 13 of the GBCC is attached as Annex E to this joint proxy statement/prospectus. Holders of record of SunTrust preferred stock who desire to exercise dissenters’ rights, or holders of depositary shares or preferred purchase securities who direct the depositary or property trustee, as applicable, to exercise dissenters’ rights, should review carefully Article 13 and are urged to consult a legal advisor before electing or attempting to exercise these rights.

Any holder of record of SunTrust preferred stock who objects to the merger, and who fully complies with all of the provisions of Article 13 of the GBCC, will be entitled to demand and receive payment for all (but not less than all) of such holder’s shares of the applicable series of SunTrust preferred stock if the merger is consummated, unless such holder is dissenting with respect to all shares of such series of SunTrust preferred stock beneficially owned by any one beneficial shareholder, in which case such holder will be entitled to demand and receive payment for all (but not less than all) of such beneficial shareholder’s shares of such series of SunTrust preferred stock if the merger is consummated.

Embassy & Co., as nominee for U.S. Bank National Association (the depositary and property trustee for the SunTrust preferred stock), is the holder of record of the shares of SunTrust preferred stock as of the date of this joint proxy statement/prospectus. The depositary shares and preferred purchase securities representing SunTrust preferred stock are not a class or series of shares issued by SunTrust and thus dissenters’ rights under Article 13 of the GBCC do not independently apply to the depositary shares or the preferred purchase securities. Accordingly, to direct the depositary or property trustee, as applicable, to exercise dissenters’ rights with respect to the SunTrust preferred stock, holders of depositary shares and holders of preferred purchase securities will be required to follow the procedures provided by the depositary or the property trustee, as applicable, with respect thereto.

A holder of SunTrust preferred stock who objects to the merger and desires to receive payment of the “fair value” of his or her SunTrust preferred stock: (i) must deliver to SunTrust, prior to the time the vote on the merger agreement is taken, a written notice of such holder’s intent to demand payment for those shares of SunTrust preferred stock registered in the dissenting holder’s name if the merger is completed; and (ii) must not vote such holder’s shares of SunTrust preferred in favor of the merger agreement.

A vote against the approval of the merger agreement alone will not constitute the separate written notice and demand for payment referred to immediately above. Dissenting holders of SunTrust preferred stock must separately comply with the above conditions.

Any notice required to be given to SunTrust must be sent to SunTrust’s principal executive offices at

SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary. To exercise, or to direct the depositary or property trustee, as applicable, to exercise dissenters’ rights with respect to the SunTrust preferred stock, holders of depositary shares and holders of preferred purchase securities will be required to follow the procedures provided by the depositary or the property trustee, as applicable, with respect thereto.

If the merger agreement and the transactions contemplated thereby are approved, SunTrust will mail, no later than ten days after the effective date, by certified mail to each record holder of SunTrust preferred stock who has timely submitted a written notice of intent to dissent, written notice addressed to the holder of SunTrust preferred stock at such address as the record holder of SunTrust preferred stock has furnished SunTrust in writing or, if none, at the holder’s address as it appears on the records of SunTrust. The dissenters’ notice will: (i) state where the dissenting holder of SunTrust preferred stock must send a payment demand, and where and when the certificates for the dissenting holder’s shares of SunTrust preferred stock, if any, are to be deposited; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iii) set a date by which SunTrust must receive the holder’s payment demand (which date may not be fewer than 30 nor more than 60 days after the date the dissenters’ notice is delivered); and (iv) be accompanied by a copy of Article 13 of the GBCC.

Within ten days after the later of the effective date or the date on which SunTrust receives a payment demand, SunTrust will send a written offer to each record holder of SunTrust preferred stock who complied with the provisions set forth in the dissenters’ notice to pay each such shareholder an amount that SunTrust estimates to be the fair value of those shares of SunTrust preferred stock, plus accrued interest. The offer of payment will be accompanied by: (i) SunTrust’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making the offer, an income statement for that year, a statement of changes in stockholders’ equity for that year and the latest available interim statements, if any; (ii) a statement of SunTrust’s estimate of the fair value of the shares of SunTrust preferred stock; (iii) an explanation of how any interest was calculated; (iv) a statement of the dissenting holder’s right to demand payment of a different amount under Section 14-2-1327 of the GBCC; and (v) a copy of Article 13 of the GBCC.

A dissenting holder of SunTrust preferred stock choosing to accept SunTrust’s offer of payment must do so by written notice to SunTrust within 30 days after receipt of SunTrust’s offer of payment. A dissenting holder of SunTrust preferred stock not responding to that offer within the 30-day period will be deemed to have accepted the offer of payment. SunTrust must make payment to each holder of SunTrust preferred stock who responds to the offer of payment within 60 days after the making of the offer of payment, or the effective date of the merger, whichever is later. Upon payment, the dissenting holder of a series of SunTrust preferred stock will cease to have any interest in such holder’s shares of such series of SunTrust preferred stock (unless such holder is dissenting in respect to all shares of such series of SunTrust preferred stock beneficially owned by any one beneficial shareholder, in which case the dissenting holder will cease to have an interest in the applicable portion of such holder’s shares of such series of SunTrust preferred stock).

If a dissenting holder of SunTrust preferred stock does not accept, within 30 days after SunTrust’s offer, the estimate of fair value in payment for the shareholder’s shares of SunTrust preferred stock and interest due thereon and demands payment of some other estimate of the fair value of the shares and interest due thereon, then SunTrust, within 60 days after receiving the payment demand of a different amount from a dissenting holder of SunTrust preferred stock must commence a proceeding in superior court of the county where its main office is located to determine the rights of the dissenting holder of SunTrust preferred stock and the fair value of such holder’s shares of SunTrust preferred stock. If SunTrust does not commence the proceedings within the 60-day period, then it must pay each dissenter whose demand remains unsettled the amount demanded by the dissenting holder of SunTrust preferred stock.

In the event of a court proceeding, the court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court will assess these costs against SunTrust, except that the court may assess these costs against all or some of the dissenters in amounts the court finds equitable to the extent the court finds the dissenters acted arbitrarily or not in good faith in demanding payment under the dissenters’ provisions. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable: (i) against SunTrust and in favor of any or all dissenters if the court finds SunTrust did not substantially comply with the dissenters’ provisions; or (ii) against SunTrust or a dissenter in favor of any other party if the court finds that the party against whom fees and expenses are assessed acted arbitrarily or not in good faith with respect to the rights provided by the dissenters’ provisions. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against SunTrust, then the court may award these attorneys’ reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Record holders of SunTrust preferred stock should be aware that cash paid to dissenting shareholders in satisfaction of the fair value of their shares of SunTrust preferred stock will result in the recognition of any gain or loss realized for U.S. federal income tax purposes.

FAILURE BY A RECORD HOLDER OF SUNTRUST PREFERRED STOCK TO FOLLOW THE STEPS REQUIRED BY THE GBCC FOR PERFECTING DISSENTERS’ RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN

VIEW OF THE COMPLEXITY OF THESE PROVISIONS AND THE REQUIREMENT THAT THEY BE STRICTLY COMPLIED WITH, IF YOU HOLD SUNTRUST PREFERRED STOCK AND ARE CONSIDERING DISSENTING FROM THE APPROVAL OF THE MERGER AGREEMENT AND EXERCISING YOUR DISSENTERS’ RIGHTS UNDER THE GBCC, OR IF YOU HOLD DEPOSITARY SHARES OR PREFERRED PURCHASE SECURITIES AND ARE CONSIDERING DIRECTING THE DEPOSITARY OR PROPERTY TRUSTEE, AS APPLICABLE, TO EXERCISE DISSENTERS RIGHTS, THEN YOU SHOULD CONSULT YOUR LEGAL ADVISORS.

Litigation Relating to the Merger

Beginning March 12, 2019, five purported holders of SunTrust common stock filed substantially similar complaints against SunTrust and the members of the SunTrust board of directors in the United States District Court for the Southern District of New York and the United States District Court for the Northern District of Georgia. One of these suits also names BB&T. The complaints are captioned as follows: Wang v. SunTrust Banks, Inc., et al., No. 1:19-cv-02241 (S.D.N.Y. filed March 12, 2019); Parshall v. SunTrust Banks, Inc., et al., No. 1:19-cv-01277-SCJ (N.D. Ga. filed March 20, 2019); Farino v. SunTrust Banks, Inc., et al., No. 1:19-cv-02712 (S.D.N.Y. filed March 26, 2019); LR Trust v. SunTrust Banks, Inc., et al., No. 1:19-cv-01622-MLB (N.D. Ga. filed April 10, 2019); and Gafford v. SunTrust Banks, Inc., et al., No. 1:19-cv-05175 (S.D.N.Y. filed June 3, 2019). The complaints variously assert, among other things, claims under Section 14(a) of the Exchange Act and Rule 14a-9 thereunder against SunTrust and the members of the SunTrust board of directors and claims under Section 20(a) of the Exchange Act against the members of the SunTrust board of directors (and in one case BB&T) for allegedly causing a materially incomplete and misleading registration statement on Form S-4 to be filed on March 11, 2019 with the SEC. Among other remedies, the plaintiffs seek to enjoin the merger.

In addition, on April 4, 2019, a purported holder of BB&T common stock filed a complaint against BB&T and the members of the BB&T board of directors in the Supreme Court of the State of New York, County of New York. The complaint is captioned as follows: Cody Laidlaw v. Kelly S. King, et al., Index No. 651995/2019 (Sup. Ct. N.Y. Cnty. filed April 4, 2019) (collectively, with the five federal suits, the “Actions”). The complaint generally asserts claims for breach of fiduciary duty for, among other things, allegedly causing a materially incomplete and misleading registration statement on Form S-4 to be filed on March 11, 2019 with the SEC. Among other remedies, the plaintiff seeks an order requiring additional disclosures.

Following discussions, SunTrust and BB&T reached agreement with plaintiffs to resolve the Actions. In connection with the resolution of the Actions, SunTrust and BB&T have agreed to make certain Supplemental Disclosures in this joint proxy statement/prospectus, which should be read in its entirety. Plaintiffs have agreed that, following the filing of this joint proxy statement/prospectus, they will dismiss the Actions in their entirety, with prejudice as to the named plaintiffs only and without prejudice to all other members of the putative class.

The resolution of the Actions will not affect the timing of the SunTrust special meeting and the BB&T special meeting or the timing or amount of the consideration to be paid to SunTrust shareholders in connection with the merger. The resolution of the Actions is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. Likewise, defendants do not believe that any further disclosure regarding the proposed merger is required under applicable laws. Furthermore, nothing in this joint proxy statement/prospectus or the resolution of the Actions shall be deemed an admission of the legal necessity or materiality of any of the Supplemental Disclosures set forth in this joint proxy statement/prospectus. However, to avoid the risk of the Actions delaying or adversely affecting the proposed merger, to minimize the substantial expense, burden, distraction and inconvenience of continued litigation and to resolve plaintiffs’ claims asserted in the Actions, SunTrust and BB&T have agreed to make the Supplemental Disclosures in this joint proxy statement/prospectus.

The outcome of any additional future litigation is uncertain. If any case is not resolved, the lawsuit(s) could prevent or delay completion of the merger and result in substantial costs to BB&T and SunTrust, including any costs associated with the indemnification of directors and officers. Additional lawsuits against BB&T, SunTrust and/or the directors and officers of either company in connection with the merger may be filed. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the combined company’s business, financial condition, results of operations and cash flows. One of the conditions to the closing of the merger is that no order, injunction, or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or the bank merger shall be in effect. As such, if any plaintiff is successful in obtaining an injunction prohibiting the completion of the merger or the bank merger on the agreed-upon terms, then such injunction may prevent the merger from being completed, or from being completed within the expected timeframe.

THE MERGER AGREEMENT

This section of the joint proxy statement/prospectus describes the material terms of the merger agreement. The description in this section and elsewhere in this joint proxy statement/prospectus is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is attached as Annex A to this document and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the full text of the merger agreement, as it is the legal document governing the merger. This section is not intended to provide you with any factual information about BB&T or SunTrust. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings BB&T and SunTrust make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 189 of this joint proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about BB&T and SunTrust contained in this joint proxy statement/prospectus or in the public reports of BB&T or SunTrust filed with the SEC may supplement, update or modify the factual disclosures about BB&T and SunTrust contained in the merger agreement. The merger agreement contains representations and warranties by BB&T, on the one hand, and by SunTrust, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by BB&T and SunTrust were qualified and subject to important limitations agreed to by BB&T and SunTrust in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC, and some were qualified by the matters contained in the confidential disclosure schedules that BB&T and SunTrust each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about BB&T and SunTrust at the time they were made or otherwise.

Structure of the Merger

Each of BB&T’s and SunTrust’s respective boards of directors has unanimously adopted and approved the merger agreement. The merger agreement provides for the merger of SunTrust with and into BB&T, with BB&T continuing as the surviving corporation in a merger of equals. Following the completion of the merger, SunTrust Bank, a wholly-owned bank subsidiary of SunTrust, will merge with and into Branch Bank, a wholly-owned bank subsidiary of BB&T, with Branch Bank as the surviving bank in the bank merger.

Prior to the completion of the merger, SunTrust and BB&T may, by mutual agreement, change the method or structure of effecting the combination of SunTrust and BB&T, except that no such change may (1) alter or change the exchange ratio or the number of shares of BB&T common stock received by holders of SunTrust common stock in exchange for each share of SunTrust common stock, (2) adversely affect the tax treatment of holders of SunTrust common stock or holders of BB&T common stock, (3) adversely affect the tax treatment of SunTrust or BB&T or (4) materially impede or delay the consummation of the transactions contemplated by the merger agreement in a timely manner.

Merger Consideration

Each share of SunTrust common stock issued and outstanding immediately prior to the effective time, except for shares of SunTrust common stock held by SunTrust or BB&T (in each case other than shares of SunTrust common stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in an fiduciary or agency capacity that are beneficially owned by third parties or (ii) held directly or indirectly by SunTrust or BB&T in respect of debts previously contracted), will be converted into the right to receive 1.295 shares of BB&T common stock.

If the outstanding shares of SunTrust common stock or BB&T common stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the exchange ratio to give BB&T and the holders of SunTrust common stock the same economic effect as contemplated by the merger agreement prior to such event.

Also in the merger, each share of SunTrust preferred stock issued and outstanding immediately prior to the effective time (other than dissenting shares) will be converted into the right to receive one (1) share of an applicable newly issued series of BB&T preferred stock with terms that are substantially the same as the terms of the outstanding SunTrust preferred stock.

Fractional Shares

BB&T will not issue any fractional shares of BB&T common stock in the merger. Instead, a former holder of SunTrust common stock who otherwise would have received a fraction of a share of BB&T common stock will receive an amount in cash rounded to the nearest whole cent. This cash amount will be determined by multiplying the fraction of a share (after taking into account all shares of SunTrust common stock held by such holder immediately prior to the effective time and rounded to the nearest thousandth when expressed in decimal form) of BB&T common stock to which the holder would otherwise be entitled by the average closing-sale price per share of BB&T common stock for the consecutive period of five (5) trading days ending on the day preceding the closing date of the merger.

Governing Documents

At the effective time, the articles of incorporation of BB&T as amended by the BB&T articles amendment will be the articles of incorporation of the combined company, and the bylaws of BB&T as amended by the BB&T bylaw amendment will be the bylaws of the combined company.

Treatment of SunTrust Equity Awards

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SunTrust Stock Options. At the effective time, each outstanding and unexercised SunTrust stock option shall, automatically and without any required action on part of the holder thereof, be converted into a BB&T stock option to purchase a number of shares of BB&T common stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of SunTrust common stock subject to the SunTrust stock option immediately prior to the effective time and (B) the exchange ratio, at an exercise price per share of BB&T common stock (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of SunTrust common stock of such SunTrust stock option immediately prior to the effective time divided by (ii) the exchange ratio. Each such BB&T stock option shall be subject to the same terms and conditions (including vesting and exercisability terms) as applied to the corresponding SunTrust stock option immediately prior to the effective time.

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SunTrust Phantom Stock Awards. At the effective time, each outstanding SunTrust phantom stock award shall, automatically and without any required action on the part of the holder thereof, be converted into an award of BB&T phantom stock in respect of that number of shares of BB&T common stock (rounded to the nearest whole share) equal to the product of (i) the number of shares of SunTrust common stock subject to such SunTrust phantom stock award immediately prior to the effective time and (ii) the exchange ratio. Each such BB&T phantom stock award shall be subject to the same terms and conditions (including vesting terms) as applied to the corresponding SunTrust phantom stock award immediately prior to the effective time.

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SunTrust Restricted Stock Awards. At the effective time, each outstanding SunTrust restricted stock award shall, automatically and without any required action on the part of the holder thereof, be converted into a BB&T restricted stock award in respect of that number of shares of BB&T common stock (rounded to the nearest whole share) equal to the product of (i) the number of shares of SunTrust common stock subject to the SunTrust restricted stock award immediately prior to the effective time and (ii) the exchange ratio. Each such BB&T restricted stock award shall be subject to the same terms and conditions (including vesting terms) as applied to the corresponding SunTrust restricted stock award immediately prior to the effective time.

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SunTrust RSUs. At the effective time, each outstanding SunTrust RSU shall, automatically and without any required action on the part of the holder thereof, be converted into a BB&T RSU in respect of that number of shares of BB&T common stock (rounded to the nearest whole share) equal to the product of (i) the number of shares of SunTrust common stock subject to the SunTrust RSU immediately prior to the effective time and (ii) the exchange ratio. Each such BB&T RSU shall be settleable in shares of BB&T common stock. Each such BB&T RSU shall be subject to the same terms and conditions (including vesting terms) as applied to the corresponding SunTrust RSU award immediately prior to the effective time.

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SunTrust PSUs. At the effective time, each outstanding SunTrust PSU shall, automatically and without any required action on the part of the holder thereof, be converted into a BB&T RSU in respect of that number of shares of BB&T common stock (rounded to the nearest whole share) equal to the product of (i) the number of shares of SunTrust common stock subject to the SunTrust PSU immediately prior to the effective time, with the number of shares of

SunTrust common stock determined based on the achievement of the applicable performance goals at (A) actual performance for the portion of the performance period through the effective time as reasonably determined by the compensation committee of the SunTrust board of directors consistent with past practice and (B) target performance for the portion of the performance period following the effective time through the remainder of the applicable performance period and (ii) the exchange ratio. Each such BB&T RSU shall be settleable in shares of BB&T common stock. Except as described above, each such BB&T RSU shall be subject to the same terms and conditions (including service-based vesting terms) as applied to the corresponding SunTrust PSU immediately prior to the effective time.

Closing and Effective Time of the Merger

The merger will become effective at such time specified in the certificate of merger to be filed with the Georgia Secretary and the articles of merger to be filed with the North Carolina Secretary, or at such other time provided by applicable law. The closing of the transactions contemplated by the merger will occur at 10:00 a.m., New York City time on a date no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of the conditions set forth in the merger agreement (other than those conditions that by their nature can only be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), unless another date, time or place is agreed to in writing by SunTrust and BB&T.

Conversion of Shares; Exchange of SunTrust Stock Certificates

Letter of Transmittal

As promptly as practicable after the effective time, and in any event within ten (10) days thereafter, BB&T and SunTrust will cause the exchange agent to mail to each holder of record of SunTrust common stock or SunTrust preferred stock immediately prior to the effective time a letter of transmittal and instructions for use in surrendering shares of SunTrust common stock or SunTrust preferred stock, as applicable, in exchange for the consideration the holder is entitled to receive under the merger agreement.

If a certificate for SunTrust common stock or SunTrust preferred stock has been lost, stolen or destroyed, the exchange agent will issue the consideration in the merger upon receipt of (1) an affidavit of that fact by the claimant and (2) if required by BB&T or the exchange agent, the posting of a bond in an amount as BB&T or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

After the effective time, there will be no further transfers on the stock transfer books of SunTrust of SunTrust common stock or SunTrust preferred stock that were issued and outstanding immediately prior to the effective time.

Withholding

BB&T and the exchange agent will be entitled to deduct and withhold from any cash in lieu of fractional shares, cash dividends or distributions payable or any other cash amount payable under the merger agreement to any SunTrust shareholder the amounts they are required to deduct and withhold under the Code or any provision of state, local or foreign tax law. To the extent any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

No dividends or other distributions declared with respect to BB&T common stock or rollover BB&T preferred stock will be paid to the holder of any unsurrendered certificates of SunTrust common stock or SunTrust preferred stock, as applicable, until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the whole shares of BB&T common stock or rollover BB&T preferred stock which the shares of SunTrust common stock or SunTrust preferred stock, as applicable, represented by such certificate have been converted into the right to receive under the merger agreement.

Representations and Warranties

The merger agreement contains representations and warranties made by each of BB&T and SunTrust relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory and self-regulatory filings and consents and approvals in connection with the merger;

•	reports to regulatory authorities;

•	financial statements, internal controls, books and records, and absence of undisclosed liabilities;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal and regulatory proceedings;

•	tax matters;

•	employee benefit matters;

•	SEC reports;

•	compliance with applicable laws;

•	certain material contracts;

•	absence of agreements with regulatory authorities;

•	environmental matters;

•	investment securities and commodities;

•	real property;

•	intellectual property;

•	related party transactions;

•	inapplicability of takeover statutes;

•	absence of action or circumstance that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Code;

•	the receipt of a fairness opinion from each party’s respective financial advisor;

•	the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents;

•	loan portfolio matters;

•	insurance matters;

•	investment advisor subsidiaries;

•	insurance subsidiaries; and

•	broker-dealer subsidiaries.

Certain representations and warranties of BB&T and SunTrust are qualified as to “materiality” or “material adverse effect”. For purposes of the merger agreement, a “material adverse effect”, when used in reference to either SunTrust, BB&T or the combined company, means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, properties, assets, results of operations or financial condition of such party and its subsidiaries taken as a whole or (2) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

However, with respect to clause (1), a material adverse effect will not be deemed to include the impact of:

•	changes, after the date of the merger agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements;

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changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

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changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries;

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public disclosure of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement; or

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a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof;

except, with respect to the first, second and third bullets described above, to the extent that the effects of such change are materially disproportionately adverse to the business, properties, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.

The representations and warranties in the merger agreement do not survive the effective time.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

Each of BB&T and SunTrust has agreed that, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, it will, and will cause each of its subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and (c) take no action that would reasonably be expected to adversely affect or delay the ability of either BB&T or SunTrust to obtain any necessary approvals of any governmental entity or regulatory agency required for the transactions contemplated by the merger agreement on a timely basis.

Additionally, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, neither BB&T nor SunTrust may, and neither BB&T nor SunTrust may permit any of their respective subsidiaries to, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), take any of the following actions:

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other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months and (ii) deposits, in each case in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of SunTrust or any of its wholly-owned subsidiaries to SunTrust or any of its wholly-owned subsidiaries, on the one hand, or of BB&T or any of its wholly-owned subsidiaries to BB&T or any of its wholly-owned subsidiaries, on the other hand), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

•	adjust, split, combine or reclassify any capital stock;

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make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock except for other equity or voting securities, including any securities of SunTrust or any securities of its subsidiaries, in the case of SunTrust, or any securities of BB&T or any securities of its subsidiaries, in the case of BB&T, except, in each case, (A) regular quarterly cash dividends by SunTrust at a rate not in excess of $0.500 per share of SunTrust common stock, (B) regular quarterly cash dividends by BB&T at a rate not in excess of $0.405 per share of BB&T common stock, (C) dividends paid by any of the subsidiaries of each of BB&T and SunTrust to BB&T or SunTrust or any of their wholly-owned subsidiaries, respectively, (D) in the case of SunTrust, dividends provided for and paid on SunTrust preferred stock in accordance with the terms of such SunTrust preferred stock, (E) in the case of BB&T, dividends provided for and paid on shares of BB&T preferred stock in accordance with the terms of the BB&T preferred stock or (F) the acceptance of shares of SunTrust common stock or BB&T common stock as payment for the exercise price of stock options or for withholding taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case in accordance with past practice and the terms of the applicable award agreements;

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grant any stock options, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any securities of SunTrust or any securities of its subsidiaries, in the case of SunTrust, or any securities of BB&T or any securities of its subsidiaries, in the case of BB&T;

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issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any securities of SunTrust or any securities of its subsidiaries, in the case of SunTrust, any securities of BB&T or any securities of its subsidiaries, in the case of BB&T, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any securities of SunTrust or any securities of its subsidiaries, in the case of SunTrust, or any securities of BB&T or any securities of its subsidiaries, in the case of BB&T, except pursuant to the exercise of stock options or the settlement of equity compensation awards in accordance with their terms;

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sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly-owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of the merger agreement;

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except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or the any property or assets of any other person other than a wholly-owned subsidiary of SunTrust or BB&T, as applicable;

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in each case except in the ordinary course of business, terminate, materially amend, or waive any material provision of, certain material contracts or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to SunTrust or BB&T, as applicable, or enter into certain material contracts;

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subject to certain exceptions, including as required under applicable law or the terms of any benefit plans existing as of the date of the merger agreement, (i) enter into, establish, adopt, amend or terminate any SunTrust benefit plan or BB&T benefit plan, or any arrangement that would be a SunTrust benefit plan or a BB&T benefit plan if in effect on the date hereof, other than (x) in the ordinary course of business consistent with past practice and (y) as would not reasonably be expected to materially increase the cost of benefits under any SunTrust benefit plan or BB&T benefit plan, as the case may be, or certain material contracts, (ii) increase the compensation or benefits payable to any current or former employee, officer, director or individual consultant, other than increases to current employees and officers (x) in connection with a promotion or change in responsibilities and to a level consistent with similarly situated peer employees, (y) in the ordinary course of business consistent with past practice or (z) the payment of incentive compensation for completed performance periods based upon corporate performance, the performance of such employee and, if applicable, such employee’s business, (iii) accelerate the vesting of any equity-based awards or other compensation, (iv) enter into any new, or amend any existing, employment, severance, change in control, retention, collective bargaining agreement or similar agreement or arrangement, other than entry into retention agreements or arrangements not related to the transactions contemplated by the merger agreement with employees below the level of senior vice president in the ordinary course of business consistent with past practice, (v) fund any rabbi trust or similar arrangement or in any other way secure the payment of compensation or benefits under any SunTrust benefit plan or BB&T benefit plan, as the case may be, or certain material contracts, (vi) terminate the employment or services of any “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act), other than for cause, or (vii) hire any “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act) (other than as a replacement hire receiving substantially similar terms of employment);

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settle any material claim, suit, action or proceeding, except involving solely monetary remedies in an amount, individually and in the aggregate, that is not material to SunTrust or BB&T, as applicable, and that would not impose any material restriction, or create any adverse precedent that would be material to, the business of it or its subsidiaries or the combined company;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	amend its articles of incorporation, its bylaws or comparable governing documents of its subsidiaries that are “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the SEC;

•

other than in prior consultation with the other party, materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

•	implement or adopt any change in its accounting principles, practices or methods, other than as required by GAAP;

•

make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any material amended tax return, enter into any closing agreement with respect to a material amount of taxes, or settle any material tax claim, audit, assessment or dispute or surrender any material right to claim a refund of taxes; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters

BB&T and SunTrust have agreed to cooperate with each other and use their respective reasonable best efforts to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, (and in the case of the applications, notices, petitions and filings in respect of the requisite regulatory approvals, use their reasonable best efforts to make such filings within thirty (30) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such governmental entities. Each of BB&T and SunTrust has agreed to use its reasonable best efforts to resolve any objection that may be asserted by any governmental entity with respect to the merger agreement or the transactions contemplated by the merger agreement. However, in no event will BB&T or SunTrust or any of their respective subsidiaries be required to, and in no event will BB&T or SunTrust or any of their respective subsidiaries will be permitted (without the written consent of the other party), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the required permits, consents, approvals and authorizations of governmental entities that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger. BB&T and SunTrust have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the merger, as well as to keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.

Employee Matters

From and after the effective time, unless otherwise mutually determined by SunTrust and BB&T, BB&T will provide generally to employees of SunTrust who at the effective time become employees of BB&T (the “continuing employees”), employee compensation and benefits under the BB&T benefit plans on terms and conditions that are substantially the same as those that apply to similarly situated BB&T employees, provided that BB&T may satisfy such obligations for a transitional period (which transitional period shall end by the later of (i) December 31, 2019 and (ii) the six (6) month anniversary of the effective time) by providing compensation and benefits that are substantially the same in the aggregate as the compensation and benefits provided by SunTrust to continuing employees immediately prior to the effective time. Prior to the effective time, SunTrust and BB&T will cooperate in reviewing, evaluating and analyzing the BB&T benefit plans and SunTrust benefit plans with a view towards developing appropriate new benefit plans for employees of the combined company (the “new benefit plans”). The new benefit plans will, to the extent permitted by applicable law, among other things, (A) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities and (B) not discriminate between employees who were covered by BB&T benefit plans, on the one hand, and those covered by SunTrust benefit plans, on the other hand, at the effective time. Additionally, any continuing employee that is terminated during the one (1)-year period immediately following the effective time will be entitled to certain severance benefits.

For purposes of eligibility, participation, vesting and benefit accrual (except not for purposes of benefit accrual under any defined benefit pension plan or to the extent that such credit would result in a duplication of benefits) under the BB&T benefit plans, SunTrust benefit plans and the new benefit plans, service with or credited by BB&T or SunTrust for continuing employees will be treated as service with BB&T to the same extent that such service was taken into account under the analogous SunTrust benefit plan or BB&T benefit plan prior to the effective time. Additionally, with respect to any benefit plan in which any continuing employee first becomes eligible to participate on or after the effective time, the merger agreement also provides that each party will: (i) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous BB&T benefit plan or SunTrust benefit plan, as the case may be, and (ii) provide each such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the effective time (or, if later, prior to the time such employee commenced participation in the new benefit plan) under a BB&T benefit plan or SunTrust benefit plan (to the same extent that such credit was given under the analogous SunTrust or BB&T benefit plan) in satisfying any applicable deductible or out-of-pocket requirements under any SunTrust benefit plan, BB&T benefit plan or new benefit plan in which such employee first become eligible to participate after the effective time.

Further, effective as of the later of January 1, 2020 and thirty (30) days after the effective time and subject to the limitations described in the following sentence, the continuing employees will become eligible to participate in the BB&T Corporation Pension Plan and the BB&T Non-Qualified Defined Benefit Plan on the same basis as similarly situated employees of BB&T, except as otherwise mutually agreed by BB&T and SunTrust. BB&T will recognize (1) the service with SunTrust of the continuing employees for purposes of eligibility to participate and vesting (but not benefit accrual) under the BB&T Corporation Pension Plan and (2) the service of the continuing employees who satisfy the eligibility requirements of the BB&T Non-Qualified Defined Benefit Plan as in effect immediately prior to the effective time and are designated by the compensation committee of the board of directors of the combined company as eligible to participate in such plan for purposes of eligibility to participate and vesting (but not benefit accrual) under the BB&T Non-Qualified Defined Benefit Plan.

Prior to the effective time, BB&T may take such actions as it deems necessary, including amending the BB&T Corporation Pension Plan and the BB&T Non-Qualified Defined Benefit Plan, so that each participant in the BB&T Corporation Pension Plan and BB&T Non-Qualified Defined Benefit Plan immediately prior to the effective time will be entitled to continued benefit accrual on a basis no less favorable than in effect immediately prior to the effective time (including as to any rights or features) for so long as such participant continues as an employee of the combined company. Following the effective time, the BB&T Corporation Pension Plan and BB&T Non-Qualified Defined Benefit Plan may not be terminated or amended so as to adversely impact any such participant or the benefit of any such participant, including any future benefit accruals or the vesting or entitlement to such future benefit accruals (including any rights or features of such accruals). For purposes of clarity, any amendment to provide a lump sum cash out of a participant’s accrued pension benefit will be deemed to adversely impact the participant for purposes of the foregoing. The BB&T bylaw amendment will require that following the closing of the merger, any determination by the board of directors of the combined company that is inconsistent with the content and the intent of the provisions described in this paragraph will require the affirmative vote of at least seventy-five percent (75%) of the full board of directors of the combined company.

Prior to the effective time, the BB&T board of directors will take the necessary actions to provide that the merger is deemed a “merger of equals” for the purposes of each BB&T benefit plan that provides the BB&T board of directors with the ability to declare that a particular transaction constitutes a “merger of equals” and, thus, does not constitute a “change in control”, “change of control” or similar concept (which determination shall not be revoked during the twelve (12)-month period following the effective time).

In connection with the merger, BB&T and SunTrust each established retention incentive programs to promote retention and to incentivize efforts to consummate the merger and effectuate the integration and conversion. Awards under these retention programs are contingent upon the recipient’s continued employment with the combined company, although some awards may be payable upon a qualifying termination of employment or in addition to existing severance entitlements.

Director and Officer Indemnification and Insurance

The merger agreement provides that after the effective time, the combined company will indemnify and hold harmless all present and former directors, officers and employees of SunTrust and its subsidiaries against, and will advance expenses as incurred to such persons in respect of, all costs and liabilities arising out of the fact that such person is or was a director, officer or employee of SunTrust or its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, in each case to the extent (subject to applicable law) such persons are indemnified as of the date of the merger agreement by SunTrust pursuant to the SunTrust articles, the SunTrust bylaws, the governing or organizational documents of any subsidiary of SunTrust and certain indemnification agreements in existence as of the date of the merger agreement; provided, that in the case of advancement of expenses, any such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The merger agreement requires the combined company to maintain for a period of six (6) years after completion of the merger SunTrust’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the completion of the merger. However, the combined company is not required to spend annually more than three hundred percent (300%) of the current annual premium paid as of the date of the merger agreement by SunTrust for such insurance (the “premium cap”), and if such premiums for such insurance would at any time exceed that amount, then the combined company will maintain policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, BB&T or SunTrust, in consultation with, but only upon the consent of BB&T, may (and at the request of BB&T, SunTrust will use its reasonable best efforts to) obtain at or prior to the effective time a six (6)-year “tail” policy under SunTrust’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if such a policy can be obtained for an amount that, in the aggregate, does not exceed the premium cap.

Commitments to the Community

Following the effective time, the combined company will increase the level of philanthropic and community investment provided by SunTrust in Atlanta, Georgia and by BB&T in Winston-Salem, North Carolina, respectively, in each case relative to the level of such investment as of immediately prior to the effective time.

Restructuring Efforts

The merger agreement provides that if either SunTrust or BB&T fails to obtain the required vote of its holders of common stock to approve the merger agreement, each of the parties will in good faith use its reasonable best efforts to negotiate a restructuring of the transactions provided for in the merger agreement (provided that neither party will have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of the capital stock of SunTrust as provided for in the merger agreement, in a manner adverse to such party or its shareholders) and/or resubmit the merger agreement or the transactions contemplated thereby (or as restructured) to its respective holders of common stock for approval.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this joint proxy statement/prospectus, obtaining required consents, the listing of the shares of BB&T common stock to be issued in the merger, access to information of the other company, advice of changes, exemption from takeover laws, shareholder litigation relating to the transactions contemplated by the merger agreement, the coordination of dividend declarations, the assumption by BB&T of SunTrust indebtedness and public announcements with respect to the transactions contemplated by the merger agreement.

Combined Company Governance and Headquarters Matters

Under the merger agreement, BB&T and SunTrust have agreed to certain provisions relating to the governance and headquarters of the combined company, including composition of the combined company board of directors and the roles of chairman, lead director, chief executive officer, president and chief operating officer. For a more detailed description of the governance matters relating to the combined company, see the section entitled “The Merger—Governance of the Combined Company After the Merger” beginning on page 90.

Shareholder Meetings and Recommendation of BB&T’s and SunTrust’s Boards of Directors

Each of BB&T and SunTrust has agreed to call a meeting of its shareholders for the purpose of voting upon the approval of the merger agreement and to use reasonable best efforts to cause the meetings to occur as promptly as reasonably practicable and on the same date. The board of directors of each of BB&T and SunTrust has agreed to use its reasonable best efforts to obtain from its shareholders the vote required to approve the merger agreement, including by communicating to its shareholders the BB&T board recommendation and the SunTrust board recommendation, as applicable. Each of BB&T and SunTrust has agreed that each of BB&T and SunTrust and their respective boards of directors will not (i) withhold, withdraw, modify or qualify in a manner adverse to the other party the BB&T board recommendation, in the case of BB&T, or the SunTrust board recommendation, in the case of SunTrust, (ii) fail to make the BB&T board recommendation, in the case of BB&T, or the SunTrust board recommendation, in the case of SunTrust, (iii) adopt, approve, recommend or endorse an acquisition proposal (as defined in “—Agreement Not to Solicit Other Offers” below) or publicly announce an intention to adopt, approve, recommend or endorse an acquisition proposal, (iv) fail to publicly and without qualification (A) recommend against any acquisition proposal or (B) reaffirm the BB&T board recommendation, in the case of BB&T, or the SunTrust board recommendation, in the case of SunTrust, in each case within ten (10) business days (or such fewer number of days as remains prior to the BB&T special meeting or the SunTrust special meeting, as applicable) after an acquisition proposal is made public or any request by the other party to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing a “recommendation change”).

However, subject to certain termination rights described in “—Termination of the Merger Agreement” below, if the board of directors of BB&T or SunTrust, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the BB&T board recommendation or the SunTrust board recommendation, as applicable, then, in the case of BB&T, prior to the receipt of requisite BB&T vote, and in the case of SunTrust, prior to the receipt of the requisite SunTrust vote, it may submit the merger agreement to its shareholders without recommendation and may communicate the basis for its lack of a recommendation to its shareholders to the extent required by law, provided that (1) it gives the other party at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an acquisition proposal, the latest material terms and conditions and the identity of the third party in any such acquisition proposal, or any amendment or modification thereof, or a description in reasonable detail of such other event or circumstances) and (2) at the end of such notice period, it takes into account any amendment or modification to the merger agreement proposed by the other party and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the BB&T board recommendation or SunTrust board recommendation, as the case may be. Any material amendment to any acquisition proposal will require a new notice period.

Notwithstanding any recommendation change by the board of directors of BB&T or SunTrust, unless the merger agreement has been terminated in accordance with its terms, each party is required to convene a meeting of its shareholders and to submit the merger agreement to a vote of such shareholders. BB&T and SunTrust must adjourn or postpone such meeting if there are insufficient shares of BB&T common stock or SunTrust common stock and SunTrust preferred stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting BB&T or SunTrust, as applicable, it has not received proxies representing a sufficient number of shares necessary for approval of the merger agreement.

Agreement Not to Solicit Other Offers

Each of BB&T and SunTrust has agreed that it will not, and will cause each of its subsidiaries and its and their respective officers, directors, employees, agents, advisors and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations concerning any acquisition proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal or (iv) unless the merger agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with the merger agreement) in connection with or relating to any acquisition proposal. For purposes of the merger agreement, an “acquisition proposal” means, with respect to BB&T or SunTrust, as applicable, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of a party and its subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of a party or its subsidiaries whose assets, individually or in the aggregate, constitute more than twenty-five percent (25%) of the consolidated assets of the party, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third-party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of a party or its subsidiaries whose assets, individually or in the aggregate, constitute more than twenty-five percent (25%) of the consolidated assets of the party or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving a party or its subsidiaries whose assets, individually or in the aggregate, constitute more than twenty-five percent (25%) of the consolidated assets of the party.

However, in the event that after the date of the merger agreement and prior to the receipt of the required vote of BB&T shareholders to approve the merger agreement, in the case of BB&T, or the required vote of SunTrust shareholders to approve the merger agreement, in the case of SunTrust, a party receives an unsolicited bona fide written acquisition proposal, it may, and may permit its subsidiaries and its and its subsidiaries’ officers, directors, agents, advisors and representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in negotiations or discussions with the person making the acquisition proposal if the BB&T or SunTrust board of directors, as applicable, concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law, provided that, prior to furnishing and confidential or nonpublic information, such party enters into a confidentiality agreement with the person making such acquisition proposal on terms no less favorable to it than the confidentiality agreement between BB&T and SunTrust, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with such party.

Each of BB&T and SunTrust has also agreed to, and to cause its officers, directors, agents, advisors and representatives to, immediately cease and terminate any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than BB&T or SunTrust, with respect to any acquisition proposal. In addition, each party has agreed to (1) promptly (and within twenty-four (24) hours) advise the other party following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or acquisition proposal), to provide the other party with an unredacted copy of any such acquisition proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or acquisition proposal, and to keep the other party apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal and (2) use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party.

Conditions to Complete the Merger

BB&T’s and SunTrust’s respective obligations to complete the merger are subject to the satisfaction or waiver, at or prior to the effective time, of the following conditions:

•

the approval of the merger agreement by holders of BB&T common stock, and holders of SunTrust common stock and SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class;

•	the authorization for listing on the NYSE, subject to official notice of issuance, of the BB&T common stock to be issued in the merger;

•

all requisite regulatory approvals having been obtained and remaining in full force and effect, and all statutory waiting periods in respect thereof having expired or been terminated, without the imposition of any requirement to take or commit to take any action or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger;

•

the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, and the absence of any stop order (or proceedings for such purpose initiated or threatened and not withdrawn);

•

no order, injunction, or decree by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger, the bank merger or any of the other transactions contemplated by the merger agreement being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement;

•

the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is completed, subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officers’ certificate from the other party to such effect);

•

the performance by the other party in all material respects of all obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the date on which the merger is completed (and the receipt by each party of an officers’ certificate from the other party to such effect); and

•

receipt by such party of an opinion of legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither BB&T nor SunTrust can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger, whether before or after the receipt of the required vote to approve the merger agreement by BB&T shareholders or SunTrust shareholders, in the following circumstances:

•	by mutual written consent of BB&T and SunTrust;

•

by either BB&T or SunTrust if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement;

•

by either BB&T or SunTrust if the merger has not been completed on or before the termination date, unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement;

•

by either BB&T or SunTrust (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within forty-five (45) days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•

by SunTrust, if (1) BB&T or the board of directors of BB&T has made a recommendation change or (2) BB&T or the board of directors of BB&T breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to shareholder approval and the BB&T board recommendation; or

•

by BB&T, if (1) SunTrust or the board of directors of SunTrust has made a recommendation change or (2) SunTrust or the board of directors of SunTrust breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to shareholder approval and the SunTrust board recommendation.

Neither BB&T nor SunTrust is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of BB&T common stock or SunTrust common stock.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (1) neither BB&T nor SunTrust will be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of the merger agreement and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses, the confidential treatment of information and the termination fee described below.

Termination Fee

SunTrust will pay BB&T a termination fee of $1,121,000,000 in cash (the “termination fee”) if the merger agreement is terminated in the following circumstances:

•

In the event that the merger agreement is terminated by BB&T pursuant to the last bullet set forth under “—Termination of the Merger Agreement” above. In such case the termination fee must be paid to BB&T within two (2) business days of the date of termination.

•

In the event, after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been communicated to or otherwise made known to the SunTrust board of directors or SunTrust’s senior management or has been made directly to SunTrust shareholders, or any person has publicly announced (and not publicly withdrawn at least two (2) business days prior to the SunTrust special meeting) an acquisition proposal with respect to SunTrust, and (i) (A) thereafter the merger agreement is terminated by either BB&T or SunTrust because the merger has not been completed prior to the termination date, and SunTrust has not obtained the required vote of SunTrust shareholders approving the merger agreement but all other conditions to SunTrust’s obligation to complete the merger had been satisfied or were capable of being satisfied prior to such termination or (B) thereafter the merger agreement is terminated by BB&T based on a breach of the merger agreement by SunTrust that would constitute the failure of an applicable closing condition, and (ii) prior to the date that is twelve (12) months after the date of such termination, SunTrust enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), provided that for purposes of the foregoing, all references in the definition of acquisition proposal to “twenty-five percent (25%)” will instead refer to “fifty percent (50%)”. In such case, the termination fee must be paid to BB&T on the earlier of the date SunTrust enters into such definitive agreement and the date of consummation of such transaction.

BB&T will pay SunTrust the termination fee if the merger agreement is terminated in the following circumstances:

•

In the event that the merger agreement is terminated by SunTrust pursuant to the second to last bullet set forth under “—Termination of the Merger Agreement” above. In such case the termination fee must be paid to SunTrust within two (2) business days of the date of termination.

•

In the event, after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been communicated to or otherwise made known to the BB&T board of directors or BB&T’s senior management or has been made directly to BB&T shareholders, or any person has publicly announced (and not publicly withdrawn at least two (2) business days prior to the BB&T special meeting) an acquisition proposal with respect to BB&T, and (i) (A) thereafter the merger agreement is terminated by either BB&T or SunTrust because the merger has not been completed prior to the termination date, and BB&T has not obtained the required vote of BB&T shareholders approving the merger agreement but all other conditions to BB&T’s obligation to complete the merger had been satisfied or were capable of being satisfied prior to such termination or (B) thereafter the merger agreement is terminated by SunTrust based on a breach of the merger agreement by BB&T that would constitute the failure of an applicable closing condition and (ii) prior to the date that is twelve (12) months after the date of such termination, BB&T enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), provided that for purposes of the foregoing, all references in the definition of acquisition proposal to “twenty-five percent (25%)” will instead refer to “fifty percent (50%)”. In such case, the termination fee must be paid to SunTrust on the earlier of the date BB&T enters into such definitive agreement and the date of consummation of such transaction.

Expenses and Fees

Except as otherwise expressly provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to government entities in connection with the merger and the other transactions contemplated by the merger agreement will be borne equally by BB&T and SunTrust.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after the receipt of the requisite BB&T vote or the requisite SunTrust vote, except that after the receipt of the requisite BB&T vote or the requisite SunTrust vote, there may not be, without further approval of the holders of common stock of BB&T or SunTrust, as applicable, any amendment of the merger agreement that requires such further approval under applicable law.

At any time prior to the completion of the merger, each of the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered by such other party pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in the merger agreement, except that after the receipt of the requisite BB&T vote or the requisite SunTrust vote, there may not be, without further approval of the holders of common stock of BB&T or SunTrust, as applicable, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles (except that matters relating to the fiduciary duties of the SunTrust Board will be subject to the laws of the State of Georgia and matters relating to the fiduciary duties of the BB&T Board will be subject to the laws of the State of North Carolina).

Specific Performance

BB&T and SunTrust will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement (including the parties’ obligations to consummate the merger), in addition to any other remedy to which they are entitled at law or in equity.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of SunTrust common stock or SunTrust preferred stock. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion is based upon the Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion. To the extent this section consists of statements as to matters of U.S. federal income tax law, this section constitutes the opinion of Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) and the opinion of Sullivan & Cromwell LLP (“Sullivan & Cromwell”).

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

If a partnership holds SunTrust common stock or SunTrust preferred stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding SunTrust common stock or SunTrust preferred stock, you should consult your tax advisors.

This discussion assumes that you hold your shares of SunTrust common stock or SunTrust preferred stock as a capital asset within the meaning of section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity;

•	an insurance company;

•	a mutual fund;

•	a dealer in securities or foreign currencies;

•	a trader in securities who elects the mark-to-market method of accounting for your securities;

•	a holder of SunTrust common stock or SunTrust preferred stock subject to the alternative minimum tax provisions of the Code;

•

a holder of SunTrust common stock or SunTrust preferred stock who received such stock through the exercise of employee stock options or through a tax-qualified retirement plan or otherwise as compensation;

•	a person that has a functional currency other than the U.S. dollar;

•	a holder of options granted under any SunTrust benefit plan; or

•	a holder of SunTrust common stock or SunTrust preferred stock who holds such stock as part of a hedge, straddle or a constructive sale or conversion transaction.

Tax Consequences of the Merger Generally

BB&T and SunTrust have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. As described below, it is a condition to each party’s respective obligations to complete the merger that BB&T and SunTrust each receive a legal opinion that the merger will so qualify. Accordingly, the material U.S. federal income tax consequences of the merger are as follows:

•

you will not recognize gain or loss when you exchange your SunTrust common stock or SunTrust preferred stock, as applicable, solely for BB&T common stock or rollover BB&T preferred stock, as applicable, except with respect to any cash received by holders of SunTrust common stock instead of a fractional share of BB&T common stock;

•

your aggregate tax basis in the BB&T common stock or rollover BB&T preferred stock, as applicable, that you receive in the merger (including any fractional share interest you are deemed to receive and exchange for cash) will equal your aggregate tax basis in the SunTrust common stock or SunTrust preferred stock, as applicable, that you surrender; and

•

your holding period for the BB&T common stock or rollover BB&T preferred stock, as applicable, that you receive in the merger (including any fractional share interest you are deemed to receive and exchange for cash) will include your holding period for the shares of SunTrust common stock or SunTrust preferred stock, as applicable, that you surrender in the exchange.

If you acquired different blocks of SunTrust common stock or SunTrust preferred stock at different times and at different prices, your tax basis and holding period in your BB&T common stock or rollover BB&T preferred stock may be determined with reference to each block of SunTrust common stock or SunTrust preferred stock, as applicable.

Cash Instead of Fractional Shares

You will generally recognize capital gain or loss on any cash received instead of a fractional share of BB&T common stock equal to the difference between the amount of cash received and the tax basis allocated to such fractional share. Any capital gain or loss will constitute long-term capital gain or loss if your holding period in SunTrust common stock surrendered in the merger is greater than one (1) year as of the effective date of the merger.

Closing Condition Tax Opinions

It is a condition to the closing of the merger that BB&T and SunTrust will receive opinions from Wachtell Lipton and Sullivan & Cromwell, respectively, dated as of the effective date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of section 368(a) of the Code. These opinions will be based on representation letters provided by BB&T and SunTrust to be delivered at closing of the merger, and on certain customary factual assumptions. Although the merger agreement allows us to waive this condition to closing, we currently do not anticipate doing so. If either of us does waive this condition and the tax consequences of the merger are materially different from those described in this document, we will inform you of this decision and ask you to vote on the merger taking this into consideration.

Neither of these tax opinions will be binding on the Internal Revenue Service. BB&T and SunTrust have not and do not intend to seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

Information Reporting and Backup Withholding

If you are a non-corporate holder of SunTrust common stock you may be subject to information reporting and backup withholding on any cash payments received instead of a fractional share interest in BB&T common stock. You will not be subject to backup withholding, however, if you:

•

furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the Form W-9 (or a suitable substitute or successor form) included in the letter of transmittal to be delivered to you following the completion of the merger and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

This summary of certain material U.S. federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 7, 2019, BB&T and SunTrust entered into the merger agreement providing for the merger of SunTrust with and into BB&T, with BB&T as the surviving entity in the merger. Subject to the satisfaction or (to the extent permitted by law) waiver of the closing conditions set forth in the merger agreement, including the approval of the BB&T merger proposal by holders of BB&T common stock and the approval of the SunTrust merger proposal by holders of SunTrust common stock and holders of SunTrust preferred stock, voting together with the holders of SunTrust common stock as a single class, SunTrust will merge with and into BB&T. In the merger, BB&T will be the surviving entity and SunTrust will no longer be a separate publicly traded corporation.

The following unaudited pro forma condensed combined financial statements give effect to the merger and include adjustments for the following:

•	certain reclassifications to conform historical financial statement presentation of SunTrust to BB&T;

•

application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, which we refer to as ASC 805, “Business Combinations,” to reflect estimated merger consideration of approximately $29.7 billion in exchange for 100% of all outstanding shares of SunTrust common stock; and

•	transaction costs in connection with the merger.

The following unaudited pro forma condensed combined financial statements and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of BB&T and the related notes included in BB&T’s Annual Report on Form 10-K for the year ended December 31, 2018, and the historical unaudited consolidated financial statements of BB&T and the related notes included in BB&T’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, each of which is incorporated by reference herein, and (ii) the historical audited consolidated financial statements of SunTrust and the related notes included in SunTrust’s Annual Report on Form 10-K for the year ended December 31, 2018, and the historical unaudited consolidated financial statements of SunTrust and the related notes included in SunTrust’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, each of which is incorporated by reference herein.

The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of income of BB&T and SunTrust, giving effect to the merger as if it had been completed on January 1, 2018. The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2019 combines the historical consolidated balance sheets of BB&T and SunTrust, giving effect to the merger as if it had been completed on March 31, 2019.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statement of income, expected to have a continuing effect on the combined results of BB&T and SunTrust. The unaudited pro forma condensed combined financial information contained herein does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the merger.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.

As of the date of this joint proxy statement/prospectus, BB&T has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the SunTrust assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain SunTrust assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. A final determination of the fair value of SunTrust’s assets and liabilities will be based on SunTrust’s actual assets and liabilities as of the closing date and, therefore, cannot be made prior to the completion of the merger. In addition, the value of the merger consideration to be paid by BB&T in shares of BB&T common stock upon the completion of the merger will be determined based on the closing price of BB&T common stock on the closing date and the number of issued and outstanding shares of SunTrust common stock immediately prior to the closing. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material.

Further, BB&T has not identified all adjustments necessary to conform SunTrust’s accounting policies to BB&T’s accounting policies. Upon completion of the merger, or as more information becomes available, BB&T will perform a more detailed review of SunTrust’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements. BB&T estimated the fair value of certain SunTrust assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in SunTrust’s SEC filings and other publicly available information. Until the merger is completed, both companies are limited in their ability to share certain information.

Upon completion of the merger, a final determination of the fair value of SunTrust’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial statements may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2019 (Dollars in millions)	Historical BB&T	Historical SunTrust	Pro Forma Adjustments	(Note 3)		Pro Forma Condensed Combined
Assets
Cash and cash equivalents	$2,972	$5,932	$800	(a	)	$9,704
Investment securities	46,410	31,853	—			78,263
LHFS	834	1,781	46	(b	)	2,661
Loans and leases	149,057	155,233	(2,060)	(c	)	302,230
ALLL	(1,561)	(1,643)	1,643	(d	)	(1,561)

Loans and leases, net of ALLL	147,496	153,590	(417)			300,669

Goodwill	9,818	6,331	3,611	(e	)	19,760
CDI and other intangible assets	726	—	4,500	(f	)	5,226
Other assets	19,427	20,938	2,161	(g	)	42,526

Total assets	$227,683	$220,425	$10,701			$458,809

Liabilities
Deposits	$159,766	$162,152	$151	(h	)	$322,069
Short-term borrowings	6,305	10,390	—	(i	)	16,695
Long-term debt	24,729	17,395	145	(i	)	42,269
Accounts payable and other liabilities	6,000	5,665	3,560	(j	)	15,225

Total liabilities	196,800	195,602	3,856			396,258

Shareholders’ Equity
Total BB&T Equity	30,823	—	31,567	(k	)	62,390
Total SunTrust Equity	—	24,722	(24,722)	(k	)	—
Noncontrolling interests	60	101	—			161

Total shareholders’ equity	30,883	24,823	6,845	(k	)	62,551

Total liabilities and shareholders’ equity	$227,683	$220,425	$10,701			$458,809

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Three Months Ended March 31, 2019 (Dollars in millions and shares in thousands, except per share data)	Historical BB&T	Historical SunTrust	Pro Forma Adjustments	(Note 4)		Pro Forma Condensed Combined
Interest Income
Interest and fees on total loans and leases	$1,839	$1,710	$89	(a	)	$3,638
Interest and dividends on securities and other earning assets	334	277	17	(b	)	628

Total interest income	2,173	1,987	106			4,266

Interest Expense
Interest on deposits	253	249	11	(c	)	513
Interest on short-term and other borrowings	32	69	—			101
Interest on long-term debt	192	125	(12)	(d	)	305

Total interest expense	477	443	(1)			919

Net Interest Income	1,696	1,544	107			3,347

Provision for credit losses	155	153	—			308

Net Interest Income After Provision for Credit Losses	1,541	1,391	107			3,039

Noninterest Income
Insurance income	510	—	2	(e	)	512
Service charges on deposits	171	137	—			308
Investment banking and brokerage fees and commissions	111	190	—			301
Other income	410	457	(2)	(e	)	865

Total noninterest income	1,202	784	—			1,986

Noninterest Expense
Personnel expense	1,087	824	—			1,911
Net occupancy and equipment expense	187	144	—			331
Software expense	72	238	(104)	(f	)	206
Amortization of intangibles and other	32	15	214	(g	)	261
Other expense	390	268	25	(f	)	683

Total noninterest expense	1,768	1,489	135			3,392

Earnings
Income before provision for income taxes	975	686	(28)			1,633
Provision for income taxes	177	104	(15)	(h	)	266

Net Income	798	582	(13)			1,367

Noncontrolling interests	6	2	—			8
Dividends on preferred stock	43	26	—			69

Net income available to common shareholders	$749	$554	$(13)			$1,290

Basic EPS	$0.98	$1.25				$0.96
Diluted EPS	0.97	1.24				0.95
Basic weighted average shares outstanding	764,135	443,566		(i	)	1,338,889
Diluted weighted average shares outstanding	774,071	446,662		(i	)	1,358,101

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year Ended December 31, 2018 (Dollars in millions and shares in thousands, except per share data)	Historical BB&T	Historical SunTrust	Pro Forma Adjustments	(Note 4)		Pro Forma Condensed Combined
Interest Income
Interest and fees on total loans and leases	$6,894	$6,159	$400	(a	)	$13,453
Interest and dividends on securities and other earning assets	1,226	1,046	59	(b	)	2,331

Total interest income	8,120	7,205	459			15,784

Interest Expense
Interest on deposits	644	711	170	(c	)	1,525
Interest on short-term and other borrowings	111	132	—			243
Interest on long-term debt	683	375	(57)	(d	)	1,001

Total interest expense	1,438	1,218	113			2,769

Net Interest Income	6,682	5,987	346			13,015

Provision for credit losses	566	208	—			774

Net Interest Income After Provision for Credit Losses	6,116	5,779	346			12,241

Noninterest Income
Insurance income	1,852	—	11	(e	)	1,863
Service charges on deposits	712	579	—			1,291
Investment banking and brokerage fees and commissions	477	760	—			1,237
Other income	1,835	1,887	(11)	(e	)	3,711

Total noninterest income	4,876	3,226	—			8,102

Noninterest Expense
Personnel expense	4,313	3,308	—			7,621
Net occupancy and equipment expense	758	538	—			1,296
Software expense	272	909	(458)	(f	)	723
Amortization of intangibles and other	131	73	920	(g	)	1,124
Other expense	1,458	845	517	(f	)	2,820

Total noninterest expense	6,932	5,673	979			13,584

Earnings
Income before provision for income taxes	4,060	3,332	(633)			6,759
Provision for income taxes	803	548	(151)	(h	)	1,200

Net Income	3,257	2,784	(482)			5,559

Noncontrolling interests	20	9	—			29
Dividends on preferred stock	174	107	—			281

Net income available to common shareholders	$3,063	$2,668	$(482)			$5,249

Basic EPS	$3.96	$5.79				$3.89
Diluted EPS	3.91	5.74				3.84
Basic weighted average shares outstanding	772,963	460,922		(i	)	1,347,717
Diluted weighted average shares outstanding	783,484	464,961		(i	)	1,367,514

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of pro forma presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of income of BB&T and SunTrust, giving effect to the merger as if it had been completed on January 1, 2018. The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2019 combines the historical consolidated balance sheets of BB&T and SunTrust, giving effect to the merger as if it had been completed on March 31, 2019.

BB&T’s and SunTrust’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 3 and Note 4, certain reclassifications were made to align BB&T’s and SunTrust’s financial statement presentation. BB&T has not identified all adjustments necessary to conform SunTrust’s accounting policies to BB&T’s accounting policies. Upon completion of the merger, or as more information becomes available, BB&T will perform a more detailed review of SunTrust’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with BB&T considered the acquirer of SunTrust. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of SunTrust based upon management’s preliminary estimate of their fair values as of March 31, 2019. BB&T has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the SunTrust assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain SunTrust assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

All dollar amounts presented within these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in millions, except per share data. Share amounts are in thousands.

Note 2. Preliminary purchase price allocation

Refer to the table below for the preliminary calculation of estimated merger consideration:

Preliminary calculation of estimated merger consideration (Dollars in millions, except per share data, shares in thousands)	Note		Amount
Share consideration:
Shares of SunTrust common stock	(i	)	443,826
Exchange ratio			1.295
BB&T common stock to be issued			574,754
BB&T’s share price on April 30, 2019			$51.20

Preliminary fair value of consideration for outstanding common stock			$29,427
Consideration related to equity awards	(ii	)	$231

Preliminary fair value of estimated total merger consideration			$29,658

(i)

Under the terms of the merger agreement, holders of SunTrust common stock have the right to receive a fixed exchange ratio of 1.295 shares of BB&T common stock, par value $5.00 per share, for each share of SunTrust common stock. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated merger consideration is based on the total number of shares of SunTrust common stock issued and outstanding as of April 30, 2019 and the closing price per share of BB&T common stock on April 30, 2019. A 10% change in the closing price per share of BB&T common stock would increase or decrease the estimated fair value of share consideration transferred by approximately $3.0 billion.

(ii)	In connection with the merger, BB&T has agreed to convert certain equity awards held by SunTrust employees into BB&T equity awards.

The preliminary estimated merger consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of SunTrust based on their preliminary estimated fair values. As mentioned above in Note 1,

BB&T has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the SunTrust assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which BB&T believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

The following table sets forth a preliminary allocation of the estimated merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of SunTrust using SunTrust’s audited consolidated balance sheet as of March 31, 2019:

March 31, 2019 (Dollars in millions)	Amount
Preliminary fair value of estimated total merger consideration	$29,658
Assets
Cash and cash equivalents	6,763
Investment securities	31,853
LHFS	1,827
Loans and leases	153,173
CDI and other intangible assets	4,500
Other assets	23,099

Total assets	221,215

Liabilities and Equity
Deposits	(162,303)
Short-term borrowings	(10,390)
Long-term debt	(17,540)
Accounts payable and other liabilities	(9,225)

Total liabilities	(199,458)

Preferred stock	(1,940)
Noncontrolling interest	(101)

Less: Net assets	19,716

Goodwill	$9,942

Note 3. Adjustments to the unaudited pro forma condensed combined balance sheet

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet:

(a)	Adjustment to cash and cash equivalents as follows:

March 31, 2019 (Dollars in millions)	Note		Amount
Present derivative instruments gross	(i	)	$831
Estimated additional transaction costs	(ii	)	(31)

Pro forma net adjustment to cash and cash equivalents			$800

(i)	Reflects an adjustment to present SunTrust’s derivative instruments, including collateral posted or received, on a gross basis to conform to BB&T’s financial statement presentation.
(ii)	Reflects cash to be paid net of tax for estimated additional transaction costs by both BB&T and SunTrust as a result of the merger.

(b)	Adjustment to loans held for sale (“LHFS”) to reflect preliminary estimated fair value of acquired LHFS.

(c)

Adjustment to loans and leases of $2.1 billion to reflect preliminary estimated fair value adjustments to acquired loans of $3.1 billion for credit (approximately 2% of SunTrust loans) offset by $1.0 billion for current interest rates and other (representing the remaining mark-to -market adjustment). The Company utilized the publicly disclosed fair value from the SunTrust Quarterly Report on Form 10-Q as a proxy for the fair value for purposes of these pro forma financial statements. The fair value adjustment is being recognized over a weighted average period of 5.3 years for commercial loans and 16.2 years for retail loans.

(d)	Adjustment to eliminate historical allowance for loan and lease losses (ALLL) of $1.6 billion to reflect acquired loans and leases at fair value.

(e)	Adjustment to goodwill based on the preliminary purchase price allocation as follows:

March 31, 2019 (Dollars in millions)	Note		Amount
Fair value of consideration transferred in excess of the preliminary fair value of net assets acquired	(i	)	$9,942
Removal of SunTrust’s historical goodwill			(6,331)

Pro forma net adjustment to goodwill			$3,611

(i)

Goodwill represents the excess of the estimated merger consideration over the preliminary fair value of net assets acquired. Refer to the preliminary estimated merger consideration allocation in Note 2 above for more details.

(f)

Adjustment to core deposit intangible assets (“CDI”) and other intangible assets to reflect the preliminary estimated fair value of acquired intangibles, including CDI, other customer relationships for both banking and non-banking businesses, technology and other, as follows:

March 31, 2019 (Dollars in millions)	Note		Amount
Reclassification of other intangible assets	(i	)	$13
Removal of SunTrust’s historical intangible assets			(13)
Fair value of CDI and other intangible assets acquired	(ii	)	4,500

Pro forma net adjustment to CDI and other intangibles assets			$4,500

(i)	Reflects the reclassification of SunTrust’s other intangible assets to conform to BB&T’s financial statement presentation.
(ii)	BB&T performed a preliminary fair value assessment of CDI and other intangible assets. The estimated weighted average useful life of the intangible assets is 9.3 years.

(g)	Adjustment to other assets as follows:

March 31, 2019 (Dollars in millions)	Note		Amount
Reclassification of other intangible assets to CDI and other intangible assets	(i	)	$(13)
Estimated fair value adjustment for right-of-use assets	(ii	)	74
Present derivative instruments gross	(iii	)	2,100

Pro forma net adjustment to other assets			$2,161

(i)	As mentioned in Note 3(f)(i), reflects the reclassification of SunTrust’s other intangible assets to conform to BB&T’s financial statement presentation.
(ii)	Adjustment to right-of-use assets to reflect the preliminary estimated fair value. The impact to the unaudited pro forma condensed combined statements of income was not material.
(iii)

As mentioned in Note 3(a)(i), reflects an adjustment to present SunTrust’s derivative instruments, including collateral posted or received, on a gross basis to conform to BB&T’s financial statement presentation.

(h)	Adjustment to deposits as follows:

March 31, 2019 (Dollars in millions)	Note		Amount
Estimated fair value adjustment for deposits	(i	)	$(240)
Present derivative instruments gross	(ii	)	391

Pro forma net adjustment to deposits			$151

(i)	Reflects the preliminary estimated fair value of deposits acquired. The fair value adjustment is being recognized over a weighted average period of 1.3 years.
(ii)

As mentioned in Note 3(a)(i), reflects an adjustment to present SunTrust’s derivative instruments, including collateral posted or received, on a gross basis to conform to BB&T’s financial statement presentation.

(i)

Adjustment to long-term debt to reflect the preliminary estimated fair value of acquired long-term debt. The carrying value of short-term borrowings was equal to the fair value. The fair value adjustment is being recognized over a weighted average period of 3.9 years.

(j)	Adjustment to accounts payable and other liabilities as follows:

March 31, 2019 (Dollars in millions)	Note		Amount
Present derivative instruments gross	(i	)	$2,540
Deferred tax effect of pro forma adjustments	(ii	)	1,020

Pro forma net adjustment to accounts payable and other liabilities			$3,560

(i)

As mentioned in Note 3(a)(i), reflects an adjustment to present SunTrust’s derivative instruments, including collateral posted or received, on a gross basis to conform to BB&T’s financial statement presentation.

(ii)

Reflects a deferred income tax liability resulting from the preliminary fair value adjustments to intangible assets and certain financial assets and financial liabilities. The estimate of the deferred tax liability was determined based on the book and tax basis differences using a blended federal and state statutory rate of 23.80%. This estimate of the deferred income tax liability is preliminary and subject to change based on BB&T’s final determination of the fair values of the net assets acquired by jurisdiction.

(k)	Adjustment to BB&T’s and SunTrust’s shareholders’ equity based on the following:

March 31, 2019 (Dollars in millions)	Note		Amount
Fair value of equity consideration issued to the sellers	(i	)	$29,658
Estimated additional transaction costs	(ii	)	(31)
Fair value of SunTrust preferred stock	(iii	)	1,940

Pro forma adjustment to BB&T shareholders’ equity			31,567
Removal of SunTrust’s historical shareholders’ equity			(24,722)

Pro forma net adjustment to total shareholders’ equity			$6,845

(i)	As mentioned in Note 2, the preliminary estimated value of total merger consideration to be issued pursuant to the merger agreement is $29.7 billion.
(ii)	As mentioned in Note 3(a)(ii), reflects cash to be paid net of tax for estimated additional transaction costs by both BB&T and SunTrust as a result of the merger.
(iii)	Reflects the preliminary estimated fair value of SunTrust preferred stock converted into BB&T preferred stock.

Note 4. Adjustments to the unaudited pro forma condensed combined statement of income

Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statement of income:

(a)

Net adjustment to interest income to record estimated amortization of premiums and accretion of discounts on acquired loans and leases of $92 million for the three months ended March 31, 2019 and $408 million for the year ended December 31, 2018, offset by the elimination of SunTrust amortization on loans and leases of $3 million and $8 million, respectively.

(b)

Adjustment to reflect the reclassification of earnings credits from service charges on Federal Reserve Bank balances included in SunTrust’s outside processing and other expenses from “Software expense” as noted in Note 4(f) to conform with BB&T’s financial statement presentation.

(c)

Net adjustment to interest expense to record estimated amortization of premiums and accretion of discounts on acquired deposits of $15 million for the three months ended March 31, 2019 and $182 million for the year ended December 31, 2018, offset by the elimination of SunTrust amortization on deposits of $4 million and $12 million, respectively.

(d)

Net adjustments to interest expense to record estimated amortization on acquired long-term debt of $10 million for the three months ended March 31, 2019 and $49 million for the year ended December 31, 2018, and eliminate SunTrust amortization on long-term debt of $2 million and $8 million, respectively.

(e)	Adjustment to reflect the reclassification of SunTrust’s insurance income from “Other income” to “Insurance income” to conform to BB&T’s financial statement presentation.

(f)	Adjustment to other expense as follows:

(Dollars in millions)	Note		Three Months Ended March 31, 2019	Year Ended December 31, 2018
Reclassification of outside processing and other expenses	(i	)	$121	$517
Removal of transactions costs incurred	(ii	)	(96)	—

Pro forma net adjustment to other expense			$25	$517

(i)

Adjustment to reflect the reclassification of SunTrust’s outside processing and other expenses from “Software expense” to “Other expense” and “Interest and dividends on securities and other earning assets” to conform to BB&T’s financial statement presentation.

(ii)	Adjustment to reflect the removal of transaction costs incurred for the three months ended March 31, 2019.

(g)

The newly acquired CDI and other intangible assets have been amortized using the sum of the years digits methodology based on an estimated weighted average useful life of 9.3 years. Pro forma amortization expense includes amortization expense for the newly identified intangible assets less the amortization expense of SunTrust’s historical intangible assets. BB&T is still in the process of evaluating the fair value of the intangible assets. Any resulting change in the fair value would have a direct impact to amortization expense.

(Dollars in millions)	Estimated fair value	Weighted- average useful life	Three Months Ended March 31, 2019	Year Ended December 31, 2018
Amortization expense for intangible assets	$4,500	9.3 years	$214	$922
Less: Historical SunTrust amortization			—	(2)

Pro forma net adjustment to amortization of intangibles			$214	$920

Amortization for the next five (5) years:
Remaining period of 2019				$601
2020				708
2021				601
2022				494
2023				387

(h)

To record the income tax impact on the pro forma adjustments utilizing the blended federal and state statutory income tax rate of 23.80% for the three months ended March 31, 2019 and 23.85% for the year ended December 31, 2018.

(i)

The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of BB&T plus shares issued as part of the merger. The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of BB&T common stock and the share impact as part of the merger. In connection with the merger, BB&T agreed to convert certain equity awards held by SunTrust employees into BB&T equity awards. The difference between historical SunTrust stock compensation expense recognized and expected expense for replacement awards was not material to the unaudited pro forma condensed combined statements of income. The pro forma basic and diluted weighted average shares outstanding are as follows:

Pro forma basic weighted average shares (Shares in thousands)	Three Months Ended March 31, 2019	Year Ended December 31, 2018
Historical BB&T weighted average shares outstanding-basic	764,135	772,963
Shares of BB&T common stock to be issued to holders of SunTrust common stock pursuant to the merger	574,754	574,754

Pro forma weighted average shares-basic	1,338,889	1,347,717

Pro forma diluted weighted average shares (Shares in thousands)	Three Months Ended March 31, 2019	Year Ended December 31, 2018
Historical BB&T weighted average shares outstanding-diluted	774,071	783,484
Shares of BB&T common stock to be issued to holders of SunTrust common stock pursuant to the merger	574,754	574,754
Diluted impact of BB&T’s equity awards to replace SunTrust’s equity awards	9,276	9,276

Pro forma weighted average shares-diluted	1,358,101	1,367,514

Note 5. Estimated merger integration costs and estimated cost savings

As of the date of this joint proxy statement/prospectus, BB&T estimates that the combined entity will incur approximately $2.0 billion of one-time pre-tax merger integration costs. BB&T also estimates that the combined entity will achieve annual pre-tax expense savings of $1.6 billion, net of new investments, which are expected to be fully realized by 2022. Merger integration costs and estimated expense savings are not included in the pro forma combined statements of income as these items are not indicative of the historical results of the combined company.

Note 6. Potential divestitures in connection with the merger

BB&T or SunTrust may be required to divest of certain branches or other assets in order to obtain regulatory approval for the transactions contemplated by the merger agreement. Any divestiture package will be subject to approval by the Federal Reserve Board in conjunction with the Department of Justice and has not been finalized as of the date of this joint proxy statement/prospectus. As such, these adjustments are not included in the pro forma combined statements.

DESCRIPTION OF BB&T CAPITAL STOCK

As a result of the merger, SunTrust shareholders who receive shares of BB&T common stock in the merger will become BB&T shareholders. The following description summarizes the terms of BB&T’s capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, North Carolina law and BB&T’s articles of incorporation and bylaws, each as amended in connection with the merger (as amended, the “BB&T articles of incorporation” and the “BB&T bylaws”, as applicable). The BB&T articles of incorporation and the BB&T bylaws are filed as exhibits to the registration statement of which this joint proxy/prospectus forms a part.

BB&T’s authorized capital stock consists of 2,000,000,000 shares of common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 765,982,556 shares of BB&T common stock issued and outstanding and 125,600 shares of BB&T preferred stock issued and outstanding, of which 23,000 represent shares of BB&T series D preferred stock issued on May 1, 2012, 46,000 represent shares of BB&T series E preferred stock issued on July 31, 2012, 18,000 represent shares of BB&T series F preferred stock issued on October 31, 2012, 20,000 represent shares of BB&T series G preferred stock issued on May 1, 2013 and 18,600 represent shares of BB&T series H preferred stock issued in March 2016. All outstanding shares of BB&T capital stock are fully paid and non-assessable.

Common Stock

Each share of BB&T common stock is entitled to one (1) vote on all matters submitted to a vote at any meeting of BB&T shareholders. Holders of BB&T common stock are entitled to receive dividends when, as, and if, declared by the BB&T board of directors out of funds legally available for the payment of dividends and, upon liquidation, to receive pro rata all assets, if any, of BB&T available for distribution after the payment of necessary expenses and all prior claims. Holders of BB&T common stock do not have cumulative voting, preemptive, redemption or conversion rights. The rights and privileges of holders of BB&T common stock are subject to any preferences that the BB&T board of directors may set for any series of BB&T preferred stock that it may issue in the future.

The transfer agent and registrar for BB&T common stock is Computershare, Inc. BB&T common stock is listed on the NYSE under the symbol “BBT”.

For more information regarding the rights of holders of BB&T common stock, see “Comparison of Shareholders’ Rights”.

Preferred Stock

Under BB&T’s articles of incorporation, BB&T may issue shares of its preferred stock from time to time in one or more series. The BB&T board of directors is authorized, without action of shareholders, to divide the preferred stock into series, to provide for the issuance thereof, and to fix and determine the relative rights, voting powers, preferences, limitations, and designations of the shares of any series so established, including, without limitation, to determine: (1) the number of shares to constitute such series and the distinctive designation thereof; (2) the dividend rate, conditions and time of accrual and payment thereof, and the dividend preferences, if any, between the classes of stock and between the series of preferred stock; (3) whether dividends shall be cumulative and, if so, the date from which dividends on each such series shall accumulate; (4) whether, and to what extent, the holders of one or more series of preferred stock shall enjoy voting rights, if any, in addition to those prescribed by law; (5) whether, and upon what terms, preferred stock will be convertible into or exchangeable for shares of any class or any other series of the same class; and (6) whether, and upon what terms, the preferred stock, will be redeemable, and the preference, if any, to which the preferred stock will be entitled in the event of voluntary liquidation, dissolution or winding up of BB&T. This power is limited by applicable laws or regulations and may be delegated to a committee of the board of directors. Under some circumstances, the issuance of shares of BB&T’s preferred stock, or merely the existing authorization of the BB&T board of directors to issue shares of its preferred stock, may tend to discourage or impede a merger or other change in control of BB&T. The preferred stock is not secured, is not guaranteed by BB&T or any of BB&T’s affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

As of June 10, 2019, BB&T has authorized the issuance of: (1) 23,000,000 depositary shares representing, in the aggregate, 23,000 shares of BB&T series D preferred stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding; (2) 46,000,000 depositary shares representing, in the aggregate, 46,000 shares of BB&T series E preferred stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (3) 18,000,000 depositary shares representing, in the aggregate, 18,000 shares of BB&T series F preferred stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (4) 20,000,000 depositary shares representing, in the aggregate, 20,000 shares of BB&T series G preferred stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, and (5) 19,550,000 depositary shares representing, in the aggregate, 19,550 shares of BB&T series H preferred stock, with a liquidation preference of $25,000 per share, 18,600 shares of which are issued and outstanding.

In addition, in connection with the merger, each outstanding share of each series of preferred stock, no par value per share, of SunTrust will be converted into the right to receive one (1) share of an applicable newly issued series of BB&T preferred stock having substantially the same terms as the terms of such share of SunTrust preferred stock. BB&T has authorized the issuance of such newly issued series of BB&T preferred stock. For more information, see “Description of Rollover BB&T Preferred Stock”.

BB&T Series D Preferred Stock

The depositary is the sole holder of the BB&T series D preferred stock, as described under “—Depositary Shares” below, and all references herein to the holders of the BB&T series D preferred stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the BB&T series D preferred stock, as described under “—Depositary Shares”.

Shares of the BB&T series D preferred stock rank senior to BB&T common stock, equally with shares of BB&T series E preferred stock, BB&T series F preferred stock, BB&T series G preferred stock and BB&T series H preferred stock and at least equally with each other series of preferred stock BB&T may issue (except for any senior series that may be issued with the requisite consent of the holders of the BB&T series D preferred stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of BB&T series D preferred stock do not have preemptive or subscription rights.

The BB&T series D preferred stock is not convertible into, or exchangeable for, shares of any other class or series of BB&T capital stock or other securities. The BB&T series D preferred stock has no stated maturity and will not be subject to any sinking fund or other obligation of BB&T to redeem or repurchase the BB&T series D preferred stock.

Dividends. Holders of BB&T series D preferred stock will be entitled to receive when, as and if declared by the BB&T board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the first (1st) day of March, June, September and December of each year, at a rate per annum equal to 5.85%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If BB&T pays a partial dividend or skips a dividend payment on the BB&T series D preferred stock at any time, BB&T will be subject to certain restrictions.

Redemption. The BB&T series D preferred stock is not subject to any mandatory redemption provisions. On May 1, 2017, or any dividend payment date thereafter, the BB&T series D preferred stock will be redeemable at BB&T’s option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The BB&T series D preferred stock also may be redeemed in whole, but not in part, at BB&T’s option (subject to the approval of the appropriate federal banking agency) within ninety (90) days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the BB&T series D preferred stock will have no voting rights.

Whenever dividends on any shares of the BB&T series D preferred stock or any other class or series of preferred stock that ranks on parity with the BB&T series D preferred stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six (6) or more dividend payments, whether or not for consecutive dividend periods, the number of directors on the BB&T board of directors shall automatically increase by two (2) and the holders of shares of BB&T series D preferred stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two (2) additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the s BB&T series D preferred stock and any other class or series of parity stock as to payment of dividends for at least four (4) consecutive dividend periods.

So long as any shares of BB&T series D preferred stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series D preferred stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the BB&T series D preferred stock and all other parity stock with respect to payment of dividends or the distribution of assets upon BB&T’s liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series D preferred stock shall be necessary to amend BB&T’s articles of incorporation or the articles of amendment of the BB&T series D preferred stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the BB&T series D preferred stock, taken as a whole.

BB&T Series E Preferred Stock

The depositary is the sole holder of the BB&T series E preferred stock, as described under “—Depositary Shares” below, and all references herein to the holders of the BB&T series E preferred stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the series E preferred stock, as described under “—Depositary Shares”.

Shares of the BB&T series E preferred stock rank senior to BB&T common stock, equally with shares of BB&T series D preferred stock, BB&T series F preferred stock, BB&T series G preferred stock and BB&T series H preferred stock and at least equally with each other series of preferred stock BB&T may issue (except for any senior series that may be issued with the requisite consent of the holders of the BB&T series E preferred stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of BB&T series E preferred stock do not have preemptive or subscription rights.

The BB&T series E preferred stock is not convertible into, or exchangeable for, shares of any other class or series of BB&T capital stock or other securities. The BB&T series E preferred stock has no stated maturity and will not be subject to any sinking fund or other obligation of BB&T to redeem or repurchase the BB&T series E preferred stock.

Dividends. Holders of BB&T series E preferred stock will be entitled to receive when, as and if declared by the BB&T board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the first (1st) day of March, June, September and December of each year, at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If BB&T pays a partial dividend or skips a dividend payment on the BB&T series E preferred stock at any time, BB&T will be subject to certain restrictions.

Redemption. The BB&T series E preferred stock is not subject to any mandatory redemption provisions. On August 1, 2017, or any dividend payment date thereafter, the BB&T series E preferred stock will be redeemable at BB&T’s option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The BB&T series E preferred stock also may be redeemed in whole, but not in part, at BB&T’s option (subject to the approval of the appropriate federal banking agency) within ninety (90) days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the BB&T series E preferred stock will have no voting rights.

Whenever dividends on any shares of the BB&T series E preferred stock or any other class or series of preferred stock that ranks on parity with the BB&T series E preferred stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six (6) or more dividend payments, whether or not for consecutive dividend periods, the number of directors on the BB&T board of directors shall automatically increase by two (2) and the holders of shares of BB&T series E preferred stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two (2) additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the BB&T series E preferred stock and any other class or series of parity stock as to payment of dividends for at least four (4) dividend consecutive periods.

So long as any shares of BB&T series E preferred stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series E preferred stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the BB&T series E preferred stock and all other parity stock with respect to payment of dividends or the distribution of assets upon BB&T’s liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series E preferred stock shall be necessary to amend BB&T’s articles of incorporation or the articles of amendment of the BB&T series E preferred stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the BB&T series E preferred stock, taken as a whole.

BB&T Series F Preferred Stock

The depositary is the sole holder of the BB&T series F preferred stock, as described under “—Depositary Shares” below, and all references herein to the holders of the BB&T series F preferred stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the BB&T series F preferred stock, as described under “—Depositary Shares”.

Shares of the BB&T series F preferred stock rank senior to BB&T common stock, equally with shares of BB&T series D preferred stock, BB&T series E preferred stock, BB&T series G preferred stock and BB&T series H preferred stock and at least equally with each other series of preferred stock BB&T may issue (except for any senior series that may be issued with the requisite consent of the holders of the BB&T series F preferred stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of BB&T series F preferred stock do not have preemptive or subscription rights.

The BB&T series F preferred stock is not convertible into, or exchangeable for, shares of any other class or series of BB&T capital stock or other securities. The BB&T series F preferred stock has no stated maturity and will not be subject to any sinking fund or other obligation of BB&T to redeem or repurchase the BB&T series F preferred stock.

Dividends. Holders of BB&T series F preferred stock will be entitled to receive when, as and if declared by the BB&T board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the first (1st) day of March, June, September and December of each year, commencing on February 1, 2013, at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If BB&T pays a partial dividend or skips a dividend payment on the BB&T series F preferred stock at any time, BB&T will be subject to certain restrictions.

Redemption. The BB&T series F preferred stock is not subject to any mandatory redemption provisions. On November 1, 2017, or any dividend payment date thereafter, the BB&T series F preferred stock will be redeemable at BB&T’s option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The BB&T series F preferred stock also may be redeemed in whole, but not in part, at BB&T’s option (subject to the approval of the appropriate federal banking agency) within ninety (90) days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the BB&T series F preferred stock will have no voting rights.

Whenever dividends on any shares of the BB&T series F preferred stock or any other class or series of preferred stock that ranks on parity with the BB&T series F preferred stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six (6) or more dividend payments, whether or not for consecutive dividend periods, the number of directors on the BB&T board of directors shall automatically increase by two (2) and the holders of shares of BB&T series F preferred stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two (2) additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the BB&T series F preferred stock and any other class or series of parity stock as to payment of dividends for at least four (4) dividend consecutive periods.

So long as any shares of BB&T series F preferred stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series F preferred stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the BB&T series F preferred stock and all other parity stock with respect to payment of dividends or the distribution of assets upon BB&T’s liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series F preferred stock shall be necessary to amend BB&T’s articles of incorporation or the articles of amendment of the BB&T series F preferred stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the BB&T series F preferred stock, taken as a whole.

BB&T Series G Preferred Stock

The depositary is the sole holder of the BB&T series G preferred stock, as described under “—Depositary Shares” below, and all references herein to the holders of the series G preferred stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the BB&T series G preferred stock, as described under “—Depositary Shares”.

Shares of the BB&T series G preferred stock rank senior to BB&T common stock, equally with shares of BB&T series D preferred stock, BB&T series E preferred stock, BB&T series F preferred stock and BB&T series H preferred stock and at least equally with each other series of preferred stock BB&T may issue (except for any senior series that may be issued with the requisite consent of the holders of the BB&T series G preferred stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of BB&T series G preferred stock do not have preemptive or subscription rights.

The BB&T series G preferred stock is not convertible into, or exchangeable for, shares of any other class or series of BB&T capital stock or other securities. The BB&T series G preferred stock has no stated maturity and will not be subject to any sinking fund or other obligation of BB&T to redeem or repurchase the BB&T series G preferred stock.

Dividends. Holders of BB&T series G preferred stock will be entitled to receive when, as and if declared by the BB&T board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the first (1st) day of March, June, September and December of each year, commencing on June 1, 2013, at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If BB&T pays a partial dividend or skips a dividend payment on the BB&T series G preferred stock at any time, BB&T will be subject to certain restrictions.

Redemption. The BB&T series G preferred stock is not subject to any mandatory redemption provisions. On or after June 1, 2018, the BB&T series G preferred stock will be redeemable at BB&T’s option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The BB&T series G preferred stock also may be redeemed in whole, but not in part, at BB&T’s option (subject to the approval of the appropriate federal banking agency) within ninety (90) days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the BB&T series G preferred stock will have no voting rights.

Whenever dividends on any shares of the BB&T series G preferred stock or any other class or series of preferred stock that ranks on parity with the BB&T series G preferred stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six (6) or more dividend payments, whether or not for consecutive dividend periods, the number of directors on the BB&T board of directors shall automatically increase by two (2) and the holders of shares of BB&T series G preferred stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two (2) additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the BB&T series G preferred stock and any other class or series of parity stock as to payment of dividends for at least four (4) dividend consecutive periods.

So long as any shares of BB&T series G preferred stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series G preferred stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the BB&T series G preferred stock and all other parity stock with respect to payment of dividends or the distribution of assets upon BB&T’s liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series G preferred stock shall be necessary to amend BB&T’s articles of incorporation or the articles of amendment of the BB&T series G preferred stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the BB&T series G preferred stock, taken as a whole.

BB&T Series H Preferred Stock

The depositary is the sole holder of the BB&T series H preferred stock, as described under “—Depositary Shares” below, and all references herein to the holders of the BB&T series H preferred stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the BB&T series H preferred stock, as described under “—Depositary Shares”.

Shares of the BB&T series H preferred stock rank senior to BB&T common stock, equally with shares of BB&T series D preferred stock, BB&T series E preferred stock, BB&T series F preferred stock and BB&T series G preferred stock and at least equally with each other series of preferred stock BB&T may issue (except for any senior series that may be issued with the requisite consent of the holders of the BB&T series H preferred stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of BB&T series H preferred stock do not have preemptive or subscription rights.

The BB&T series H preferred stock is not convertible into, or exchangeable for, shares of any other class or series of BB&T capital stock or other securities. The BB&T series H preferred stock has no stated maturity and will not be subject to any sinking fund or other obligation of BB&T to redeem or repurchase the BB&T series H preferred stock.

Dividends. Holders of BB&T series H preferred stock will be entitled to receive when, as and if declared by the BB&T board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the first (1st) day of March, June, September and December of each year, commencing on June 1, 2016, at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If BB&T pays a partial dividend or skips a dividend payment on the BB&T series H preferred stock at any time, BB&T will be subject to certain restrictions.

Redemption. The BB&T series H preferred stock is not subject to any mandatory redemption provisions. On or after June 1, 2021, the BB&T series H preferred stock will be redeemable at BB&T’s option (subject to prior approval of the Federal

Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The BB&T series H preferred stock also may be redeemed in whole, but not in part, at BB&T’s option (subject to the approval of the appropriate federal banking agency) within ninety (90) days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the BB&T series H preferred stock will have no voting rights.

Whenever dividends on any shares of the BB&T series H preferred stock or any other class or series of preferred stock that ranks on parity with the BB&T series H preferred stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six (6) or more dividend payments, whether or not for consecutive dividend periods, the number of directors on the BB&T board of directors shall automatically increase by two (2) and the holders of shares of BB&T series H preferred stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two (2) additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the BB&T series H preferred stock and any other class or series of parity stock as to payment of dividends for at least four (4) dividend consecutive periods.

So long as any shares of BB&T series H preferred stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series H preferred stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the BB&T series H preferred stock and all other parity stock with respect to payment of dividends or the distribution of assets upon BB&T’s liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of BB&T series H preferred stock shall be necessary to amend BB&T’s articles of incorporation or the articles of amendment of the BB&T series H preferred stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the BB&T series H preferred stock, taken as a whole.

Depositary Shares

General

BB&T has issued fractional interests in shares of each of the BB&T series D preferred stock, BB&T series E preferred stock, BB&T series F preferred stock, BB&T series G preferred stock and BB&T series H preferred stock (collectively, the “existing BB&T preferred stock”) in the form of depositary shares. Each depositary share represents a 1/1,000th ownership interest in a share of the applicable series of existing BB&T preferred stock, and is evidenced by a depositary receipt. The shares of the applicable series of existing BB&T preferred stock represented by depositary shares have been deposited under deposit agreements among BB&T, and Computershare Trust Company, N.A. and Computershare Inc., jointly as depositary. Subject to the terms of the applicable deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of the applicable series of existing BB&T preferred stock represented by such depositary share, to all the rights and preferences of the existing BB&T preferred stock represented thereby (including dividend, voting, redemption and liquidation rights). The following is a summary of material provisions of the deposit agreements. This description is qualified by reference to the deposit agreements, which are filed exhibits to the registration statement of which this joint proxy/prospectus forms a part.

Listing

The depositary shares representing the existing BB&T preferred stock are listed on the NYSE under the symbols “BBT-D”, “BBT-E”, “BBT-F”, “BBT-G” and “BBT-H”, respectively. There is not any separate public trading market for the shares of the existing BB&T preferred stock except as represented by the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of existing BB&T preferred stock to the record holders of depositary shares relating to such existing BB&T preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only the amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one (1) cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the applicable record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution. If this happens, the depositary may, with BB&T’s approval, sell the property and distribute the net sale proceeds to the applicable holders.

The deposit agreements also contain provisions relating to the manner in which any subscription or similar rights offered by BB&T to holders of the existing BB&T preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the existing BB&T preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of the existing BB&T preferred stock held by the depositary. The depositary shall mail notice of redemption not less than thirty (30) and not more than sixty (60) days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the existing BB&T preferred stock. Whenever BB&T redeems shares of existing BB&T preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of existing BB&T preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of the depositary shares were entitled upon such redemption after surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which the holders of the existing BB&T preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such existing BB&T preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the existing BB&T preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of existing BB&T preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of existing BB&T preferred stock underlying such depositary shares in accordance with such instructions, and BB&T will agree to take all action that the depositary may deem necessary to enable the depositary to do so.

Amendment and Termination of Depositary Agreement

BB&T may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement. However, the holders of a majority of the applicable series of depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of such depositary shares. A deposit agreement may be terminated by BB&T or by the depositary only if all outstanding depositary shares relating thereto have been redeemed or there has been a final distribution in respect of the existing BB&T preferred stock of the relevant series in connection with any liquidation, dissolution or winding up and such distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

BB&T will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. BB&T will also pay charges of the depositary in connection with the initial deposit of the existing BB&T preferred stock and any redemption of the existing BB&T preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the applicable deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to BB&T notice of its election to do so, and BB&T may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within sixty (60) days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from BB&T which are delivered to the depositary and which BB&T is required to furnish to the holders of the existing BB&T preferred stock.

Neither the depositary nor BB&T will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the applicable deposit agreement. The obligations of BB&T and the depositary under the applicable deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or existing BB&T preferred stock unless satisfactory indemnity is furnished. The depositary and BB&T may rely upon written advice of counsel or accountants, or information provided by persons presenting existing BB&T preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Anti-Takeover Provisions

Provisions of the North Carolina Business Corporation Act (the “NCBCA”) and BB&T’s articles of incorporation and bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of the BB&T board of directors to issue shares of BB&T preferred stock and to set the voting rights, preferences and other terms of BB&T preferred stock, may delay or prevent takeover attempts not first approved by the BB&T board of directors. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. BB&T believes that these provisions are appropriate to protect its interests and BB&T shareholders.

Control Share Acquisition Act. The NCBCA’s Control Share Acquisition Act (the “Control Share Acquisition Act”) may make an unsolicited attempt to gain control of BB&T Corporation more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. The Control Share Acquisition Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth (1/5), one-third (1/3) or a majority of the voting power in the election of directors. Under the Control Share Acquisition Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

North Carolina Shareholder Protection Act. The North Carolina Shareholder Protection Act (the “Shareholder Protection Act”) generally provides that, unless the transaction satisfies certain minimum fair price (as compared to market price, earnings per share and the price paid for shares by the acquiror) and procedural requirements, the affirmative vote of the holders of ninety-five percent (95%) of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the voting shares of the corporation. The Shareholder Protection Act applies to all North Carolina corporations that have not expressly opted out of its provisions in their articles of incorporation or bylaws. BB&T has explicitly opted out of the provisions of the Shareholder Protection Act in its bylaws.

Provisions Regarding BB&T’s Board of Directors. BB&T’s bylaws provide for a board of directors having not less than three (3) nor more than twenty-five (25) members as determined from time to time by vote of a majority of the members of the BB&T board of directors or by resolution by BB&T shareholders. Each director is elected to serve for a term of one (1) year, with each director’s term to expire at the annual meeting next following the director’s election as a director when a successor may be elected and qualified, unless the director dies, resigns, retires or is disqualified or removed before that meeting. Under BB&T’s bylaws, BB&T directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors.

Shareholders’ Nominations and Proposals. The procedures governing the submission of nominations for directors and other proposals by shareholders may also have a deterrent effect on shareholder actions designed to result in a change of control of BB&T. BB&T’s bylaws require advance notice to BB&T’s secretary regarding shareholder proposals and the nomination, other than by or at the direction of the BB&T board of directors or one of its committees, of candidates for election as directors, not later than (1) in the case of an annual meeting, at least one hundred and twenty (120) days but no more than one hundred and fifty (150) days in advance of the first anniversary of the notice date of the proxy statement for the preceding year’s annual meeting; (2) in the case of a special meeting, at least one hundred and twenty (120) days but no more than one hundred and fifty (150) days in advance of the meeting date of the special meeting; provided, however, if the first public announcement of the date of the special meeting is less than one hundred and fifty (150) days prior to the date of the special meeting, notice by the shareholder shall not be later than the tenth (10th) day following the first public notice of the date for such special meeting; provided, further, if the special meeting is called for purposes not including the election of directors, notice by a shareholder may relate solely to items of business and not to nomination of any candidates for election as a director. Notwithstanding the notice period specified above, in the event that the date of an annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the one hundred and fiftieth (150th) day prior to such annual meeting and no later than the later of the one hundred and twentieth (120th) day prior to such annual meeting; provided, however, if the first public announcement date of such annual meeting is less than one hundred and fifty (150) days prior to the date of such annual meeting, notice by the shareholder shall not be later than the tenth (10th) day following the public notice date for such annual meeting. With respect to a shareholder intending to make a proposal for consideration at a meeting, the foregoing notice to the secretary must contain, among other information: a description of the proposal; the name, address and shareholdings of the shareholder submitting the proposal; any material interest of the shareholder in the proposal; and a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intents to appear in person or by proxy at such meeting to present the proposal. With respect to a shareholder intending to nominate a candidate for election as a director, the foregoing notice to the secretary must contain, among other information: the aforementioned information required for a shareholder proposal; certain biographical information about the nominee; information about the nominee’s securities ownership in BB&T; and a signed statement by the nominee consenting to serve as a director if so elected. Failure of any shareholder to provide the notice, information or acknowledgements required by the foregoing provisions in a timely and proper manner shall authorize BB&T or the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.

Restrictions on Ownership. The Bank Holding Company Act requires any bank holding company (as defined in that Act) to obtain the approval of the Federal Reserve Board prior to acquiring more than five percent (5%) of BB&T’s outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Board of Governors of the Federal Reserve System to acquire ten percent (10%) or more of BB&T’s outstanding common stock under the Change in Bank Control Act. Any holder of twenty-five percent (25%) or more of BB&T’s outstanding common stock, other than an individual, is subject to regulation as a bank holding company, under the Bank Holding Company Act.

Governance of the Combined Company After the Merger. Pursuant to the merger agreement, prior to closing, the BB&T board of directors will take all actions necessary to cause the bylaws of BB&T to be amended as set forth in the BB&T bylaw amendment, and as so amended the bylaws of BB&T will be the bylaws of the combined company, until thereafter amended in accordance with applicable law. The bylaws of BB&T as amended pursuant to the merger agreement will implement certain governance matters for the combined company following completion of the merger. Certain of these governance provisions require the approval of seventy-five percent (75%) of the full board of directors in order for the board of directors to amend such provisions. See “The Merger—Governance of the Combined Company After the Merger” beginning on page 90.

DESCRIPTION OF ROLLOVER BB&T PREFERRED STOCK

At the effective time, each share of SunTrust series A preferred stock, SunTrust series B preferred stock, SunTrust series F preferred stock, SunTrust series G preferred stock and SunTrust series H preferred stock, in each case issued and outstanding immediately prior to the effective time and excluding dissenting shares, will be converted into the right to receive one (1) share of BB&T series I preferred stock, BB&T series J preferred stock, BB&T series K preferred stock, BB&T series L preferred stock and BB&T series M preferred stock, respectively. The rollover BB&T preferred stock will have terms that are substantially the same as the terms of the applicable series of outstanding SunTrust preferred stock. The rollover BB&T preferred stock will not be identical to the applicable series of outstanding SunTrust preferred stock in that: (1) the par value of each series of rollover BB&T preferred stock will be $5.00; (2) the first optional redemption date of applicable series of rollover BB&T preferred stock in respect of the SunTrust series A preferred stock, SunTrust series B preferred stock and SunTrust series G preferred stock will be deferred until the first dividend payment date that is at least five years from the closing date of the merger; (3) any partial redemption of any series of rollover BB&T preferred stock may be effected only on a pro rata basis or by lot; and (4) the rollover BB&T preferred stock will contain technical clarifications to, among other things, ensure continuity between the last dividend period of the applicable series of SunTrust preferred stock and the first dividend period of the rollover BB&T preferred stock and to eliminate inoperative provisions in respect of time periods prior to the closing date of the merger. The following briefly summarizes the terms and provisions of the rollover BB&T preferred stock. The form of Articles Amendment for the rollover BB&T preferred stock is attached to the joint proxy statement/prospectus as Annex F.

For purposes of this section, the following terms with have the meanings assigned to them below:

•

“dividend parity stock” means, with regard to each series of rollover BB&T preferred stock, each other class or series of Preferred Stock of BB&T ranking on parity with the shares of such series of rollover BB&T preferred stock as to payment of dividends (including each series of existing BB&T preferred stock and each other series of rollover BB&T preferred stock).

•

“voting parity stock” means, with regard to each series of rollover BB&T preferred stock, each other class or series of Preferred Stock of BB&T that ranks on parity with such series of rollover BB&T preferred stock as to payment of dividends and that has voting rights equivalent to those of such rollover BB&T preferred stock (including each series of existing BB&T preferred stock and each other series of rollover BB&T preferred stock).

•

“preferred stock directors” means, with regard to each series of rollover BB&T preferred stock, if the dividends on the shares of such series of rollover BB&T preferred stock and any voting parity stock have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six (6) quarterly dividends (whether or not consecutive), two (2) additional members of the BB&T board of directors elected by such series of rollover BB&T preferred stock and any such voting parity stock then entitled to vote on the election of such directors.

BB&T Series I Preferred Stock

General

The depositary will be the sole holder of the BB&T series I preferred stock, as described under “—Depositary Shares” below, and all references herein to the holders of the BB&T series I preferred stock shall mean the depositary. However, the holders of depositary shares representing the shares of BB&T series I preferred stock will be entitled, through the depositary, to exercise the rights and preferences of the holders of the BB&T series I preferred stock, as described under “—Depositary Shares”.

When issued, the shares of BB&T series I preferred stock will be validly issued, fully paid and non-assessable. The holders of shares of BB&T series I preferred stock will be entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the shares of BB&T series I preferred stock by the BB&T board of directors or a duly authorized committee of the board in their sole discretion. Dividends will be non-cumulative, as described below under “—Dividends”. If BB&T does not declare dividends, then these unpaid dividends will not cumulate, accrue or be payable.

When issued, the shares of BB&T series I preferred stock will have a fixed liquidation preference of $100,000 per share. The shares of BB&T series I preferred stock will not be convertible into BB&T common stock or any other class or series of BB&T’s securities and will not be subject to any sinking fund or any other obligation of BB&T for their repurchase or retirement.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the shares of BB&T series I preferred stock will rank:

•	senior to BB&T common stock and all other equity securities designated as ranking junior to the shares of BB&T series I preferred stock; and

•

equally with each series of existing BB&T preferred stock and each other series of rollover BB&T preferred stock and at least equally with all other equity securities designated as ranking on parity with the shares of BB&T series I preferred stock as to payment of dividends or the amounts to be paid upon liquidation, as applicable.

During any BB&T series I dividend period (as defined below), so long as any shares of BB&T series I preferred stock remain outstanding, unless (a) the full dividends for the then-current BB&T series I dividend period on all outstanding shares of BB&T series I preferred stock have been paid, or declared and funds set aside therefor and (b) BB&T is not in default on its obligation to redeem any shares of BB&T series I preferred stock that have been called for redemption as described below under “—Redemption”:

•	no dividend shall be paid or declared on BB&T common stock or other junior stock, other than

•	a dividend payable in junior stock; or

•	cash in lieu of fractional shares in connection with any such dividend; and

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by BB&T.

On any BB&T series I dividend payment date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the shares of BB&T series I preferred stock and each series of dividend parity stock, all dividends paid or declared for payment on that BB&T series I dividend payment date with respect to the shares of BB&T series I preferred stock and the dividend parity stock shall be shared:

•

first, ratably by the holders of any such shares of dividend parity stock who have the right to receive dividends with respect to dividend periods prior to the then-current BB&T series I dividend period (which, to avoid doubt, shall not include the shares of BB&T series I preferred stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of the unpaid dividends relating to prior BB&T series I dividend periods; and

•	thereafter, by the holders of shares of BB&T series I preferred stock and any such dividend parity stock on a pro rata basis.

For so long as any shares of BB&T series I preferred stock are outstanding, BB&T will agree, in its articles of incorporation establishing the terms of the shares of BB&T series I preferred stock, not to issue preferred stock having dividend payment dates that are not also BB&T series I dividend payment dates for the BB&T series I preferred stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the BB&T board of directors (or a duly authorized committee of the board) may be declared and paid on BB&T common stock and any other stock ranking equally with or junior to the shares of BB&T series I preferred stock from time to time out of any funds legally available for such payment, and the shares of BB&T series I preferred stock shall not be entitled to participate in any such dividend.

Dividends

Dividends on the shares of BB&T series I preferred stock will not be mandatory. Holders of shares of BB&T series I preferred stock, in preference to the holders of BB&T common stock and of any other shares of BB&T capital stock ranking junior to the shares of BB&T series I preferred stock as to payment of dividends, will be entitled to receive, only when, as and if declared by the BB&T board of directors or a duly authorized committee of the board of directors, out of assets legally available for payment, cash dividends. These dividends will be payable at a rate per annum equal to the greater of (1) 0.53% above the three (3)-month LIBOR rate (as described below) on the related BB&T series I dividend determination date (as described below) and (2) 4.00% (the “BB&T series I dividend rate”), applied to the $100,000 liquidation preference per share and will be paid quarterly in arrears following the completion of the merger (the date of each such payment, a “BB&T series I dividend payment date”), with respect to the BB&T series I dividend period, or portion thereof, ending on the day preceding the respective BB&T series I dividend payment date. A “BB&T series I dividend period” means each period commencing on (and including) a BB&T series I dividend payment date and continuing to (but not including) the next succeeding BB&T series I dividend payment date, except that the first BB&T series I dividend period for the initial issuance of shares of BB&T series I preferred stock will commence upon the last dividend payment date for the SunTrust series A preferred stock prior to the completion of the merger. Dividends will be paid to holders of record on the respective date fixed for that purpose by the BB&T board of directors or a committee thereof in advance of payment of each particular dividend. The BB&T series I dividend rate will be reset quarterly. The corresponding record dates for the depositary shares will be the same as the record dates for the shares of BB&T series I preferred stock.

If a day that would otherwise be a BB&T series I dividend payment date is not a business day, then the first (1st) business day following that day will be the applicable BB&T series I dividend payment date.

The amount of dividends payable per share of BB&T series I preferred stock on each BB&T series I dividend payment date will be calculated by multiplying the per annum BB&T series I dividend rate in effect for that BB&T series I dividend period by a fraction, the numerator of which will be the actual number of days in that BB&T series I dividend period and the denominator of which will be 360, and multiplying the rate obtained by $100,000.

As used in this section:

The “three (3)-month LIBOR rate” means, with respect to any BB&T series I dividend period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three (3)-month period commencing on the first (1st) day of that BB&T series I dividend period that appears on Reuters screen page “LIBOR01” as of 11:00 a.m. (London time) on the BB&T series I dividend determination date for that BB&T series I dividend period. If that rate does not appear on Reuters screen page “LIBOR01”, the three (3)-month LIBOR rate will be determined on the basis of the rates at which deposits in U.S. dollars for a three (3)-month period commencing on the first (1st) day of that BB&T series I dividend period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four (4) major banks in the London interbank market selected by U.S. Bank National Association (or its successor appointed by BB&T), as calculation agent, at approximately 11:00 a.m., London time, on the BB&T series I dividend determination date for that BB&T series I dividend period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the three (3)-month LIBOR rate with respect to that BB&T series I dividend period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, the three (3)-month LIBOR rate with respect to that BB&T series I dividend period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three (3) major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first (1st) day of that BB&T series I dividend period for loans in U.S. dollars to leading European banks for a three (3)-month period commencing on the first (1st) day of that BB&T series I dividend period and in a principal amount of not less than $1,000,000. However, if fewer than three (3) banks selected by the calculation agent to provide quotations are quoting as described above, the three (3)-month LIBOR rate for that BB&T series I dividend period will be the same as the three (3)-month LIBOR rate as determined for the previous BB&T series I dividend period, or in the case of the first BB&T series I dividend period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the BB&T series I preferred stock been outstanding. The calculation agent’s establishment of the three (3)-month LIBOR rate and calculation of the amount of dividends for each BB&T series I dividend period will be final and binding in the absence of manifest error.

“business day” with respect to the BB&T series I preferred stock means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.

“London banking day” with respect to the BB&T series I preferred stock means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“BB&T series I dividend determination date” means the second London banking day immediately preceding the first day of the relevant BB&T series I dividend period.

BB&T is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as BB&T, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, BB&T is subject to North Carolina state laws relating to the payment of dividends.

Dividends on the shares of BB&T series I preferred stock will be non-cumulative. For any BB&T series I dividend payment date, BB&T has no obligation to pay dividends for the corresponding BB&T series I dividend period after that BB&T series I dividend payment date if the BB&T board of directors has not declared such dividends before the related BB&T series I dividend payment date or to pay interest with respect to these dividends, whether or not BB&T declares dividends on the shares of BB&T series I preferred stock for any subsequent BB&T series I dividend period.

Conversion Rights

The shares of BB&T series I preferred stock will not be convertible into shares of any other class or series of BB&T’s capital stock.

Redemption

On any date on or after the first BB&T series I dividend payment date following the fifth anniversary of the completion of the merger (but subject to the limitations described below under “—Redemption or Repurchase Subject to Restrictions”), the shares of BB&T series I preferred stock may be redeemed, in whole or in part, at BB&T’s option. Any such redemption will be at a cash redemption price of $100,000 per share of BB&T series I preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current BB&T series I dividend period to the redemption date, without regard to any undeclared dividends. Holders of shares of BB&T series I preferred stock will have no right to require the redemption or repurchase of the shares of BB&T series I preferred stock.

If fewer than all of the outstanding shares of BB&T series I preferred stock are to be redeemed, the shares of BB&T series I preferred stock to be redeemed will be selected either pro rata from the holders of record of the shares of BB&T series I preferred stock in proportion to the number of shares of BB&T series I preferred stock held by those holders or by lot.

BB&T will mail notice of every redemption of shares of BB&T series I preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of BB&T series I preferred stock to be redeemed at their respective last addresses appearing on BB&T’s books. This mailing will be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption (provided, however, that if the shares of BB&T series I preferred stock or the depositary shares representing the shares of BB&T series I preferred stock are held in book-entry form through The Depository Trust Company, or “DTC”, BB&T may give this notice at such time and in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of shares of BB&T series I preferred stock designated for redemption will not affect the redemption of any other shares of BB&T series I preferred stock. Each notice shall state:

•	the redemption date;

•

the number of shares of BB&T series I preferred stock to be redeemed and, if less than all the shares of BB&T series I preferred stock held by the holder are to be redeemed, the number of shares of BB&T series I preferred stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the shares of BB&T series I preferred stock are to be redeemed.

If notice of redemption of any shares of BB&T series I preferred stock has been given and if the funds necessary for the redemption have been set aside by BB&T for the benefit of the holders of any shares of BB&T series I preferred stock so called for redemption, then, from and after the redemption date, those shares of BB&T series I preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares of BB&T series I preferred stock (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Redemption or Repurchase Subject to Restrictions

Under the Federal Reserve’s Basel-III based capital rules applicable to bank holding companies, any redemption of the shares of BB&T series I preferred stock is subject to prior approval of the Federal Reserve. Subject to this limitation and the terms of any preferred stock ranking senior to the shares of BB&T series I preferred stock or of any outstanding debt instruments, BB&T or its affiliates may from time to time purchase any outstanding shares of BB&T series I preferred stock by tender, in the open market or by private agreement.

Liquidation Rights

In the event that BB&T voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of shares of BB&T series I preferred stock will be entitled to receive an amount per share of BB&T series I preferred stock (the “total BB&T series I liquidation amount”) equal to the fixed liquidation preference of $100,000 per share of BB&T series I preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current BB&T series I dividend period to the date of liquidation, without regard to any undeclared dividends. Holders of the shares of BB&T series I preferred stock will be entitled to receive the total BB&T series I liquidation amount out of BB&T’s assets that are available for distribution to shareholders, after payment or provision for payment of BB&T’s debts and other liabilities but before any distribution of assets is made to holders of BB&T common stock or any other shares ranking, as to that distribution, junior to the shares of BB&T series I preferred stock.

The BB&T series I preferred stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

If BB&T’s assets are not sufficient to pay the total BB&T series I liquidation amount in full to all holders of shares of BB&T series I preferred stock and all holders of any shares of BB&T capital stock ranking as to any such distribution on parity with the shares of BB&T series I preferred stock, the amounts paid to the holders of shares of BB&T series I preferred stock and to such other shares will be paid pro rata in accordance with the respective total BB&T series I liquidation amount and the liquidation preference of such other shares for those holders. If the total BB&T series I liquidation amount per shares of BB&T series I preferred stock has been paid in full to all holders of shares of BB&T series I preferred stock and the liquidation preference of any other shares ranking on parity with the shares of BB&T series I preferred stock has been paid in full, the holders of BB&T common stock or any other shares ranking, as to such distribution, junior to the shares of BB&T series I preferred stock will be entitled to receive all of BB&T’s remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of BB&T’s property and assets, nor the consolidation or merger by BB&T with or into any other corporation or by another corporation with or into BB&T will constitute a liquidation, dissolution or winding up of BB&T’s affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of shares of BB&T series I preferred stock will not have any voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends

If and whenever the dividends on the shares of BB&T series I preferred stock and any voting parity stock have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six (6) quarterly dividends (whether or not consecutive), the number of directors then constituting the BB&T board of directors will be increased by two (2). Holders of shares of BB&T series I preferred stock, together with the holders of all other affected classes and series of voting parity stock, voting separately as a single class, will be entitled to elect the two (2) additional members of the BB&T board of directors (the “preferred stock directors”) at any annual meeting of shareholders or any special meeting of the holders of shares of BB&T series I preferred stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any preferred stock directors would not cause BB&T to violate the corporate governance requirement of the NYSE (or any other exchange on which BB&T’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the BB&T board of directors shall at no time have more than two (2) preferred stock directors.

At any time after this voting power has vested as described above, BB&T’s Secretary may, and upon the written request (addressed to the Secretary at BB&T’s principal office) of holders of record of at least twenty percent (20%) of the outstanding shares of BB&T series I preferred stock and voting parity stock must, call a special meeting of the holders of shares of BB&T series I preferred stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in BB&T’s bylaws for a special meeting of the shareholders, which BB&T will provide upon request, or as required by law. If BB&T’s Secretary is required to call a meeting but does not do so within twenty (20) days after receipt of any such request, then any holder of shares of BB&T series I preferred stock may (at BB&T’s expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to BB&T’s stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of BB&T shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by the BB&T board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then-remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of BB&T series I preferred stock and voting parity stock, voting separately as a single class. The preferred stock directors shall each be entitled to one (1) vote per director on any matter.

Whenever full dividends have been paid on the shares of BB&T series I preferred stock and any non-cumulative voting parity stock for at least one (1) year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of shares of BB&T series I preferred stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future BB&T series I dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting the BB&T board of directors will be reduced accordingly.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities for purposes of the BHC Act and any company holding twenty-five percent (25%) or more of such series, or any company that otherwise exercises a “controlling influence” over BB&T, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities for purposes of the BHC Act, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than five percent (5%) of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain ten percent (10%) or more of that series.

Other Voting Rights

So long as any shares of BB&T series I preferred stock remain outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the shares of BB&T series I preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

•

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the shares of BB&T series I preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into shares of BB&T series I preferred stock; or

•

amend, alter or repeal the provisions of BB&T’s articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series I preferred stock or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any shares of BB&T series I preferred stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the shares of BB&T series I preferred stock, in each case taking into account that upon the occurrence of this event BB&T may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series I preferred stock or the holders thereof, and provided, further, that any increase in the amount of BB&T’s authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on parity with or junior to the shares of BB&T series I preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Each holder of shares of BB&T series I preferred stock will have one (1) vote per share of BB&T series I preferred stock on any matter on which holders of shares of BB&T series I preferred stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of BB&T series I preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by BB&T for the benefit of the holders of shares of BB&T series I preferred stock to effect the redemption.

Registrar, Transfer Agent and Paying Agent

Computershare Trust Company, N.A. will act as registrar, transfer agent and paying agent for the shares of BB&T series I preferred stock.

Registration of transfers of shares of BB&T series I preferred stock will be effected without charge by or on behalf of BB&T, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

The registrar, transfer agent and paying agent will not be required to register or cause to be registered any transfer of shares of BB&T series I preferred stock after they have been called for redemption.

Calculation Agent

U.S. Bank National Association will be the calculation agent for the shares of BB&T series I preferred stock.

BB&T Series J Preferred Stock

General

The trust (as defined below) will be the sole holder of the BB&T series J preferred stock, as described under “—Preferred Purchase Securities” below, and all references herein to the holders of the BB&T series J preferred stock shall mean the trust. The trust has issued preferred purchase securities (as defined herein), which will represent fractional interests in the trust corresponding to shares of the BB&T series J preferred stock, as described under “—Preferred Purchase Securities”.

When issued, the shares of BB&T series J preferred stock will be validly issued, fully paid and non-assessable. The holders of shares of BB&T series J preferred stock will be entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the shares of BB&T series J preferred stock by the BB&T board of directors or a duly authorized committee of the board in their sole discretion. Dividends will be non-cumulative, as described below under “—Dividends”. If BB&T does not declare dividends, then these unpaid dividends will not cumulate, accrue or be payable.

When issued, the shares of BB&T series J preferred stock will have a fixed liquidation preference of $100,000 per share. The shares of BB&T series J preferred stock will not be convertible into BB&T common stock or any other class or series of BB&T’s securities and will not be subject to any sinking fund or any other obligation of BB&T for their repurchase or retirement.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the shares of BB&T series J preferred stock will rank:

•	senior to BB&T common stock and all other equity securities designated as ranking junior to the shares of BB&T series J preferred stock; and

•

equally with each series of existing BB&T preferred stock and each other series of rollover BB&T preferred stock and at least equally with all other equity securities designated as ranking on parity with the shares of BB&T series J preferred stock as to payment of dividends or the amounts to be paid upon liquidation, as applicable.

During any BB&T series J dividend period (as defined below), so long as any shares of BB&T series J preferred stock remain outstanding, unless (a) the full dividends for the then-current BB&T series J dividend period on all outstanding shares of BB&T series J preferred stock have been paid, or declared and funds set aside therefor and (b) BB&T is not in default on its obligation to redeem any shares of BB&T series J preferred stock that have been called for redemption as described below under “—Redemption”:

•	no dividend shall be paid or declared on BB&T common stock or other junior stock, other than

•	a dividend payable in junior stock; or

•	cash in lieu of fractional shares in connection with any such dividend; and

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by BB&T.

On any BB&T series J dividend payment date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the shares of BB&T series J preferred stock and other class or series of dividend parity stock, all dividends paid or declared for payment on that BB&T series J dividend payment date with respect to the shares of BB&T series J preferred stock and the dividend parity stock shall be shared:

•

first, ratably by the holders of any such shares of dividend parity stock who have the right to receive dividends with respect to dividend periods prior to the then-current BB&T series J dividend period (which, to avoid doubt, shall not include the shares of BB&T series J preferred stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of the unpaid dividends relating to prior BB&T series J dividend periods; and

•	thereafter, by the holders of shares of BB&T series J preferred stock and any such dividend parity stock on a pro rata basis.

For so long as any shares of BB&T series J preferred stock are outstanding, BB&T will agree, in its articles of incorporation establishing the terms of the shares of BB&T series J preferred stock, not to issue preferred stock having dividend payment dates that are not also BB&T series J dividend payment dates for the BB&T series J preferred stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the BB&T board of directors (or a duly authorized committee of the board) may be declared and paid on BB&T common stock and any other stock ranking equally with or junior to the shares of BB&T series J preferred stock from time to time out of any funds legally available for such payment, and the shares of BB&T series J preferred stock shall not be entitled to participate in any such dividend.

Dividends

Dividends on the shares of BB&T series J preferred stock will not be mandatory. Holders of shares of BB&T series J preferred stock, in preference to the holders of BB&T common stock and of any other shares of BB&T capital stock ranking junior to the shares of BB&T series J preferred stock as to payment of dividends, will be entitled to receive, only when, as and if declared by the BB&T board of directors or a duly authorized committee of the board of directors, out of funds legally available therefor, cash dividends. These dividends will be payable at a rate per annum equal to the greater of (1) 0.645% above the three (3)-month LIBOR rate (as described below) on the related BB&T series J dividend determination date (as described below) and (2) 4.000% (the “BB&T series J dividend rate”), applied to the $100,000 liquidation preference per share and will be paid quarterly in arrears following the completion of the merger (the date of each such payment, a “BB&T series J dividend payment date”), with respect to the BB&T series J dividend period, or portion thereof, ending on the day preceding the respective BB&T series J dividend payment date. A “BB&T series J dividend period” means each period commencing on (and including) a BB&T series J dividend payment date and continuing to (but not including) the next succeeding BB&T series J dividend payment date, except that the first BB&T series J dividend period for the initial issuance of shares of BB&T series J preferred stock will commence upon the last dividend payment date for the SunTrust series B preferred stock prior to the completion of the merger. Dividends will be paid to holders of record on the respective date fixed for that purpose by the BB&T board of directors or a committee thereof in advance of payment of each particular dividend. The BB&T series J dividend rate will be reset quarterly.

If a day that would otherwise be a BB&T series J dividend payment date is not a business day, then the first (1st) business day following that day will be the applicable BB&T series J dividend payment date.

The amount of dividends payable per share of BB&T series J preferred stock on each BB&T series J dividend payment date will be calculated by multiplying the per annum BB&T series J dividend rate in effect for that BB&T series J dividend period by a fraction, the numerator of which will be the actual number of days in that BB&T series J dividend period and the denominator of which will be 360, and multiplying the rate obtained by $100,000.

As used in this section:

The “three (3)-month LIBOR rate” means, with respect to any BB&T series J dividend period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three (3)-month period commencing on the first (1st) day of that BB&T series J dividend period that appears on Reuters screen page “LIBOR01” as of 11:00 a.m. (London time) on the BB&T series J dividend determination date for that BB&T series J dividend period. If that rate does not appear on Reuters screen page “LIBOR01”, the three (3)-month LIBOR rate will be determined on the basis of the rates at which deposits in U.S. dollars for a three (3)-month period commencing on the first (1st) day of that BB&T series J dividend period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four (4) major banks in the London interbank market selected by U.S. Bank National Association (or its successor appointed by BB&T), as calculation agent, at approximately 11:00 a.m., London time, on the BB&T series J dividend determination date for that BB&T series J dividend period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the three (3)-month LIBOR rate with respect to that BB&T series J dividend period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, the three (3)-month LIBOR rate with respect to that BB&T series J dividend period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three (3) major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first (1st) day of that BB&T series J dividend period for loans in U.S. dollars to leading European banks for a three (3)-month period commencing on the first (1st) day of that BB&T series J dividend period and in a principal amount of not less than $1,000,000. However, if fewer than three (3) banks selected by the calculation agent to provide quotations are quoting as described above, the three (3)-month LIBOR rate for that BB&T series J dividend period will be the same as the three (3)-month LIBOR rate as determined for the previous BB&T series J dividend period, or in the case of the first BB&T series J dividend period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the BB&T series J preferred stock been outstanding. The calculation agent’s establishment of the three (3)-month LIBOR rate and calculation of the amount of dividends for each BB&T series J dividend period will be final and binding in the absence of manifest error.

“business day” with respect to the BB&T series J preferred stock means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Atlanta, Georgia, New York, New York or Wilmington, Delaware are not authorized or obligated by law, regulation or executive order to close.

“London banking day” with respect to the BB&T series J preferred stock means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“BB&T series J dividend determination date” means the second London banking day immediately preceding the first day of the relevant BB&T series J dividend period.

BB&T is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as BB&T, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, BB&T is subject to North Carolina state laws relating to the payment of dividends.

Dividends on the shares of BB&T series J preferred stock will be non-cumulative. For any BB&T series J dividend payment date, BB&T has no obligation to pay dividends for the corresponding BB&T series J dividend period after that BB&T series J dividend payment date if the BB&T board of directors has not declared such dividends before the related BB&T series J dividend payment date or to pay interest with respect to these dividends, whether or not BB&T declares dividends on the shares of BB&T series J preferred stock for any subsequent BB&T series J dividend period.

Conversion Rights

The shares of BB&T series J preferred stock will not be convertible into shares of any other class or series of BB&T’s capital stock.

Redemption

On any date on or after the first BB&T series J dividend payment date following the fifth anniversary of the completion of the merger (but subject to the limitations described below under “—Redemption or Repurchase Subject to Restrictions”), the shares of BB&T series J preferred stock may be redeemed, in whole or in part, at BB&T’s option. Any such redemption will be at a cash redemption price of $100,000 per share of BB&T series J preferred stock, plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current BB&T series J dividend period to the redemption date, without regard to any undeclared dividends. Holders of shares of BB&T series J preferred stock will have no right to require the redemption or repurchase of the shares of BB&T series J preferred stock.

If fewer than all of the outstanding shares of BB&T series J preferred stock are to be redeemed, the shares of BB&T series J preferred stock to be redeemed will be selected either pro rata from the holders of record of the shares of BB&T series J preferred stock in proportion to the number of shares of BB&T series J preferred stock held by those holders or by lot.

BB&T will mail notice of every redemption of shares of BB&T series J preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of BB&T series J preferred stock to be redeemed at their respective last addresses appearing on BB&T’s books. This mailing will be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption (provided, however, that if the shares of BB&T series J preferred stock or the depositary shares representing the shares of BB&T series J preferred stock are held in book-entry form through The Depository Trust Company, or “DTC”, BB&T may give this notice at such time and in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of shares of BB&T series J preferred stock designated for redemption will not affect the redemption of any other shares of BB&T series J preferred stock. Each notice shall state:

•	the redemption date;

•

the number of shares of BB&T series J preferred stock to be redeemed and, if less than all the shares of BB&T series J preferred stock held by the holder are to be redeemed, the number of shares of BB&T series J preferred stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the shares of BB&T series J preferred stock are to be redeemed.

If notice of redemption of any shares of BB&T series J preferred stock has been given and if the funds necessary for the redemption have been set aside by BB&T for the benefit of the holders of any shares of BB&T series J preferred stock so called for redemption, then, from and after the redemption date, those shares of BB&T series J preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares of BB&T series J preferred stock (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Redemption or Repurchase Subject to Restrictions

Under the Federal Reserve’s Basel-III based capital rules applicable to bank holding companies, any redemption of the shares of BB&T series J preferred stock is subject to prior approval of the Federal Reserve. Subject to this limitation and the terms of any preferred stock ranking senior to the shares of BB&T series J preferred stock or of any outstanding debt instruments, BB&T or its affiliates may from time to time purchase any outstanding shares of BB&T series J preferred stock by tender, in the open market or by private agreement.

Liquidation Rights

In the event that BB&T voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of shares of BB&T series J preferred stock will be entitled to receive an amount per share of BB&T series J preferred stock (the “BB&T series J total liquidation amount”) equal to the fixed liquidation preference of $100,000 per share of BB&T series J preferred stock, plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current BB&T series J dividend period to the date of liquidation, without regard to any undeclared dividends. Holders of the shares of BB&T series J preferred stock will be entitled to receive the BB&T series J total liquidation amount out of BB&T’s assets that are available for distribution to shareholders, after payment or provision for payment of BB&T’s debts and other liabilities but before any distribution of assets is made to holders of BB&T common stock or any other shares ranking, as to that distribution, junior to the shares of BB&T series J preferred stock.

The BB&T series J preferred stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

If BB&T’s assets are not sufficient to pay the BB&T series J total liquidation amount in full to all holders of shares of BB&T series J preferred stock and all holders of any shares of BB&T capital stock ranking as to any such distribution on parity with the shares of BB&T series J preferred stock, the amounts paid to the holders of shares of BB&T series J preferred stock and to such other shares will be paid pro rata in accordance with the respective BB&T series J total liquidation amount and the liquidation preference of such other shares for those holders. If the BB&T series J total liquidation amount per shares of BB&T series J preferred stock has been paid in full to all holders of shares of BB&T series J preferred stock and the liquidation preference of any other shares ranking on parity with the shares of BB&T series J preferred stock has been paid in full, the holders of BB&T common stock or any other shares ranking, as to such distribution, junior to the shares of BB&T series J preferred stock will be entitled to receive all of BB&T’s remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of BB&T’s property and assets, nor the consolidation or merger by BB&T with or into any other corporation or by another corporation with or into BB&T will constitute a liquidation, dissolution or winding up of BB&T’s affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of shares of BB&T series J preferred stock will not have any voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends

If and whenever the dividends on the shares of BB&T series J preferred stock and any other class or series of voting parity stock have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six (6) quarterly dividends (whether or not consecutive), the number of directors then constituting the BB&T board of directors will be increased by two (2). Holders of shares of BB&T series J preferred stock, together with the holders of all other affected classes and series of voting parity stock, voting separately as a single class, will be entitled to elect the two (2) preferred stock directors at any annual meeting of shareholders or any special meeting of the holders of shares of BB&T series J preferred stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any preferred stock directors would not cause BB&T to violate the corporate governance requirement of the NYSE (or any other exchange on which BB&T’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the BB&T board of directors shall at no time have more than two (2) preferred stock directors.

At any time after this voting power has vested as described above, BB&T’s Secretary may, and upon the written request (addressed to the Secretary at BB&T’s principal office) of holders of record of at least twenty percent (20%) of the outstanding shares of BB&T series J preferred stock and voting parity stock must, call a special meeting of the holders of shares of BB&T series J preferred stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in BB&T’s bylaws for a special meeting of the shareholders, which BB&T will provide upon request, or as required by law. If BB&T’s Secretary is required to call a meeting but does not do so within twenty (20) days after receipt of any such request, then any holder of shares of BB&T series J preferred stock may (at BB&T’s expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to BB&T’s stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of BB&T shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by the BB&T board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then-remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of BB&T series J preferred stock and voting parity stock, voting separately as a single class. The preferred stock directors shall each be entitled to one (1) vote per director on any matter.

Whenever full dividends have been paid on the shares of BB&T series J preferred stock and any non-cumulative voting parity stock for at least one (1) year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of shares of BB&T series J preferred stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future BB&T series J dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting the BB&T board of directors will be reduced accordingly.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities for purposes of the BHC Act and any company holding twenty-five percent (25%) or more of such series, or any company that otherwise exercises a “controlling influence” over BB&T, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities for purposes of the BHC Act, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than five percent (5%) of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain ten percent (10%) or more of that series.

Other Voting Rights

So long as any shares of BB&T series J preferred stock remain outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the shares of BB&T series J preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

•

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the shares of BB&T series J preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into shares of BB&T series J preferred stock; or

•

amend, alter or repeal the provisions of BB&T’s articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series J preferred stock or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any shares of BB&T series J preferred stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the shares of BB&T series J preferred stock, in each case taking into account that upon the occurrence of this event BB&T may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series J preferred stock or the holders thereof, and provided, further, that any increase in the amount of BB&T’s authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on parity with or junior to the shares of BB&T series J preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Each holder of shares of BB&T series J preferred stock will have one (1) vote per share of BB&T series J preferred stock on any matter on which holders of shares of BB&T series J preferred stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of BB&T series J preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by BB&T for the benefit of the holders of shares of BB&T series J preferred stock to effect the redemption.

Registrar, Transfer Agent and Paying Agent

U.S. Bank National Association will act as registrar, transfer agent and paying agent for the shares of BB&T series J preferred stock.

Registration of transfers of shares of BB&T series J preferred stock will be effected without charge by or on behalf of BB&T, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

The registrar, transfer agent and paying agent will not be required to register or cause to be registered any transfer of shares of BB&T series J preferred stock after they have been called for redemption.

Calculation Agent

U.S. Bank National Association will be the calculation agent for the shares of BB&T series J preferred stock.

BB&T Series K Preferred Stock

General

The depositary will be the sole holder of the BB&T series K preferred stock, as described under “—Depositary Shares” below, and all references herein to the holders of the BB&T series K preferred stock shall mean the depositary. However, the holders of depositary shares representing the shares of BB&T series K preferred stock will be entitled, through the depositary, to exercise the rights and preferences of the holders of the BB&T series K preferred stock, as described under “—Depositary Shares”.

When issued, the shares of BB&T series K preferred stock will be validly issued, fully paid and non-assessable. The holders of shares of BB&T series K preferred stock will be entitled to receive cash dividends when, as and if declared out of funds legally available therefor in respect of the shares of BB&T series K preferred stock by the BB&T board of directors or a duly authorized committee of the board in their sole discretion. Dividends will be non-cumulative, as discussed below under “—Dividends”. If BB&T does not declare dividends, then these unpaid dividends will not cumulate, accrue or be payable.

When issued, the shares of BB&T series K preferred stock will have a fixed liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share). The shares of BB&T series K preferred stock will not be convertible into BB&T common stock or any other class or series of BB&T’s securities and will not be subject to any sinking fund or any other obligation of BB&T for their repurchase or retirement.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the shares of BB&T series K preferred stock will rank:

•	senior to BB&T common stock and all other equity securities designated as ranking junior to the shares of BB&T series K preferred stock; and

•

equally with each series of existing BB&T preferred stock and each other series of rollover BB&T preferred stock and at least equally with all other equity securities designated as ranking on parity with the shares of BB&T series K preferred stock as to payment of dividends or the amounts to be paid upon liquidation, as applicable.

During any BB&T series K dividend period (as defined below), so long as any shares of BB&T series K preferred stock remain outstanding, unless (a) the full dividends for the then-current BB&T series K dividend period on all outstanding shares of BB&T series K preferred stock have been paid, or declared and funds set aside therefor and (b) BB&T is not in default on its obligation to redeem any shares of BB&T series K preferred stock that have been called for redemption as described below under “—Redemption”:

•	no dividend shall be paid or declared on BB&T common stock or other junior stock, other than:

•	a dividend payable in junior stock;

•	cash in lieu of fractional shares in connection with such dividend; or

•	any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by BB&T, other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one (1) share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•

purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding BB&T series K dividend period, including under a contractually binding stock repurchase plan;

•	purchases of shares of junior stock by any investment banking subsidiary of BB&T in connection with the distribution thereof;

•

purchases of shares of junior stock by any investment banking subsidiary of BB&T in connection with market-making or other secondary-market activities in the ordinary course of business of the subsidiary; or

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•

no shares of dividend parity stock shall be repurchased, redeemed or otherwise acquired for consideration by BB&T otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the BB&T series K preferred stock and such dividend parity stock except:

•	as a result of a reclassification of dividend parity stock for or into other dividend parity stock;

•	the exchange or conversion of one (1) share of dividend parity stock for or into another share of dividend parity stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock;

•

purchases, redemptions or other acquisitions of shares of dividend parity stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of dividend parity stock pursuant to a contractually binding requirement to buy dividend parity stock existing prior to the preceding BB&T series K dividend period, including under a contractually binding stock repurchase plan;

•	purchases of shares of dividend parity stock by any investment banking subsidiary of BB&T in connection with the distribution thereof;

•

purchases of shares of dividend parity stock by any investment banking subsidiary of BB&T in connection with market-making or other secondary-market activities in the ordinary course of business of the subsidiary; or

•	the purchase of fractional interests in shares of dividend parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged.

On any BB&T series K dividend payment date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the shares of BB&T series K preferred stock and other class or series of dividend parity stock, all dividends paid or declared for payment on that BB&T series K dividend payment date with respect to the shares of BB&T series K preferred stock and the dividend parity stock shall be shared:

•

first, ratably by the holders of any such shares who have the right to receive dividends with respect to dividend periods prior to the then-current BB&T series K dividend period (which, to avoid doubt, shall not include the shares of BB&T series K preferred stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of the unpaid dividends relating to prior BB&T series K dividend periods; and

•	thereafter, by the holders of shares of BB&T series K preferred stock and any such dividend parity stock on a pro rata basis.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the BB&T board of directors (or a duly authorized committee of the board) may be declared and paid on BB&T common stock and any other stock ranking equally with or junior to the shares of BB&T series K preferred stock from time to time out of any funds legally available for such payment, and the shares of BB&T series K preferred stock shall not be entitled to participate in any such dividend.

Dividends

Dividends on the shares of BB&T series K preferred stock will not be mandatory. Holders of shares of BB&T series K preferred stock, in preference to the holders of BB&T common stock and of any other shares of BB&T capital stock ranking junior to the shares of BB&T series K preferred stock as to payment of dividends, will be entitled to receive, only when, as and if declared by the BB&T board of directors or a duly authorized committee of the board of directors, out of funds legally available therefor, cash dividends. These dividends will be payable at a rate (the “BB&T series K dividend rate”) equal to (i) 5.625% per annum for each semiannual dividend period from the issue date of the depositary shares to, but excluding, December 15, 2019, (the “BB&T series K fixed rate period”) and (ii) three (3)-month LIBOR plus a spread of 3.86% per annum, for each quarterly dividend period from December 15, 2019 through the redemption date of the BB&T series K preferred stock, if any (the “BB&T series K floating rate period”), in each case applied to the $100,000 liquidation preference per share (equivalent to $1,000 per depositary share). Dividends will be paid (a) during the BB&T series K fixed rate period, semiannually, in arrears, except as provided below, following the completion of the merger and ending on December 15, 2019, and (b) during the floating rate period, quarterly, in arrears, except as provided below (the date of each such payment, a “BB&T series K dividend payment date”), with respect to the BB&T series K dividend period, or portion thereof, ending on the day preceding the respective BB&T series K dividend payment date. A “BB&T series K dividend period” means each period commencing on (and including) a BB&T series K dividend payment date and continuing to (but not including) the next succeeding BB&T series K dividend payment date, except that the first BB&T series K dividend period will commence upon the last dividend payment date for the SunTrust series F preferred stock prior to the completion of the merger. Dividends will be paid to holders of record on the respective date fixed for that purpose by the BB&T board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares will be the same as the record dates for the shares of BB&T series K preferred stock.

If a day on or before December 15, 2019 that would otherwise be a BB&T series K dividend payment date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the BB&T series K preferred stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the BB&T series K preferred stock). If a day after December 15, 2019 that would otherwise be a BB&T series K dividend payment date is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends, when, as and if declared, will be paid on such next succeeding business day.

Dividends payable on the shares of BB&T series K preferred stock for the BB&T series K fixed rate period will be computed on the basis of a three hundred and sixty (360)-day year consisting of twelve (12) thirty (30)-day months. Dividends payable on the shares of BB&T series K preferred stock for the BB&T series K floating rate period will be computed based on the actual number of days in a BB&T series K dividend period and a three hundred and sixty (360)-day year.

The BB&T series K dividend rate for each BB&T series K dividend period in the BB&T series K floating rate period will be determined by the calculation agent using three (3)-month LIBOR as in effect on the second London banking day prior to the beginning of the BB&T series K dividend period, which date is the “BB&T series K dividend determination date” for the BB&T series K dividend period. The calculation agent then will add three (3)-month LIBOR as determined on the BB&T series K dividend determination date and the applicable spread. Absent manifest error, the calculation agent’s determination of the dividend rate for a BB&T series K dividend period for the shares of BB&T series K preferred stock will be binding and conclusive on the holders of shares of BB&T series K preferred stock, the transfer agent and BB&T. A “London banking day” with respect to the BB&T series K preferred stock is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “three (3)-month LIBOR” means, with respect to the BB&T series K preferred stock, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three (3) months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant BB&T series K dividend determination date. If no offered rate appears on Reuters screen page “LIBOR01” on the relevant BB&T series K dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with BB&T, will select four (4) major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three (3)-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three (3)-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent will select three (3) major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the BB&T series K dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three (3) months for the applicable BB&T series K dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three (3) quotations are provided, three (3)-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three (3)-month LIBOR for the next BB&T series K dividend period will be equal to three (3)-month LIBOR in effect for the then-current BB&T series K dividend period.

The term “business day” with respect to the BB&T series K preferred stock means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

BB&T is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as BB&T, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, BB&T is subject to North Carolina state laws relating to the payment of dividends.

Dividends on the shares of BB&T series K preferred stock will be non-cumulative. For any BB&T series K dividend payment date, BB&T has no obligation to pay dividends for the corresponding BB&T series K dividend period after that BB&T series K dividend payment date if the BB&T board of directors has not declared such dividends before the related BB&T series K dividend payment date or to pay interest with respect to these dividends, whether or not BB&T declares dividends on the shares of BB&T series K preferred stock for any subsequent BB&T series K dividend period.

Conversion Rights

The shares of BB&T series K preferred stock will not be convertible into shares of any other class or series of BB&T’s capital stock.

Redemption

On any BB&T series K dividend payment date occurring on or after December 15, 2019, the shares of BB&T series K preferred stock will be redeemable at BB&T’s option, in whole or in part, at a redemption price equal to $100,000 per share of BB&T series K preferred stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends.

In addition, the shares of BB&T series K preferred stock may also be redeemed in whole but not in part at any time within ninety (90) days following a regulatory capital event (as defined herein), at a redemption price equal to $100,000 per share of BB&T series K preferred stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends.

A “regulatory capital event” means the good faith determination by BB&T that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of BB&T series K preferred stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of BB&T series K preferred stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any shares of BB&T series K preferred stock, there is more than an insubstantial risk that BB&T will not be entitled to treat the full liquidation preference amount of $100,000 per share of BB&T series K preferred stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of BB&T series K preferred stock is outstanding.

“Appropriate federal banking agency” means the “appropriate Federal banking agency” with respect to BB&T as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Any redemption will be subject to the limitations described below under “—Redemption or Repurchase Subject to Restrictions”. Holders of shares of BB&T series K preferred stock will have no right to require the redemption or repurchase of the shares of BB&T series K preferred stock.

If fewer than all of the outstanding shares of BB&T series K preferred stock are to be redeemed, the shares of BB&T series K preferred stock to be redeemed will be selected either pro rata from the holders of record of the shares of BB&T series K preferred stock in proportion to the number of shares of BB&T series K preferred stock held by those holders or by lot.

BB&T will mail notice of every redemption of shares of BB&T series K preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of BB&T series K preferred stock to be redeemed at their respective last addresses appearing on BB&T’s books. This mailing will be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption (provided, however, that if the shares of BB&T series K preferred stock or the depositary shares representing the shares of BB&T series K preferred stock are held in book-entry form through DTC, BB&T may give this notice at such time and in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of shares of BB&T series K preferred stock designated for redemption will not affect the redemption of any other shares of BB&T series K preferred stock. Each notice shall state:

•	the redemption date;

•

the number of shares of BB&T series K preferred stock to be redeemed and, if less than all the shares of BB&T series K preferred stock held by the holder are to be redeemed, the number of shares of BB&T series K preferred stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the shares of BB&T series K preferred stock are to be redeemed.

If notice of redemption of any shares of BB&T series K preferred stock has been given and if the funds necessary for the redemption have been set aside by BB&T for the benefit of the holders of any shares of BB&T series K preferred stock so called for redemption, then, from and after the redemption date, those shares of BB&T series K preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares of BB&T series K preferred stock (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Redemption or Repurchase Subject to Restrictions

Under the Federal Reserve’s Basel-III based capital rules applicable to bank holding companies, any redemption of the shares of BB&T series K preferred stock is subject to prior approval of the Federal Reserve. Subject to this limitation and the terms of any preferred stock ranking senior to the shares of BB&T series K preferred stock or of any outstanding debt instruments, BB&T or its affiliates may from time to time purchase any outstanding shares of BB&T series K preferred stock by tender, in the open market or by private agreement.

Liquidation Rights

In the event that BB&T voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of shares of BB&T series K preferred stock will be entitled to receive an amount per shares of BB&T series K preferred stock (the “BB&T series K total liquidation amount”) equal to the fixed liquidation preference of $100,000 per shares of BB&T series K preferred stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends. Holders of the shares of BB&T series K preferred stock will be entitled to receive the BB&T series K total liquidation amount out of BB&T’s assets that are available for distribution to shareholders, after payment or provision for payment of BB&T’s debts and other liabilities but before any distribution of assets is made to holders of BB&T common stock or any other shares ranking, as to that distribution, junior to the shares of BB&T series K preferred stock.

The BB&T series K preferred stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

If BB&T’s assets are not sufficient to pay the BB&T series K total liquidation amount in full to all holders of shares of BB&T series K preferred stock and all holders of any shares of BB&T’s stock ranking as to any such distribution on parity with the shares of BB&T series K preferred stock, the amounts paid to the holders of shares of BB&T series K preferred stock and to such other shares will be paid pro rata in accordance with the respective BB&T series K total liquidation amount and the liquidation preference of such other shares for those holders. If the BB&T series K total liquidation amount per shares of BB&T series K preferred stock has been paid in full to all holders of shares of BB&T series K preferred stock and the liquidation preference of any other shares ranking on parity with the shares of BB&T series K preferred stock has been paid in full, the holders of BB&T common stock or any other shares ranking, as to such distribution, junior to the shares of BB&T series K preferred stock will be entitled to receive all of BB&T’s remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of BB&T’s property and assets, nor the consolidation or merger by BB&T with or into any other corporation or by another corporation with or into BB&T, will constitute a liquidation, dissolution or winding-up of BB&T’s affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of shares of BB&T series K preferred stock will not have any voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends

If and whenever the dividends on the shares of BB&T series K preferred stock and any other class or series of voting parity stock have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six (6) quarterly dividends (whether or not consecutive), the number of directors then constituting the BB&T board of directors will be increased by two (2). Holders of shares of BB&T series K preferred stock, together with the holders of all other affected classes and series of voting parity stock, voting separately as a single class, will be entitled to elect the two (2) preferred stock directors at any annual meeting of shareholders or any special meeting of the holders of shares of BB&T series K preferred stock and any voting parity stock for which dividends have not been paid, called as provided below.

At any time after this voting power has vested as described above, BB&T’s Secretary may, and upon the written request of holders of record of at least twenty percent (20%) of the outstanding shares of BB&T series K preferred stock and voting parity stock (addressed to the Secretary at BB&T’s principal office) must, call a special meeting of the holders of shares of BB&T series K preferred stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in BB&T’s by-laws for a special meeting of the shareholders, which BB&T will provide upon request, or as required by law. If BB&T’s Secretary is required to call a meeting but does not do so within twenty (20) days after receipt of any such request, then any holder of shares of BB&T series K preferred stock may (at BB&T’s expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to BB&T’s stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of BB&T shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by the BB&T board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then-remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of BB&T series K preferred stock and voting parity stock, voting separately as a single class. The preferred stock directors shall each be entitled to one (1) vote per director on any matter.

Whenever full dividends have been paid on the shares of BB&T series K preferred stock and any non-cumulative voting parity stock for at least one (1) year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of shares of BB&T series K preferred stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future BB&T series K dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting the BB&T board of directors will be reduced accordingly.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities for purposes of the BHC Act and any company holding twenty-five percent (25%) or more of such series, or any company that otherwise exercises a “controlling influence” over BB&T, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities for purposes of the BHC Act, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than five percent (5%) of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain ten percent (10%) or more of that series.

Other Voting Rights

So long as any shares of BB&T series K preferred stock remain outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the shares of BB&T series K preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

•

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the shares of BB&T series K preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, or reclassify any authorized shares of capital stock into shares of BB&T series K preferred stock; or

•

amend, alter or repeal the provisions of BB&T’s articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series K preferred stock or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any shares of BB&T series K preferred stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the shares of BB&T series K preferred stock, in each case taking into account that upon the occurrence of this event BB&T may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series K preferred stock or the holders thereof, and provided, further, that any increase in the amount of BB&T’s authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on parity with or junior to the shares of BB&T series K preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Each holder of shares of BB&T series K preferred stock will have one (1) vote per share of BB&T series K preferred stock on any matter on which holders of shares of BB&T series K preferred stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of BB&T series K preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by BB&T for the benefit of the holders of shares of BB&T series K preferred stock to effect the redemption.

Registrar, Transfer Agent and Paying Agent

Computershare Trust Company, N.A. will act as registrar, transfer agent and paying agent for the shares of BB&T series K preferred stock.

Registration of transfers of shares of BB&T series K preferred stock will be effected without charge by or on behalf of BB&T, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

The registrar, transfer agent and paying agent will not be required to register or cause to be registered any transfer of shares of BB&T series K preferred stock after they have been called for redemption.

Calculation Agent

U.S. Bank National Association will be the calculation agent for the shares of BB&T series K preferred stock.

BB&T Series L Preferred Stock

General

The depositary will be the sole holder of the BB&T series L preferred stock, as described under “—Depositary Shares” below, and all references herein to the holders of the BB&T series L preferred stock shall mean the depositary. However, the holders of depositary shares representing the shares of BB&T series L preferred stock will be entitled, through the depositary, to exercise the rights and preferences of the holders of the BB&T series L preferred stock, as described under “—Depositary Shares”.

When issued, the shares of BB&T series L preferred stock will be validly issued, fully paid and non-assessable. The holders of shares of BB&T series L preferred stock will be entitled to receive cash dividends when, as and if declared out of funds legally available therefor in respect of the shares of BB&T series L preferred stock by the BB&T board of directors or a duly authorized committee of the board in their sole discretion. Dividends will be non-cumulative, as discussed below under “—Dividends”. If BB&T does not declare dividends, then these unpaid dividends will not cumulate, accrue or be payable.

When issued, the shares of BB&T series L preferred stock will have a fixed liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share). The shares of BB&T series L preferred stock will not be convertible into BB&T common stock or any other class or series of BB&T’s securities and will not be subject to any sinking fund or any other obligation of BB&T for their repurchase or retirement.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the shares of BB&T series L preferred stock will rank:

•	senior to BB&T common stock and all other equity securities designated as ranking junior to the shares of BB&T series L preferred stock; and

•

equally with each series of existing BB&T preferred stock and each other series of rollover BB&T preferred stock and at least equally with all other equity securities designated as ranking on parity with the shares of BB&T series L preferred stock as to payment of dividends or the amounts to be paid upon liquidation, as applicable.

During any BB&T series L dividend period (as defined below), so long as any shares of BB&T series L preferred stock remain outstanding, unless (a) the full dividends for the then-current BB&T series L dividend period on all outstanding shares of BB&T series L preferred stock have been paid, or declared and funds set aside therefor and (b) BB&T is not in default on its obligation to redeem any shares of BB&T series L preferred stock that have been called for redemption as described below under “—Redemption”:

•	no dividend shall be paid or declared on BB&T common stock or other junior stock, other than:

•	a dividend payable in junior stock;

•	cash in lieu of fractional shares in connection with such dividend; or

•	any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by BB&T, other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one (1) share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•

purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding BB&T series L dividend period, including under a contractually binding stock repurchase plan;

•	purchases of shares of junior stock by any investment banking subsidiary of BB&T in connection with the distribution thereof;

•

purchases of shares of junior stock by any investment banking subsidiary of BB&T in connection with market-making or other secondary-market activities in the ordinary course of business of the subsidiary; or

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•

no shares of dividend parity stock shall be repurchased, redeemed or otherwise acquired for consideration by BB&T otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the BB&T series L preferred stock and such dividend parity stock except:

•	as a result of a reclassification of parity stock for or into other dividend parity stock;

•	the exchange or conversion of one (1) share of dividend parity stock for or into another share of dividend parity stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock;

•

purchases, redemptions or other acquisitions of shares of dividend parity stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of dividend parity stock pursuant to a contractually binding requirement to buy dividend parity stock existing prior to the preceding BB&T series L dividend period, including under a contractually binding stock repurchase plan;

•	purchases of shares of dividend parity stock by any investment banking subsidiary of BB&T in connection with the distribution thereof;

•

purchases of shares of dividend parity stock by any investment banking subsidiary of BB&T in connection with market-making or other secondary-market activities in the ordinary course of business of the subsidiary; or

•	the purchase of fractional interests in shares of dividend parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged.

On any BB&T series L dividend payment date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the shares of BB&T series L preferred stock and on any other class or series of dividend parity stock, all dividends paid or declared for payment on that BB&T series L dividend payment date with respect to the shares of BB&T series L preferred stock and the dividend parity stock shall be shared:

•

first, ratably by the holders of any such shares of dividend parity stock who have the right to receive dividends with respect to dividend periods prior to the then-current BB&T series L dividend period (which, to avoid doubt, shall not include the shares of BB&T series L preferred stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of the unpaid dividends relating to prior BB&T series L dividend periods; and

•	thereafter, by the holders of shares of BB&T series L preferred stock and any such dividend parity stock on a pro rata basis.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the BB&T board of directors (or a duly authorized committee of the board) may be declared and paid on BB&T common stock and any other stock ranking equally with or junior to the shares of BB&T series L preferred stock from time to time out of any funds legally available for such payment, and the shares of BB&T series L preferred stock shall not be entitled to participate in any such dividend.

Dividends

Dividends on the shares of BB&T series L preferred stock will not be mandatory. Holders of shares of BB&T series L preferred stock, in preference to the holders of BB&T common stock and of any other shares of BB&T capital stock ranking junior to the shares of BB&T series L preferred stock as to payment of dividends, will be entitled to receive, only when, as and if declared by the BB&T board of directors or a duly authorized committee of the board of directors, out of funds legally available therefor, cash dividends. These dividends will be payable at a rate (the “BB&T series L dividend rate”) equal to (i) 5.05% per annum for each semiannual dividend period from the issue date of the depositary shares to, but excluding, June 15, 2022, (the “BB&T series L fixed rate period”) and (ii) three (3)-month LIBOR plus a spread of 3.102% per annum, for each quarterly dividend period from June 15, 2022 through the redemption date of the BB&T series L preferred stock, if any (the “BB&T series L floating rate period”), in each case applied to the $100,000 liquidation preference per share (equivalent to $1,000 per depositary share). Dividends will be paid (a) during the BB&T series L fixed rate period, semiannually, in arrears, except as provided below, following the completion of the merger and ending on June 15, 2022, and (b) during the BB&T series L floating rate period, quarterly, in arrears, except as provided below, (the date of each such payment, a “BB&T series L dividend payment date”), with respect to the BB&T series L dividend period, or portion thereof, ending on the day preceding the respective BB&T series L dividend payment date. A “BB&T series L dividend period” means each period commencing on (and including) a BB&T series L dividend payment date and continuing to (but not including) the next succeeding BB&T series L dividend payment date, except that the first BB&T series L dividend period will commence upon the last dividend payment date for the SunTrust series G preferred stock prior to the completion of the merger. Dividends will be paid to holders of record on the respective date fixed for that purpose by the BB&T board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares will be the same as the record dates for the shares of BB&T series L preferred stock.

If a day on or before June 15, 2022 that would otherwise be a BB&T series L dividend payment date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the BB&T series L preferred stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the BB&T series L preferred stock). If a day after June 15, 2022 that would otherwise be a BB&T series L dividend payment date is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends, when, as and if declared, will be paid on such next succeeding business day.

Dividends payable on the shares of BB&T series L preferred stock for the BB&T series L fixed rate period will be computed on the basis of a three hundred and sixty (360)-day year consisting of twelve (12) thirty (30)-day months. Dividends payable on the shares of BB&T series L preferred stock for the BB&T series L floating rate period will be computed based on the actual number of days in a BB&T series L dividend period and a three hundred and sixty (360)-day year.

The BB&T series L dividend rate for each BB&T series L dividend period in the BB&T series L floating rate period will be determined by the calculation agent using three (3)-month LIBOR as in effect on the second London banking day prior to the beginning of the BB&T series L dividend period, which date is the “BB&T series L dividend determination date” for the BB&T series L dividend period. The calculation agent then will add three (3)-month LIBOR as determined on the BB&T series L dividend determination date and the applicable spread. Absent manifest error, the calculation agent’s determination of the dividend rate for a BB&T series L dividend period for the shares of BB&T series L preferred stock will be binding and conclusive on the holders of shares of BB&T series L preferred stock, the transfer agent and BB&T. A “London banking day” with respect to the BB&T series L preferred stock is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “three (3)-month LIBOR” means, with respect to the BB&T series L preferred stock, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three (3) months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant BB&T series L dividend determination date. If no offered rate appears on Reuters screen page “LIBOR01” on the relevant BB&T series L dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with BB&T, will select four (4) major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three (3)-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three (3)-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent will select three (3) major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the BB&T series L dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three (3) months for the applicable BB&T series L dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three (3) quotations are provided, three (3)-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three (3)-month LIBOR for the next BB&T series L dividend period will be equal to three (3)-month LIBOR in effect for the then-current BB&T series L dividend period (or, in the case of the first BB&T series L floating rate period, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate most recently appeared on Reuters screen page “LIBOR01,” as determined by the calculation agent).

The term “business day” with respect to the BB&T series L preferred stock means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

BB&T is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as BB&T, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, BB&T is subject to North Carolina state laws relating to the payment of dividends.

Dividends on the shares of BB&T series L preferred stock will be non-cumulative. For any BB&T series L dividend payment date, BB&T has no obligation to pay dividends for the corresponding BB&T series L dividend period after that BB&T series L dividend payment date if the BB&T board of directors has not declared such dividends before the related BB&T series L dividend payment date or to pay interest with respect to these dividends, whether or not BB&T declares dividends on the shares of BB&T series L preferred stock for any subsequent BB&T series L dividend period.

Conversion Rights

The shares of BB&T series L preferred stock will not be convertible into shares of any other class or series of BB&T’s capital stock.

Redemption

On any BB&T series L dividend payment date occurring on or after the fifth anniversary of the completion of the merger, the shares of BB&T series L preferred stock will be redeemable at BB&T’s option, in whole or in part, at a redemption price equal to $100,000 per share of BB&T series L preferred stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends.

In addition, the shares of BB&T series L preferred stock may also be redeemed in whole but not in part at any time within ninety (90) days following a regulatory capital event, at a redemption price equal to $100,000 per share of BB&T series L preferred stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends.

A “regulatory capital event” means the good faith determination by BB&T that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of BB&T series L preferred stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of BB&T series L preferred stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any shares of BB&T series L preferred stock, there is more than an insubstantial risk that BB&T will not be entitled to treat the full liquidation preference amount of $100,000 per share of BB&T series L preferred stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the appropriate federal banking agency as then in effect and applicable, for so long as any share of BB&T series L preferred stock is outstanding.

“Appropriate federal banking agency” means the “appropriate Federal banking agency” with respect to BB&T as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Any redemption will be subject to the limitations described below under “—Redemption or Repurchase Subject to Restrictions”. Holders of shares of BB&T series L preferred stock will have no right to require the redemption or repurchase of the shares of BB&T series L preferred stock.

If fewer than all of the outstanding shares of BB&T series L preferred stock are to be redeemed, the shares of BB&T series L preferred stock to be redeemed will be selected either pro rata from the holders of record of the shares of BB&T series L preferred stock in proportion to the number of shares of BB&T series L preferred stock held by those holders or by lot.

BB&T will mail notice of every redemption of shares of BB&T series L preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of BB&T series L preferred stock to be redeemed at their respective last addresses appearing on BB&T’s books. This mailing will be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption (provided, however, that if the shares of BB&T series L preferred stock or the depositary shares representing the shares of BB&T series L preferred stock are held in book-entry form through DTC, BB&T may give this notice at such time and in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of shares of BB&T series L preferred stock designated for redemption will not affect the redemption of any other shares of BB&T series L preferred stock. Each notice shall state:

•	the redemption date;

•

the number of shares of BB&T series L preferred stock to be redeemed and, if less than all the shares of BB&T series L preferred stock held by the holder are to be redeemed, the number of shares of BB&T series L preferred stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the shares of BB&T series L preferred stock are to be redeemed.

If notice of redemption of any shares of BB&T series L preferred stock has been given and if the funds necessary for the redemption have been set aside by BB&T for the benefit of the holders of any shares of BB&T series L preferred stock so called for redemption, then, from and after the redemption date, those shares of BB&T series L preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares of BB&T series L preferred stock (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Redemption or Repurchase Subject to Restrictions

Under the Federal Reserve’s Basel-III based capital rules applicable to bank holding companies, any redemption of the shares of BB&T series L preferred stock is subject to prior approval of the Federal Reserve. Subject to this limitation and the terms of any preferred stock ranking senior to the shares of BB&T series L preferred stock or of any outstanding debt instruments, BB&T or its affiliates may from time to time purchase any outstanding shares of BB&T series L preferred stock by tender, in the open market or by private agreement.

Liquidation Rights

In the event that BB&T voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of shares of BB&T series L preferred stock will be entitled to receive an amount per shares of BB&T series L preferred stock (the “BB&T series L total liquidation amount”) equal to the fixed liquidation preference of $100,000 per shares of BB&T series L preferred stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends. Holders of the shares of BB&T series L preferred stock will be entitled to receive the BB&T series L total liquidation amount out of BB&T’s assets that are available for distribution to shareholders, after payment or provision for payment of BB&T’s debts and other liabilities but before any distribution of assets is made to holders of BB&T common stock or any other shares ranking, as to that distribution, junior to the shares of BB&T series L preferred stock.

The BB&T series L preferred stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

If BB&T’s assets are not sufficient to pay the BB&T series L total liquidation amount in full to all holders of shares of BB&T series L preferred stock and all holders of any shares of BB&T’s stock ranking as to any such distribution on parity with the shares of BB&T series L preferred stock, the amounts paid to the holders of shares of BB&T series L preferred stock and to such other shares will be paid pro rata in accordance with the respective BB&T series L total liquidation amount and the liquidation preference of such other shares for those holders. If the BB&T series L total liquidation amount per shares of BB&T series L preferred stock has been paid in full to all holders of shares of BB&T series L preferred stock and the liquidation preference of any other shares ranking on parity with the shares of BB&T series L preferred stock has been paid in full, the holders of BB&T common stock or any other shares ranking, as to such distribution, junior to the shares of BB&T series L preferred stock will be entitled to receive all of BB&T’s remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of BB&T’s property and assets, nor the consolidation or merger by BB&T with or into any other corporation or by another corporation with or into BB&T, will constitute a liquidation, dissolution or winding-up of BB&T’s affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of shares of BB&T series L preferred stock will not have any voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends

If and whenever the dividends on the shares of BB&T series L preferred stock and any other class or series of voting parity stock have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six (6) quarterly dividends (whether or not consecutive), the number of directors then constituting the BB&T board of directors will be increased by two (2). Holders of shares of BB&T series L preferred stock, together with the holders of all other affected classes and series of voting parity stock, voting separately as a single class, will be entitled to elect the two (2) additional members of the BB&T board of directors (the “preferred stock directors”) at any annual meeting of shareholders or any special meeting of the holders of shares of BB&T series L preferred stock and any voting parity stock for which dividends have not been paid, called as provided below.

At any time after this voting power has vested as described above, BB&T’s Secretary may, and upon the written request (addressed to the Secretary at BB&T’s principal office) of holders of record of at least twenty percent (20%) of the outstanding shares of BB&T series L preferred stock and voting parity stock must, call a special meeting of the holders of shares of BB&T series L preferred stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in BB&T’s by-laws for a special meeting of the shareholders, which BB&T will provide upon request, or as required by law. If BB&T’s Secretary is required to call a meeting but does not do so within twenty (20) days after receipt of any such request, then any holder of shares of BB&T series L preferred stock may (at BB&T’s expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to BB&T’s stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of BB&T shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by the BB&T board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then-remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of BB&T series L preferred stock and voting parity stock, voting separately as a single class. The preferred stock directors shall each be entitled to one (1) vote per director on any matter.

Whenever full dividends have been paid on the shares of BB&T series L preferred stock and any non-cumulative voting parity stock for at least one (1) year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of shares of BB&T series L preferred stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future BB&T series L dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting the BB&T board of directors will be reduced accordingly.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities for purposes of the BHC Act and any company holding twenty-five percent (25%) or more of such series, or any company that otherwise exercises a “controlling influence” over BB&T, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities for purposes of the BHC Act, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than five percent (5%) of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain ten percent (10%) or more of that series.

Other Voting Rights

So long as any shares of BB&T series L preferred stock remain outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the shares of BB&T series L preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

•

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the shares of BB&T series L preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, or reclassify any authorized shares of capital stock into shares of BB&T series L preferred stock; or

•

amend, alter or repeal the provisions of BB&T’s articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series L preferred stock or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any shares of BB&T series L preferred stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the shares of BB&T series L preferred stock, in each case taking into account that upon the occurrence of this event BB&T may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series L preferred stock or the holders thereof, and provided, further, that any increase in the amount of BB&T’s authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on parity with or junior to the shares of BB&T series L preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Each holder of shares of BB&T series L preferred stock will have one (1) vote per share of BB&T series L preferred stock on any matter on which holders of shares of BB&T series L preferred stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of BB&T series L preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by BB&T for the benefit of the holders of shares of BB&T series L preferred stock to effect the redemption.

Registrar, Transfer Agent and Paying Agent

Computershare Trust Company, N.A. will act as registrar, transfer agent and paying agent for the shares of BB&T series L preferred stock.

Registration of transfers of shares of BB&T series L preferred stock will be effected without charge by or on behalf of BB&T, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

The registrar, transfer agent and paying agent will not be required to register or cause to be registered any transfer of shares of BB&T series L preferred stock after they have been called for redemption.

Calculation Agent

U.S. Bank National Association will be the calculation agent for the shares of BB&T series L preferred stock.

BB&T Series M Preferred Stock

General

The depositary will be the sole holder of the BB&T series M preferred stock, as described under “—Depositary Shares” below, and all references herein to the holders of the BB&T series M preferred stock shall mean the depositary. However, the holders of depositary shares representing the shares of BB&T series M preferred stock will be entitled, through the depositary, to exercise the rights and preferences of the holders of the BB&T series M preferred stock, as described under “—Depositary Shares”.

When issued, the shares of BB&T series M preferred stock will be validly issued, fully paid and non-assessable. The holders of shares of BB&T series M preferred stock will be entitled to receive cash dividends when, as and if declared out of funds legally available therefor in respect of the shares of BB&T series M preferred stock by the BB&T board of directors or a duly authorized committee of the board in their sole discretion. Dividends will be non-cumulative, as discussed below under “—Dividends”. If BB&T does not declare dividends, then these unpaid dividends will not cumulate, accrue or be payable.

When issued, the shares of BB&T series M preferred stock will have a fixed liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share). The shares of BB&T series M preferred stock will not be convertible into BB&T common stock or any other class or series of BB&T’s securities and will not be subject to any sinking fund or any other obligation of BB&T for their repurchase or retirement.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the shares of BB&T series M preferred stock will rank:

•	senior to BB&T common stock and all other equity securities designated as ranking junior to the shares of BB&T series M preferred stock; and

•

equally with each series of existing BB&T preferred stock and each other series of rollover BB&T preferred stock and at least equally with all other equity securities designated as ranking on parity with the shares of BB&T series M preferred stock as to payment of dividends or the amounts to be paid upon liquidation, as applicable.

During any BB&T series M dividend period (as defined below), so long as any shares of BB&T series M preferred stock remain outstanding, unless (a) the full dividends for the then-current BB&T series M dividend period on all outstanding shares of BB&T series M preferred stock have been paid, or declared and funds set aside therefor and (b) BB&T is not in default on its obligation to redeem any shares of BB&T series M preferred stock that have been called for redemption as described below under “—Redemption”:

•	no dividend shall be paid or declared on BB&T common stock or other junior stock, other than:

•	a dividend payable in junior stock;

•	cash in lieu of fractional shares in connection with such dividend; or

•	any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by BB&T, other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one (1) share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•

purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding BB&T series M dividend period, including under a contractually binding stock repurchase plan;

•	purchases of shares of junior stock by any investment banking subsidiary of BB&T in connection with the distribution thereof;

•

purchases of shares of junior stock by any investment banking subsidiary of BB&T in connection with market-making or other secondary-market activities in the ordinary course of business of the subsidiary; or

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•

no shares of dividend parity stock shall be repurchased, redeemed or otherwise acquired for consideration by BB&T otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the BB&T series M preferred stock and such dividend parity stock except:

•	as a result of a reclassification of dividend parity stock for or into other dividend parity stock;

•	the exchange or conversion of one (1) share of dividend parity stock for or into another share of dividend parity stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock;

•

purchases, redemptions or other acquisitions of shares of dividend parity stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of dividend parity stock pursuant to a contractually binding requirement to buy dividend parity stock existing prior to the preceding BB&T series M dividend period, including under a contractually binding stock repurchase plan;

•	purchases of shares of dividend parity stock by any investment banking subsidiary of BB&T in connection with the distribution thereof;

•

purchases of shares of dividend parity stock by any investment banking subsidiary of BB&T in connection with market-making or other secondary-market activities in the ordinary course of business of the subsidiary; or

•	the purchase of fractional interests in shares of dividend parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged.

On any BB&T series M dividend payment date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the shares of BB&T series M preferred stock and on any other class or series of dividend parity stock, all dividends paid or declared for payment on that BB&T series M dividend payment date with respect to the shares of BB&T series M preferred stock and the dividend parity stock shall be shared:

•

first, ratably by the holders of any such shares of dividend parity stock who have the right to receive dividends with respect to dividend periods prior to the then-current BB&T series M dividend period (which, to avoid doubt, shall not include the shares of BB&T series M preferred stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of the unpaid dividends relating to prior BB&T series M dividend periods; and

•	thereafter, by the holders of shares of BB&T series M preferred stock and any such dividend parity stock on a pro rata basis.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the BB&T board of directors (or a duly authorized committee of the board) may be declared and paid on BB&T common stock and any other stock ranking equally with or junior to the shares of BB&T series M preferred stock from time to time out of any funds legally available for such payment, and the shares of BB&T series M preferred stock shall not be entitled to participate in any such dividend.

Dividends

Dividends on the shares of BB&T series M preferred stock will not be mandatory. Holders of shares of BB&T series M preferred stock, in preference to the holders of BB&T common stock and of any other shares of BB&T capital stock ranking junior to the shares of BB&T series M preferred stock as to payment of dividends, will be entitled to receive, only when, as and if declared by the BB&T board of directors or a duly authorized committee of the board of directors, out of funds legally available therefor, cash dividends. These dividends will be payable at a rate (the “BB&T series M dividend rate”) equal to (i) 5.125% per annum for each semiannual dividend period from the issue date of the depositary shares to, but excluding, December 15, 2027, (the “BB&T series M fixed rate period”) and (ii) three (3)-month LIBOR plus a spread of 2.786% per annum, for each quarterly dividend period from December 15, 2027 through the redemption date of the BB&T series M preferred stock, if any (the “BB&T series M floating rate period”), in each case applied to the $100,000 liquidation preference per share (equivalent to $1,000 per depositary share). Dividends will be paid (a) during the BB&T series M fixed rate period, semiannually, in arrears, except as provided below, following the completion of the merger and ending on December 15, 2027, and (b) during the BB&T series M floating rate period, quarterly, in arrears, except as provided below, (the date of each such payment, a “BB&T series M dividend payment date”), with respect to the BB&T series M dividend period, or portion thereof, ending on the day preceding the respective BB&T series M dividend payment date. A “BB&T series M dividend period” means each period commencing on (and including) a BB&T series M dividend payment date and continuing to (but not including) the next succeeding BB&T series M dividend payment date, except that the first BB&T series M dividend period will commence upon the last dividend payment date for the SunTrust series H preferred stock prior to the completion of the merger. Dividends will be paid to holders of record on the respective date fixed for that purpose by the BB&T board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares will be the same as the record dates for the shares of BB&T series L preferred stock.

If a day on or before December 15, 2027 that would otherwise be a BB&T series M dividend payment date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the BB&T series M preferred stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the BB&T series M preferred stock). If a day after December 15, 2027 that would otherwise be a BB&T series M dividend payment date is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends, when, as and if declared, will be paid on such next succeeding business day.

Dividends payable on the shares of BB&T series M preferred stock for the BB&T series M fixed rate period will be computed on the basis of a three hundred and sixty (360)-day year consisting of twelve (12) thirty (30)-day months. Dividends payable on the shares of BB&T series M preferred stock for the BB&T series M floating rate period will be computed based on the actual number of days in a BB&T series M dividend period and a three hundred and sixty (360)-day year.

The BB&T series M dividend rate for each BB&T series M dividend period in the BB&T series M floating rate period will be determined by the calculation agent using three (3)-month LIBOR as in effect on the second London banking day prior to the beginning of the BB&T series M dividend period, which date is the “BB&T series M dividend determination date” for the BB&T series M dividend period. The calculation agent then will add three (3)-month LIBOR as determined on the BB&T series M dividend determination date and the applicable spread. Absent manifest error, the calculation agent’s determination of the dividend rate for a BB&T series M dividend period for the shares of BB&T series M preferred stock will be binding and conclusive on the holders of shares of BB&T series M preferred stock, the transfer agent and BB&T. A “London banking day” with respect to the BB&T series M preferred stock is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “three (3)-month LIBOR” means, with respect to the BB&T series M preferred stock, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three (3) months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant BB&T series M dividend determination date, provided that:

(i)    if no offered rate appears on Reuters screen page “LIBOR01” on the relevant BB&T series M dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with BB&T, will select four (4) major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three (3)-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three (3)-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided.

(ii)    otherwise, the calculation agent will select three (3) major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the BB&T series M dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three (3) months for the applicable BB&T series M dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three (3) quotations are provided, three (3)-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided.

(iii)    otherwise, the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such sources as it deems reasonable from which to estimate three (3)-month LIBOR or any of the foregoing lending rates, shall determine three (3)-month LIBOR for the relevant BB&T series M dividend period in its sole discretion.

Notwithstanding the foregoing clauses (i), (ii) and (iii):

•

if the calculation agent determines on the relevant BB&T series M dividend determination date that the LIBOR base rate has been discontinued, then the calculation agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the calculation agent determines there is an industry-accepted successor base rate, then the calculation agent shall use such successor base rate; and

•

if the calculation agent has determined a substitute or successor base rate in accordance with foregoing, the calculation agent in its sole discretion may determine what business day convention to use, the definition of business day, the BB&T series M dividend determination date and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Absent manifest error, the calculation agent’s determination of the dividend rate for a BB&T series M dividend period for the BB&T series M preferred stock will be binding and conclusive on the holders of the shares of BB&T series M preferred stock, the transfer agent and BB&T. The calculation agent’s determination of any dividend rate, and its calculation of dividends for any BB&T series M dividend period, will be maintained on file at BB&T’s principal executive offices and will be made available to any shareholder upon request.

The term “business day” with respect to the BB&T series M preferred stock means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

BB&T is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as BB&T, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, BB&T is subject to North Carolina state laws relating to the payment of dividends.

Dividends on the shares of BB&T series M preferred stock will be non-cumulative. For any BB&T series M dividend payment date, BB&T has no obligation to pay dividends for the corresponding BB&T series M dividend period after that BB&T series M dividend payment date if the BB&T board of directors has not declared such dividends before the related BB&T series M dividend payment date or to pay interest with respect to these dividends, whether or not BB&T declares dividends on the shares of BB&T series M preferred stock for any subsequent BB&T series M dividend period.

Conversion Rights

The shares of BB&T series M preferred stock will not be convertible into shares of any other class or series of BB&T’s capital stock.

Redemption

On any BB&T series M dividend payment date occurring on or after December 15, 2027, the shares of BB&T series M preferred stock will be redeemable at BB&T’s option, in whole or in part, at a redemption price equal to $100,000 per share of BB&T series M preferred stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends.

In addition, the shares of BB&T series M preferred stock may also be redeemed in whole but not in part at any time within ninety (90) days following a regulatory capital event (as defined herein), at a redemption price equal to $100,000 per share of BB&T series M preferred stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends.

A “regulatory capital event” means the good faith determination by BB&T that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of BB&T series M preferred stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of BB&T series M preferred stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any shares of BB&T series M preferred stock, there is more than an insubstantial risk that BB&T will not be entitled to treat the full liquidation preference amount of $100,000 per share of BB&T series M preferred stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital rules of the appropriate federal banking agency as then in effect and applicable, for so long as any share of BB&T series M preferred stock is outstanding.

“Appropriate federal banking agency” means the “appropriate Federal banking agency” with respect to BB&T as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Any redemption will be subject to the limitations described below under “—Redemption or Repurchase Subject to Restrictions”. Holders of shares of BB&T series M preferred stock will have no right to require the redemption or repurchase of the shares of BB&T series M preferred stock.

If fewer than all of the outstanding shares of BB&T series M preferred stock are to be redeemed, the shares of BB&T series M preferred stock to be redeemed will be selected either pro rata from the holders of record of the shares of BB&T series M preferred stock in proportion to the number of shares of BB&T series M preferred stock held by those holders or by lot.

BB&T will mail notice of every redemption of shares of BB&T series M preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of BB&T series M preferred stock to be redeemed at their respective last addresses appearing on BB&T’s books. This mailing will be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption (provided, however, that if the shares of BB&T series M preferred stock or the depositary shares representing the shares of BB&T series M preferred stock are held in book-entry form through DTC, BB&T may give this notice at such time and in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of shares of BB&T series M preferred stock designated for redemption will not affect the redemption of any other shares of BB&T series M preferred stock. Each notice shall state:

•	the redemption date;

•

the number of shares of BB&T series M preferred stock to be redeemed and, if less than all the shares of BB&T series M preferred stock held by the holder are to be redeemed, the number of shares of BB&T series M preferred stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the shares of BB&T series M preferred stock are to be redeemed.

If notice of redemption of any shares of BB&T series M preferred stock has been given and if the funds necessary for the redemption have been set aside by BB&T for the benefit of the holders of any shares of BB&T series M preferred stock so called for redemption, then, from and after the redemption date, those shares of BB&T series M preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares of BB&T series M preferred stock (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Redemption or Repurchase Subject to Restrictions

Under the Federal Reserve’s Basel-III based capital rules applicable to bank holding companies, any redemption of the shares of BB&T series M preferred stock is subject to prior approval of the Federal Reserve. Subject to this limitation and the terms of any preferred stock ranking senior to the shares of BB&T series M preferred stock or of any outstanding debt instruments, BB&T or its affiliates may from time to time purchase any outstanding shares of BB&T series M preferred stock by tender, in the open market or by private agreement.

Liquidation Rights

In the event that BB&T voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of shares of BB&T series M preferred stock will be entitled to receive an amount per shares of BB&T series M preferred stock (the “BB&T series M total liquidation amount”) equal to the fixed liquidation preference of $100,000 per shares of BB&T series M preferred stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends. Holders of the shares of BB&T series M preferred stock will be entitled to receive the BB&T series M total liquidation amount out of BB&T’s assets that are available for distribution to shareholders, after payment or provision for payment of BB&T’s debts and other liabilities but before any distribution of assets is made to holders of BB&T common stock or any other shares ranking, as to that distribution, junior to the shares of BB&T series M preferred stock.

The BB&T series M preferred stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

If BB&T’s assets are not sufficient to pay the BB&T series M total liquidation amount in full to all holders of shares of BB&T series M preferred stock and all holders of any shares of BB&T’s stock ranking as to any such distribution on parity with the shares of BB&T series M preferred stock, the amounts paid to the holders of shares of BB&T series M preferred stock and to such other shares will be paid pro rata in accordance with the respective BB&T series M total liquidation amount and the liquidation preference of such other shares for those holders. If the BB&T series M total liquidation amount per shares of BB&T series M preferred stock has been paid in full to all holders of shares of BB&T series M preferred stock and the liquidation preference of any other shares ranking on parity with the shares of BB&T series M preferred stock has been paid in full, the holders of BB&T common stock or any other shares ranking, as to such distribution, junior to the shares of BB&T series M preferred stock will be entitled to receive all of BB&T’s remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of BB&T’s property and assets, nor the consolidation or merger by BB&T with or into any other corporation or by another corporation with or into BB&T, will constitute a liquidation, dissolution or winding-up of BB&T’s affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of shares of BB&T series M preferred stock will not have any voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends

If and whenever the dividends on the shares of BB&T series M preferred stock and any other class or series of voting parity stock have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six (6) quarterly dividends (whether or not consecutive), the number of directors then constituting the BB&T board of directors will be increased by two (2). Holders of shares of BB&T series M preferred stock, together with the holders of all other affected classes and series of voting parity stock, voting separately as a single class, will be entitled to elect the two (2) additional members of the BB&T board of directors (the “preferred stock directors”) at any annual meeting of shareholders or any special meeting of the holders of shares of BB&T series M preferred stock and any voting parity stock for which dividends have not been paid, called as provided below.

At any time after this voting power has vested as described above, BB&T’s Secretary may, and upon the written request (addressed to the Secretary at BB&T’s principal office) of holders of record of at least twenty percent (20%) of the outstanding shares of BB&T series M preferred stock and voting parity stock must, call a special meeting of the holders of shares of BB&T series M preferred stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in BB&T’s by-laws for a special meeting of the shareholders, which BB&T will provide upon request, or as required by law. If BB&T’s Secretary is required to call a meeting but does not do so within twenty (20) days after receipt of any such request, then any holder of shares of BB&T series M preferred stock may (at BB&T’s expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to BB&T’s stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of BB&T shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by the BB&T board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then-remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of BB&T series M preferred stock and voting parity stock, voting separately as a single class. The preferred stock directors shall each be entitled to one (1) vote per director on any matter.

Whenever full dividends have been paid on the shares of BB&T series M preferred stock and any non-cumulative voting parity stock for at least one (1) year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of shares of BB&T series M preferred stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future BB&T series M dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting the BB&T board of directors will be reduced accordingly.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities for purposes of the BHC Act and any company holding twenty-five percent (25%) or more of such series, or any company that otherwise exercises a “controlling influence” over BB&T, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities for purposes of the BHC Act, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than five percent (5%) of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain ten percent (10%) or more of that series.

Other Voting Rights

So long as any shares of BB&T series M preferred stock remain outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the shares of BB&T series M preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

•

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the shares of BB&T series M preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, or reclassify any authorized shares of capital stock into shares of BB&T series M preferred stock; or

•

amend, alter or repeal the provisions of BB&T’s articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series M preferred stock or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any shares of BB&T series M preferred stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the shares of BB&T series M preferred stock, in each case taking into account that upon the occurrence of this event BB&T may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the shares of BB&T series M preferred stock or the holders thereof, and provided, further, that any increase in the amount of BB&T’s authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on parity with or junior to the shares of BB&T series M preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Each holder of shares of BB&T series M preferred stock will have one (1) vote per share of BB&T series M preferred stock on any matter on which holders of shares of BB&T series M preferred stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of BB&T series M preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by BB&T for the benefit of the holders of shares of BB&T series M preferred stock to effect the redemption.

Registrar, Transfer Agent and Paying Agent

Computershare Trust Company, N.A. will act as registrar, transfer agent and paying agent for the shares of BB&T series M preferred stock.

Registration of transfers of shares of BB&T series M preferred stock will be effected without charge by or on behalf of BB&T, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

The registrar, transfer agent and paying agent will not be required to register or cause to be registered any transfer of shares of BB&T series M preferred stock after they have been called for redemption.

Calculation Agent

We will appoint a calculation agent for the BB&T series M preferred stock prior to the commencement of the series M floating rate period. We may appoint ourselves or an affiliate of ours as calculation agent.

Depositary Shares

General

SunTrust has issued fractional interests in shares of each of SunTrust series A preferred stock, series F preferred stock, series G preferred stock and series H preferred stock in the form of depositary shares, which upon the effective time will represent a corresponding interest in shares of BB&T series I preferred stock, BB&T series K preferred stock, BB&T series L preferred stock and BB&T series M preferred stock (collectively, the “rollover BB&T depositary preferred stock”). The shares of rollover BB&T depositary preferred stock will be deposited with U.S. Bank National Association, as depositary, under the applicable deposit agreement. BB&T will assume the obligations of SunTrust under the deposit agreements upon the completion of the merger. BB&T will instruct the depositary to treat the rollover BB&T depositary shares received by it in exchange for shares of SunTrust preferred stock as newly deposited securities as provided in the applicable deposit agreement. The SunTrust depositary shares will then become rollover BB&T depositary shares and thereafter represent shares of rollover BB&T depositary preferred stock.

Each rollover BB&T depositary share will represent a 1/100th (or, in the case of the BB&T series I preferred stock, 1/4,000th) ownership interest in a share of the applicable series of rollover BB&T preferred stock, and is evidenced by a depositary receipt. Subject to the terms of the applicable deposit agreement, each holder of a rollover BB&T depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of the applicable series of rollover BB&T depositary preferred stock represented by such rollover BB&T depositary share, to all the rights and preferences of the rollover BB&T depositary preferred stock represented thereby (including dividend, voting, redemption and liquidation rights). The following is a summary of material provisions of the deposit agreements. This description is qualified by reference to the deposit agreements, which are filed exhibits to the registration statement of which this joint proxy/prospectus forms a part.

Listing

The SunTrust depositary shares representing a 1/4,000th interest in a share of SunTrust series A preferred stock are currently listed on the NYSE under the symbol “STI-PA”. The rollover BB&T depositary shares representing a 1/4,000th interest in a share of BB&T series I preferred stock are expected to be listed on the NYSE upon completion of the merger. There is not expected to be any separate public trading market for the shares of the rollover BB&T preferred stock except as represented by the rollover BB&T depositary shares.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of shares of rollover BB&T depositary preferred stock to the record holders of rollover BB&T depositary shares relating to the underlying shares of the applicable series of rollover BB&T depositary preferred stock in proportion to the number of rollover BB&T depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of rollover BB&T depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with BB&T’s approval, sell the property and distribute the net proceeds from the sale to the holders of the rollover BB&T depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the rollover BB&T depositary shares will be the same as the corresponding record dates for the applicable series of rollover BB&T depositary preferred stock.

The amounts distributed to holders of rollover BB&T depositary shares will be reduced by any amounts required to be withheld by the depositary or by BB&T on account of taxes or other governmental charges.

Redemption of Rollover BB&T Depositary Shares

If BB&T redeems shares of rollover BB&T depositary preferred stock represented by the rollover BB&T depositary shares, the applicable series of rollover BB&T depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of such shares of rollover BB&T depositary preferred stock held by the depositary. The redemption price per rollover BB&T depositary share will be equal to 1/100th (or, in the case of the BB&T series I preferred stock, 1/4,000th) of the redemption price per share payable with respect to the shares of rollover BB&T depositary preferred stock (or $1,000 (or $25, in the case of the BB&T series I preferred stock) per rollover BB&T depositary share plus declared and unpaid dividends if applicable). Whenever BB&T redeems shares of rollover BB&T depositary preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the applicable series of rollover BB&T depositary shares representing such shares of rollover BB&T depositary preferred stock so redeemed.

In case of any redemption of less than all of the outstanding series of depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in any other manner determined by the depositary to be equitable. In any such case, BB&T will redeem depositary shares only in increments of 100 (or 4,000, in the case of the BB&T series I preferred stock) rollover BB&T depositary shares and any integral multiple thereof.

After the date fixed for redemption, the rollover BB&T depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the rollover BB&T depositary receipts evidencing their depositary shares to the depositary. Any funds that BB&T deposits with the depositary for any depositary shares that the holders fail to redeem will be returned to BB&T after a period of two (2) years from the date BB&T deposits the funds.

Withdrawal of Rollover BB&T Depositary Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the applicable series of rollover BB&T depositary preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the applicable deposit agreement and complying with any other requirement of the applicable deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of the applicable series of rollover BB&T depositary preferred stock, but holders of whole shares of the applicable series of rollover BB&T depositary preferred stock will not be entitled to deposit such shares under the applicable deposit agreement or to receive depositary receipts for such shares after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of the applicable series of rollover BB&T depositary preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting the Rollover BB&T Depositary Shares

When the depositary receives notice of any meeting at which the holders of the shares of rollover BB&T depositary preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the rollover BB&T depositary shares relating to the applicable series of rollover BB&T depositary preferred stock. Each record holder of the applicable series of rollover BB&T depositary shares on the record date, which will be the same date as the record date for the applicable series of rollover BB&T depositary preferred stock, may instruct the depositary to vote the amount of the shares of the applicable series of rollover BB&T depositary preferred stock represented by the holder’s rollover BB&T depositary shares. To the extent possible, the depositary will vote the amount of the shares of the applicable series of rollover BB&T depositary preferred stock represented by rollover BB&T depositary shares in accordance with the instructions it receives. BB&T will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any rollover BB&T depositary shares representing the applicable series of rollover BB&T depositary preferred stock, it will, to the extent permitted by the rules of the New York Stock Exchange or any other applicable regulatory body, vote all depositary shares of that series held by it proportionately with instructions received.

Amendment and Termination of Deposit Agreement

BB&T may amend the form of depositary receipt evidencing the rollover BB&T depositary shares and any provision of a deposit agreement at any time and from time to time by agreement with the depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of rollover BB&T depositary shares will not be effective unless the holders of at least a majority or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, two-thirds (2/3) of the holders of the affected rollover BB&T depositary shares then outstanding approve the amendment. BB&T will make no amendment that impairs the right of any holder of rollover BB&T depositary shares, as described above under “—Withdrawal of rollover BB&T depositary preferred stock”, to receive shares of the applicable series of rollover BB&T depositary preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The applicable deposit agreement will automatically terminate if:

•	all outstanding rollover BB&T depositary shares of the applicable series have been redeemed; or

•

a final distribution in respect of the shares of the applicable series of rollover BB&T depositary preferred stock has been made to the holders of the applicable depositary shares in connection with any liquidation, dissolution or winding-up of BB&T.

BB&T may terminate a deposit agreement at any time, and the depositary will give notice of that termination to the recordholders of all outstanding depositary receipts of the applicable series not less than thirty (30) days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of the applicable rollover BB&T depositary shares, upon surrender of the depositary receipts evidencing the rollover BB&T depositary shares, the number of whole or fractional shares of the applicable series of rollover BB&T depositary preferred stock as are represented by those rollover BB&T depositary shares.

Charges of Depositary

BB&T will pay the fees, charges and expenses of the depositary provided in the applicable deposit agreement to be payable by BB&T. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of the applicable series of rollover BB&T depositary preferred stock upon surrender of depositary receipts. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The depositary may resign at any time by giving BB&T notice, and BB&T may remove or replace the depositary at any time.

Miscellaneous

BB&T will deliver all required reports and communications to holders of the shares of rollover BB&T depositary preferred stock to the depositary. The depositary will forward those reports and communications to the holders of the applicable series of rollover BB&T depositary shares.

The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreements. The obligations of the depositary under a deposit agreement will be limited to performance in good faith of its duties under such agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any rollover BB&T depositary shares, depositary receipts or shares of rollover BB&T depositary preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

Preferred Purchase Securities

General

The preferred purchase securities were issued pursuant to the Amended and Restated declaration of trust, as amended (the “declaration of trust”), of SunTrust Preferred Capital I, a Delaware statutory trust under the Delaware Statutory Trust Act established pursuant to a certificate of trust, filed on October 16, 2006 (the “trust”). U.S. Bank National Association, acts as property trustee (the “property trustee”) under the declaration of trust and indenture trustee for the preferred purchase securities under the declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. U.S. Bank Trust National Association acts as Delaware trustee (the “Delaware trustee”) under the declaration of trust. The preferred purchase securities issued consist of 500,000 Normal preferred purchase securities, each with a liquidation amount of $1,000. The terms of the preferred purchase securities include those stated in the declaration of trust, including any amendments thereto and those made part of the declaration of trust by the trust Indenture Act and the Delaware Statutory Trust Act. This description is qualified by reference to the certificate of trust and declaration of trust, which are filed exhibits to the registration statement of which this joint proxy/prospectus forms a part.

Each preferred purchase security represents a beneficial interest in the trust corresponding to a 1/100th interest in a share of SunTrust series B preferred stock. Following the effective time, each preferred purchase securities will represent a beneficial interest in the trust corresponding to a 1/100th interest in a share of BB&T series J preferred stock. The shares of BB&T series J preferred stock will be issued to the trust as trust property under the declaration of trust in exchange for shares of SunTrust series B preferred stock. BB&T will assume the obligations of SunTrust under the declaration of trust, the preferred purchase securities and the related guarantee (as defined below) as described under “—Guarantee”, upon the completion of the merger.

In addition to the preferred purchase securities, the declaration of trust authorizes the administrative trustees of the trust to issue common securities (the “trust common securities”) on behalf of the trust. The trust issued 1,000 trust common securities, each with a liquidation preference of $1,000. SunTrust owns and upon the effective time BB&T will own directly or indirectly all of the trust common securities. The trust common securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis with the preferred purchase securities except as set forth below under “—Ranking of Trust Common Securities”. The declaration of trust does not permit the trust to issue any securities other than the trust common securities and the preferred purchase securities or to incur any indebtedness.

Under the declaration of trust, the property trustee on behalf of the trust will own the BB&T series J preferred stock for the benefit of the holders of the preferred purchase securities and trust common securities.

The payment of distributions out of money held by the trust, and payments upon redemption of the preferred purchase securities or liquidation of the trust will be guaranteed by BB&T to the extent described under “—Guarantee”. The Guarantee, when taken together with BB&T’s obligations under the declaration of trust, including BB&T’s obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the trust common securities and the preferred purchase securities, has the effect of providing a full and unconditional guarantee of amounts due on the preferred purchase securities. U.S. Bank National Association, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the preferred purchase securities. The Guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions.

A “business day” with respect to the preferred purchase securities means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York, Atlanta, Georgia or Wilmington, Delaware are permitted or required by any applicable law to close.

Registrar, Transfer Agent and Listing

U.S. Bank National Association acts as registrar and transfer agent for the preferred purchase securities and as custodial agent for other property of the trust. If U.S. Bank National Association should resign or be removed in any of these capacities, BB&T or the trust will designate a successor.

The preferred purchase securities are currently listed on the NYSE under the symbol “STIPRI”. The preferred purchase securities representing a 1/100th interest in a share of BB&T series J preferred stock are expected to be listed on the NYSE upon completion of the merger.

Current Payments

The trust must make distributions on the preferred purchase securities on the relevant distribution dates (as defined below) to the extent that it has funds available therefor. The trust’s funds available for distribution to the holders of the preferred purchase securities will be limited to payments received from BB&T on the assets held by the trust corresponding to that class. BB&T will guarantee the payment of distributions on the preferred purchase securities out of moneys held by the trust to the extent of available trust funds, as described under “—Guarantee”.

The distribution dates for the preferred purchase securities (“distribution dates”) are each March 15, June 15, September 15 and December 15, or if any such date is not a business day, the next business day.

A “distribution period” is each period of time beginning on a distribution date and continuing to but not including the next succeeding distribution date. When a distribution date is not a business day, the trust will make the distribution on the next business day without interest. The term “distribution” with respect to the preferred purchase securities includes any interest payable on unpaid distributions unless otherwise stated.

Distributions will be calculated on the basis of a three hundred and sixty (360)-day year and the number of days actually elapsed.

Distributions on the preferred purchase securities will be payable to holders as they appear in the security register of the trust on the relevant record dates. The record dates will be the last day of the month immediately preceding the month in which the distribution date falls. Distributions will be paid through the property trustee or paying agent, who will hold amounts received in respect of the BB&T series J preferred stock for the benefit of the holders of the preferred purchase securities.

Holders of preferred purchase securities will be entitled to receive distributions corresponding to dividends on the BB&T series J preferred stock held by the trust. These cash dividends, which will be non-cumulative, will be payable if, as and when declared by the BB&T board of directors, on the BB&T series J dividend payment dates, which are quarterly in arrears on each March 15, June 15, September 15 and December 15 (or if such day is not a business day, the next business day).

Dividends on each share of BB&T series J preferred stock will be calculated on the liquidation preference of $100,000 per share for each related BB&T series J dividend period at a rate per annum equal to the greater of (x) Three-Month LIBOR with respect to the BB&T series J preferred stock plus 0.645% and (y) 4.000%.

For more information about dividends on the BB&T series J preferred stock, see “—BB&T series J preferred stock—Dividends”.

Mandatory Redemption of Preferred Purchase Securities upon Redemption of BB&T Series J Preferred Stock

The preferred purchase securities have no stated maturity but must be redeemed on the date BB&T redeems the BB&T series J preferred stock, and the property trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the preferred purchase securities. The BB&T series J preferred stock is perpetual but BB&T may redeem it on any BB&T series J dividend payment date, subject to certain limitations. See “—BB&T series J preferred stock—Redemption” and “—BB&T series J preferred stock—Redemption or Repurchase Subject to Restrictions”. The redemption price per preferred purchase securities will equal the redemption price of the BB&T series J preferred stock. See “—BB&T series J preferred stock—Redemption”. If notice of redemption of any BB&T series J preferred stock has been given and if the funds necessary for the redemption have been set aside by BB&T for the benefit of the holders of any shares of BB&T series J preferred stock so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

If less than all of the shares of BB&T series J preferred stock held by the trust are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the preferred purchase securities and the trust common securities, except as set forth below under “— Ranking of Trust Common Securities”.

The term “like amount” as used above means preferred purchase securities having a liquidation amount equal to that portion of the liquidation amount of the BB&T series J preferred stock to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such preferred purchase securities.

Redemption Procedures

Notice of any redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to the registered address of each holder of preferred purchase securities to be redeemed.

If (i) the trust gives an irrevocable notice of redemption of preferred purchase securities for cash and (ii) BB&T has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the BB&T series J preferred stock, then on the redemption date, the property trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the class of preferred purchase securities being redeemed. The trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the preferred purchase securities. Distributions to be paid on or before the redemption date for any preferred purchase securities called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the preferred purchase securities called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred purchase securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the preferred purchase securities.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such preferred purchase securities called for redemption will cease, except the right of the holders of such preferred purchase securities to receive the redemption price and any distribution payable in respect of the preferred purchase securities on or prior to the redemption date, but without interest on such redemption price; and

•	the preferred purchase securities called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the preceding business day.

If payment of the redemption amount for any shares of BB&T series J preferred stock called for redemption is improperly withheld or refused and accordingly the redemption amount of the preferred purchase securities is not paid either by the trust or by BB&T under the Guarantee, then dividends on the BB&T series J preferred stock will continue to accrue and distributions on such class of preferred purchase securities called for redemption will continue to accumulate at the applicable rate then borne by such preferred purchase securities from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

Redemptions of the preferred purchase securities will require prior approval of the Federal Reserve.

If less than all of the outstanding shares of BB&T series J preferred stock are to be redeemed on a redemption date, then the aggregate liquidation amount of preferred purchase securities and trust common securities to be redeemed shall be allocated pro rata to the preferred purchase securities and trust common securities based upon the relative liquidation amounts of such classes, except as set forth below under “— Ranking of Trust Common Securities”. The property trustee will select the particular preferred purchase securities to be redeemed on a pro rata basis not more than sixty (60) days before the redemption date from the outstanding preferred purchase securities not previously called for redemption by any method the property trustee deems fair and appropriate, or if the preferred purchase securities are in book-entry only form, in accordance with the procedures of DTC. The property trustee shall promptly notify the Transfer Agent in writing of the preferred purchase securities selected for redemption and, in the case of any preferred purchase securities selected for redemption in part, the liquidation amount to be redeemed.

For all purposes of the declaration of trust, unless the context otherwise requires, all provisions relating to the redemption of preferred purchase securities shall relate, in the case of any preferred purchase securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of preferred purchase securities that has been or is to be redeemed. If less than all of the preferred purchase securities are redeemed, the preferred purchase securities held through the facilities of DTC will be redeemed pro rata in accordance with DTC’s internal procedures.

Subject to applicable law, including, without limitation, U.S. federal securities laws, and subject to the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, BB&T or its affiliates may at any time and from time to time purchase outstanding preferred purchase securities of any class by tender, in the open market or by private agreement.

Liquidation Distribution upon Dissolution

Pursuant to the declaration of trust, the trust shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of BB&T;

•	redemption of all of the preferred purchase securities as described above; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of bankruptcy, dissolution or liquidation of BB&T, the property trustee and the administrative trustees will liquidate the trust as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to each holder of preferred purchase securities a like amount of corresponding assets as of the date of such distribution. Except as set forth in the next paragraph, if an early dissolution occurs as a result of the entry of an order for the dissolution of the trust by a court of competent jurisdiction, the property trustee will liquidate the trust as expeditiously as it determines to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to each holder of preferred purchase securities of each class a like amount of corresponding assets as of the date of such distribution. The property trustee shall give notice of liquidation to each holder of preferred purchase securities at least thirty (30) days and not more than sixty (60) days before the date of liquidation.

If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the property trustee determines that distribution of the corresponding assets in the manner provided above is not possible, or if the early dissolution occurs as a result of the redemption of all the preferred purchase securities, the property trustee shall liquidate the property of the trust and wind up its affairs. In that case, upon the winding-up of the trust, except with respect to an early dissolution that occurs as a result of the redemption of all the preferred purchase securities, the holders will be entitled to receive out of the assets of the trust available for distribution to holders and after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount per trust security plus accrued and unpaid distributions to the date of payment. If, upon any such winding-up, the trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the trust on its trust securities shall be paid on a pro rata basis, except as set forth above under “— Ranking of Trust Common Securities”.

The term “like amount” as used above means, with respect to a distribution of BB&T series J preferred stock to holders of preferred purchase securities in connection with a dissolution or liquidation of the trust therefor, BB&T series J preferred stock having a liquidation preference equal to the liquidation amount of the preferred purchase securities of the holder to whom such BB&T series J preferred stock would be distributed.

Distribution of Trust Assets

Upon liquidation of the trust other than as a result of an early dissolution upon the redemption of all the preferred purchase securities and after satisfaction of the liabilities of creditors of the trust as provided by applicable law, the assets of the trust will be distributed to the holders of such trust securities in exchange therefor.

After the liquidation date fixed for any distribution of assets of the trust:

•	the preferred purchase securities will no longer be deemed to be outstanding;

•

if the assets to be distributed are shares of BB&T series J preferred stock, DTC or its nominee, as the record holder of the preferred purchase securities, will receive a registered global certificate or certificates representing the BB&T series J preferred stock to be delivered upon such distribution;

•

any certificates representing the preferred purchase securities not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent shares of BB&T series J preferred stock having a liquidation preference equal to the preferred purchase securities until such certificates are so surrendered for transfer and reissuance; and

•	all rights of the holders of the preferred purchase securities will cease, except the right to receive BB&T series J preferred stock upon such surrender.

Since each preferred purchase securities will correspond to 1/100th of a share of BB&T series J preferred stock, holders of preferred purchase securities may receive fractional shares of BB&T series J preferred stock or depositary shares representing the BB&T series J preferred stock upon this distribution.

Ranking of Trust Common Securities

If on any distribution date the trust does not have funds available from dividends on the BB&T series J preferred stock to make full distributions on the preferred purchase securities and the trust common securities, then, if the deficiency in funds results from BB&T’s failure to pay a full dividend on shares of BB&T series J preferred stock on a BB&T series J dividend payment date, then the available funds from dividends on the BB&T series J preferred stock shall be applied first to make distributions then due on the preferred purchase securities on a pro rata basis on such distribution date up to the amount of such distributions corresponding to dividends on the BB&T series J preferred stock (or if less, the amount of the corresponding distributions that would have been made on the preferred purchase securities had BB&T paid a full dividend on the BB&T series J preferred stock) before any such amount is applied to make a distribution on trust common securities on such distribution date.

If on any date where preferred purchase securities and trust common securities must be redeemed because BB&T is redeeming BB&T series J preferred stock and the trust does not have funds available from BB&T’s redemption of shares of BB&T series J preferred stock to pay the full redemption price then due on all of the outstanding preferred purchase securities and trust common securities to be redeemed, then (i) the available funds shall be applied first to pay the redemption price on the preferred purchase securities to be redeemed on such redemption date and (ii) trust common securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the preferred purchase securities to be redeemed.

If an early dissolution event occurs in respect of the trust, no liquidation distributions shall be made on the trust common securities until full liquidation distributions have been made on the preferred purchase securities.

In the case of any event of default under the declaration of trust resulting from BB&T’s failure to comply in any material respect with any of its obligations as issuer of the BB&T series J preferred stock, including obligations set forth in BB&T’s articles of incorporation or arising under applicable law, BB&T, as holder of the trust common securities, will be deemed to have waived any right to act with respect to any such event of default under the declaration of trust until the effect of all such events of default with respect to the preferred purchase securities have been cured, waived or otherwise eliminated. Until all events of default under the declaration of trust have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred purchase securities and not on BB&T’s behalf, and only the holders of the preferred purchase securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

Any one of the following events constitutes an event of default under the declaration of trust (a “trust Event of Default”), regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the failure to comply in any material respect with BB&T’s obligations as issuer of the Preferred Stock, under BB&T’s articles of incorporation, or those of the trust, or arising under applicable law;

•	the default by the trust in the payment of any distribution on any trust security of the trust when such becomes due and payable, and continuation of such default for a period of thirty (30) days;

•	the default by the trust in the payment of any redemption price of any trust security of the trust when such becomes due and payable;

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the declaration of trust for ninety (90) days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such declaration of trust; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and BB&T’s failure to appoint a successor property trustee within ninety (90) days.

Within thirty (30) days after any trust Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such trust Event of Default to the holders of the affected class of trust securities and to the administrative trustees, unless such trust Event of Default shall have been cured or waived. BB&T, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not BB&T or they are in compliance with all the conditions and covenants applicable to BB&T and to them under the declaration of trust.

Removal of Trustees

The property trustee and/or the Delaware trustee may be removed at any time by the holder of the trust common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding preferred purchase securities for cause. In no event will the holders of the preferred purchase securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in BB&T, as the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration of trust.

Co-Trustees and Separate Property Trustee

At any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, BB&T, as the holder of the trust common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such declaration of trust.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the declaration of trust, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to BB&T or any other person, except as described below or as otherwise described in the declaration of trust. The trust may, at BB&T’s request, with the consent of the administrative trustees but without the consent of the holders of the preferred purchase securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, the trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the preferred purchase securities, or

•

substitutes for each class of preferred purchase securities other securities having substantially the same terms as that class of preferred purchase securities, or the “Successor Securities”, so long as the Successor Securities rank the same as the corresponding class of preferred purchase securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•

a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed to hold the BB&T series J preferred stock then held by or on behalf of the property trustee;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred purchase securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders the preferred purchase securities, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to the trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of any class of preferred purchase securities, including any Successor Securities, in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”);

•

the trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and

•

BB&T or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in liquidation amount of the preferred purchase securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of the Declaration of Trust

Except as provided herein and under “—Guarantee—Amendments and Assignment” and as otherwise required by law and the declaration of trust, the holders of the preferred purchase securities will have no voting rights or control over the administration, operation or management of the trust or the obligations of the parties to the declaration of trust, including in respect of BB&T series J preferred stock beneficially owned by the trust. Under the declaration of trust, however, the property trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Declaration of Trust. BB&T and the administrative trustees may amend the declaration of trust without the consent of the holders of the preferred purchase securities, the property trustee or the Delaware trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of preferred purchase securities or the property trustee or the Delaware trustee or impose any additional duty or obligation on the property trustee or the Delaware trustee, to:

•

cure any ambiguity, correct or supplement any provisions in the declaration of trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which may not be inconsistent with the other provisions of the declaration of trust;

•

modify, eliminate or add to any provisions of the declaration of trust to such extent as shall be necessary to ensure that the trust will be classified for U.S. federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any trust securities are outstanding, to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the preferred purchase securities as Tier 1 capital under prevailing Federal Reserve rules and regulations;

•

provide that certificates for the preferred purchase securities may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by BB&T of an authentication agent and certain related provisions;

•

require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•

conform the terms of the declaration of trust to the description of the declaration of trust, the preferred purchase securities and the trust common securities in the prospectus supplement pursuant to which the securities were offered, in the manner provided in the declaration of trust.

Any such amendment shall become effective when notice thereof is given to the property trustee, the Delaware trustee and the holders of the preferred purchase securities.

BB&T and the administrative trustees may generally amend the declaration of trust with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of each outstanding class of preferred purchase securities affected by the amendments; and

•

receipt by the trustees of the trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the trust or the administrative trustees in accordance with such amendment will not affect the trust’s status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes or affect the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of trust securities, the declaration of trust may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute a suit for the enforcement of any such payment on or after such date.

BB&T Series J Preferred Stock. So long as the BB&T series J preferred stock is held by the property trustee on behalf of the trust, the trustees of the trust will not waive any rights in respect of the BB&T series J preferred stock without obtaining the prior approval of the holders of at least a majority in liquidation amount of the preferred purchase securities then outstanding, considered together as a single class. The trustees of the trust shall also not consent to any amendment to the trust’s or BB&T’s governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of preferred purchase securities. In addition to obtaining the foregoing approvals from holders, the administrative trustees shall obtain, at BB&T’s expense, an opinion of counsel to the effect that such action shall not cause the Issuer trust to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.

General. Any required approval of holders of the preferred purchase securities may be given at a meeting of holders of the preferred purchase securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of the preferred purchase securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of such preferred purchase securities in the manner set forth in the declaration of trust.

No vote or consent of the holders of preferred purchase securities will be required for the trust to redeem and cancel the preferred purchase securities in accordance with the declaration of trust.

Notwithstanding that holders of the preferred purchase securities are entitled to vote or consent under any of the circumstances described above, any of the preferred purchase securities that are owned by BB&T or its affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the preferred purchase securities shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any preferred purchase securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be U.S. Bank National Association and any co-paying agent chosen by the property trustee and acceptable to BB&T and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon thirty (30) days’ written notice to the administrative trustees and to the property trustee. In the event that U.S. Bank National Association shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to BB&T.

Registrar and Transfer Agent

U.S. Bank National Association will act as registrar and transfer agent for the preferred purchase securities.

Registration of transfers of preferred purchase securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the trust nor the transfer agent shall be required to register the transfer of or exchange any trust security during a period beginning at the opening of business fifteen (15) days before the day of selection for redemption of trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any trust security so selected for redemption in whole or in part, except, in the case of any trust security to be redeemed in part, any portion thereof not to be redeemed.

Any preferred purchase securities can be exchanged for other preferred purchase securities of the same class so long as such other preferred purchase securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the preferred purchase securities that were surrendered for exchange. The preferred purchase securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by BB&T for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the preferred purchase securities, but BB&T may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the preferred purchase securities. BB&T may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by BB&T where holders can surrender the preferred purchase securities for registration of transfer or exchange. However, the trust will be required to maintain an office or agency in each place of payment for the preferred purchase securities.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a trust Event of Default, the property trustee undertakes to perform only the duties that are specifically set forth in the declaration of trust. After a trust Event of Default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of preferred purchase securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no trust Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the declaration of trust or is unsure of the application of any provision of the declaration of trust, and the matter is not one upon which holders of preferred purchase securities are entitled under the declaration of trust to vote, then the property trustee will take any action that BB&T directs. If BB&T does not provide direction, the property trustee may take any action that it deems advisable and in the interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

BB&T and its affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the declaration of trust, BB&T, as sponsor, agrees to pay:

•	all debts and other obligations of the trust (other than with respect to the preferred purchase securities);

•

all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the trust might become subject.

Governing Law

The declaration of trust will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes.

In this regard, BB&T and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the declaration of trust, that BB&T and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the preferred purchase securities.

Holders of the preferred purchase securities have no preemptive or similar rights. The preferred purchase securities are not convertible into or exchangeable for BB&T common stock or preferred stock.

Subject to the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, BB&T or its affiliates may from time to time purchase any of the preferred purchase securities that are then outstanding by tender, in the open market or by private agreement.

The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Guarantee

General

The following payments on the preferred purchase securities, also referred to as the “guarantee payments”, if not fully paid by the trust, will be paid by BB&T under a guarantee (the “guarantee”) that SunTrust has entered into for the benefit of the holders of preferred purchase securities and that BB&T will assume in connection with the merger. This description is qualified by reference to the guarantee, which is filed as an exhibit to the registration statement of which this joint proxy/prospectus forms a part.

Pursuant to the guarantee, BB&T will irrevocably and unconditionally agree to pay in full the guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on the preferred purchase securities, to the extent the trust has funds available to make the payment;

•	the redemption price for any preferred purchase securities called for redemption, to the extent the trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the preferred purchase securities, the lesser of:

•

the aggregate of the liquidation amount and all accumulated and unpaid distributions on the preferred purchase securities to the date of payment, to the extent the trust has funds available to make the payment; and

•	the amount of assets of the trust remaining available for distribution to holders of the preferred purchase securities upon liquidation of the trust.

BB&T’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by BB&T to the holders of the preferred purchase securities or by causing the trust to pay the amounts to the holders.

If BB&T does not make a regular dividend payment on the BB&T series J preferred stock, the trust will not have sufficient funds to make the related payments on the relevant classes of preferred purchase securities. The guarantee does not cover payments on the preferred purchase securities when the trust does not have sufficient funds to make these payments. Because BB&T is a holding company, BB&T’s rights to participate in the assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that BB&T may itself be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by BB&T of other secured or unsecured indebtedness.

The guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as the guarantee trustee (the “guarantee trustee”) for the guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred purchase securities.

Effect of the Guarantee

The guarantee, when taken together with the obligations under the declaration of trust, including the obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the trust securities, has the effect of providing a full and unconditional guarantee on a subordinated basis of payments due on the preferred purchase securities.

BB&T will also agree separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the trust common securities to the same extent as the guarantee.

Status of the Guarantee

The guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all of BB&T’s senior and subordinated debt; and

•	equally with any of BB&T’s other present or future obligations that by their terms rank pari passu with such guarantee.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the preferred purchase securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust.

Amendments and Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred purchase securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the preferred purchase securities in any material respect. All guarantees and agreements contained in the guarantee will bind BB&T’s successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the preferred purchase securities then outstanding.

Termination of the Guarantee

The guarantee will terminate:

•	upon full payment of the redemption price of all preferred purchase securities; or

•	upon full payment of the amounts payable in accordance with the declaration of trust upon liquidation of the trust.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred purchase securities must restore payment of any sums paid under the preferred purchase securities or the guarantee.

Events of Default

An event of default under the guarantee will occur if BB&T fails to perform any payment obligation or if BB&T fails to perform any other obligation under the guarantee and such default remains unremedied for thirty (30) days.

The holders of a majority in liquidation amount of the preferred purchase securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of preferred purchase securities may institute a legal proceeding directly against BB&T to enforce the guarantee trustee’s rights and BB&T’s obligations under the guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, BB&T is required to file annually with the guarantee trustee a certificate as to whether or not BB&T is in compliance with all applicable conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred purchase securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

BB&T and its affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

COMPARISON OF SHAREHOLDERS’ RIGHTS

In the merger, holders of SunTrust common stock will receive shares of BB&T common stock in exchange for their shares of SunTrust common stock. BB&T is organized under the laws of the State of North Carolina and SunTrust is organized under the laws of the State of Georgia. The following is a summary of the material differences between (1) the current rights of holders of SunTrust common stock under the GBCC and the SunTrust governing documents and (2) the current rights of holders of BB&T common stock under the NCBCA and the BB&T governing documents.

BB&T and SunTrust believe that this summary describes the material differences between the rights of holders of BB&T common stock as of the date of this joint proxy statement/prospectus and the rights of holders of SunTrust common stock as of the date of this joint proxy statement/prospectus; however, it does not purport to be a complete description of those differences. Copies of BB&T’s and SunTrust’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page 189.

	BB&T	SunTrust

Authorized Capital Stock:	BB&T’s authorized capital stock consists of (i) 2,000,000,000 shares of common stock, par value $5.00 per share; and (ii) 5,000,000 shares of preferred stock, par value $5.00 per share. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 765,982,556 shares of BB&T common stock outstanding and 125,600 shares of BB&T preferred stock outstanding.	SunTrust’s authorized capital stock consists of (i) 750,000,000 shares of common stock, $1.00 par value per share; and (ii) 50,000,000 shares of preferred stock, no par value. As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 443,842,377 shares of SunTrust common stock outstanding and 20,250 shares of SunTrust preferred stock outstanding.

Preferred Stock:

The BB&T articles authorize the board to issue from time to time one or more series, to provide the issuance of, and to fix and determine the relative rights, voting powers, preferences, limitations and designations of preferred stock.

As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, BB&T’s issued and outstanding preferred capital stock consisted of (i) 23,000 shares of BB&T series D preferred stock; (ii) 46,000 shares of BB&T series E preferred stock; (iii) 18,000 shares of BB&T series F preferred stock; (iv) 20,000 shares of BB&T series G preferred stock; and (v) 18,600 shares of BB&T series H preferred stock.

Upon completion of the merger, BB&T’s issued and outstanding preferred stock will also include shares of (i) BB&T series I preferred stock issued in respect of SunTrust series A preferred stock; (ii) BB&T series J preferred stock issued in respect of SunTrust series B preferred stock; (iii) BB&T series K preferred stock issued in respect of SunTrust series F preferred stock; (iv) BB&T series L preferred stock issued in respect of SunTrust series G preferred stock; and (v) BB&T series M preferred stock issued in respect of SunTrust series H preferred stock.

The SunTrust amended and restated articles authorize the board to determine the preferences, limitations, and relative rights of one or more series of preferred stock, and designate the number of shares within that series, before the issuance of any shares of that series, provided that the holders of shares of preferred stock will not be entitled to more than one (1) vote per share.

As of June 10, 2019, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, SunTrust’s issued and outstanding preferred capital stock consisted of (i) 1,725 shares of SunTrust series A preferred stock; (ii) 1,025 shares of SunTrust series B preferred stock; (iii) 5,000 shares of SunTrust series F preferred stock; (iv) 7,500 shares of SunTrust series G preferred stock; and (v) 5,000 shares of SunTrust series H preferred stock.

Voting Rights:	Holders of BB&T common stock are entitled to one (1) vote for each share of stock on all matters. Holders of BB&T preferred stock are entitled to one (1) vote for each share of stock	Holders of SunTrust common stock are entitled to one (1) vote for each share of stock on all matters. Holders of SunTrust preferred stock are entitled to one (1) vote for each share of stock

	BB&T	SunTrust
	on a limited number of matters set forth in the BB&T articles.	on a limited number of matters set forth in the SunTrust amended and restated articles of incorporation.

	There are no cumulative voting rights in the election of directors.	There are no cumulative voting rights in the election of directors.

Size of Board of Directors:	The BB&T bylaws require that there be not less than three (3) and no more than twenty-five (25) directors on the BB&T board, and the number of directors is fixed and determined from time to time by a resolution of the majority of the full board or by resolution of the shareholders at any meeting thereof.	The SunTrust bylaws provide that the size of the SunTrust board of directors is fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by the board. The SunTrust bylaws also state that, in the absence of a board of directors’ resolution to set the number of directors, the SunTrust board of directors shall consist of fifteen (15) directors.

Nomination of Directors for Election:	The BB&T bylaws provide that nominations for directors may be made by the BB&T board or by any shareholder who is entitled to vote and complies with certain procedures.	The SunTrust bylaws provide that nominations for directors may be made by the SunTrust board or by any shareholder who is entitled to vote and complies with certain procedures.

	A shareholder who nominates a director must be a shareholder of record at the time that he or she gives notice of the nomination to BB&T. The advance notice procedures in the BB&T bylaws require a shareholder to give timely notice in writing to the corporate secretary and provide certain information.	A shareholder who nominates a director must be a shareholder of record at the time that he or she gives notice of the nomination to SunTrust. The advance notice procedures in the SunTrust bylaws require a shareholder to give timely notice in writing to the corporate secretary and provide certain information.

	See “—Advance Notice Requirements for Shareholder Nominations and Other Proposals” below for information on when such notice must be received in order to be timely.	See “—Advance Notice Requirements for Shareholder Nominations and Other Proposals” below for information on when such notice must be received in order to be timely.

The written notice must contain, among other things, the name and address of the shareholder of record who intends to present the proposal and of all beneficial owners, if any, on whose behalf the proposal is made, the number of shares of each class of capital stock of BB&T beneficially owned by the shareholder of record and such beneficial owners and the nature of such ownership, a description of the business proposed to be introduced to the meeting of shareholders, any material interest, direct or indirect, which the shareholder or beneficial owners may have in the business described in the notice and a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

Additionally, the nominating shareholder must provide the name and residence of the proposed nominee, and other information regarding the proposed nominee. The notice also must be accompanied by a signed statement by the nominee consenting to serve as a director if elected. BB&T may also require a nominee to execute an acknowledgment, in a form reasonably acceptable to BB&T, that the

The written notice must contain, among other things, information on the nominating shareholder and any beneficial owners, if any, on whose behalf the nomination is made, including the number of shares of SunTrust common stock owned or held and all agreements, arrangements, or understandings between the nominating shareholder and any beneficial owners and the potential nominee. Additionally, the nominating shareholder must provide the name and residence of the proposed nominee, and other information regarding the proposed nominee that may be required by the SEC. The notice also must be accompanied by a signed written statement of the nominee attesting that, to their knowledge, they believe that they are qualified to serve as a director, along with a signed questionnaire with respect to the background and qualification of the nominee.

	BB&T	SunTrust
nominee will abide by BB&T’s Corporate Governance Guidelines, Code of Ethics for Directors, Related Person Transactions Policy and Procedures, risk management policies and such other policies and procedures as may be adopted or amended from time-to-time by the corporation and that are otherwise generally applicable to directors.

Election of Directors:

The BB&T articles provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders in uncontested elections, with a plurality voting standard retained for contested director elections.

BB&T does not have a classified board. The directors of BB&T are elected annually.

The SunTrust bylaws provide that, in any uncontested election of directors, a nominee for director will be elected if the votes cast for the nominee’s election at a meeting exceed the votes cast against such nominee’s election. For a meeting of shareholders not involving an uncontested election, the directors shall be elected by a plurality of the votes.

SunTrust does not have a classified board. The directors of SunTrust are elected annually.

Vacancies on the Board of Directors:	The BB&T bylaws provide that vacancies, including vacancies not filled by the shareholders and any vacancies created by an increase in the number of directors, may be filled by a majority of the remaining directors.

The SunTrust bylaws provide that, subject to the rights of the holders of any series of preferred stock, the board of directors will fill vacancies resulting from retirement, resignation, removal from office (with or without cause), death or a vacancy resulting from an increase in the number of directors comprising the board. In certain situations, the holders of SunTrust preferred stock may, by a majority vote, fill a vacancy left for a preferred stock director.

The SunTrust bylaws provide that any director elected to fill a vacancy will hold office until the next annual meeting of shareholders, and no decrease in the number of directors constituting the board shall shorten the term of any incumbent director.

Removal of Directors:	The BB&T bylaws provide that directors may be removed only for cause by the shareholders, and unless the entire board is removed, an individual director may not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election.	The SunTrust bylaws provide that, subject to the rights of the holders of any series of preferred stock, any director may be removed at any time with or without cause by the affirmative vote of at least seventy-five percent (75%) of the shares of the outstanding SunTrust common stock. The SunTrust articles state that a preferred director may be removed at any time with or without cause by the affirmative vote of a majority of the holders of any series of preferred stock.

Amendments to Organizational Documents:

The NCBCA permits a corporation to amend its articles of incorporation without shareholder action for certain enumerated amendments. All other amendments generally require approval by a majority of the votes cast on the amendment by each voting group entitled to vote on the amendment.

Subject to the rights of holders of BB&T preferred stock, the BB&T articles may be

The GBCC permits a corporation to amend its articles of incorporation without shareholder action for certain enumerated amendments. All other amendments generally require approval by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment.

BB&T	SunTrust
amended upon shareholder approval by a majority of the votes cast within each voting group entitled to vote.

Under the NCBCA, a corporation’s board of directors may amend or repeal the corporation’s bylaws, except to the extent otherwise provided in the articles of incorporation or a bylaw adopted by the shareholders or otherwise under the NCBCA, and except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally. A corporation’s shareholders may amend or repeal the corporation’s bylaws even though the bylaws may also be amended or repealed by its board of directors.

The BB&T bylaws provide that the bylaws may be amended, repealed or restated by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the board, provided ten (10) days’ notice of the proposed amendment has been given to each member of the board.

However, the board does not have the power to adopt a bylaw that: (i) requires more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (ii) provides for the management of the corporation otherwise than by the board or its Executive Committee; (iii) increases or decreases the number of directors; or (iv) is inconsistent with the requirements of the laws of the State of North Carolina and of the articles of incorporation.

The bylaws of BB&T as amended pursuant to the merger agreement will implement certain

Pursuant to the SunTrust articles, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of SunTrust is required to amend or repeal provisions related to mergers or consolidations, transactions with an aggregate fair market value of $1,000,000 or more, the issuance of securities to an interested shareholder or affiliate having an aggregate fair market value of $1,000,000 or more, the adoption of a plan for liquidation, or any reclassification of securities having the effect of increasing the proportionate share of the outstanding shares of any class of equity.

Under the GBCC, a corporation’s board of directors may amend or repeal the corporation’s bylaws, unless the articles of incorporation reserve the power exclusively to the shareholders in whole or in part or the shareholders provide expressly that the board of directors may not amend or repeal a particular bylaw.

The SunTrust bylaws provide that the SunTrust bylaws may be altered, amended or repealed by the affirmative vote of a majority of all of the directors then elected and serving.

Any bylaws adopted by the board of directors may be altered, amended or repealed and new bylaws adopted by the shareholders.

	BB&T	SunTrust

governance matters for the combined company following completion of the merger. Certain of these governance provisions require the approval of seventy-five percent (75%) of the full board of directors in order for the board of directors to amend such provisions. See “The Merger—Governance of the Combined Company After the Merger” beginning on page 90.

In addition, the board shall not alter or repeal any bylaw adopted or amended by the shareholders.

Shareholder Action by Written Consent:	Under Section 55-7-04 of the NCBCA, action to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting only upon the unanimous written consent of shareholders, in which case no action by the board of directors shall be required. The action must be evidenced by one or more unrevoked written consents bearing the date of signature and signed by shareholders sufficient to take the action without a meeting, before or after such action, describing the action taken and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Under Section 14-2-704 of the GBCC, shareholder action may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action.

The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Special Meetings of Shareholders:

The BB&T bylaws provide that the chairman of the board, chief executive officer, president, chief operating officer, secretary or the board of BB&T may call special meetings of the shareholders at any time.

In addition, a special meeting of shareholders may be called at the request of a shareholder, or a group of shareholders, that holds at least twenty percent (20%) of BB&T’s voting stock (as of the date the special meeting request is submitted and as of the date of the special meeting), subject to certain notice, information and other requirements set forth in BB&T’s bylaws. A special meeting will be held at such place, and on and at such day and hour as may be fixed by the BB&T board of directors, provided that the date of a shareholder requested special meeting will be not more than ninety (90) days after a special meeting request that satisfies the requirements of the BB&T bylaws is received by BB&T’s secretary.

A special meeting requested by a shareholder will not be held if: the special meeting request does not comply with the BB&T bylaws; the special meeting request relates to an item of business that is not a proper subject for shareholder action under applicable law; the special meeting request is received by BB&T during the period commencing ninety (90) days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next

The SunTrust bylaws provide that a special meeting may be called at any time by the board of directors, the chairman of the board or the president. In addition, special meetings must be called if the holders of more than twenty-five percent (25%) of SunTrust’s outstanding common stock sign, date and deliver to SunTrust one or more written demands for the meeting.

If a special meeting is called pursuant to demands delivered by more than twenty-five percent (25%) of SunTrust’s outstanding common stock, the SunTrust board of directors shall fix the record date within twenty (20) days after the date on which the demands are received.

The time of such meeting shall not be less than ninety (90) days or more than one hundred and twenty (120) days after the receipt and determination of the validity of such demand.

	BB&T	SunTrust

annual meeting; an annual or special meeting that included a substantially similar item of business (as determined in good faith by the board of directors) was held not more than one hundred and twenty (120) days before the special meeting request was received by the secretary, unless a corporate event relating to the item of business has occurred since the date of such annual or special meeting; two (2) or more special meetings of shareholders called pursuant to the request of shareholders have been held within the twelve (12)-month period before the special meeting request was received by the secretary; the board has called or calls for an annual or special meeting of shareholders to be held within one hundred and twenty (120) days after the special meeting request is received by the BB&T secretary, and the BB&T board of directors determines in good faith that the business to be conducted at such meeting includes a substantially similar item of business; or such special meeting request was made in a manner that involved a violation of the proxy rules of the SEC or other applicable law.

Business conducted at shareholder requested special meetings will be limited to the matters described in the applicable special meeting request, provided, however, that the board may submit matters to the shareholders at any such special meeting requested by shareholders.

Quorum:	The BB&T bylaws provide that at all meetings of BB&T’s shareholders, a majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum, unless a greater number is required by law. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the NCBCA or by the articles of incorporation or a bylaw adopted by the shareholders.	The SunTrust bylaws provide that the required quorum is a majority of the shares entitled to vote, represented in person or by proxy. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a different vote is required by law, the SunTrust articles or the SunTrust bylaws.

Notice of Shareholder Actions/Meetings:	The BB&T bylaws require written, printed or electronic notice that states the date, time and place of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice must be given to each shareholder of record entitled to vote at the meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the chairman of the board, chief executive officer, president, chief operating officer, secretary or the board.	The SunTrust bylaws require written notice of each meeting of shareholders, stating the place, day and hour of the meeting, and the purpose or purposes for which the meeting is called if a special meeting, to be mailed to each shareholder entitled to vote at or to notice of such meeting at his, her or its address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting.

	BB&T	SunTrust

Advance Notice Requirements for Shareholder Nominations and Other Proposals:

The BB&T bylaws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice to the secretary of BB&T, in addition to any notice required by applicable law. To be timely, notice must be given at least (i) in the case of an annual meeting, one hundred and twenty (120) days nor more than one hundred and fifty (150) days before the first anniversary of the notice date of BB&T’s proxy statement for the preceding year’s annual meeting of shareholders or (ii) in the case of a special meeting, at least one hundred and twenty (120) days but no more than one hundred and fifty (150) days in advance of the meeting date of the special meeting. If, however, the first public announcement of the date of the special meeting is less than one hundred and fifty (150) days prior to the date of the special meeting, notice by the shareholder shall not be later than the tenth (10th) day following the first public notice of the date for such special meeting; provided, further, if the special meeting is called for purposes not including the election of directors, notice by a shareholder may relate solely to items of business and not to nomination of any candidates for election as a director.

Notwithstanding the notice period specified above, in the event that the date of an annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the one hundred and fiftieth (150th) day prior to such annual meeting and no later than the later of the one hundred and twentieth (120th) day prior to such annual meeting; provided, however, if the first public announcement date of such annual meeting is less than one hundred and fifty (150) days prior to the date of such annual meeting, notice by the shareholder shall not be later than the tenth (10th) day following the public notice date for such annual meeting.

Except to the extent otherwise required by law, the adjournment or postponement of a meeting of shareholders, or the public announcement thereof, shall not commence a new time period for the giving of a shareholder’s notice as described above.

Shareholder notice for proposals to be brought before a meeting shall contain the following (in addition to any information required by applicable law): (i) the name and address of the shareholder of record who intends to present the proposal and of all beneficial owners, if any, on whose behalf

The SunTrust bylaws provide that for business to be properly brought before an annual meeting by a shareholder, notice must be received at SunTrust’s principal executive offices not earlier than one hundred and fifty (150) days prior and not less than one hundred and twenty (120) days prior to the first anniversary of the date on which SunTrust first mailed its proxy materials for the preceding year’s annual meeting of shareholders, regardless of any postponements, deferrals or adjournments of that annual meeting. However, if the date of the annual meeting is more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary date of the previous year’s meeting, then notice must be received no earlier than one hundred and fifty (150) days prior and not less than one hundred and twenty (120) days prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than one hundred and thirty (130) days prior to the date of such annual meeting, then no later than the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by SunTrust.

The shareholder’s notice shall further be updated and supplemented so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournments or postponement thereof. Such update shall be delivered to the corporate secretary at SunTrust’s principal executive offices not later than five (5) business days after the record date for the annual meeting (in the case of the update required to be made as of the record date), and not later than eight (8) business days prior to the date for the annual meeting (in the case of the update required to be made as of ten (10) business days prior to the annual meeting).

	BB&T	SunTrust
the proposal is made; (ii) the number of shares of each class of capital stock of the corporation beneficially owned by the shareholder of record and such beneficial owners and the nature of such ownership; (iii) a description of the business proposed to be introduced to the meeting of shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owners may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

Proxy Access:

The BB&T bylaws permit a shareholder, or a group of up to twenty (20) shareholders, who have maintained continuous qualifying ownership (as defined in the BB&T bylaws) of three percent (3%) or more of the outstanding shares of BB&T common stock for at least the previous three (3) years (as of the date the notice of nomination is delivered to BB&T, as of the record date for determining shareholders entitled to vote at the meeting and through the meeting date) to nominate and include in BB&T’s annual meeting proxy materials director nominees constituting up to the greater of two (2) individuals or twenty-five percent (25%) of the BB&T board of directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the BB&T bylaws and BB&T receives notice of such nominations as required under the BB&T bylaws.

The BB&T bylaws provide that each shareholder seeking to include a director nominee in BB&T’s proxy materials is required to provide BB&T with certain information and undertakings specified in the BB&T bylaws.

The SunTrust bylaws permit a shareholder, or a group of up to twenty (20) shareholders, who have maintained continuous ownership of three percent (3%) or more of the outstanding shares of SunTrust common stock for at least the previous three (3) years (as of the date the notice of nomination is received by SunTrust, as of the record date for determining shareholders entitled to vote at the meeting and through the meeting date) to nominate and include in SunTrust’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or twenty percent (20%) of the SunTrust board of directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the SunTrust bylaws and SunTrust receives notice of such nominations as required under the SunTrust bylaws.

The SunTrust bylaws provide that each shareholder seeking to include a director nominee in SunTrust’s proxy materials is required to provide SunTrust with certain information and undertakings specified in the SunTrust bylaws.

Limitation of Liability of Directors and Officers:	The BB&T articles provide that, to the fullest extent permitted by the NCBCA, a director shall not be personally liable to BB&T, its shareholders or otherwise for monetary damage for a breach of his or her duty as a director.	The SunTrust articles provide that no SunTrust director will be personally liable to SunTrust or its shareholders for monetary damages for breach of his duty of care or other duty, provided that liability shall be limited to the maximum extent permitted from time to time by the GBCC or any successor laws.

Indemnification of Directors and Officers:	The BB&T bylaws provide that past and current officers, directors, trustees and certain persons who serve or have served at the direction of such person shall have the right to be indemnified by BB&T to the fullest extent permitted by law against: (a) all liability and expenses actually and reasonably incurred by him or her in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding seeking to hold him or her liable by reason of or arising	The SunTrust bylaws provide that SunTrust will indemnify directors and officers against liability if he or she conducted himself in good faith; in the case of conduct in his or her official capacity, he or she reasonably believed such conduct was in SunTrust’s best interest; or in all other cases, he or she reasonably believed such conduct was at least not opposed to the best interests of SunTrust. The determination of indemnity is to be made by either the board of directors by a majority vote of all the

	BB&T	SunTrust
out of his or her status or his or her activities in any of the foregoing capacities; and (b) liability incurred by him or her for any judgments, money decrees, fines, penalties or amounts paid in settlement in connection with or as a consequence of any action, suit or proceeding described in (a) above. However, BB&T shall not indemnify or agree to indemnify any person against any liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interest of the corporation.

disinterested directors (if there are two (2) or more disinterested directors); by special legal counsel; or by the shareholders.

SunTrust shall provide indemnification only if permitted by the GBCC, which permits a corporation to provide indemnification or advance funds to pay for, or reimburse expenses incurred by, a director who is a party to a proceeding because he or she is a director, subject to certain requirements including the receipt of certain undertakings and written affirmations by such director. The GBCC permits indemnification for officers to the same extent as directors.

Acquisition Proposals:	The NCBCA does not have a “constituency statute” similar to the GBCC.	The SunTrust articles provide that the SunTrust board of directors, when evaluating any offer of a person to (a) make a tender or exchange offer for any equity security of SunTrust or any other security of SunTrust convertible into any equity security, (b) merge or consolidate SunTrust with another person, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of SunTrust, must, in connection with the exercise of its business judgment in determining what is the best interests of SunTrust and its shareholders, give due consideration to all relevant factors, including without limitation the consideration being offered in the proposal in relation to the then-current market price, but also in relation to the then-current value of SunTrust in a freely negotiated transaction and in relation to SunTrust’s board of director’s then estimate of the future value of SunTrust as an independent entity, the social and economic effects on the employees, customers, suppliers and other constituents of SunTrust and its subsidiaries and on the communities in which SunTrust and its subsidiaries operate or are located and the desirability of maintaining independence from any other entity.

Anti-Takeover Provisions:	North Carolina Control Share Acquisition Act applies to BB&T. This Act is designed to give management of publicly-owned North Carolina corporations based within the state more time and greater control in any hostile tender offer. The Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth (1/5), one-third (1/3) or a majority of the voting power in the election of directors. Under the Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting

The SunTrust articles provide that any business combination with or involving an interested shareholder or an affiliate of an interested shareholder requires the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding SunTrust common stock, including the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding common stock not beneficially owned by the interested shareholder. Business combination is defined to include the following:

•  a merger or consolidation of the company or any subsidiary with an “interested shareholder” (defined generally as a person beneficially owning ten percent (10%) or more of the outstanding common stock of

BB&T	SunTrust

shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation, and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

The North Carolina Shareholder Protection Act requires that certain business combinations with existing shareholders either be approved by a supermajority of the other shareholders or meet certain “fair price” requirements. Pursuant to a provision in the BB&T Bylaws, BB&T has elected to opt out of the North Carolina Shareholder Protection Act, as permitted by the Act.

the corporation) or an affiliate of an interested shareholder;

•  a sale or other disposition with or to any interested shareholder or affiliate of any such interested shareholder of assets having a fair market value in excess of $1,000,000;

•  the issuance or transfer by SunTrust of securities to any interested shareholder or an affiliate of an interested shareholder in exchange for cash or other consideration in excess of $1,000,000;

•  the adoption of any plan for liquidation or dissolution proposed by an interested shareholder or its affiliates; or

•  any reclassification of securities, recapitalization or subsidiary merger which increases the equity ownership of any interested shareholder or its affiliates.

The restrictions are not applicable if the business combination has been approved by three quarters (3/4) of all the directors of the company or if the transaction meets all of the fair price criteria set forth in the SunTrust articles intended to assure that all shareholders receive a fair price and equivalent consideration for their shares regardless of when they sell to the acquiring party.

The fair price requirements are designed to deter unfriendly acquisitions that do not satisfy the specified fair price requirements.

The GBCC authorizes Georgia corporations to adopt a provision which prohibits business combinations with interested shareholders occurring within five (5) years of the date a person first becomes an interested shareholder. For purposes of this statute, “business combinations” are defined to include mergers, sales of ten percent (10%) or more of the corporation’s net assets, and certain issuances of securities, all involving the corporation and any interested shareholder. With limited exceptions, the Georgia business combination statute requires approval of a subject transaction in one of three ways:

•  prior to such person becoming an interested shareholder, the corporation’s board of directors must have approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•  the interested shareholder must acquire at least ninety percent (90%) of the outstanding voting stock of the corporation (other than shares owned by officers,

	BB&T	SunTrust

directors of the corporation and its affiliates and associates) in the same transaction in which such person becomes an interested shareholder; or

•  subsequent to becoming an interested shareholder, such person acquires additional shares resulting in ownership of at least ninety percent (90%) of the voting stock, other than shares owned by officers, directors of the corporation and its affiliates and associates, and obtains the approval of the business combination by the holders of a majority of the shares entitled to vote thereon, exclusive of the shares held beneficially by the interested shareholder and its affiliates and shares owned by officers, directors and their affiliates and associates.

SunTrust has elected in its bylaws to be governed by the business combination statute.

For purposes of both the fair price provisions of the SunTrust bylaws and the business combination statute, an “interested shareholder” is defined as a person or entity that is the beneficial owner of ten percent (10%) or more of the voting power of SunTrust’s voting stock, or a person or entity that is an affiliate of SunTrust and, at any time within the two (2)-year period immediately prior to the date in question, was the beneficial owner of ten percent (10%) or more of the voting power of SunTrust’s voting stock.

Shareholder Rights Plan:	BB&T does not currently have a shareholder rights plan in effect.	SunTrust does not currently have a shareholder rights plan in effect.

LEGAL MATTERS

The validity of the BB&T common stock and rollover BB&T preferred stock to be issued in connection with the merger will be passed upon for BB&T by Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T, and the validity of the rollover BB&T depositary shares to be issued in connection with the merger will be passed upon for BB&T by Wachtell, Lipton, Rosen & Katz, New York, New York and Mr. Johnson. As of June 18, 2019, Mr. Johnson beneficially owned shares of BB&T common stock and options to acquire shares of BB&T common stock representing less than one percent (1%) of the total outstanding shares of BB&T common stock.

Wachtell, Lipton, Rosen & Katz, New York, New York, counsel for BB&T, and Sullivan & Cromwell LLP, New York, New York, counsel for SunTrust, will provide prior to the effective time opinions regarding certain federal income tax consequences of the merger for BB&T and SunTrust, respectively.

EXPERTS

BB&T. The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting and Evaluation of Disclosure Controls and Procedures) incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SunTrust. The consolidated financial statements of SunTrust at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated in this joint proxy statement/prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS

BB&T

Proxy Statement Proposals. Under SEC Rule 14a-8, a shareholder desiring to make a proposal to be included in the proxy statement for the 2020 annual meeting of BB&T shareholders (the “BB&T 2020 annual meeting”) must present such proposal to the following address: Corporate Secretary, BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101. Proposals must be made no later than the close of business on November 20, 2019, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in BB&T’s proxy statement.

Proxy Access. As set forth in the BB&T bylaws, a shareholder or group of up to twenty (20) shareholders that has held at least three percent (3%) of BB&T’s common stock for at least three (3) years is able to submit director nominees for up to twenty-five percent (25%) of the BB&T board of directors (but at least two directors) for inclusion in the BB&T proxy statement if the shareowner(s) and nominee(s) satisfy the requirements specified in the BB&T bylaws and notice is received between one hundred and fifty (150) and one hundred and twenty (120) days before the anniversary of the date the proxy statement for the prior year’s annual meeting was released to shareholders. In order for a nominee to be considered for inclusion in BB&T’s proxy statement for the BB&T 2020 annual meeting, a shareholder must deliver timely notice in writing to the BB&T Corporate Secretary (at the address above) no earlier than October 21, 2019, and no later than November 20, 2019. The notice must contain the specific information required by Article II, Section 14 of the BB&T bylaws.

Other Proposals and Nominations. Under the BB&T bylaws, for business to be properly brought before an annual meeting by a shareholder, a shareholder must deliver timely notice in writing to the BB&T Corporate Secretary (at the address above) at least one hundred and twenty (120) days, but no more than one hundred and fifty (150) days in advance of the first anniversary of the notice date of BB&T’s proxy statement for the preceding year’s annual meeting. The notice must contain the notice and informational requirements described under Article II, Section 10 of the BB&T bylaws and applicable SEC proxy rules. The chairman of the meeting may refuse to acknowledge or introduce any shareholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the bylaws. For the BB&T 2020 annual meeting, such notice must be delivered no earlier than October 21, 2019 and no later than November 20, 2019. Additional time limitations apply in the event of special meetings or annual meetings that are advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary date of the prior year’s annual meeting.

SunTrust

Proxy Statement Proposals. Under SEC Rules, shareholders wishing to submit proposals for inclusion in the proxy statement for the 2020 annual meeting of SunTrust shareholders (the “SunTrust 2020 annual meeting”) must submit such proposals no later than the close of business on November 9, 2019 to the following address: SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary.

Proxy Access. As set forth in the SunTrust bylaws, a shareholder or group of up to twenty (20) shareholders that has held at least three percent (3%) of SunTrust’s common stock continuously for at least three (3) years is able to submit director nominees constituting up to the greater of two individuals or twenty percent of the board of directors for inclusion in the SunTrust proxy statement if the shareowner(s) and nominee(s) satisfy the requirements specified in the SunTrust bylaws and notice is received between one hundred and fifty (150) and one hundred and twenty (120) days before the anniversary of the date the proxy statement for the prior year’s annual meeting was released to shareholders. In order for a nominee to be considered for inclusion in SunTrust’s proxy statement for the SunTrust 2020 annual meeting, a shareholder must deliver timely notice in writing to the SunTrust Corporate Secretary (at the address above) no earlier than October 10, 2019, and no later than November 9, 2019. The notice must contain the specific information required by Article II, Section 4 of the SunTrust bylaws.

Other Proposals and Nominations. The SunTrust bylaws also govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders where such nominees or proposals will not be included in the SunTrust proxy statement. These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under SEC rules or the requirements that a shareholder must meet in order to have a director nomination included in the SunTrust proxy statement under the proxy access provisions of the SunTrust bylaws described above.

Under the advance notice provisions of the SunTrust bylaws, nominations for director or other business proposals to be addressed at the SunTrust 2020 annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary (at the address above) no later than the close of business on November 9, 2019 and not before October 10, 2019. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in SunTrust’s stock transfer records), and the class and number of shares of SunTrust common stock beneficially owned by the shareholder. In addition, the proponent should provide a complete description of any material economic or other interest of the proponent and of its affiliates and associates in order to satisfy the requirements of the SunTrust bylaws and to allow SunTrust to satisfy the requirements of SEC Regulation 14A. In addition, nominations should include the information required by the advance notice provisions of the SunTrust bylaws.

WHERE YOU CAN FIND MORE INFORMATION

BB&T and SunTrust file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both BB&T and SunTrust, which can be accessed at http://www.sec.gov. In addition, documents filed with the SEC by BB&T, including the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, will be available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 101 N. Cherry Street, Floor 3, Winston-Salem, North Carolina 27101, (336) 733-3065, and documents filed with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations”, and then under the heading “Financial Information” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971. The web addresses of the SEC, BB&T and SunTrust are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement/prospectus, information on those web sites is not part of this joint proxy statement/prospectus.

BB&T has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to BB&T’s securities to be issued in the merger. This document constitutes the prospectus of BB&T filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

Statements contained in this joint proxy statement/prospectus, or in any document incorporated by reference into this joint proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows BB&T and SunTrust to incorporate by reference into this document documents filed with the SEC by BB&T and SunTrust. This means that the companies can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. BB&T and SunTrust incorporate by reference the documents listed below and any documents filed by BB&T or SunTrust under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the date of our meetings:

BB&T filings (SEC File No. 001-10853)	Periods Covered or Date of Filing with the SEC

Annual Report on Form 10-K	Fiscal year ended December 31, 2018, filed on February 26, 2019

Quarterly Report on Form 10-Q	Quarter ended March 31, 2019, filed on April 30, 2019

Current Reports on Form 8-K	Filed January 2, 2019, January 29, 2019, February 7, 2019, February 13, 2019, March 6, 2019, March 11, 2019, March 18, 2019, April 18, 2019 (Acc-no: 0001193125-19-110985), April 30, 2019, June 3, 2019, June 12, 2019 and June 14, 2019 (other than the portions of those documents not deemed to be filed)

Definitive Proxy Statement on Schedule 14A	Filed March 19, 2019

The description of BB&T’s common stock and preferred stock contained in BB&T’s registration statements filed under Section 12 of the Securities Exchange Act and any amendment or report filed for the purpose of updating those descriptions

SunTrust filings (SEC File No. 001-08918)	Periods

Annual Report on Form 10-K	Fiscal year ended December 31, 2018, filed on February 22, 2019

Quarterly Report on Form 10-Q	Quarter ended March 31, 2019, filed on May 6, 2019

Current Reports on Form 8-K	Filed February 7, 2019, February 13, 2019, April 12, 2019, April 23, 2019, June 12, 2019 and June 14, 2019 (other than the portions of those documents not deemed to be filed)

Definitive Proxy Statement on Schedule 14A	Filed March 8, 2019

The description of SunTrust’s common stock and preferred stock contained in SunTrust’s registration statements filed under Section 12 of the Securities Exchange Act and any amendment or report filed for the purpose of updating those descriptions

You may request a copy of the documents incorporated by reference into this document. Requests for documents should be directed to:

if you are a BB&T shareholder: BB&T Corporation 101 N. Cherry Street, Floor 3 Winston-Salem, North Carolina 27101 (336) 733-3065 Attn: Investor Relations	if you are a SunTrust shareholder: SunTrust Banks, Inc. 303 Peachtree Street, N.E. Atlanta, Georgia 30308 (877) 930-8971 Attn: Director of Investor Relations

This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this document, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this document nor any distribution of securities pursuant to this document shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this document by reference or in our affairs since the date of this document. The information contained in this document with respect to BB&T was provided by BB&T and the information contained in this document with respect to SunTrust was provided by SunTrust.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and between

SUNTRUST BANKS, INC.

and

BB&T CORPORATION

Dated as of February 7, 2019

A-i

Exhibit A – Form of BB&T Bylaw Amendment

A-ii

INDEX OF DEFINED TERMS

Page

Acquisition Proposal	A-38
affiliate	A-44
Agreement	A-1
Bank Merger	A-4
Bank Merger Agreement	A-4
Bank Merger Certificates	A-4
BB&T	A-1
BB&T 401(k) Plan	A-35
BB&T Advisory Entity	A-29
BB&T Agent	A-29
BB&T Articles	A-19
BB&T Benefit Plans	A-23
BB&T Board Recommendation	A-33
BB&T Broker-Dealer Subsidiary	A-29
BB&T Bylaw Amendment	A-4
BB&T Bylaws	A-19
BB&T Common Stock	A-1
BB&T Contract	A-26
BB&T Disclosure Schedule	A-19
BB&T Equity Awards	A-20
BB&T ERISA Affiliate	A-23
BB&T Insurance Subsidiary	A-29
BB&T Meeting	A-33
BB&T Owned Properties	A-27
BB&T Phantom Stock Award	A-3
BB&T Preferred Stock	A-20
BB&T PSU Awards	A-19
BB&T Qualified Plans	A-23
BB&T Real Property	A-27
BB&T Regulatory Agreement	A-27
BB&T Reports	A-24
BB&T Restricted Stock Award	A-3
BB&T RSU Award	A-3
BB&T Securities	A-20
BB&T Series I Preferred Stock	A-2
BB&T Series J Preferred Stock	A-2
BB&T Series K Preferred Stock	A-2
BB&T Series L Preferred Stock	A-2
BB&T Series M Preferred Stock	A-3
BB&T Stock Option	A-3
BB&T Subsidiary	A-19
BB&T Subsidiary Bank	A-4
BHC Act	A-6
CEO Succession Date	A-37
Certificates of Merger	A-1
Chairman Succession Date	A-37
Chosen Courts	A-45
Closing	A-1
Closing Date	A-1
Code	A-1
Confidentiality Agreement	A-33
Continuing Employees	A-34
Effective Time	A-1
Enforceability Exceptions	A-8
Environmental Laws	A-15
ERISA	A-11
Exchange Act	A-10
Exchange Agent	A-4

Page
Exchange Fund	A-4
Exchange Ratio	A-1
FDIC	A-7
Federal Reserve Board	A-8
FINRA	A-9
GAAP	A-7
GBCC	A-1
Georgia Secretary	A-1
Governmental Entity	A-9
Intellectual Property	A-16
Investment Advisers Act	A-17
IRS	A-11
Joint Proxy Statement	A-9
knowledge	A-44
Liens	A-8
Loans	A-16
made available	A-44
Material Adverse Effect	A-6
Materially Burdensome Regulatory Condition	A-33
Merger	A-1
Merger Consideration	A-1
Multiemployer Plan	A-11
Multiple Employer Plan	A-12
NCBCA	A-1
New BB&T Preferred Stock	A-3
New Benefit Plans	A-34
New Certificates	A-4
North Carolina Secretary	A-1
NYSE	A-5
Old Certificate	A-2
PBGC	A-12
Permitted Encumbrances	A-15
person	A-44
Premium Cap	A-36
Recommendation Change	A-34
Regulatory Agencies	A-9
Representatives	A-38
Requisite BB&T Vote	A-20
Requisite Regulatory Approvals	A-32
Requisite SunTrust Vote	A-8
S-4	A-9
Sarbanes-Oxley Act	A-10
SEC	A-9
Securities Act	A-13
SRO	A-9
Subsidiary	A-7
SunTrust	A-1
SunTrust 401(k) Plan	A-35
SunTrust Advisory Entity	A-17
SunTrust Agent	A-18
SunTrust Articles	A-7
SunTrust Benefit Plans	A-11
SunTrust Board Recommendation	A-33
SunTrust Broker-Dealer Subsidiary	A-18
SunTrust Bylaws	A-7
SunTrust Common Stock	A-1
SunTrust Compensation Committee	A-3
SunTrust Contract	A-14
SunTrust Disclosure Schedule	A-6

A-iii

Page
SunTrust Equity Awards	A-8
SunTrust ERISA Affiliate	A-11
SunTrust Indemnified Parties	A-36
SunTrust Insiders	A-39
SunTrust Insurance Subsidiary	A-18
SunTrust Meeting	A-33
SunTrust Owned Properties	A-15
SunTrust Phantom Stock Award	A-3
SunTrust Preferred Stock	A-2
SunTrust PSU Award	A-3
SunTrust Qualified Plans	A-11
SunTrust Real Property	A-15
SunTrust Regulatory Agreement	A-15
SunTrust Reports	A-13
SunTrust Restricted Stock Award	A-3
SunTrust RSU Award	A-3

Page
SunTrust Securities	A-8
SunTrust Series A Preferred Stock	A-2
SunTrust Series B Preferred Stock	A-2
SunTrust Series F Preferred Stock	A-2
SunTrust Series G Preferred Stock	A-2
SunTrust Series H Preferred Stock	A-2
SunTrust Stock Option	A-3
SunTrust Subsidiary	A-7
SunTrust Subsidiary Bank	A-4
Surviving Entity	A-1
Takeover Statutes	A-16
Tax	A-11
Tax Return	A-11
Taxes	A-11
Termination Date	A-41
Termination Fee	A-42

A-iv

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of February 7, 2019 (this “Agreement”), by and between SunTrust Banks, Inc., a Georgia corporation (“SunTrust”), and BB&T Corporation, a North Carolina corporation (“BB&T”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of BB&T and SunTrust have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which SunTrust will, subject to the terms and conditions set forth herein, merge with and into BB&T (the “ Merger”), so that BB&T is the surviving entity (hereinafter sometimes referred to in such capacity as the “Surviving Entity”) in the Merger;

WHEREAS, in furtherance thereof, the respective Boards of Directors of BB&T and SunTrust have approved the Merger and this Agreement;

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the North Carolina Business Corporation Act (the “NCBCA”) and the Georgia Business Corporation Code (the “GBCC”), at the Effective Time, SunTrust shall merge with and into BB&T pursuant to this Agreement. BB&T shall be the Surviving Entity in the Merger, and shall continue its corporate existence under the laws of the State of North Carolina. Upon consummation of the Merger, the separate corporate existence of SunTrust shall terminate.

1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place by electronic exchange of documents at 10:00 a.m., New York City time, on a date which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by SunTrust and BB&T. The date on which the Closing occurs is referred to as the “Closing Date.”

1.3 Effective Time. On or (if agreed by SunTrust and BB&T) prior to the Closing Date, BB&T and SunTrust, respectively, shall cause to be filed articles of merger with the Secretary of State of the State of North Carolina (the “North Carolina Secretary”) and a certificate of merger with the Secretary of State of the State of Georgia (the “Georgia Secretary”) (collectively, the “Certificates of Merger”). The Merger shall become effective at such time as specified in the Certificates of Merger in accordance with the relevant provisions of the NCBCA and GBCC, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “ Effective Time”).

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NCBCA and the GBCC.

1.5 Conversion of SunTrust Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of BB&T, SunTrust or the holder of any securities of BB&T or SunTrust:

(a) Subject to Section 2.2(e), each share of the common stock, par value $1.00 per share, of SunTrust issued and outstanding immediately prior to the Effective Time (the “SunTrust Common Stock”), except for shares of SunTrust Common Stock owned by SunTrust or BB&T (in each case other than shares of SunTrust Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by SunTrust or BB&T in respect of debts previously contracted), shall be converted into the right to receive 1.295 shares (the “Exchange Ratio” and such shares the “Merger Consideration”) of the common stock, par value $5.00, of BB&T (the “BB&T Common Stock”); it being understood that upon the Effective Time, pursuant to Section 1.6, the BB&T Common Stock, including the shares issued to former holders of SunTrust Common Stock, shall be the common stock of the Surviving Entity.

(b) All of the shares of SunTrust Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of SunTrust Common Stock) previously representing any such shares of SunTrust Common Stock shall thereafter represent only the right to receive (i) a New Certificate representing the number of whole shares of BB&T Common Stock which such shares of SunTrust Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of SunTrust Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), without any interest thereon and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, in each case, without any interest thereon. If, prior to the Effective Time, the outstanding shares of BB&T Common Stock or SunTrust Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give BB&T and the holders of SunTrust Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided that nothing contained in this sentence shall be construed to permit SunTrust or BB&T to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of SunTrust Common Stock that are owned by SunTrust or BB&T (in each case other than shares of SunTrust Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by SunTrust or BB&T in respect of debts previously contracted) shall be cancelled and shall cease to exist and no BB&T Common Stock or other consideration shall be delivered in exchange therefor.

1.6 BB&T Stock. At and after the Effective Time, each share of BB&T Common Stock and each share of BB&T Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock or preferred stock, as applicable, of the Surviving Entity and shall not be affected by the Merger.

1.7 SunTrust Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of BB&T, SunTrust or the holder of any securities of BB&T or SunTrust:

(a) Each share of Perpetual Preferred Stock, Series A, no par value, of SunTrust (“SunTrust Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive a share of a newly created series of preferred stock of BB&T having the same terms (taking into account that SunTrust will not be the surviving entity in the Merger) as the SunTrust Series A Preferred Stock (all shares of such newly created series, collectively, the “BB&T Series I Preferred Stock”) and, upon such conversion, the SunTrust Series A Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time.

(b) Each share of Perpetual Preferred Stock, Series B, no par value, of SunTrust (“SunTrust Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive a share of a newly created series of preferred stock of BB&T having the same terms (taking into account that SunTrust will not be the surviving entity in the Merger) as the SunTrust Series B Preferred Stock (all shares of such newly created series, collectively, the “BB&T Series J Preferred Stock”) and, upon such conversion, the SunTrust Series B Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time.

(c) Each share of Perpetual Preferred Stock, Series F, no par value, of SunTrust (“ SunTrust Series F Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive a share of a newly created series of preferred stock of BB&T having the same terms (taking into account that SunTrust will not be the surviving entity in the Merger) as the SunTrust Series F Preferred Stock (all shares of such newly created series, collectively, the “BB&T Series K Preferred Stock”) and, upon such conversion, the SunTrust Series F Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time.

(d) Each share of Perpetual Preferred Stock, Series G, no par value, of SunTrust (“SunTrust Series G Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive a share of a newly created series of preferred stock of BB&T having the same terms (taking into account that SunTrust will not be the surviving entity in the Merger) as the SunTrust Series G Preferred Stock (all shares of such newly created series, collectively, the “BB&T Series L Preferred Stock”) and, upon such conversion, the SunTrust Series G Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time.

(e) Each share of Perpetual Preferred Stock, Series H, no par value, of SunTrust (“SunTrust Series H Preferred Stock,” and together with the SunTrust Series A Preferred Stock, SunTrust Series B Preferred Stock, SunTrust Series F Preferred Stock and SunTrust Series G Preferred Stock, the “SunTrust Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive a share of a newly created series of preferred stock of BB&T having the same terms (taking into account that SunTrust will not be the surviving entity in the

Merger) as the SunTrust Series H Preferred Stock (all shares of such newly created series, collectively, the “BB&T Series M Preferred Stock,” and collectively with the BB&T Series I Preferred Stock, BB&T Series J Preferred Stock, BB&T Series K Preferred Stock and BB&T Series L Preferred Stock, the “New BB&T Preferred Stock”) and, upon such conversion, the SunTrust Series H Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time.

1.8 Treatment of SunTrust Equity Awards.

(a) At the Effective Time, each option to purchase shares of SunTrust Common Stock (a “SunTrust Stock Option”) that is outstanding and unexercised immediately prior to the Effective Time shall, automatically and without any required action on part of the holder thereof, be converted into an option (a “BB&T Stock Option”) to purchase (i) that number of shares of BB&T Common Stock (rounded down to the nearest whole share) equal to the product of (A) the total number of shares of SunTrust Common Stock subject to such SunTrust Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio (as it may be adjusted if necessary pursuant to the last sentence of Section 1.5(b)), (ii) at an exercise price per share of BB&T Common Stock (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of SunTrust Common Stock of such SunTrust Stock Option immediately prior to the Effective Time divided by (B) the Exchange Ratio (as it may be adjusted if necessary pursuant to the last section of Section 1.5(b)); provided, however, that the exercise price and the number of shares of BB&T Common Stock purchasable pursuant to the SunTrust Stock Options shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code; provided, further, that in the case of any SunTrust Stock Option to which Section 422 of the Internal Revenue Code applies, the exercise price and the number of shares of BB&T Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Internal Revenue Code. Except as expressly provided in this Section 1.8(a), each such BB&T Stock Option shall be subject to the same terms and conditions (including vesting and exercisability terms) as applied to the corresponding SunTrust Stock Option immediately prior to the Effective Time.

(b) At the Effective Time, each phantom stock unit award in respect of shares of SunTrust Common Stock (a “ SunTrust Phantom Stock Award”) that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, be converted into an award of phantom stock units (a “BB&T Phantom Stock Award”) in respect of that number of shares of BB&T Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of SunTrust Common Stock subject to such SunTrust Phantom Stock Award immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio (as it may be adjusted if necessary pursuant to the last sentence of Section 1.5(b)). Except as expressly provided in this Section 1.8(b), each such BB&T Phantom Stock Award shall be subject to the same terms and conditions (including vesting terms) as applied to the corresponding SunTrust Phantom Stock Award immediately prior to the Effective Time.

(c) At the Effective Time, each award in respect of a share of SunTrust Common Stock subject to vesting, repurchase or other lapse restriction (a “SunTrust Restricted Stock Award”) that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, be converted into a restricted stock award (a “BB&T Restricted Stock Award”) in respect of that number of shares of BB&T Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of SunTrust Common Stock subject to the SunTrust Restricted Stock Award immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio (as it may be adjusted if necessary pursuant to the last sentence of Section 1.5(b)). Except as expressly provided in this Section 1.8(c), each such BB&T Restricted Stock Award shall be subject to the same terms and conditions (including vesting terms) as applied to the corresponding SunTrust Restricted Stock Award immediately prior to the Effective Time.

(d) At the Effective Time, each restricted stock unit award in respect of shares of SunTrust Common Stock (a “SunTrust RSU Award”) that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, be converted into a restricted stock unit award (a “BB&T RSU Award”) in respect of that number of shares of BB&T Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of SunTrust Common Stock subject to the SunTrust RSU Award immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio (as it may be adjusted if necessary pursuant to the last sentence of Section 1.5(b)). Each such BB&T RSU Award shall be settlable in shares of BB&T Common Stock. Except as expressly provided in this Section 1.8(c), each such BB&T RSU Award shall be subject to the same terms and conditions (including vesting terms) as applied to the corresponding SunTrust RSU Award immediately prior to the Effective Time.

(e) At the Effective Time, each performance stock unit award in respect of shares of SunTrust Common Stock (a “ SunTrust PSU Award”) that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, be converted into a BB&T RSU Award in respect of that number of shares of BB&T Common Stock (rounded to the nearest whole share) equal to the product of (i) total number of shares of SunTrust Common Stock subject to the SunTrust PSU Award immediately prior to the Effective Time, with the number of shares of SunTrust Common Stock determined based on (A) actual performance for the portion of the performance period through the Effective Time as reasonably determined by the compensation committee of the SunTrust Board of Directors (the “SunTrust Compensation Committee”) consistent with past practice, and (B) target performance for the portion of the performance period following the Effective Time through the remainder of the applicable performance period, multiplied by (ii) the Exchange Ratio (as it may be adjusted if necessary pursuant to the last sentence of Section 1.5(b)). Each such BB&T PSU Award shall be settlable in shares of BB&T Common Stock. Except as specifically provided in this Section 1.8(e), each such BB&T RSU Award shall be subject to the same terms and conditions (including service-based vesting terms) as applied to the corresponding SunTrust PSU Award immediately prior to the Effective Time.

(f) At or prior to the Effective Time, SunTrust, the Board of Directors of SunTrust and the SunTrust Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 1.8.

(g) As of the Effective Time, the number and kind of shares available for issuance under each equity incentive plan of SunTrust shall be adjusted to reflect BB&T Common Stock in accordance with the provisions of the applicable plan.

(h) BB&T shall take all corporate actions that are necessary for the assumption of the SunTrust Equity Awards pursuant to Section 1.8(a) through 1.8(e), including the reservation, issuance and listing of BB&T Common Stock as necessary to effect the transactions contemplated by this Section 1.8. As soon as practicable following the Effective Time, BB&T shall file with the SEC a post-effective amendment to the Form S-4 or a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of BB&T Common Stock underlying such SunTrust Equity Awards, and shall use reasonable best efforts to maintain the effectiveness of such registration statement for so long as such assumed SunTrust Equity Awards remain outstanding.

1.9 Articles of Incorporation of Surviving Entity. At the Effective Time, the articles of incorporation of BB&T, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Entity until thereafter amended in accordance with applicable law.

1.10 Bylaws of Surviving Entity. At the Effective Time, the bylaws of BB&T, as amended as set forth in Exhibit A (such amendment, the “BB&T Bylaw Amendment”), shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable law.

1.11 Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

1.12 Bank Merger. Immediately following the Merger, SunTrust Bank, a Georgia-chartered bank and wholly-owned Subsidiary of SunTrust (“SunTrust Subsidiary Bank”), will merge with and into Branch Banking and Trust Company, a North Carolina-chartered commercial bank and wholly-owned Subsidiary of BB&T (“BB&T Subsidiary Bank”) (the “Bank Merger”). BB&T Subsidiary Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of SunTrust Subsidiary Bank shall cease. Promptly after the date of this Agreement, BB&T Subsidiary Bank and SunTrust Subsidiary Bank will enter into an agreement and plan of merger in form and substance agreed by BB&T and SunTrust, which shall be customary for mergers similar to the Bank Merger (the “Bank Merger Agreement”). Each of BB&T and a wholly owned subsidiary of SunTrust shall approve the Bank Merger Agreement and the Bank Merger as the sole shareholder of BB&T Subsidiary Bank and SunTrust Subsidiary Bank, respectively, and BB&T and SunTrust shall, and shall cause BB&T Subsidiary Bank and SunTrust Subsidiary Bank, respectively, to, execute certificates or articles of merger and such other documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) immediately following the Effective Time. The Bank Merger shall become effective at such time and date as specified in the Bank Merger Agreement in accordance with applicable law, or at such other time as shall be provided by applicable law.

ARTICLE II

EXCHANGE OF SHARES

2.1 BB&T to Make Consideration Available. At or prior to the Effective Time, BB&T shall deposit, or shall cause to be deposited, with a bank or trust company mutually agreed upon by BB&T and SunTrust (the “Exchange Agent”), for exchange in accordance with this Article II for the benefit of the holders of Old Certificates (which for purposes of this Article II shall be deemed to include certificates or book-entry account statements representing shares of SunTrust Preferred Stock), certificates or, at BB&T’s option, evidence in book-entry form, representing shares of BB&T Common Stock or New BB&T Preferred Stock to be issued pursuant to Section 1.5 and Section 1.7, respectively (collectively, referred to herein as “New Certificates”), and cash in lieu of any fractional shares to be paid pursuant to Section 2.2(e) (such cash and New Certificates, together with any dividends or distributions with respect to shares of BB&T Common Stock or New BB&T Preferred Stock payable in accordance with Section 2.2(b), being hereinafter referred to as the “Exchange Fund”).

2.2 Exchange of Shares.

(a) As promptly as practicable after the Effective Time, but in no event later than ten (10) days thereafter, BB&T and SunTrust shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of SunTrust Common Stock or SunTrust Preferred Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive BB&T Common Stock or New BB&T Preferred Stock, as applicable, pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing the number of whole shares of BB&T Common Stock and any cash in lieu of fractional shares or shares of New BB&T Preferred Stock, as applicable, which the shares of SunTrust Common Stock or SunTrust Preferred Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) (A) a New Certificate representing that number of whole shares of BB&T Common Stock to which such holder of SunTrust Common Stock shall have become entitled pursuant to the provisions of Article I and (B) a check representing the amount of (x) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b) or (ii) (A) a New Certificate representing that number of shares of New BB&T Preferred Stock to which such holder of SunTrust Preferred Stock shall have become entitled pursuant to the provisions of Article I, and (B) a check representing the amount of any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of BB&T Common Stock or shares of New BB&T Preferred Stock which the shares of SunTrust Common Stock or SunTrust Preferred Stock, as applicable, represented by such Old Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.

(b) No dividends or other distributions declared with respect to BB&T Common Stock or New BB&T Preferred Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of BB&T Common Stock or shares of New BB&T Preferred Stock that the shares of SunTrust Common Stock or SunTrust Preferred Stock, as applicable, represented by such Old Certificate have been converted into the right to receive.

(c) If any New Certificate representing shares of BB&T Common Stock or New BB&T Preferred Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of BB&T Common Stock or New BB&T Preferred Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of SunTrust of the shares of SunTrust Common Stock or SunTrust Preferred Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of BB&T Common Stock or New BB&T Common Stock, as applicable, as provided in this Article II.

(e) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of BB&T Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to BB&T Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of BB&T. In lieu of the issuance of any such fractional share, BB&T shall pay to each former holder of SunTrust Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i)  the average of the closing-sale prices of BB&T Common Stock on the New York Stock Exchange (the “NYSE”) as reported by The Wall Street Journal for the consecutive period of five (5) full trading days ending on the day preceding the Closing Date by (ii) the fraction of a share (after taking into account all shares of SunTrust Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of BB&T Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.5. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

(f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of SunTrust for twelve (12) months after the Effective Time shall be paid to the Surviving Entity. Any former holders of SunTrust Common Stock or SunTrust Preferred Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Entity for payment of the shares of BB&T Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the BB&T Common Stock deliverable in respect of each former share of SunTrust Common Stock such holder holds as determined pursuant to this Agreement, or the shares of New BB&T Preferred Stock and any unpaid dividends and distributions on the New BB&T Preferred Stock deliverable in respect of each former share of SunTrust Preferred Stock such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BB&T, SunTrust, the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of SunTrust Common Stock or SunTrust Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g) BB&T shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any cash in lieu of fractional shares of BB&T Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other amounts otherwise payable pursuant to this Agreement to any holder of SunTrust Common Stock, SunTrust Preferred Stock or SunTrust Equity Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by BB&T or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of SunTrust Common Stock, SunTrust Preferred Stock or SunTrust Equity Awards in respect of which the deduction and withholding was made by BB&T or the Exchange Agent, as the case may be.

(h) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by BB&T or the Exchange Agent, the posting by such person of a bond in such amount as BB&T or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of BB&T Common Stock and any cash in lieu of fractional shares, or the shares of New BB&T Preferred Stock, as applicable, deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SUNTRUST

Except (a) as disclosed in the disclosure schedule delivered by SunTrust to BB&T concurrently herewith (the “SunTrust Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the SunTrust Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by SunTrust that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect and (iii) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any SunTrust Reports filed by SunTrust since December 31, 2013 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), SunTrust hereby represents and warrants to BB&T as follows:

3.1 Corporate Organization.

(a) SunTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and has elected to be treated as a financial holding company under the BHC Act. SunTrust has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. SunTrust is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SunTrust. As used in this Agreement, the term “ Material Adverse Effect” means, with respect to BB&T, SunTrust or the Surviving Entity, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A)  changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (E) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof; except, with respect to subclause (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (x) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (y) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions. True and complete copies of the amended and restated articles of incorporation of SunTrust (the “SunTrust Articles”) and the amended and restated bylaws of SunTrust (the “ SunTrust Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by SunTrust to BB&T.

(b) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SunTrust, each Subsidiary of SunTrust (a “SunTrust Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of SunTrust or any Subsidiary of SunTrust to pay dividends or distributions except, in the case of SunTrust or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposit accounts of each Subsidiary of SunTrust that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the SunTrust Disclosure Schedule sets forth a true and complete list of all Subsidiaries of SunTrust that would constitute “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the SEC as of the date hereof. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of SunTrust other than the SunTrust Subsidiaries.

3.2 Capitalization.

(a) The authorized capital stock of SunTrust consists of 750,000,000 shares of SunTrust Common Stock and 50,000,000 shares of preferred stock, no par value. As of February 5, 2019, there were (i) 442,341,518 shares of SunTrust Common Stock issued and outstanding, including 7,404 shares of SunTrust Common Stock granted in respect of outstanding SunTrust Restricted Stock Awards; (ii) 110,442,218 shares of SunTrust Common Stock held in treasury; (iii) 855,001 shares of SunTrust Common Stock reserved for issuance upon the exercise of outstanding SunTrust Stock Options; (iv) 844,433 shares of SunTrust Common Stock subject to outstanding SunTrust Phantom Stock Awards; (v) 4,749,661 shares of SunTrust Common Stock reserved for issuance upon the settlement of outstanding SunTrust RSU Awards; (vi) 1,221,976 shares of SunTrust Common Stock reserved for issuance upon the settlement of outstanding SunTrust PSU Awards (assuming performance goals are satisfied at the target level) or 1,710,766 shares of SunTrust Common Stock reserved for issuance upon the settlement of outstanding SunTrust PSU Awards (assuming performance goals are satisfied at the maximum level); and (vii) (A) 1,725 shares of SunTrust Series A Preferred Stock issued and outstanding, (B) 1,025 shares of SunTrust Series B Preferred Stock issued and outstanding, (C) 5,000 shares of SunTrust Series F Preferred Stock issued and outstanding, (D) 7,500 shares of SunTrust Series G Preferred Stock issued and outstanding and (E) 5,000 shares of SunTrust Series H preferred stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence and for changes since February 5, 2019 resulting from the exercise, vesting or settlement of any SunTrust Equity Awards described in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of SunTrust issued, reserved for issuance or outstanding. All of the issued and outstanding shares of SunTrust Common Stock and SunTrust Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. SunTrust is current on all dividends payable on the outstanding shares of SunTrust Preferred Stock, and has complied in all material respects with terms and conditions thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of SunTrust may vote. Other than SunTrust Stock Options, SunTrust Phantom Stock Awards, SunTrust Restricted Stock Awards, SunTrust RSU Awards and SunTrust PSU Awards (collectively, “SunTrust Equity Awards”) issued prior to the date of this Agreement as described in this Section 3.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in SunTrust, or contracts, commitments, understandings or arrangements by which SunTrust may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in SunTrust, or that otherwise obligate SunTrust to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “SunTrust Securities”). Other than SunTrust Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of SunTrust or any of its Subsidiaries) are outstanding. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which SunTrust or any of its Subsidiaries is a party with respect to the voting or transfer of SunTrust Common Stock, capital stock or other voting or equity securities or ownership interests of SunTrust or granting any shareholder or other person any registration rights.

(b) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SunTrust, SunTrust owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the SunTrust Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

3.3 Authority; No Violation.

(a) SunTrust has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of SunTrust. The Board of Directors of SunTrust has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of SunTrust and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger), and has directed that this Agreement be submitted to SunTrust’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of a majority of all the votes entitled to be cast on this Agreement by all shares of SunTrust Common Stock entitled to vote on this Agreement (the “Requisite SunTrust Vote”), and the approval of the Bank Merger Agreement by SunTrust as SunTrust Subsidiary Bank’s sole shareholder, no other corporate proceedings on the part of SunTrust are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SunTrust and (assuming due authorization, execution and delivery by BB&T) constitutes a valid and binding obligation of SunTrust, enforceable against SunTrust in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “ Enforceability Exceptions”)).

(b) Neither the execution and delivery of this Agreement by SunTrust nor the consummation by SunTrust of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by SunTrust with any of the terms or provisions hereof, will (i) violate any provision of the SunTrust Articles or the SunTrust Bylaws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SunTrust or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of SunTrust or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SunTrust or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SunTrust.

3.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the New York Stock Exchange, (b) the filing of any required applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the FDIC, and approval of such applications, filings and notices, (d) the filing of any required applications, filings and notices, as applicable, with the North Carolina Commissioner of Banks and the Georgia Department of Banking and Finance in connection with the Bank Merger and approval of such applications, filings and notices, (e) the filing of any required applications, filings or notices with the Financial Industry Regulatory Authority (“FINRA”) and approval of such applications, filings and notices, (f) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the SunTrust Disclosure Schedule or Section 4.4 of the BB&T Disclosure Schedule and approval of such applications, filings and notices, (g) the filing by SunTrust with the Securities and Exchange Commission (the “SEC”) of a joint proxy statement in definitive form (including any amendments or supplements thereto, the “Joint Proxy Statement”), and the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus, to be filed with the SEC by BB&T in connection with the transactions contemplated by this Agreement (the “S-4”) and the declaration of effectiveness of the S-4, (h) the filing of the Certificates of Merger with the North Carolina Secretary pursuant to the NCBCA and the Georgia Secretary pursuant to the GBCC, as applicable, the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and the filing of Articles of Amendment for the New BB&T Preferred Stock with the North Carolina Secretary and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of BB&T Common Stock and New BB&T Preferred Stock pursuant to this Agreement and the approval of the listing of such BB&T Common Stock on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by SunTrust of this Agreement or (ii) the consummation by SunTrust of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, SunTrust is not aware of any reason why the necessary regulatory approvals and consents will not be received by SunTrust to permit consummation of the Merger and Bank Merger on a timely basis.

3.5 Reports. SunTrust and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2016 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) any foreign regulatory authority and (vi) any self-regulatory organization (an “SRO”) (clauses (i) – (vi), collectively “Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SunTrust. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of SunTrust and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of SunTrust, investigation into the business or operations of SunTrust or any of its Subsidiaries since January 1, 2016, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of SunTrust or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of SunTrust or any of its Subsidiaries since January 1, 2016, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust.

3.6 Financial Statements.

(a) The financial statements of SunTrust and its Subsidiaries included (or incorporated by reference) in the SunTrust Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of SunTrust and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of SunTrust and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since December 31, 2015, no independent public accounting firm of SunTrust has resigned (or informed SunTrust that it intends to resign) or been dismissed as independent public accountants of SunTrust as a result of or in connection with any disagreements with SunTrust on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust, neither SunTrust nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of SunTrust included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2018, or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of SunTrust and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of SunTrust or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on SunTrust. SunTrust (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to SunTrust, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of SunTrust by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “ Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to SunTrust’s outside auditors and the audit committee of SunTrust’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect SunTrust’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in SunTrust’s internal controls over financial reporting. These disclosures were made in writing by management to SunTrust’s auditors and audit committee. There is no reason to believe that SunTrust’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since January 1, 2016, (i) neither SunTrust nor any of its Subsidiaries, nor, to the knowledge of SunTrust, any director, officer, auditor, accountant or representative of SunTrust or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of SunTrust or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that SunTrust or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing SunTrust or any of its Subsidiaries, whether or not employed by SunTrust or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by SunTrust or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of SunTrust or any committee thereof or the Board of Directors or similar governing body of any SunTrust Subsidiary or any committee thereof, or to the knowledge of SunTrust, to any director or officer of SunTrust or any SunTrust Subsidiary.

3.7 Broker’s Fees. With the exception of the engagement of Goldman Sachs & Co. LLC, neither SunTrust nor any SunTrust Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. SunTrust has disclosed to BB&T as of the date hereof the aggregate fees provided for in connection with the engagement by SunTrust of Goldman Sachs & Co. LLC related to the Merger and the other transactions contemplated hereunder.

3.8 Absence of Certain Changes or Events.

(a) Since December 31, 2017, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust.

(b) Since December 31, 2017, SunTrust and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

3.9 Legal and Regulatory Proceedings.

(a) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SunTrust, neither SunTrust nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of SunTrust, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against SunTrust or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon SunTrust, any of its Subsidiaries or the assets of SunTrust or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Entity or any of its affiliates).

3.10 Taxes and Tax Returns.

(a) Each of SunTrust and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither SunTrust nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of SunTrust and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of SunTrust and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither SunTrust nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Neither SunTrust nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of SunTrust and its Subsidiaries or the assets of SunTrust and its Subsidiaries. Neither SunTrust nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among SunTrust and its Subsidiaries). Neither SunTrust nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was SunTrust) or (B) has any liability for the Taxes of any person (other than SunTrust or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither SunTrust nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither SunTrust nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). At no time during the past five (5) years has SunTrust been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(b) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

(c) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11 Employees.

(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust, each SunTrust Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. For purposes of this Agreement, the term “ SunTrust Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which SunTrust or any Subsidiary or any trade or business of SunTrust or any of its Subsidiaries, whether or not incorporated, all of which together with SunTrust would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “SunTrust ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by SunTrust or any of its Subsidiaries or any SunTrust ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of SunTrust or any of its Subsidiaries or any SunTrust ERISA Affiliate, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).

(b) SunTrust has made available to BB&T true and complete copies of each material SunTrust Benefit Plan and the following related documents, to the extent applicable: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii)  the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”), (iii) the most recently received IRS determination letter, and (iv) the most recently prepared actuarial report.

(c) The IRS has issued a favorable determination letter or opinion with respect to each SunTrust Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “SunTrust Qualified Plans”) and the related trust, which letter or opinion has not been revoked (nor has revocation been threatened), and, to the knowledge of SunTrust, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any SunTrust Qualified Plan or the related trust.

(d) Except as would not result in any material liability to SunTrust and its Subsidiaries, taken as a whole, with respect to each SunTrust Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (iii) the present value of accrued benefits under such SunTrust Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such SunTrust Benefit Plan’s actuary with respect to such SunTrust Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such SunTrust Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v)  all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (vi) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by SunTrust or any of its Subsidiaries, and (vii) the PBGC has not instituted proceedings to terminate any such SunTrust Benefit Plan.

(e) None of SunTrust and its Subsidiaries nor any SunTrust ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section  4063 of ERISA (a “Multiple Employer Plan”), and none of SunTrust and its Subsidiaries nor any SunTrust ERISA Affiliate has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(f) Except as would not result in any material liability to SunTrust and its Subsidiaries, taken as a whole, no SunTrust Benefit Plan provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(g) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust, all contributions required to be made to any SunTrust Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any SunTrust Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of SunTrust.

(h) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to SunTrust’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the SunTrust Benefit Plans, any fiduciaries thereof with respect to their duties to the SunTrust Benefit Plans or the assets of any of the trusts under any of the SunTrust Benefit Plans that would reasonably be expected to result in any liability of SunTrust or any of its Subsidiaries in an amount that would be material to SunTrust and its Subsidiaries, taken as a whole.

(i) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust, none of SunTrust and its Subsidiaries nor any SunTrust ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the SunTrust Benefit Plans or their related trusts, SunTrust, any of its Subsidiaries or any SunTrust ERISA Affiliate to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of SunTrust or any of its Subsidiaries, or result in any limitation on the right of SunTrust or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any SunTrust Benefit Plan or related trust on or after the Effective Time. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by SunTrust or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(k) No SunTrust Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(l) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust, there are no pending or, to SunTrust’s knowledge, threatened labor grievances or unfair labor practice claims or charges against SunTrust or any of its Subsidiaries, or any strikes or other labor disputes against SunTrust or any of its Subsidiaries. Neither SunTrust nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of SunTrust or any of its Subsidiaries and, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust, there are no pending or, to the knowledge of SunTrust, threatened organizing efforts by any union or other group seeking to represent any employees of SunTrust or any of its Subsidiaries.

3.12 SEC Reports. SunTrust has previously made available to BB&T an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since

December  31, 2015 by SunTrust pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “SunTrust Reports”) and (b) communication mailed by SunTrust to its shareholders since December 31, 2015 and prior to the date hereof, and no such SunTrust Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2015, as of their respective dates, all SunTrust Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of SunTrust has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

3.13 Compliance with Applicable Law.

(a) SunTrust and each of its Subsidiaries hold, and have at all times since December 31, 2015, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SunTrust, and to the knowledge of SunTrust, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.

(b) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SunTrust, SunTrust and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to SunTrust or any of its Subsidiaries, including all laws related to data protection or privacy (including laws relating to the privacy and security of data or information that constitutes personal data or personal information under applicable law (“Personal Data”)), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(c) SunTrust Subsidiary Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(d) SunTrust maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data (clauses (i) through (iii), a “Security Breach”). To the knowledge of SunTrust, SunTrust has not experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SunTrust. To the knowledge of SunTrust, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SunTrust.

(e) Without limitation, none of SunTrust or any of its Subsidiaries, or to the knowledge of SunTrust, any director, officer, employee, agent or other person acting on behalf of SunTrust or any of its Subsidiaries has, directly or indirectly, (i) used any funds of SunTrust or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of SunTrust or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of SunTrust or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of SunTrust or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for SunTrust or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for SunTrust or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except in each case as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SunTrust.

(f) As of the date hereof, SunTrust, SunTrust Subsidiary Bank and each other insured depository institution Subsidiary of SunTrust is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator).

(g) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SunTrust, (i) SunTrust and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (ii) none of SunTrust, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets and results of such fiduciary account.

3.14 Certain Contracts.

(a) Except as set forth in Section 3.14(a) of the SunTrust Disclosure Schedule or as filed with any SunTrust Reports, as of the date hereof, neither SunTrust nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), but excluding any SunTrust Benefit Plan:

(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) which contains a provision that materially restricts the conduct of any line of business by SunTrust or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Entity or any of its affiliates to engage in any line of business or in any geographic region;

(iii) with or to a labor union or guild (including any collective bargaining agreement);

(iv) any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of the Requisite SunTrust Vote or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, where such increase or acceleration of benefits or obligations, right of cancellation or termination, or change in calculation of value of benefits would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SunTrust;

(v) (A) that relates to the incurrence of indebtedness by SunTrust or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice), or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by SunTrust or any of its Subsidiaries of, or any similar commitment by SunTrust or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $25,000,000 or more;

(vi) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of SunTrust or its Subsidiaries;

(vii) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $10,000,000 per annum (other than any such contracts which are terminable by SunTrust or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice);

(viii) that is a settlement, consent or similar agreement and contains any material continuing obligations of SunTrust or any of its Subsidiaries; or

(ix) that relates to the acquisition or disposition of any person, business or asset and under which SunTrust or its Subsidiaries have or may have a material obligation or liability.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the SunTrust Disclosure Schedule, is referred to herein as a “SunTrust Contract.” SunTrust has made available to BB&T true, correct and complete copies of each SunTrust Contract in effect as of the date hereof.

(b) (i) Each SunTrust Contract is valid and binding on SunTrust or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SunTrust, (ii) SunTrust and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each SunTrust Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material

Adverse Effect on SunTrust, (iii) to the knowledge of SunTrust, each third-party counterparty to each SunTrust Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such SunTrust Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SunTrust, (iv) neither SunTrust nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any SunTrust Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of SunTrust or any of its Subsidiaries, or to the knowledge of SunTrust, any other party thereto, of or under any such SunTrust Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SunTrust.

3.15 Agreements with Regulatory Agencies. Subject to Section 9.14, neither SunTrust nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2016, a recipient of any supervisory letter from, or since January 1, 2016, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the SunTrust Disclosure Schedule, a “SunTrust Regulatory Agreement”), nor has SunTrust or any of its Subsidiaries been advised since January 1, 2016, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such SunTrust Regulatory Agreement.

3.16 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust, SunTrust and its Subsidiaries are in compliance, and have complied, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of SunTrust, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on SunTrust or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or threatened against SunTrust, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust. To the knowledge of SunTrust, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust. SunTrust is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, Regulatory Agency or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust.

3.17 Investment Securities and Commodities. Each of SunTrust and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements) which are material to SunTrust’s business on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of SunTrust or its Subsidiaries. Such securities and commodities are valued on the books of SunTrust in accordance with GAAP in all material respects.

3.18 Real Property. SunTrust or a SunTrust Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the SunTrust Reports as being owned by SunTrust or a SunTrust Subsidiary or acquired after the date thereof which are material to SunTrust’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “SunTrust Owned Properties”), free and clear of all material Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such SunTrust Reports or acquired after the date thereof which are material to SunTrust’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the SunTrust Owned Properties, the “SunTrust Real Property”), free and clear of all material Liens, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of SunTrust, the lessor. There are no pending or, to the knowledge of SunTrust, threatened condemnation proceedings against the SunTrust Real Property.

3.19 Intellectual Property. SunTrust and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust: (a) (i) to the knowledge of SunTrust, the use of any Intellectual Property by SunTrust and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which SunTrust or any SunTrust Subsidiary acquired the right to use any Intellectual Property, and (ii) no person has asserted in writing to SunTrust that SunTrust or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (b) to the knowledge of SunTrust, no person is challenging, infringing on or otherwise violating any right of SunTrust or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to SunTrust or its Subsidiaries, and (c) neither SunTrust nor any SunTrust Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by SunTrust or any SunTrust Subsidiary, and SunTrust and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by SunTrust and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

3.20 Related Party Transactions. As of the date hereof, except as set forth in any SunTrust Reports, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between SunTrust or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of SunTrust or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding SunTrust Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of SunTrust) on the other hand, of the type required to be reported in any SunTrust Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

3.21 State Takeover Laws. The Board of Directors of SunTrust has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the SunTrust Articles or SunTrust Bylaws (collectively, with any similar provisions of the BB&T Articles or BB&T Bylaws “Takeover Statutes”). In accordance with Section 14-2-1302 of the GBCC, no appraisal or dissenters’ rights will be available to the holders of SunTrust Common Stock or SunTrust Preferred Stock in connection with the Merger.

3.22 Reorganization. SunTrust has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.23 Opinion. Prior to the execution of this Agreement, the Board of Directors of SunTrust has received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from Goldman Sachs & Co. LLC to the effect that as of the date hereof and based upon and subject to the matters set forth in the written opinion, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders (other than BB&T and its affiliates) of SunTrust Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.24 SunTrust Information. The information relating to SunTrust and its Subsidiaries or that is provided by SunTrust or its Subsidiaries or their respective representatives for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with any Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to BB&T or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

3.25 Loan Portfolio.

(a) As of the date hereof, except as set forth in Section 3.25(a) of the SunTrust Disclosure Schedule, neither SunTrust nor any of its Subsidiaries is a party to any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which SunTrust or any Subsidiary of SunTrust is a creditor that, as of September 30, 2018, had an outstanding balance of $10,000,000 or more and under the terms of which the obligor was, as of September 30, 2018, over ninety (90) days or more delinquent in payment of principal or interest. Set forth in Section 3.25(a) of the SunTrust Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of SunTrust and its Subsidiaries that, as of September 30, 2018, had an outstanding balance of $10,000,000 and were classified by SunTrust as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of SunTrust or any of its Subsidiaries that, as of September 30, 2018, is classified as “Other Real Estate Owned” and the book value thereof.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust, each Loan of SunTrust or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of SunTrust and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SunTrust, each outstanding Loan of SunTrust or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of SunTrust and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

3.26 Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on SunTrust, (a) SunTrust and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of SunTrust reasonably has determined to be prudent and consistent with industry practice, and SunTrust and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of SunTrust and its Subsidiaries, SunTrust or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by SunTrust or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither SunTrust nor any of its Subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

3.27 Investment Advisor Subsidiary.

(a) SunTrust has certain Subsidiaries that provide investment management, investment advisory or sub-advisory services (including management and advice provided to separate accounts and participation in wrap fee programs and are required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”)) (each such Subsidiary, a “SunTrust Advisory Entity”). Each SunTrust Advisory Entity is registered as an investment adviser under the Investment Advisers Act and has operated since January 1, 2016 and is currently operating in compliance with all laws applicable to it or its business and has all registrations, permits, licenses, exemptions, orders and approvals required for the operation of its business or ownership of its properties and assets substantially as presently conducted, except in each case as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on SunTrust.

(b) The accounts of each advisory client of SunTrust or its Subsidiaries, for purposes of the Investment Advisers Act, that are subject to ERISA have been managed by the applicable SunTrust Advisory Entity in compliance with the applicable requirements of ERISA, except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on SunTrust.

(c) None of the SunTrust Advisory Entities nor any “person associated with an investment adviser” (as defined in the Investment Advisers Act) of any of them is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as a person associated with a registered investment advisor, except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on SunTrust.

3.28 Insurance Subsidiary.

(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on SunTrust, (i) since January 1, 2016, at the time each agent, representative, producer, reinsurance intermediary, wholesaler, third-party administrator, distributor, broker, employee or other person authorized to sell, produce, manage or administer products on behalf of any SunTrust Subsidiary (“SunTrust Agent”) wrote, sold, produced, managed, administered or procured business for a SunTrust Subsidiary, such SunTrust Agent was, at the time the SunTrust Agent wrote or sold business, duly licensed for the type of activity and business written, sold, produced, managed, administered or produced to the extent required by applicable law, (ii) no SunTrust Agent has been since January 1, 2016, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any law, rule or regulation applicable to such SunTrust Agent’s writing, sale, management, administration or production of insurance business for any SunTrust Insurance Subsidiary and (iii) each SunTrust Agent was appointed by SunTrust or a SunTrust Insurance Subsidiary in compliance with applicable insurance laws, rules and regulations and all processes and procedures undertaken with respect to such SunTrust Agent were undertaken in compliance with applicable insurance laws, rules and regulations. “SunTrust Insurance Subsidiary” means each Subsidiary of SunTrust through which insurance operations is conducted.

(b) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on SunTrust, (i) since January 1, 2016, SunTrust and the SunTrust Insurance Subsidiaries have made all required notices, submissions, reports or other filings under applicable insurance holding company statutes, (ii) all contracts, agreements, arrangements and transactions in effect between any SunTrust Insurance Subsidiary and any affiliate are in compliance in all material respects with the requirements of all applicable insurance holding company statutes, and (iii) each SunTrust Insurance Subsidiary has operated and otherwise been in compliance with all applicable insurance laws, rules and regulations.

3.29 Broker-Dealer Subsidiary.

(a) SunTrust has certain Subsidiaries that are broker-dealers (each, a “SunTrust Broker-Dealer Subsidiary”). Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SunTrust: (i) each SunTrust Broker-Dealer Subsidiary is duly registered under the Exchange Act as a broker-dealer with the SEC and is in compliance with the applicable provisions of the Exchange Act, including the net capital requirements and customer protection requirements thereof; (ii) each SunTrust Broker-Dealer Subsidiary is a member in good standing with FINRA and all other required SROs and in compliance with all applicable rules and regulations of FINRA and any such SRO of which it is a member or which otherwise has authority over it; (iii) each SunTrust Broker-Dealer Subsidiary (and each registered representative thereof) is duly registered, licensed or qualified as a broker-dealer or registered representative, as applicable, under, and in compliance with, the applicable laws of all jurisdictions in which it is required to be so registered and each such registration, license or qualification is in full force and effect and in good standing; and (iv) there is no action, suit, proceeding or investigation pending or, to the knowledge of SunTrust, threatened that would reasonably be likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such registrations, licenses and qualifications.

(b) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SunTrust, (i) none of the SunTrust Broker-Dealer Subsidiaries nor any “associated person” thereof (A) is or has been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act, (B) is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or (C) is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any SunTrust Broker-Dealer Subsidiary as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and (ii) there is no action, suit, proceeding or investigation pending or, to the knowledge of SunTrust, threatened, that is reasonably likely to result in any such person being deemed ineligible as described in clause (A), subject to a “statutory disqualification” as described in clause (B) or subject to a disqualification as described in clause (C).

3.30 No Other Representations or Warranties.

(a) Except for the representations and warranties made by SunTrust in this Article III, neither SunTrust nor any other person makes any express or implied representation or warranty with respect to SunTrust, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and SunTrust hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither SunTrust nor any other person makes or has made any representation or warranty to BB&T or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to SunTrust, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by SunTrust in this Article III, any oral or written information presented to BB&T or any of its affiliates or representatives in the course of their due diligence investigation of SunTrust, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) SunTrust acknowledges and agrees that neither BB&T nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BB&T

Except (a)  as disclosed in the disclosure schedule delivered by BB&T to SunTrust concurrently herewith (the “BB&T Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the BB&T Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by BB&T that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect and (iii) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any BB&T Reports filed by BB&T since December 31, 2013, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), BB&T hereby represents and warrants to SunTrust as follows:

4.1 Corporate Organization.

(a) BB&T is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, is a bank holding company duly registered under the BHC Act and has elected to be treated as a financial holding company under the BHC Act. BB&T has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. BB&T is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BB&T. True and complete copies of the articles of incorporation of BB&T (the “BB&T Articles”) and the bylaws of BB&T (the “ BB&T Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by BB&T to SunTrust.

(b) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BB&T, each Subsidiary of BB&T (a “BB&T Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of BB&T or any Subsidiary of BB&T to pay dividends or distributions except, in the case of BB&T or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposit accounts of each Subsidiary of BB&T that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 4.1(b) of the BB&T Disclosure Schedule sets forth a true and complete list of all Subsidiaries of BB&T that would constitute “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the SEC as of the date hereof. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of BB&T other than the BB&T Subsidiaries.

4.2 Capitalization.

(a) The authorized capital stock of BB&T consists of 2,000,000,000 shares of BB&T Common Stock, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of February 5, 2019, there were (i) 763,655,494 shares of BB&T Common Stock issued and outstanding, including 436,449 shares of BB&T Common Stock granted in respect of outstanding BB&T Restricted Stock Awards; (ii) zero shares of BB&T Common Stock held in treasury; (iii) 3,978,535 shares of BB&T Common Stock reserved for issuance upon the exercise of outstanding BB&T Stock Options; (iv) 11,161,064 shares of BB&T Common Stock reserved for issuance upon the settlement of outstanding BB&T RSU Awards; (v) 236,951 shares of BB&T Common Stock (assuming performance goals are satisfied at the target level) or 296,186 shares of BB&T Common Stock (assuming performance goals are satisfied at the maximum level) reserved for issuance upon the settlement of outstanding performance unit awards in respect of shares of BB&T Common Stock (“BB&T PSU Awards”); and (vi) (A) 23,000 shares of preferred stock, which have been designated as Series D Non-Cumulative Perpetual Preferred Stock, issued and outstanding, (B) 46,000 shares of preferred stock, which have been designated as Series E Non-Cumulative Perpetual Preferred Stock, issued and outstanding, (C) 18,000 shares of preferred stock, which have been designated as Series F Non-Cumulative Perpetual Preferred Stock, issued and outstanding, (D) 20,000 shares of preferred stock, which have been designated as Series G Non-Cumulative Perpetual Preferred Stock, issued and outstanding and (E) 18,600 shares of preferred stock, which have been designated as Series H Non-

Cumulative Perpetual Preferred Stock, issued and outstanding (the preferred stock described in subclauses (A) through (E), the “BB&T Preferred Stock”). As of the date of this Agreement, except as set forth in the immediately preceding sentence and for changes since February 5, 2019 resulting from the exercise, vesting or settlement of any BB&T Equity Awards described in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of BB&T issued, reserved for issuance or outstanding. All of the issued and outstanding shares of BB&T Common Stock and BB&T Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. BB&T is current on all dividends payable on the outstanding shares of BB&T Preferred Stock, and has complied in all material respects with terms and conditions thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of BB&T may vote. Other than BB&T Stock Options, BB&T Restricted Stock Awards, BB&T RSU Awards, BB&T PSU Awards and BB&T Preferred Stock, issued prior to the date of this Agreement as described in this Section 4.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in BB&T, or contracts, commitments, understandings or arrangements by which BB&T may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in BB&T or that otherwise obligate BB&T to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “BB&T Securities”). Other than the BB&T Stock Options, the BB&T Restricted Stock Awards, the BB&T RSU Awards and the BB&T PSU Awards (collectively, the “BB&T Equity Awards”), no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of BB&T or any of its Subsidiaries) are outstanding. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which BB&T or any of its Subsidiaries is a party with respect to the voting or transfer of BB&T Common Stock, capital stock or other voting or equity securities or ownership interests of BB&T or granting any shareholder or other person any registration rights.

(b) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BB&T, BB&T owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the BB&T Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

4.3 Authority; No Violation.

(a) BB&T has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of BB&T. The Board of Directors of BB&T has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of BB&T and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger), and has directed that this Agreement be submitted to BB&T’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of a majority of all the votes entitled to be cast on this Agreement by the holders of BB&T Common Stock (the “Requisite BB&T Vote”), and subject to the adoption and approval of the Bank Merger Agreement by BB&T as BB&T Subsidiary Bank’s sole shareholder, no other corporate proceedings on the part of BB&T are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BB&T and (assuming due authorization, execution and delivery by SunTrust) constitutes a valid and binding obligation of BB&T, enforceable against BB&T in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of BB&T Common Stock and New BB&T Preferred Stock to be issued in the Merger have been validly authorized (subject to the receipt of the Requisite BB&T Vote), and when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of BB&T will have any preemptive right or similar rights in respect thereof.

(b) Neither the execution and delivery of this Agreement by BB&T, nor the consummation by BB&T of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by BB&T with any of the terms or provisions hereof, will (i) violate any provision of the BB&T Articles or the BB&T Bylaws or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BB&T or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of BB&T or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BB&T or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults that either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on BB&T.

4.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the New York Stock Exchange, (b) the filing of any required applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the FDIC, and approval of such applications, filings and notices, (d) the filing of any required applications, filings and notices, as applicable, with the North Carolina Commissioner of Banks and the Georgia Department of Banking and Finance in connection with the Bank Merger, and approval of such applications, filings and notices, (e) the filing of any required applications, filings or notices with FINRA and approval of such applications, filings and notices, (f) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the SunTrust Disclosure Schedule or Section 4.4 of the BB&T Disclosure Schedule and approval of such applications, filings and notices, (g) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, and the declaration of effectiveness of the S-4, (h) the filing of the Certificates of Merger with the North Carolina Secretary pursuant to the NCBCA and the Georgia Secretary pursuant to the GBCC, as applicable, the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and the filing of Articles of Amendment for the New BB&T Preferred Stock with the North Carolina Secretary and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of BB&T Common Stock and New BB&T Preferred Stock pursuant to this Agreement and the approval of the listing of such BB&T Common Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by BB&T of this Agreement or (ii) the consummation by BB&T of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, BB&T is not aware of any reason why the necessary regulatory approvals and consents will not be received by BB&T to permit consummation of the Merger and Bank Merger on a timely basis.

4.5 Reports. BB&T and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2016 with any Regulatory Agencies, including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on BB&T. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of BB&T and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of BB&T, investigation into the business or operations of BB&T or any of its Subsidiaries since January 1, 2016, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of BB&T or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of BB&T or any of its Subsidiaries since January 1, 2016, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T.

4.6 Financial Statements.

(a) The financial statements of BB&T and its Subsidiaries included (or incorporated by reference) in the BB&T Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of BB&T and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of BB&T and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since December 31, 2015, no independent public accounting firm of BB&T has resigned (or informed BB&T that it intends to resign) or been dismissed as independent public accountants of BB&T as a result of or in connection with any disagreements with BB&T on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T, neither BB&T nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of BB&T included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2018, or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of BB&T and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of BB&T or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on BB&T. BB&T (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to BB&T, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of BB&T by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to BB&T’s outside auditors and the audit committee of BB&T’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect BB&T’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in BB&T’s internal controls over financial reporting. These disclosures were made in writing by management to BB&T’s auditors and audit committee. There is no reason to believe that BB&T’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since January 1, 2016, (i) neither BB&T nor any of its Subsidiaries, nor, to the knowledge of BB&T, any director, officer, auditor, accountant or representative of BB&T or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of BB&T or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that BB&T or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing BB&T or any of its Subsidiaries, whether or not employed by BB&T or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by BB&T or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of BB&T or any committee thereof or the Board of Directors or similar governing body of any BB&T Subsidiary or any committee thereof, or to the knowledge of BB&T, to any director or officer of BB&T or any BB&T Subsidiary.

4.7 Broker’s Fees. With the exception of the engagement of RBC Capital Markets, LLC, neither BB&T nor any BB&T Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. BB&T has disclosed to SunTrust as of the date hereof the aggregate fees provided for in connection with the engagement by BB&T of RBC Capital Markets, LLC related to the Merger and the other transactions contemplated hereunder.

4.8 Absence of Certain Changes or Events.

(a) Since December 31, 2017, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T.

(b) Since December 31, 2017, BB&T and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

4.9 Legal and Regulatory Proceedings.

(a) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on BB&T, neither BB&T nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of BB&T, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BB&T or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon BB&T, any of its Subsidiaries or the assets of BB&T or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Entity or any of its affiliates).

4.10 Taxes and Tax Returns. Each of BB&T and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither BB&T nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of BB&T and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of BB&T and its Subsidiaries has withheld and paid all material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither BB&T nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Neither BB&T nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of BB&T and its Subsidiaries or the assets of BB&T and its Subsidiaries. Neither BB&T nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among BB&T and its Subsidiaries). Neither BB&T nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was BB&T) or (B) has any liability for the Taxes of any person (other than BB&T or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither BB&T nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither BB&T nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). At no time during the past five (5) years has BB&T been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

4.11 Employees.

(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T, each BB&T Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. For purposes of this Agreement, the term “ BB&T Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which BB&T or any Subsidiary or any trade or business of BB&T or any of its Subsidiaries, whether or not incorporated, all of which together with BB&T would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “BB&T ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by BB&T or any of its Subsidiaries or any BB&T ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of BB&T or any of its Subsidiaries or any BB&T ERISA Affiliate, excluding, in each case, any Multiemployer Plan.

(b) BB&T has made available to SunTrust true and complete copies of each material BB&T Benefit Plan and the following related documents, to the extent applicable: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii) the most recent annual report (Form 5500) filed with the IRS, (iii) the most recently received IRS determination letter, and (iv) the most recently prepared actuarial report.

(c) The IRS has issued a favorable determination letter or opinion with respect to each BB&T Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “BB&T Qualified Plans”) and the related trust, which letter or opinion has not been revoked (nor has revocation been threatened), and, to the knowledge of BB&T, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any BB&T Qualified Plan or the related trust.

(d) Except as would not result in any material liability to BB&T and its Subsidiaries, taken as a whole, with respect to each BB&T Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (iii) the present value of accrued benefits under such BB&T Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such BB&T Benefit Plan’s actuary with respect to such BB&T Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such BB&T Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the PBGC have been timely paid in full, (vi) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by BB&T or any of its Subsidiaries, and (vii) the PBGC has not instituted proceedings to terminate any such BB&T Benefit Plan.

(e) None of BB&T and its Subsidiaries nor any BB&T ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a Multiple Employer Plan, and none of BB&T and its

Subsidiaries nor any BB&T ERISA Affiliate has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(f) Except as would not result in any material liability to BB&T and its Subsidiaries, taken as a whole, no BB&T Benefit Plan provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(g) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T, all contributions required to be made to any BB&T Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any BB&T Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of BB&T.

(h) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to BB&T’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the BB&T Benefit Plans, any fiduciaries thereof with respect to their duties to the BB&T Benefit Plans or the assets of any of the trusts under any of the BB&T Benefit Plans that would reasonably be expected to result in any liability of BB&T or any of its Subsidiaries in an amount that would be material to BB&T and its Subsidiaries, taken as a whole.

(i) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T, none of BB&T and its Subsidiaries nor any BB&T ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the BB&T Benefit Plans or their related trusts, BB&T, any of its Subsidiaries or any BB&T ERISA Affiliate to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of BB&T or any of its Subsidiaries, or result in any limitation on the right of BB&T or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any BB&T Benefit Plan or related trust on or after the Effective Time. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by BB&T or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(k) No BB&T Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(l) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T, there are no pending or, to BB&T’s knowledge, threatened labor grievances or unfair labor practice claims or charges against BB&T or any of its Subsidiaries, or any strikes or other labor disputes against BB&T or any of its Subsidiaries. Neither BB&T nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of BB&T or any of its Subsidiaries and, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on BB&T, there are no pending or, to the knowledge of BB&T, threatened organizing efforts by any union or other group seeking to represent any employees of BB&T or any of its Subsidiaries.

4.12 SEC Reports. BB&T has previously made available to SunTrust an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December  31, 2015 by BB&T pursuant to the Securities Act or the Exchange Act (the “BB&T Reports”) and (b) communication mailed by BB&T to its shareholders since December 31, 2015 and prior to the date hereof, and no such BB&T Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2015, as of their respective dates, all BB&T Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of BB&T has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

4.13 Compliance with Applicable Law.

(a) BB&T and each of its Subsidiaries hold, and have at all times since December 31, 2015, held, all licenses, registrations, franchises, certificates, variances, permits charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BB&T, and to the knowledge of BB&T, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.

(b) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BB&T, BB&T and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BB&T or any of its Subsidiaries, including all laws related to data protection or privacy (including laws relating to the privacy and security of Personal Data), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(c) BB&T Subsidiary Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(d) BB&T maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data against any Security Breach. To the knowledge of BB&T, BB&T has not experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BB&T. To the knowledge of BB&T, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on BB&T.

(e) Without limitation, none of BB&T, or any of its Subsidiaries, or to the knowledge of BB&T, any director, officer, employee, agent or other person acting on behalf of BB&T or any of its Subsidiaries has, directly or indirectly, (i) used any funds of BB&T or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of BB&T or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of BB&T or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of BB&T or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for BB&T or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for BB&T or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except in each case as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) As of the date hereof, BB&T, BB&T Subsidiary Bank and each other insured depository institution Subsidiary of BB&T is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator).

(g) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BB&T, (i) BB&T and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (ii) none of BB&T, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets and results of such fiduciary account.

4.14 Certain Contracts.

(a) Except as set forth in Section 4.14(a) of the BB&T Disclosure Schedule or as filed with any BB&T Reports, as of the date hereof, neither BB&T nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), but excluding any BB&T Benefit Plan:

(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) which contains a provision that materially restricts the conduct of any line of business by BB&T or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Entity or any of its affiliates to engage in any line of business or in any geographic region;

(iii) with or to a labor union or guild (including any collective bargaining agreement);

(iv) any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of the Requisite BB&T Vote or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, where such increase or acceleration of benefits or obligations, right of cancellation or termination, or change in calculation of value of benefits would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BB&T;

(v) (A) that relates to the incurrence of indebtedness by BB&T or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice), or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by BB&T or any of its Subsidiaries of, or any similar commitment by BB&T or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $25,000,000 or more;

(vi) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of BB&T or its Subsidiaries;

(vii) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $10,000,000 per annum (other than any such contracts which are terminable by BB&T or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice);

(viii) that is a settlement, consent or similar agreement and contains any material continuing obligations of BB&T or any of its Subsidiaries; or

(ix) that relates to the acquisition or disposition of any person, business or asset and under which BB&T or its Subsidiaries have or may have a material obligation or liability.

Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the BB&T Disclosure Schedule, is referred to herein as a “BB&T Contract.” BB&T has made available to SunTrust true, correct and complete copies of each BB&T Contract in effect as of the date hereof.

(b) (i) Each BB&T Contract is valid and binding on BB&T or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on BB&T, (ii) BB&T and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each BB&T Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on BB&T, (iii) to the knowledge of BB&T, each third-party counterparty to each BB&T Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such BB&T Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on BB&T, (iv) neither BB&T nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any BB&T Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of BB&T or any of its Subsidiaries or, to the knowledge of BB&T, any other party thereto, of or under any such BB&T Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on BB&T.

4.15 Agreements with Regulatory Agencies. Subject to Section 9.14, neither BB&T nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2016, a recipient of any supervisory letter from, or since January 1, 2016, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the BB&T Disclosure Schedule, a “BB&T Regulatory Agreement”), nor has BB&T or any of its Subsidiaries been advised since January 1, 2016, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such BB&T Regulatory Agreement.

4.16 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T, BB&T and its Subsidiaries are in compliance, and have complied, with all Environmental Laws. There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of BB&T, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on BB&T or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or threatened against BB&T, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T. To the knowledge of BB&T, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T. BB&T is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, Regulatory Agency or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T.

4.17 Investment Securities and Commodities. Each of BB&T and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements) which are material to BB&T’s business on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of BB&T or its Subsidiaries. Such securities and commodities are valued on the books of BB&T in accordance with GAAP in all material respects.

4.18 Real Property. BB&T or a BB&T Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the BB&T Reports as being owned by BB&T or a BB&T Subsidiary or acquired after the date thereof which are material to BB&T’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “BB&T Owned Properties”), free and clear of all material Liens, except for Permitted Encumbrances, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such BB&T Reports or acquired after the date thereof which are material to BB&T’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the BB&T Owned Properties, the “BB&T Real Property”), free and clear of all material Liens, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of BB&T, the lessor. There are no pending or, to the knowledge of BB&T, threatened condemnation proceedings against the BB&T Real Property.

4.19 Intellectual Property. BB&T and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T: (a) (i) to the knowledge of BB&T, the use of any Intellectual Property by BB&T and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which BB&T or any BB&T Subsidiary acquired the right to use any Intellectual Property, and (ii) no person has asserted in writing to BB&T that BB&T or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (b) to the knowledge of BB&T, no person is challenging, infringing on or otherwise violating any right of BB&T or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to BB&T or its Subsidiaries, and (c) neither BB&T nor any BB&T Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by BB&T or any BB&T Subsidiary, and BB&T and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by BB&T and its Subsidiaries.

4.20 Related Party Transactions. As of the date hereof, except as set forth in any BB&T Reports, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between BB&T or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of BB&T or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding BB&T Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of BB&T) on the other hand, of the type required to be reported in any SunTrust Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

4.21 State Takeover Laws. The Board of Directors of BB&T has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable Takeover Statutes.

4.22 Reorganization. BB&T has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.23 Opinion. Prior to the execution of this Agreement, BB&T has received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from RBC Capital Markets, LLC, to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio in the Merger is fair from a financial point of view to BB&T. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.24 BB&T Information. The information relating to BB&T and its Subsidiaries or that is provided by BB&T or its Subsidiaries or their respective representatives for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with any Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to SunTrust or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to SunTrust or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

4.25 Loan Portfolio.

(a) As of the date hereof, except as set forth in Section 4.26(a) of the BB&T Disclosure Schedule, neither BB&T nor any of its Subsidiaries is a party to any written or oral Loan in which BB&T or any Subsidiary of BB&T is a creditor that, as of September 30, 2018, had an outstanding balance of $10,000,000 or more and under the terms of which the obligor was, as of September 30, 2018, over ninety (90) days or more delinquent in payment of principal or interest. Set forth in Section 4.26(a) of the BB&T Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of BB&T and its Subsidiaries that, as of September 30, 2018, had an outstanding balance of $10,000,000 and were classified by BB&T as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of BB&T or any of its Subsidiaries that, as of September 30, 2018, is classified as “Other Real Estate Owned” and the book value thereof.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T, each Loan of BB&T or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of BB&T and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BB&T, each outstanding Loan of BB&T or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of BB&T and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

4.26 Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on BB&T, (a) BB&T and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of BB&T reasonably has determined to be prudent and consistent with industry practice, and BB&T and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of BB&T and its Subsidiaries, BB&T or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by BB&T or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither BB&T nor any of its Subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

4.27 Investment Advisor Subsidiary.

(a) BB&T and certain of its Subsidiaries provide investment management, investment advisory or sub-advisory services (including management and advice provided to separate accounts and participation in wrap fee programs and are required to register with the SEC as an investment adviser under the Investment Advisers Act) (BB&T and each such Subsidiary, a “BB&T Advisory Entity”). Each BB&T Advisory Entity is registered as an investment adviser under the Investment Advisers Act and has operated since January 1, 2016 and is currently operating in compliance with all laws applicable to it or its business and has all registrations, permits, licenses, exemptions, orders and approvals required for the operation of its business or ownership of its properties and assets substantially as presently conducted, except in each case as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on BB&T.

(b) The accounts of each advisory client of BB&T or its Subsidiaries, for purposes of the Investment Advisers Act, that are subject to ERISA have been managed by the applicable BB&T Advisory Entity in compliance with the applicable requirements of ERISA, except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on BB&T.

(c) None of the BB&T Advisory Entities nor any “person associated with an investment adviser” (as defined in the Investment Advisers Act) of any of them is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as a person associated with a registered investment advisor, except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on BB&T.

4.28 Insurance Subsidiary.

(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on BB&T, (i) since January 1, 2016, at the time each agent, representative, producer, reinsurance intermediary, wholesaler, third-party administrator, distributor, broker, employee or other person authorized to sell, produce, manage or administer products on behalf of any BB&T Subsidiary (“BB&T Agent”) wrote, sold, produced, managed, administered or procured business for a BB&T Subsidiary, such BB&T Agent was, at the time the BB&T Agent wrote or sold business, duly licensed for the type of activity and business written, sold, produced, managed, administered or produced to the extent required by applicable law, (ii) no BB&T Agent has been since January 1, 2016, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any law, rule or regulation applicable to such BB&T Agent’s writing, sale, management, administration or production of insurance business for any BB&T Insurance Subsidiary and (iii) each BB&T Agent was appointed by BB&T or a BB&T Insurance Subsidiary in compliance with applicable insurance laws, rules and regulations and all processes and procedures undertaken with respect to such BB&T Agent were undertaken in compliance with applicable insurance laws, rules and regulations. “BB&T Insurance Subsidiary” means each Subsidiary of BB&T through which insurance operations is conducted.

(b) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on BB&T, (i) since January 1, 2016, BB&T and the BB&T Insurance Subsidiaries have made all required notices, submissions, reports or other filings under applicable insurance holding company statutes, (ii) all contracts, agreements, arrangements and transactions in effect between any BB&T Insurance Subsidiary and any affiliate are in compliance in all material respects with the requirements of all applicable insurance holding company statutes, and (iii) each BB&T Insurance Subsidiary has operated and otherwise been in compliance with all applicable insurance laws, rules and regulations.

4.29 Broker-Dealer Subsidiary.

(a) BB&T has certain Subsidiaries that are broker-dealers (each, a “BB&T Broker-Dealer Subsidiary”). Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on BB&T: (i) each BB&T Broker-Dealer Subsidiary is duly registered under the Exchange Act as a broker-dealer with the SEC and is in compliance with the applicable provisions of the Exchange Act, including the net capital requirements and customer protection requirements thereof; (ii) each BB&T Broker-Dealer Subsidiary is a member in good standing with FINRA and all other required SROs and in compliance with all applicable rules and regulations of FINRA and any such SRO of which it is a member or which otherwise has authority over it; (iii) each BB&T Broker-Dealer Subsidiary (and each registered representative thereof) is duly registered, licensed or qualified as a broker-dealer or registered representative, as applicable, under, and in compliance with, the applicable laws of all jurisdictions in which it is required to be so registered and each such registration, license or qualification is in full force and effect and in good standing; and (iv) there is no action, suit, proceeding or investigation pending or, to the knowledge of BB&T, threatened that would reasonably be likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such registrations, licenses and qualifications.

(b) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on BB&T, (i) none of the BB&T Broker-Dealer Subsidiaries nor any “associated person” thereof (A) is or has been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act, (B) is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or (C) is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any BB&T Broker-Dealer Subsidiary as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and (ii) there is no action, suit, proceeding or investigation pending or, to the knowledge of BB&T, threatened, that is reasonably likely to result in any such person being deemed ineligible as described in clause (A), subject to a “statutory disqualification” as described in clause (B) or subject to a disqualification as described in clause (C).

4.30 No Other Representations or Warranties.

(a) Except for the representations and warranties made by BB&T in this Article IV, neither BB&T nor any other person makes any express or implied representation or warranty with respect to BB&T, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and BB&T hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither BB&T nor any other person makes or has made any representation or warranty to SunTrust or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to BB&T, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by BB&T in this Article IV, any oral or written information presented to SunTrust or any of its affiliates or representatives in the course of their due diligence investigation of BB&T, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) BB&T acknowledges and agrees that neither SunTrust nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the SunTrust Disclosure Schedule or the BB&T Disclosure Schedule), required by law or as consented to in writing by the other party (such consent not to be unreasonably withheld, conditioned or delayed), each of BB&T and SunTrust shall, and shall cause each of its respective Subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and (c) take no action that would reasonably be expected to adversely affect or delay the ability of either BB&T or SunTrust to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2 Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the BB&T Disclosure Schedule or the SunTrust Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, neither BB&T nor SunTrust shall, and neither BB&T nor SunTrust shall permit any of their respective Subsidiaries to, without the prior written consent of the other party to this Agreement (such consent not to be unreasonably withheld, conditioned or delayed):

(a) other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months, and (ii) deposits, in each case in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of SunTrust or any of its wholly-owned Subsidiaries to SunTrust or any of its wholly-owned Subsidiaries, on the one hand, or of BB&T or any of its wholly-owned Subsidiaries to BB&T or any of its wholly-owned Subsidiaries, on the other hand), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(b)    (i) adjust, split, combine or reclassify any capital stock;

(ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any SunTrust Securities or SunTrust Subsidiary Securities, in the case of SunTrust, or BB&T Securities or BB&T Subsidiary Securities, in the case of BB&T, except, in each case, (A) regular quarterly cash dividends by SunTrust at a rate not in excess of $0.500 per share of SunTrust Common Stock, (B) regular quarterly cash dividends by BB&T at a rate not in excess of $0.405 per share of BB&T Common Stock, (C) dividends paid by any of the Subsidiaries of each of BB&T and SunTrust to BB&T or SunTrust or any of their wholly-owned Subsidiaries, respectively, (D) in the case of SunTrust, dividends provided for and paid on SunTrust Preferred Stock in accordance with the terms of such SunTrust Preferred Stock, (E) in the case of BB&T, dividends provided for and paid on shares of BB&T Preferred Stock in accordance with the terms of the BB&T Preferred Stock or (F) the acceptance of shares of SunTrust Common Stock or BB&T Common Stock, as the case may be, as payment for the exercise price of stock options or for withholding Taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case, in accordance with past practice and the terms of the applicable award agreements;

(iii) grant any stock options, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any SunTrust Securities or SunTrust

Subsidiary Securities, in the case of SunTrust, or BB&T Securities or BB&T Subsidiary Securities, in the case of BB&T; or

(iv) issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any SunTrust Securities or SunTrust Subsidiary Securities, in the case of SunTrust, or BB&T Securities or BB&T Subsidiary Securities, in the case of BB&T, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any SunTrust Securities or SunTrust Subsidiary Securities, in the case of SunTrust, or BB&T Securities or BB&T Subsidiary Securities, in the case of BB&T, except pursuant to the exercise of stock options or the settlement of equity compensation awards in accordance with their terms;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

(d) except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or the property or assets of any other person, in each case other than a wholly-owned Subsidiary of SunTrust or BB&T, as applicable;

(e) in each case except for transactions in the ordinary course of business, terminate, materially amend, or waive any material provision of, any SunTrust Contract or BB&T Contract, as the case may be, or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to SunTrust or BB&T, as the case may be, or enter into any contract that would constitute a SunTrust Contract or BB&T Contract, as the case may be, if it were in effect on the date of this Agreement;

(f) except as required under applicable law or the terms of any SunTrust Benefit Plan or BB&T Benefit Plan existing as of the date hereof, as applicable, (i) enter into, establish, adopt, amend or terminate any SunTrust Benefit Plan or BB&T Benefit Plan, or any arrangement that would be a SunTrust Benefit Plan or a BB&T Benefit Plan if in effect on the date hereof, other than (x) in the ordinary course of business consistent with past practice and (y) as would not reasonably be expected to materially increase the cost of benefits under any SunTrust Benefit Plan, BB&T Benefit Plan, SunTrust Contract or BB&T Contract, as the case may be, (ii) increase the compensation or benefits payable to any current or former employee, officer, director or individual consultant, other than increases to current employees and officers (x) in connection with a promotion or change in responsibilities and to a level consistent with similarly situated peer employees, (y) in the ordinary course of business consistent with past practice or (z) the payment of incentive compensation for completed performance periods based upon corporate performance, the performance of such employee and, if applicable, such employee’s business, (iii) accelerate the vesting of any equity-based awards or other compensation, (iv) enter into any new, or amend any existing, employment, severance, change in control, retention, collective bargaining agreement or similar agreement or arrangement, other than entry into retention agreements or arrangements not related to the transactions contemplated by this Agreement with employees below the level of senior vice president in the ordinary course of business consistent with past practice, (v) fund any rabbi trust or similar arrangement or in any other way secure the payment of compensation or benefits under any SunTrust Benefit Plan, BB&T Benefit Plan, SunTrust Contract or BB&T Contract, as the case may be, (vi) terminate the employment or services of any “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act), other than for cause, or (vii) hire any “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act) (other than as a replacement hire receiving substantially similar terms of employment);

(g) settle any material claim, suit, action or proceeding, except involving solely monetary remedies in an amount, individually and in the aggregate, that is not material to SunTrust or BB&T, as applicable, and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries or the Surviving Entity;

(h) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(i) amend its articles of incorporation, its bylaws or comparable governing documents of its Subsidiaries that are “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the SEC;

(j) other than in prior consultation with the other party to this Agreement, materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(k) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

(l) enter into any new line of business or, other than in the ordinary course of business (which may include partnering with third parties in origination, flow, servicing and other capacities) consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity;

(m) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes; or

(n) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) Promptly after the date of this Agreement, BB&T and SunTrust shall prepare and file with the SEC the Joint Proxy Statement, and BB&T shall prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included is a prospectus. BB&T and SunTrust, as applicable, shall use reasonable best efforts to make such filings within thirty (30) days of the date of this Agreement. Each of BB&T and SunTrust shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filings, and BB&T and SunTrust shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. BB&T shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and SunTrust shall furnish all information concerning SunTrust and the holders of SunTrust Common Stock as may be reasonably requested in connection with any such action.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, use their reasonable best efforts to make such filings within thirty (30) days of the date of this Agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. BB&T and SunTrust shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to SunTrust or BB&T, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein, and each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law. As used in this Agreement, the term “ Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof) (i) from the Federal Reserve Board, the FDIC, the North Carolina Commissioner of Banks and the Georgia Department of Banking and Finance, or (ii) set forth in Section 3.4 or Section 4.4 that are necessary to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger) or those the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Entity.

(c) Each party shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing contained herein shall be deemed to require BB&T or SunTrust or any of their respective Subsidiaries, and neither BB&T nor SunTrust nor any of their respective Subsidiaries shall be permitted (without the written consent of the other party), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities that would reasonably be expected to have a Material Adverse Effect on the Surviving Entity and its Subsidiaries, taken as a whole, after giving effect to the Merger (a “Materially Burdensome Regulatory Condition”).

(d) BB&T and SunTrust shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BB&T, SunTrust or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

(e) BB&T and SunTrust shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or that the receipt of any such approval will be materially delayed.

6.2 Access to Information; Confidentiality.

(a) Upon reasonable notice and subject to applicable laws, each of BB&T and SunTrust, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall cooperate with the other party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally, and, during such period, each of BB&T and SunTrust shall, and shall cause its respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that BB&T or SunTrust, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither BB&T nor SunTrust nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of BB&T’s or SunTrust’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Each of BB&T and SunTrust shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 26, 2019, between BB&T and SunTrust (the “Confidentiality Agreement”).

(c) No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.3 Shareholders’ Approvals. Each of BB&T and SunTrust shall call a meeting of its shareholders (the “BB&T Meeting” and the “SunTrust Meeting,” respectively) to be held as soon as reasonably practicable after the S-4 is declared effective, for the purpose of obtaining (a) the Requisite SunTrust Vote and the Requisite BB&T Vote required in connection with this Agreement and the Merger and (b) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby, and each of SunTrust and BB&T shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. Each of BB&T and SunTrust and their respective Boards of Directors shall use its reasonable best efforts to obtain from the shareholders of BB&T and SunTrust, as applicable, the Requisite BB&T Vote and the Requisite SunTrust Vote, as applicable, including by communicating to the respective shareholders of BB&T and SunTrust its recommendation (and including such recommendation in the Joint Proxy Statement) that, in the case of BB&T, the shareholders of BB&T approve this Agreement (the “BB&T Board Recommendation”), and in the case of SunTrust, that the shareholders of SunTrust approve this Agreement (the “SunTrust Board Recommendation”), BB&T and each of BB&T and SunTrust and their respective Boards of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to the other party the BB&T Board Recommendation, in the case of BB&T, or the SunTrust Board Recommendation, in the case of SunTrust, (ii) fail to make the BB&T Board Recommendation, in the case of BB&T, or the SunTrust Board Recommendation, in the case of SunTrust, in the Joint Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the BB&T Board Recommendation, in the case of BB&T, or the SunTrust Board Recommendation, in the case of SunTrust, in each case within ten (10) business days (or such fewer number of days as remains prior to the BB&T Meeting or the SunTrust Meeting, as applicable) after an Acquisition Proposal is made public or any request by the other party to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing a “Recommendation Change”). However, subject to Section 8.1 and Section 8.2, if the Board of Directors of BB&T or SunTrust, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the BB&T Board Recommendation or the SunTrust Board Recommendation, as applicable, such Board of Directors may, in the case of BB&T, prior to the receipt of the Requisite BB&T Vote, and in the case of SunTrust, prior to the receipt of the Requisite SunTrust Vote, submit this Agreement to its shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event such Board of Directors may communicate the basis for its lack of a recommendation to its shareholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that such Board of Directors may not take any actions under this sentence unless it (A) gives the other party at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (B) at the end of such notice period, takes into account any amendment or modification to this Agreement proposed by the other party and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the BB&T Board Recommendation or SunTrust Board Recommendation, as the case may be. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3. BB&T or SunTrust shall adjourn or postpone the BB&T Meeting or the SunTrust Meeting, as the case may be, if, as of the time for which such meeting is originally scheduled there are insufficient shares of BB&T Common Stock or SunTrust Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting SunTrust or BB&T, as applicable, has not received proxies representing a sufficient number of shares necessary to obtain the Requisite SunTrust Vote or the Requisite BB&T Vote. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, (x) the BB&T Meeting shall be convened and this Agreement shall be submitted to the shareholders of BB&T at the BB&T Meeting and (y) the SunTrust Meeting shall be convened and this Agreement shall be submitted to the shareholders of SunTrust at the SunTrust Meeting, and nothing contained herein shall be deemed to relieve either BB&T or SunTrust of such obligation.

6.4 Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, each of BB&T and SunTrust shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by SunTrust or BB&T or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

6.5 Stock Exchange Listing. BB&T shall cause the shares of BB&T Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

6.6 Employee Matters.

(a) From and after the Effective Time, unless otherwise mutually determined by SunTrust and BB&T, BB&T shall provide generally to employees of SunTrust and its Subsidiaries who at the Effective Time become employees of BB&T or its Subsidiaries (the “Continuing Employees”), employee compensation and benefits under the BB&T Benefit Plans on terms and conditions that are substantially the same as those that apply to similarly situated BB&T employees; provided that BB&T may satisfy its obligation under this Section 6.6(a) for a transitional period (which transitional period shall end by the later of (i) December 31, 2019 and (ii) the six (6) month anniversary of the Closing Date) by providing compensation and benefits that are substantially the same in the aggregate as the compensation and benefits provided by SunTrust and its Subsidiaries to Continuing Employees immediately prior to the Effective Time. Prior to the Closing, SunTrust and BB&T shall cooperate in reviewing, evaluating and analyzing the BB&T Benefit Plans and SunTrust Benefit Plans with a view towards developing appropriate new benefit plans with respect to employees of the Surviving Entity and its Subsidiaries (which shall in any event include the BB&T Corporation Pension Plan and the BB&T Non-Qualified Defined Benefit Plan) (collectively, the “New Benefit Plans”) for the employees covered thereby, which New Benefit Plans will, to the extent permitted by applicable law, and among other things, (A) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (B) not discriminate between employees who were covered by BB&T Benefit Plans, on the one hand, and those covered by SunTrust Benefit Plans, on the other hand, at the Effective Time. Notwithstanding the foregoing, BB&T and SunTrust agree that, during the period commencing at the Effective Time and ending on the first anniversary thereof, any continuing employee of BB&T, SunTrust or any of their respective Subsidiaries who is involuntarily terminated during such one (1)-year period will be provided with severance as described in Section 6.6(a) of the BB&T Disclosure Schedule.

(b) For purposes of eligibility, participation, vesting and benefit accrual (except not for purposes of benefit accrual under any defined benefit pension plan or to the extent that such credit would result in a duplication of benefits) under the BB&T Benefit Plans, SunTrust Benefit Plans and the New Benefit Plans, service with or credited by BB&T, SunTrust or any of their respective Subsidiaries or predecessors for Continuing Employees or continuing employees of BB&T or its Subsidiaries shall be treated as service with BB&T to the same extent that such service was taken into account under the analogous SunTrust Benefit Plan or BB&T Benefit Plan prior to the Effective Time. With respect to any SunTrust Benefit Plan, BB&T Benefit Plan or New Benefit Plan in which any employees of BB&T or SunTrust (or their Subsidiaries) prior to the Effective Time first become eligible to participate on or after the Effective Time, and in which such employees did not participate prior to the Effective Time, the Surviving Entity shall: (i) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous BB&T Benefit Plan or SunTrust Benefit Plan, as the case may be, and (ii) provide each such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time (or, if later, prior to the time such employee commenced participation in the New Benefit Plan) under a BB&T Benefit Plan or SunTrust Benefit Plan (to the same extent that such credit was given under the analogous SunTrust or BB&T Benefit Plan) in satisfying any applicable deductible or out-of-pocket requirements under any SunTrust Benefit Plan, BB&T Benefit Plan or New Benefit Plan in which such employee first become eligible to participate after the Effective Time. Effective as of the later of January 1, 2020 and thirty (30) days after the Effective Time and subject to the immediately following sentence, the Continuing Employees shall become eligible to participate in the BB&T Corporation Pension Plan and the BB&T Non-Qualified Defined Benefit Plan on the same basis as similarly situated employees of BB&T and its Subsidiaries, except as otherwise mutually agreed by BB&T and SunTrust. For purposes of the foregoing, the Surviving Entity shall recognize (1) the service with SunTrust and its Subsidiaries of the Continuing Employees for purposes of eligibility to participate and vesting (but not benefit accrual) under the BB&T Corporation Pension Plan and (2) the service of the Continuing Employees who satisfy the eligibility requirements of the BB&T Non-Qualified Defined Benefit Plan as in effect immediately prior to the Effective Time and are designated by the compensation committee of the Board of Directors of the Surviving Entity as eligible to participate in such plan for purposes of eligibility to participate and vesting (but not benefit accrual) under the BB&T Non-Qualified Defined Benefit Plan.

(c) The Surviving Entity agrees to honor in accordance with their terms all BB&T Benefit Plans and SunTrust Benefit Plans. In addition, prior to the Effective Time, BB&T may take such action as it deems necessary, including amending the BB&T Corporation Pension Plan and/or the BB&T Non-Qualified Defined Benefit Plan, so that (i) each participant in the BB&T Corporation Pension Plan and BB&T Non-Qualified Defined Benefit Plan immediately prior to the Effective Time shall be entitled to continued benefit accrual on a basis no less favorable than in effect immediately prior to the Effective Time (including as to any rights or features) for so long as such participant continues as an employee of the Surviving Entity or its Subsidiaries (or their respective successors or assigns) and (ii) following the Effective Time, the BB&T Corporation Pension Plan and BB&T Non-Qualified Defined Benefit Plan may not be terminated or amended so as to adversely impact any such participant or the benefit of any such participant, including any future benefit accruals or the vesting or entitlement to such future benefit accruals (including any rights or features of such accruals). Without limiting the foregoing and for purposes of clarity, any amendment to provide a lump sum cash out of a participant’s accrued pension benefit shall be deemed to adversely impact the participant for purposes of the foregoing clause (ii).

(d) If requested by BB&T in writing delivered to SunTrust not less than ten (10) business days before the Closing Date, the Board of Directors of SunTrust (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary or appropriate to terminate the SunTrust Banks, Inc. 401(k) Plan (the “SunTrust 401(k) Plan”), effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time. If BB&T requests that the SunTrust 401(k) Plan be terminated, (i) SunTrust shall provide BB&T with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by BB&T) not later than two (2) days immediately preceding the Closing Date and (ii) the Continuing Employees shall be eligible to participate, effective as of the Effective Time, in a 401(k) plan sponsored or maintained by BB&T or one of its Subsidiaries (the “BB&T 401(k) Plan”), it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan. BB&T and SunTrust shall take any and all actions as may be required, including amendments to the SunTrust 401(k) Plan and/or the BB&T 401(k) Plan, to permit the Continuing Employees to make rollover contributions to the BB&T 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of loans), BB&T Common Stock or a combination thereof in an amount equal to the full account balance distributed to such employee from the SunTrust 401(k) Plan.

(e) Prior to the Effective Time, the Board of Directors of BB&T shall take such action as is necessary to provide that the transactions contemplated by this Agreement are deemed a “merger of equals” for purposes of each BB&T Benefit Plan that provides the Board of Directors of BB&T with the ability to declare that a particular transaction constitutes a “merger of equals”

and thus does not constitute a “change in control”, “change of control” or similar concept under such BB&T Benefit Plans (which determination shall not be revoked during the 12-month period following the Effective Time).

(f) Nothing in this Agreement shall confer upon any employee, officer, director or consultant of BB&T or SunTrust or any of their Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Entity, SunTrust, BB&T or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Entity, SunTrust, BB&T or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of BB&T or SunTrust or any of their Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any SunTrust Benefit Plan, BB&T Benefit Plan, New Benefit Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Entity or any of its Subsidiaries or affiliates to amend, modify or terminate any particular SunTrust Benefit Plan, BB&T Benefit Plan, New Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of BB&T or SunTrust or any of their Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, the Surviving Entity shall indemnify and hold harmless and shall advance expenses as incurred, in each case to the extent (subject to applicable law) such persons are indemnified as of the date of this Agreement by SunTrust pursuant to the SunTrust Articles, the SunTrust Bylaws, the governing or organizational documents of any Subsidiary of SunTrust and any indemnification agreements in existence as of the date hereof and disclosed in Section 6.7(a) of the SunTrust Disclosure Schedule, each present and former director, officer or employee of SunTrust and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “SunTrust Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director, officer or employee of SunTrust or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any SunTrust Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such SunTrust Indemnified Party is not entitled to indemnification.

(b) For a period of six (6) years after the Effective Time, the Surviving Entity shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by SunTrust (provided, that the Surviving Entity may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Entity shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by SunTrust for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Entity shall cause to be maintained policies of insurance which, in the Surviving Entity’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, BB&T or SunTrust, in consultation with, but only upon the consent of BB&T, may (and at the request of BB&T, SunTrust shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under SunTrust’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

(c) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each SunTrust Indemnified Party and his or her heirs and representatives. If the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Entity will cause proper provision to be made so that the successors and assigns of the Surviving Entity will expressly assume the obligations set forth in this Section 6.7.

6.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of BB&T, on the one hand, and a Subsidiary of SunTrust, on the other hand) or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by BB&T.

6.9 Advice of Changes. BB&T and SunTrust shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on it or (ii) that it believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.9 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

6.10 Dividends. After the date of this Agreement, each of BB&T and SunTrust shall coordinate with the other the declaration of any dividends in respect of BB&T Common Stock and SunTrust Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of SunTrust Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of SunTrust Common Stock and any shares of BB&T Common Stock any such holder receives in exchange therefor in the Merger.

6.11 Shareholder Litigation. Each party shall give the other party prompt notice of any shareholder litigation against such party or its directors or officers relating to the transactions contemplated by this Agreement, and shall give the other party the opportunity to participate (at such other’s party’s expense) in the defense or settlement of any such litigation. Each party shall give the other the right to review and comment on all filings or responses to be made by such party in connection with any such litigation, and will in good faith take such comments into account. No party shall agree to settle any such litigation without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the other party shall not be obligated to consent to any settlement which does not include a full release of such other party and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Entity or any of its affiliates.

6.12 Corporate Governance; Headquarters.

(a) Prior to the Effective Time, the Board of Directors of BB&T shall take all actions necessary to adopt the BB&T Bylaw Amendment and the resolutions referenced therein and to effect the requirements referenced therein that are to be effected as of the Effective Time. Effective as of the Effective Time, in accordance with the BB&T Bylaw Amendment, the number of directors that will comprise the full Board of Directors of the Surviving Entity and the full Board of Directors of BB&T Subsidiary Bank shall each be twenty-two (22). Of the members of the initial Board of Directors of the Surviving Entity as of the Effective Time and of the initial Board of Directors of BB&T Subsidiary Bank as of the effective time of the Bank Merger, one shall be the Chief Executive Officer of BB&T as of immediately prior to the Effective Time, one shall be the Chief Executive Officer of SunTrust as of immediately prior to the Effective Time, ten (10) shall be members of the Board of Directors of BB&T as of immediately prior to the Effective Time, designated by BB&T, and ten (10) shall be members of the Board of Directors of SunTrust as of immediately prior to the Effective Time, designated by SunTrust.

(b) In accordance with, and to the extent provided in, the BB&T Bylaws Amendment: (i) effective as of the Effective Time, Mr. Kelly S. King shall continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the Surviving Entity and BB&T Subsidiary Bank, and Mr. William H. Rogers, Jr. shall become the President and Chief Operating Officer of the Surviving Entity and BB&T Subsidiary Bank; (ii) Mr. Rogers shall be the successor to Mr. King as the Chief Executive Officer of the Surviving Entity and of BB&T Subsidiary Bank, with such succession to become effective on September 12, 2021 or any such earlier date as of which Mr. King ceases for any reason to serve in the position of Chief Executive Officer of the Surviving Entity or of BB&T Subsidiary Bank, as applicable (the date of such Surviving Entity succession, the “CEO Succession Date”); (iii) subject to Mr. King’s death, resignation or disqualification, from the CEO Succession Date through March 12, 2022, Mr. King shall serve as Executive Chairman of the Surviving Entity and of BB&T Subsidiary Bank; (iv) Mr. Rogers shall be the successor to Mr. King as the Chairman of the Board of Directors of the Surviving Entity and of BB&T Subsidiary Bank, with such succession to become effective on March 12, 2022, or any such earlier date as of which Mr.  King ceases for any reason to serve in the position of Chairman of the Board of Directors of the Surviving Entity or of BB&T Subsidiary Bank, as applicable (the date of such Surviving Entity succession, the “Chairman Succession Date”); (v) subject to Mr. King’s death, resignation or disqualification, from the Chairman Succession Date until September 12, 2022, Mr. King shall serve as a consultant to the Surviving Entity and to BB&T Subsidiary Bank; and (vi) subject to Mr. King’s death, resignation or disqualification, Mr. King will be nominated to serve as a director of the Surviving Entity and BB&T Subsidiary Bank for each term of service of directors beginning at any time prior to December 31, 2023.

(c) As of the Effective Time, (i) the headquarters of the Surviving Entity and BB&T Subsidiary Bank will be located in Charlotte, North Carolina; (ii) the hub for the Surviving Entity’s and BB&T Subsidiary Bank’s wholesale business shall be located in Atlanta, Georgia; (iii) the hub for the Surviving Entity’s and BB&T Subsidiary Bank’s consumer and community banking business shall be located in Winston-Salem, North Carolina; and (iv) the hub for the Surviving Entity’s and BB&T Subsidiary Bank’s technology and innovation operations shall be located in Charlotte, North Carolina.

(d) As of and from the Effective Time, the name of the Surviving Entity will be a name to be mutually agreed upon by SunTrust and BB&T prior to the Closing Date.

(e) The bylaws of BB&T Subsidiary Bank in effect as the effective time of the Bank Merger will be consistent in all respects with the foregoing provisions of this Section  6.12.

6.13 Commitments to the Community. Following the Effective Time, the Surviving Entity will increase the level of philanthropic and community investment provided by SunTrust in Atlanta, Georgia and by BB&T in Winston-Salem, North Carolina, respectively, in each case relative to the level of such investment as of immediately prior to the Effective Time.

6.14 Acquisition Proposals.

(a) Each party agrees that it will not, and will cause each of its Subsidiaries and its and their respective officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, have or participate in any discussions with any person relating to any Acquisition Proposal or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to an entered into in accordance with this Section 6.14) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite BB&T Vote, in the case or BB&T, or the Requisite SunTrust Vote, in the case of SunTrust, a party receives an unsolicited bona fide written Acquisition Proposal, such party may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal if the Board of Directors of such party concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, such party shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with such party. Each party will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than SunTrust or BB&T, as applicable, with respect to any Acquisition Proposal. Each party will promptly (within twenty-four (24) hours) advise the other party following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide the other party with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal, and will keep the other party apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. Each party shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, “ Acquisition Proposal” shall mean, with respect to BB&T or SunTrust, as applicable, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of a party and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of a party or its Subsidiaries whose assets, individually or in the aggregate, constitute more twenty-five percent (25%) or more of the consolidated assets of the party, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of a party or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the party, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving a party or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the party.

(b) Nothing contained in this Agreement shall prevent a party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

6.15 Public Announcements. SunTrust and BB&T agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance or (ii) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.15.

6.16 Change of Method. SunTrust and BB&T shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of SunTrust and BB&T (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Exchange Ratio or the number of shares of BB&T Common Stock received by holders of SunTrust Common Stock in exchange for each share of SunTrust Common Stock, (ii) adversely affect the Tax treatment of SunTrust’s shareholders or BB&T’s shareholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of SunTrust or BB&T pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.1.

6.17 Restructuring Efforts. If either SunTrust or BB&T shall have failed to obtain the Requisite SunTrust Vote or the Requisite BB&T Vote at the duly convened SunTrust Meeting or BB&T Meeting, as applicable, or any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transactions provided for herein (it being understood that neither party shall have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of the capital stock of SunTrust as provided for in this Agreement, in a manner adverse to such party or its shareholders) and/or resubmit this Agreement and the transactions contemplated hereby (or as restructured pursuant to this Section 6.17) to its respective shareholders for approval.

6.18 Takeover Statutes. None of SunTrust, BB&T or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.19 Treatment of SunTrust Indebtedness. Upon the Effective Time, BB&T shall assume the due and punctual performance and observance of the covenants to be performed by SunTrust under the indentures set forth on Section 6.19 of the SunTrust Disclosure Schedule, and the due and punctual payment of the principal of (and premium, if any) and interest on, the notes governed thereby. In connection therewith, BB&T and SunTrust shall cooperate and use reasonable best efforts to execute and deliver any supplemental indentures, officer’s certificates or other documents, and the parties hereto shall cooperate and use reasonable best efforts to provide any opinion of counsel to the trustee thereof, required to make such assumption effective as of the Effective Time.

6.20 Exemption from Liability Under Section 16(b). SunTrust and BB&T agree that, in order to most effectively compensate and retain SunTrust Insiders, both prior to and after the Effective Time, it is desirable that SunTrust Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of SunTrust Common Stock and SunTrust Preferred Stock and SunTrust PSU Awards into shares of BB&T Common Stock and New BB&T Common Stock in the Merger and the conversion of SunTrust Equity Awards into corresponding BB&T Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.20. SunTrust shall deliver to BB&T in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of SunTrust subject to the reporting requirements of Section 16(a) of the Exchange Act (the “SunTrust Insiders”), and the Board of Directors of BB&T and of SunTrust, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of SunTrust) any dispositions of SunTrust Common Stock, SunTrust Preferred Stock or SunTrust Equity Awards by the SunTrust Insiders, and (in the case of BB&T) any acquisitions of BB&T Common Stock, New BB&T Preferred Stock, or BB&T Equity Awards by any SunTrust Insiders who, immediately following the Merger, will be officers or directors of the Surviving Entity subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Shareholder Approvals. This Agreement shall have been approved by the shareholders of BB&T by the Requisite BB&T Vote and by the shareholders of SunTrust by the Requisite SunTrust Vote.

(b) NYSE Listing. The shares of BB&T Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(c) Regulatory Approvals. (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

(d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement.

7.2 Conditions to Obligations of BB&T. The obligation of BB&T to effect the Merger is also subject to the satisfaction, or waiver by BB&T, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of SunTrust set forth in Section 3.2(a) and Section 3.8(a) (in each case after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of SunTrust set forth in Section 3.1(a), Section 3.1(b) (but only with respect to SunTrust Subsidiary Bank), Section 3.2(b) (but only with respect to SunTrust Subsidiary Bank), Section 3.3(a) and Section 3.7 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of SunTrust set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on SunTrust or the Surviving Entity. BB&T shall have received a certificate dated as of the Closing Date and signed on behalf of SunTrust by the Chief Executive Officer or the Chief Financial Officer of SunTrust to the foregoing effect.

(b) Performance of Obligations of SunTrust. SunTrust shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and BB&T shall have received a certificate dated as of the Closing Date and signed on behalf of SunTrust by the Chief Executive Officer or the Chief Financial Officer of SunTrust to such effect.

(c) Federal Tax Opinion. BB&T shall have received the opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to BB&T, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of BB&T and SunTrust, reasonably satisfactory in form and substance to such counsel.

7.3 Conditions to Obligations of SunTrust. The obligation of SunTrust to effect the Merger is also subject to the satisfaction, or waiver by SunTrust, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of BB&T set forth in Section 4.2(a) and Section 4.8(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of BB&T set forth in Section 4.1(a), Section 4.1(b) (but only with respect to BB&T Subsidiary Bank), Section 4.2(b) (but only with respect to BB&T Subsidiary Bank), Section 4.3(a) and Section 4.7 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of BB&T set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on BB&T. SunTrust shall have received a certificate dated as of the Closing Date and signed on behalf of BB&T by the Chief Executive Officer or the Chief Financial Officer of BB&T to the foregoing effect.

(b) Performance of Obligations of BB&T. BB&T shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, including, but not limited to, the covenant to take all actions necessary to adopt the BB&T Bylaw Amendment and the resolutions referenced therein and to effect the requirements referenced therein that are to be effected as of the Effective Time, and SunTrust shall have received a certificate dated as of the Closing Date and signed on behalf of BB&T by the Chief Executive Officer or the Chief Financial Officer of BB&T to such effect.

(c) Federal Tax Opinion. SunTrust shall have received the opinion of Sullivan & Cromwell LLP, in form and substance reasonably satisfactory to SunTrust, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of BB&T and SunTrust, reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite SunTrust Vote or the Requisite BB&T Vote:

(a) by mutual written consent of BB&T and SunTrust;

(b) by either BB&T or SunTrust if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(c) by either BB&T or SunTrust if the Merger shall not have been consummated on or before February 7, 2020 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(d) by either BB&T or SunTrust (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of SunTrust, in the case of a termination by BB&T, or BB&T, in the case of a termination by SunTrust, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by BB&T, or Section 7.3, in the case of a termination by SunTrust, and which is not cured within forty-five (45) days following written notice to SunTrust, in the case of a termination by BB&T, or BB&T, in the case of a termination by SunTrust, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

(e) by SunTrust, if (i) BB&T or the Board of Directors of BB&T shall have made a Recommendation Change or (ii) BB&T or the Board of Directors of BB&T shall have breached its obligations under Section 6.3 or 6.14 in any material respect; or

(f) by BB&T, if (i) SunTrust or the Board of Directors of SunTrust shall have made a Recommendation Change or (ii) SunTrust or the Board of Directors of SunTrust shall have breached its obligations under Section 6.3 or 6.14 in any material respect.

8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either BB&T or SunTrust as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of BB&T, SunTrust, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b) (Access to Information; Confidentiality), Section 6.15 (Public Announcements), this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither BB&T nor SunTrust shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.

(b) (i) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of SunTrust or shall have been made directly to the shareholders of SunTrust or any person shall have publicly announced (and not withdrawn at least two (2) business days prior to the SunTrust Meeting) an Acquisition Proposal, in each case with respect to SunTrust and (A) (x) thereafter this Agreement is terminated by either BB&T or SunTrust pursuant to Section 8.1(c) without the Requisite SunTrust Vote having been obtained (and all other conditions set forth in Section 7.1 and Section 7.3 were satisfied or were capable of being satisfied prior to such termination) or (y) thereafter this Agreement is terminated by BB&T pursuant to Section 8.1(d) as a result of a willful breach, and (B) prior to the date that is twelve (12) months after the date of such termination, SunTrust enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then SunTrust shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay BB&T, by wire transfer of same-day funds, a fee equal to $1,121,000,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b)(i), all references in the definition of Acquisition Proposal to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%).”

(ii) In the event that this Agreement is terminated by BB&T pursuant to Section 8.1(f), then SunTrust shall pay BB&T, by wire transfer of same-day funds, the Termination Fee within two (2) business days of the date of termination.

(c) (i) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of BB&T or shall have been made directly to the shareholders of BB&T or any person shall have publicly announced (and not withdrawn at least two (2) business days prior to the BB&T Meeting) an Acquisition Proposal, in each case with respect to BB&T and (A) (x) thereafter this Agreement is terminated by either BB&T or SunTrust pursuant to Section 8.1(c) without the Requisite BB&T Vote having been obtained (and all other conditions set forth in Section 7.1 and Section 7.2 were satisfied or were capable of being satisfied prior to such termination) or (y) thereafter this Agreement is terminated by SunTrust pursuant to Section 8.1(d) as a result of a willful breach, and (B) prior to the date that is twelve (12) months after the date of such termination, BB&T enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then BB&T shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay SunTrust the Termination Fee by wire transfer of same-day funds; provided, that for purposes of this Section 8.2(c)(i), all references in the definition of Acquisition Proposal to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%).”

(ii) In the event that this Agreement is terminated by SunTrust pursuant to Section 8.1(e), then BB&T shall pay SunTrust, by wire transfer of same-day funds, the Termination Fee within two (2) business days of the date of termination.

(d) Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages to the extent permitted herein, in no event shall either party be required to pay the Termination Fee more than once.

(e) Each of BB&T and SunTrust acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if BB&T or SunTrust, as the case may be, fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the Termination Fee or any portion thereof, such non-paying party shall pay the costs and expenses of the other party (including attorneys’ fees and expenses) in connection with such suit. In addition, if BB&T or SunTrust, as the case may be, fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite BB&T Vote or the Requisite SunTrust Vote; provided, however, that after the receipt of the Requisite BB&T Vote or the Requisite SunTrust Vote, there may not be, without further approval of the shareholders of BB&T or SunTrust, as applicable, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite BB&T Vote or the Requisite SunTrust Vote, there may not be, without further approval of the shareholders of BB&T or SunTrust, as applicable, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.3 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Section 6.7 and for those other obligations, covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

9.4 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement and all filing and other fees paid to Governmental Entities in connection with the Merger and the other transactions contemplated hereby shall be borne equally by BB&T and SunTrust.

9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to SunTrust, to:

SunTrust Banks, Inc.
303 Peachtree Street, N.E.
Atlanta, Georgia
	Attention:	Ellen Fitzsimmons, General Counsel
	E-mail:	Ellen.Fitzsimmons@SunTrust.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
	Attention:	H. Rodgin Cohen
Mitchell S. Eitel
	Facsimile:	(212) 558-3588
	Email:	cohenhr@sullcrom.com
eitelm@sullcrom.com

and

(b)	if to BB&T, to:

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101
	Attention:	Robert J. Johnson
	E-mail:	RJJohnson@BBandT.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
	Attention:	Edward D. Herlihy
Matthew M. Guest
	E-mail:	EDHerlihy@wlrk.com
MGuest@wlrk.com

9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of SunTrust means the actual knowledge of any of the officers of SunTrust listed on Section 9.6 of the SunTrust Disclosure Schedule, and the “knowledge” of BB&T means the actual knowledge of any of the officers of BB&T listed on Section 9.6 of the BB&T Disclosure Schedule. As used herein, (i) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (iii) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party and its representatives at least one (1) day prior to the date hereof, (b) included in the virtual data room of a party at least one (1) day prior to the date hereof or (c) filed by a party with the SEC and publicly available on EDGAR at least one (1) day prior to the date hereof. The SunTrust Disclosure Schedule and the BB&T Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. Nothing contained herein shall require any party or person to take any action in violation of applicable law.

9.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8 Entire Agreement. This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles (except that matters relating to the fiduciary duties of the Board of Directors of SunTrust shall be subject to the laws of the State of Georgia and matters relating to the fiduciary duties of the Board of Directors of BB&T shall be subject to the laws of the State of North Carolina).

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9 .14 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

9.15 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

IN WITNESS WHEREOF, SunTrust and BB&T have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SUNTRUST BANKS, INC.

By:	/s/ William H. Rogers Jr.
Name: William H. Rogers Jr. Title: Chariman and Chief Executive Officer

BB&T CORPORATION

By:	/s/ Kelly S. King
Name: Kelly S. King Title: Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

FORM OF AMENDMENT TO BYLAWS OF BB&T CORPORATION

The Amended and Restated Bylaws (the “Bylaws”) of BB&T Corporation (the “Corporation”) shall be amended as follows, effective as of the Effective Time (as such term is defined in the Agreement and Plan of Merger, dated as of February 7, 2019, by and between the Corporation and SunTrust Banks, Inc. (the “Merger Agreement”)):

A new Section 14 shall be added to Article III, as follows:

Section 14. CEO and Chairman Position and Succession; Board Composition; Headquarters.

(a)

The Board of Directors has resolved that, effective as of the Effective Time (for all purposes of this Section 14, as defined in the Agreement and Plan of Merger, dated as of February 7, 2019, by and between the Corporation and SunTrust Banks, Inc. (“SunTrust”), as the same may be amended from time to time (the “Merger Agreement”)), Mr. Kelly S. King shall continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the Corporation and of the Corporation’s wholly owned subsidiary, Branch Banking and Trust Company (“Branch Bank”) and Mr. William H. Rogers, Jr. shall become the President and Chief Operating Officer of the Corporation and of Branch Bank. The Board of Directors has further resolved that (i) Mr. Rogers shall be the successor to Mr. King as the Chief Executive Officer of the Corporation and of Branch Bank, with such succession to become effective on September 12, 2021 or any such earlier date as of which Mr. King ceases for any reason to serve in the position of Chief Executive Officer of the Corporation or of Branch Bank, as applicable, (the date of such Corporation succession, the “CEO Succession Date”); (ii) subject to Mr. King’s death, resignation or disqualification, from the CEO Succession Date through March 12, 2022, Mr. King shall serve as Executive Chairman of the Corporation and Branch Bank; (iii) Mr. Rogers shall be the successor to Mr. King as the Chairman of the Board of Directors of the Corporation and of Branch Bank, with such succession to become effective on March 12, 2022, or any such earlier date as of which Mr. King ceases for any reason to serve in the position of Chairman of the Board of Directors of the Corporation or of Branch Bank, as applicable (the date of such Corporation succession, the “Chairman Succession Date”); and (iv) subject to Mr. King’s death, resignation or disqualification, from the Chairman Succession Date until September 12, 2022, Mr. King shall serve as a consultant to the Corporation and to Branch Bank. The Corporation may enter into or amend appropriate agreements or arrangements with Mr. King and Mr. Rogers in connection with the subject matter of this Article III, Section 14(a) (any such agreement or arrangement, as may be amended, supplemented or modified from time to time, an “Employment Agreement”).

(b)

(i) Prior to the date that is the third (3rd) anniversary of the Effective Time (such date, the “Expiration Date”), the removal of Mr. Rogers from, or the failure to appoint or re-elect Mr. Rogers to, any of the positions specifically provided for in this Article III, Section 14 and in any Employment Agreement with Mr. Rogers at the times specifically provided for in this Article III, Section 14 or in any Employment Agreement with Mr. Rogers, (ii) prior to the Expiration Date, the removal of Mr. King from, or the failure to appoint or re-elect Mr. King to, any of the positions specifically provided for in this Article III, Section 14 and in any Employment Agreement with Mr. King at the times specifically provided for in this Article III, Section 14 or in any Employment Agreement with Mr. King, (iii) prior to the Expiration Date, any determination not to nominate Mr. Rogers as a director of the Corporation or Branch Bank or (iv) any determination not to nominate Mr. King as a director of the Corporation or Branch Bank for each term of service of directors beginning at any time prior to December 31, 2023, shall each require the affirmative vote of at least 75% of the full Board of Directors.

(c)

Effective as of the Effective Time, the Board of Directors of the Corporation and the Board of Directors of Branch Bank shall be comprised of eleven (11) Continuing SunTrust Directors, including the Chief Executive Officer of SunTrust as of immediately prior to the Effective Time, and eleven (11) Continuing BB&T Directors, including the Chief Executive Officer of the Corporation as of immediately prior to the Effective time. From and after the Effective Time through the Expiration Date: (i) the number of directors that comprises the full Board of Directors of the Corporation and the full Board of Directors of Branch Bank shall each be twenty-two (22); and (ii) no vacancy on the Board of Directors or the Corporation or Branch Bank created by the cessation of service of a director shall be filled by the applicable Board of Directors and the applicable Board of Directors shall not nominate any individual to fill such vacancy, unless (x) such individual would be an independent director of the Corporation or Branch Bank, as applicable, (y) in the case of a vacancy created by the cessation of service of a Continuing SunTrust Director, not less than a majority of the Continuing SunTrust Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing BB&T Directors shall vote to approve the appointment or nomination (as applicable) of such individual, and (z) in the case of a vacancy created by the cessation of service of a Continuing BB&T Director, not less than a majority of the Continuing BB&T Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing SunTrust Directors shall vote to approve the appointment or nomination (as applicable) of such individual; provided, that any such appointment or nomination pursuant to clause (y) or (z) shall be made in accordance with applicable law and the rules of the New York Stock Exchange (or other national securities exchange on which the Corporation’s securities are listed). For purposes of this Article III, Section 14, the terms “Continuing SunTrust Directors” and “Continuing BB&T Directors” shall mean, respectively, the directors of the Corporation and SunTrust who were selected to be directors of the Corporation and Branch Bank by SunTrust or the Corporation, as the case may be, as of the Effective Time, pursuant to Section 6.12(a) of the Merger Agreement, and any directors of the Corporation or Branch Bank (as applicable) who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a Continuing SunTrust Director or a Continuing BB&T Director, as applicable, pursuant to this Article III, Section 14(c).

(d)

The Board of Directors has resolved that, effective as of the Effective Time and until the Chairman Succession Date, the lead independent director (the “Lead Director”) of the Board of Directors shall be an independent director chosen by the Board of Directors from among the Continuing SunTrust Directors. At the Chairman Succession Date, the Lead Director shall be an independent director chosen by the Board of Directors from among the BB&T Continuing Directors, and thereafter shall serve in that capacity subject to the normal rotation policy for Lead Director service as set forth in the Corporation’s Corporate Governance Guidelines, as then in effect, but for not less than two years.

(e)	The Chair of the Executive Committee of the Board of Directors shall be an independent member of the Board of Directors, chosen by the vote of the majority of the full Board of Directors.

(f)

(i) The headquarters of the Corporation shall be located in Charlotte, North Carolina; (ii) the hub for the Corporation’s wholesale business shall be located in Atlanta, Georgia; (iii) the hub for the Corporation’s consumer and community banking business shall be located in Winston-Salem, North Carolina; and (iv) the hub for the Corporation’s technology and innovation operations shall be located in Charlotte, North Carolina.

(g)

Any determination by the Board of Directors that is inconsistent with the content and intent of the provisions set forth in the last two sentences of Section 6.6(c) of the Merger Agreement (which section is attached hereto as Exhibit A for reference), as in effect immediately prior to the Effective Time, and the actions taken by the Board of Directors and the Compensation Committee of the Board of Directors on [DATE] in furtherance thereof, shall require the affirmative vote of at least 75% of the full Board of Directors.

(h)

In the event of any inconsistency between any provision of this Article III, Section 14 and any other provision of these Bylaws or the Corporation’s other constituent documents, the provisions of this Article III, Section 14 shall control. The provisions of Article III, Section 14(f)(i) and this second sentence of this Section 14(h) may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors and solely in connection with the entry into or consummation of a business combination transaction with another corporation (i) in which the Corporation merges with and into such other corporation, (ii) which is a merger of equals or (iii) as a result of which the shareholders of the Corporation prior to the effective time of the business combination hold less than 60% of the outstanding common stock of the surviving entity in such business combination. The provisions of Article III, Section 14(e), Section 14(g) and the first and third sentences of this Section 14(h) may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors. Until December 31, 2023, the provisions of Article III, Section 14(b)(iv) and this fourth sentence of this Section 14(h) may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors. Until the Expiration Date, the provisions of this Article III, Section 14 (other than Section 14(b)(iv), Section 14(e), Section 14(f)(i), Section 14(g) and the first four sentences of this Section 14(h), which are subject to the standards set forth in the preceding sentences) may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted, only by an affirmative vote of at least 75% of the full Board of Directors.

Exhibit A to Bylaw Amendment

Section 6.6(c) of the Merger Agreement

(c)

The Surviving Entity agrees to honor in accordance with their terms all BB&T Benefit Plans and SunTrust Benefit Plans. In addition, prior to the Effective Time, BB&T may take such action as it deems necessary, including amending the BB&T Corporation Pension Plan and/or the BB&T Non-Qualified Defined Benefit Plan, so that (i) each participant in the BB&T Corporation Pension Plan and BB&T Non-Qualified Defined Benefit Plan immediately prior to the Effective Time shall be entitled to continued benefit accrual on a basis no less favorable than in effect immediately prior to the Effective Time (including as to any rights or features) for so long as such participant continues as an employee of the Surviving Entity or its Subsidiaries (or their respective successors or assigns) and (ii) following the Effective Time, the BB&T Corporation Pension Plan and BB&T Non-Qualified Defined Benefit Plan may not be terminated or amended so as to adversely impact any such participant or the benefit of any such participant, including any future benefit accruals or the vesting or entitlement to such future benefit accruals (including any rights or features of such accruals). Without limiting the foregoing and for purposes of clarity, any amendment to provide a lump sum cash out of a participant’s accrued pension benefit shall be deemed to adversely impact the participant for purposes of the foregoing clause (ii).

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of June 14, 2019, is made by and between SunTrust Banks, Inc., a Georgia Corporation (“SunTrust”), and BB&T Corporation, a North Carolina corporation (“BB&T”) (each, a “Party”, and collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Agreement and Plan of Merger, dated as of February 7, 2019, by and between the Parties (the “Agreement”).

WHEREAS, Section 9.1 of the Agreement provides that the Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties; and

WHEREAS, the Parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.    Amendments to Section 1.7.

(a) In each of Section 1.7(a), Section 1.7(b), Section 1.7(c), Section 1.7(d) and Section 1.7(e) of the Agreement, the phrase “issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive a share of a newly created series of preferred stock of BB&T having the same terms” is hereby deleted and replaced with the phrase “issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, shall automatically be converted into the right to receive a share of a newly created series of preferred stock of BB&T having substantially the same terms”.

(b)    A new subsection, Section 1.7(f), shall be inserted, which shall read as follows:

“(f)

Notwithstanding anything in this Section 1.7 to the contrary, all shares of SunTrust Preferred Stock that are issued and outstanding immediately prior to the Effective Time and are held by a holder of SunTrust Preferred Stock who exercises dissenters’ rights in respect of such shares when and in the manner required under Article 13 of the GBCC (“Dissenting Shares”), shall not be converted as provided in Sections 1.7(a), 1.7(b), 1.7(c), 1.7(d) or 1.7(e), as applicable, but instead, such holder shall be entitled only to such rights as are granted with respect to the payment of the fair value of such shares under the applicable provisions of Article 13 of the GBCC (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights provided for pursuant to the applicable provisions of Article 13 of the GBCC and this Section 1.7(f)), unless and until such holder shall have failed to perfect or effectively withdrawn or lost rights to demand or receive the fair value of such shares under the GBCC. If any holder of Dissenting Shares fails to perfect or effectively withdraws or loses the right to dissent, the applicable Dissenting Shares will thereupon be treated as though such shares had been converted into shares of New BB&T Preferred Stock pursuant to this Section 1.7. If any holder of shares of SunTrust Preferred Stock provides notice to SunTrust of such holder’s intent to demand or receive fair value of such shares under the GBCC, SunTrust will promptly give BB&T notice thereof (and of any other instruments served pursuant to Article 13 of the GBCC), and BB&T will have the right to participate in all negotiations and proceedings with respect to any such demands. SunTrust will not, except with the prior written consent of BB&T, voluntarily make any payment with respect to, or settle or offer to settle, any such demand.”

2.    Amendment to Section 3.3. In Section 3.3 of the Agreement, the phrase “Except for the approval of this Agreement by the affirmative vote of a majority of all the votes entitled to be cast on this Agreement by all shares of SunTrust Common Stock entitled to vote on this Agreement (the “Requisite SunTrust Vote”)” is hereby deleted and replaced with the phrase “Except for the approval of this Agreement by the affirmative vote of a majority of all the votes entitled to be cast on this Agreement by all shares of SunTrust Common Stock and SunTrust Preferred Stock entitled to vote on this Agreement, voting together as a single class (the “Requisite SunTrust Vote”)”.

3.    Amendment to Section 3.21. In the last sentence of Section 3.21 of the Agreement, the following words are hereby deleted:

“or SunTrust Preferred Stock”.

4.    Full Force and Effect; Amendment. Except as expressly amended hereby, each term, provision and Exhibit and Schedule of the Agreement will and does remain in full force and effect. This Amendment may not be amended except by an instrument in writing signed by the Parties.

5.    Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principals (except that matters relating to the fiduciary duties of the Board of Directors of SunTrust shall be subject to the laws of the State of Georgia and matters relating to the fiduciary duties of the Board of Directors of BB&T shall be subject to the laws of the State of North Carolina).

IN WITNESS WHEREOF, SunTrust and BB&T have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

SUNTRUST BANKS, INC.

By:	/s/ William H. Rogers Jr.
Name:	William H. Rogers Jr.
Title:	Chairman and Chief Executive Officer

BB&T CORPORATION

By:	/s/ Kelly S. King
Name:	Kelly S. King
Title:	Chairman and Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

Annex B

RBC Capital Markets, LLC 200 Vesey Street, New York, NY 10281-8098

February 6, 2019

The Board of Directors

BB&T Corporation

200 West Second Street

Winston-Salem, NC 27101

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to BB&T Corporation, a North Carolina corporation (“BB&T”), of the Exchange Ratio (defined below) provided for pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into by and between SunTrust Banks, Inc., a Georgia corporation (“SunTrust”), and BB&T. The Merger Agreement provides for, among other things, the merger of SunTrust with and into BB&T (the “Merger”) pursuant to which each outstanding share of the common stock, par value $1.00 per share, of SunTrust (“SunTrust Common Stock”) will be converted, subject to certain exceptions, into the right to receive 1.295 (the “Exchange Ratio”) shares of the common stock, par value $5.00 per share, of BB&T (“BB&T Common Stock”). The terms and conditions of the Merger are set forth more fully in the Merger Agreement.

RBC Capital Markets, LLC (“RBCCM”), as part of our investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM and/or certain of our affiliates may act as a market maker and broker in the publicly traded securities of BB&T, SunTrust and/or other entities involved in the Merger or their respective affiliates and receive customary compensation in connection therewith, and may also actively trade securities of BB&T, SunTrust and/or other entities involved in the Merger or their respective affiliates for our or our affiliates’ own account or for the account of customers and, accordingly, RBCCM and our affiliates may hold a long or short position in such securities. We are acting as financial advisor to BB&T in connection with the Merger and we will receive a fee for our services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon consummation of the Merger. In addition, BB&T has agreed to indemnify us for certain liabilities that may arise out of our engagement and to reimburse us for expenses incurred in connection with our services. As you are aware, RBCCM and certain of our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and financial advisory services to BB&T, SunTrust and certain of their respective affiliates unrelated to the Merger, for which services RBCCM and our affiliates have received and expect to receive customary compensation, including, since January 1, 2017, having acted or acting as: (i) with respect to BB&T, (a) joint book runner in connection with a senior unsecured debt offering in January 2017, (b) counterparty to BB&T in executing certain securities market transactions for BB&T during 2018, (c) financial advisor in connection with BB&T’s acquisition of Regions Insurance Group in July 2018, and (d) syndicator to BB&T in connection with certain equity investments in real estate developers during 2017 and 2018, and (ii) with respect to SunTrust, (a) co-manager in connection with a preferred stock offering in April 2017, (b) joint book runner in connection with a senior unsecured debt offering in April 2018, and (c) syndicator to SunTrust in connection with an equity investment in a real estate developer in February 2018.

For purposes of rendering our opinion, we have undertaken such review, inquiries and analyses as we deemed necessary or appropriate under the circumstances, including the following:

(i)	we reviewed the financial terms of a draft, dated February 6, 2019, of the Merger Agreement;

(ii)

we reviewed certain publicly available financial and other information, and certain historical operating data, relating to BB&T made available to us from published sources and internal records of BB&T;

(iii)

we reviewed certain publicly available financial and other information, and certain historical operating data, relating to SunTrust made available to us from published sources and internal records of SunTrust;

(iv)

we reviewed financial projections and other estimates and data relating to BB&T and SunTrust prepared by the managements of BB&T and SunTrust, including projections and other estimates and data prepared by the management of SunTrust (with respect to SunTrust), as, and to the extent, adjusted by management of BB&T, which projections and other estimates and data we were directed to utilize for purposes of our analyses and opinion;

(v)

we conducted discussions with members of the senior managements of BB&T and SunTrust relating to the respective businesses, prospects and financial outlook of BB&T and SunTrust as well as the potential cost savings and other benefits anticipated by the management of BB&T to be realized from the Merger (collectively, the “Synergies”);

The Board of Directors

BB&T Corporation

February 6, 2019

(vi)	we reviewed the reported prices and trading activity for BB&T Common Stock and SunTrust Common Stock;

(vii)

we compared certain financial metrics of BB&T and SunTrust with those of selected publicly traded companies in lines of businesses that we considered generally relevant in evaluating BB&T and SunTrust;

(viii)	we reviewed the potential pro forma financial impact of the Merger on BB&T after taking into account potential Synergies; and

(ix)	we considered other information and performed other studies and analyses as we deemed appropriate.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information that was reviewed by us, including all financial, legal, tax, accounting, operating and other information provided to, or discussed with us by, or on behalf of, BB&T or SunTrust (including, without limitation, financial statements and related notes), and upon the assurances of the respective managements and other representatives of BB&T and SunTrust that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. We have not assumed responsibility for independently verifying and have not independently verified such information. We also have assumed that the financial projections and other estimates and data that we were directed to utilize in our analyses, including potential Synergies, were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of BB&T and SunTrust as to the future financial performance of, and are a reasonable basis upon which to evaluate, BB&T, SunTrust, the potential Synergies, potential pro forma effects of the Merger and the other matters covered thereby and we further have assumed that the financial results reflected therein, including the Synergies, will be realized in the amounts and at the times projected. We express no opinion as to any such financial projections and other estimates and data or the assumptions upon which they are based. We have assumed that there will be no developments with respect to any of the foregoing that would have an adverse effect on BB&T, SunTrust or the Merger (or the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

In connection with our opinion, we have not assumed any responsibility to perform, and we have not performed, an independent valuation or appraisal of any of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of or relating to BB&T, SunTrust or any other entity and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and we have not conducted, any physical inspection of the property or facilities of BB&T, SunTrust or any other entity. We are not experts in the evaluation of allowances for loan and lease losses and have not independently verified such allowances or reviewed or examined any individual loan or credit files. We assumed, with your consent, that the aggregate allowances for loan and lease losses set forth in the financial statements of each of BB&T and SunTrust are adequate to cover such losses. We have not investigated, and make no assumption regarding, any litigation or other claims affecting BB&T, SunTrust or any other entity. We have not evaluated the solvency or fair value of BB&T, SunTrust or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.

We have assumed that the Merger will be consummated in accordance in all material respects with the terms of the Merger Agreement and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger, no delay, limitation, restriction or condition will be imposed or occur, including any divestiture or other requirements, that would have a material adverse effect on BB&T, SunTrust or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed that the Merger will qualify for the intended tax treatment contemplated by the Merger Agreement. In addition, we have assumed that the final executed Merger Agreement will not differ, in any respect meaningful to our analyses or opinion, from the draft that we reviewed.

Our opinion speaks only as of the date hereof, is based on conditions as they exist and information supplied or reviewed as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken any obligation to update, revise or reaffirm this opinion for events occurring after the date hereof. We are not expressing any opinion as to the actual value of BB&T Common Stock when issued or distributed in the Merger or the price or range of prices at which BB&T Common Stock, or any other securities of BB&T may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger.

The advice (written or oral) of RBCCM and our opinion expressed herein is provided for the benefit, information and assistance of the Board of Directors of BB&T (in its capacity as such) in connection with its evaluation of the Merger. We express no opinion and make no recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any proposal to be voted upon in connection with the Merger or otherwise.

The Board of Directors

BB&T Corporation

February 6, 2019

Our opinion addresses the fairness, from a financial point of view and as of the date hereof, of the Exchange Ratio (to the extent expressly specified herein), without regard to individual circumstances of specific holders that may distinguish such holders or the securities of BB&T held by such holders. Our opinion does not in any way address any other terms, conditions, implications or other aspects of the Merger or the Merger Agreement, including, without limitation, the form or structure of the Merger, or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. Our opinion also does not address the underlying business decision of BB&T to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction that may be available to BB&T or in which BB&T might engage. We do not express any opinion or view with respect to, and we have relied upon the assessments of BB&T and its representatives regarding, legal, regulatory, tax, accounting and similar matters, as to which we understand that BB&T has obtained such advice as it deemed necessary from qualified professionals. Further, in rendering our opinion, we do not express any view on, and our opinion does not address, the fairness of the amount or nature of the compensation (if any) or other consideration to any officers, directors or employees of any party, or class of such persons, relative to the value implied by the Exchange Ratio or otherwise.

The issuance of our opinion has been approved by RBCCM’s Fairness Opinion Committee.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Merger is fair, from a financial point of view, to BB&T.

Very truly yours,

/s/ RBC Capital Markets, LLC
RBC CAPITAL MARKETS, LLC

Annex C

PERSONAL AND CONFIDENTIAL

February 7, 2019

Board of Directors

SunTrust Banks, Inc.

303 Peachtree Street

Atlanta, GA 30308

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than BB&T Corporation (“BB&T”) and its affiliates) of the outstanding shares of common stock, par value $1.00 per share (the “Shares”), of SunTrust Banks, Inc. (the “Company”) of the exchange ratio of 1.295 shares of common stock, par value $ 5.00 per share (the “BB&T Common Stock”), of BB&T to be paid for each Share (the “Exchange Ratio”) pursuant to the Agreement and Plan of Merger, dated as of February 7, 2019 (the “Agreement”), by and between BB&T and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, BB&T, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunning manager with respect to the public offering of the Company’s Fixed-to-Floating Rate Perpetual Preferred Stock, Series G, in April 2017; as joint bookrunning manager with respect to the public offering of the Company’s Fixed-to-Floating Rate Perpetual Preferred Stock, Series H, in November 2017; and as joint bookrunning manager with respect to the public offering by SunTrust Bank, a subsidiary of the Company, of Fixed-to-Floating Rate Senior Notes due 2022, Fixed-to-Floating Rate Senior Notes due 2024 and Floating Rate Senior Notes due 2022 (aggregate principal amount $1,300,000,000) in July 2018. We also have provided certain financial advisory and/or underwriting services to BB&T and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunning manager with respect to the public offering of BB&T’s 2.750% Senior Notes due 2022 and Senior Floating Rate Notes due 2022 (aggregate principal amount $1,350,000,000) in March 2017; as joint bookrunning manager with respect to the public offering of BB&T’s 2.150% Senior Notes due 2021, Senior Floating Rate Notes due 2021 and 2.850% Senior Notes due 2024 (aggregate principal amount $2,300,000,000) in October 2017; as joint bookrunning manager with respect to the public offering of BB&T’s 3.200% Senior Notes due 2021 and 3.700% Senior Notes due 2025 (aggregate principal amount $1,500,000,000) in May 2018; and as joint bookrunning manager with respect to the public offering of BB&T’s 3.750% Senior Notes due 2023 (aggregate principal amount $1,000,000,000) in November 2018. We may also in the future provide financial advisory and/or underwriting services to the Company, BB&T and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company and BB&T for the five years ended December 31, 2017; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and BB&T; certain other communications from the Company and BB&T to their respective shareholders; certain publicly available research analyst reports for the Company and BB&T; and certain internal financial analyses and forecasts for the Company on a stand-alone basis prepared by its management and certain financial analyses and forecasts for BB&T on a stand-alone basis and pro-forma for the Transaction prepared by the management of the Company, in each case, as approved for our use by the Company (the “Forecasts”), including certain operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior managements of the Company and BB&T regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and BB&T; reviewed the reported price and trading activity for the Shares and shares of BB&T Common Stock; compared certain financial and stock market information for the Company and BB&T with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the banking industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

C-1

Board of Directors

SunTrust Banks, Inc.

February 7, 2019

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or BB&T or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and, accordingly, we have assumed that such allowances for the Company or BB&T are in the aggregate adequate to cover such losses. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or BB&T or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than BB&T and its affiliates) of Shares, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of BB&T Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or BB&T or the ability of the Company or BB&T to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than BB&T and its affiliates) of Shares.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

C-2

Annex D

FORM OF ARTICLES OF AMENDMENT

OF

BB&T CORPORATION

The undersigned corporation hereby submits these Articles of Amendment in accordance with Section 55-10-03 and 55-10-06 of the North Carolina Business Corporation Act for the purpose of amending its Restated Articles of Incorporation:

1.	The name of the corporation is: BB&T CORPORATION.

2.	The following text will replace the current text of ARTICLE I in its entirety:

The name of the Corporation is Truist Financial Corporation.

3.	The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4.	The amendment was approved by the shareholders of the corporation on [ ], 2019, in accordance with Section 55-10-03 of the North Carolina Business Corporation Act.

5.	These Articles of Amendment will be effective at [ ], on [ ], 2019.

This is the [    ] day of [    ], 2019.

BB&T CORPORATION

By:
Name:
Title:

D-1

Annex E

GEORGIA DISSENTERS’ RIGHTS STATUTES

TITLE 14. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS CHAPTER 2. BUSINESS CORPORATIONS ARTICLE 13. DISSENTERS’ RIGHTS PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

§ 14-2-1301. Definitions.

As used in this article, the term:

(1)	“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)	“Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3)	“Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4)

“Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5)

“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6)	“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7)

“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8)	“Shareholder” means the record shareholder or the beneficial shareholder.

§ 14-2-1302. Right to dissent.

(a)	A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1)	Consummation of a plan of merger to which the corporation is a party:

(A)	If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i)	The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii)

Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii)

The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B)	If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)

Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)

An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5)

Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)

A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c)

Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1)	In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

(A)

Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(B)

Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

(2)	The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

§ 14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

§ 14-2-1320. Notice of dissenters’ rights.

(a)

If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b)

If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

§ 14-2-1321. Notice of intent to demand payment.

(a)	If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1)	Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)	Must not vote his shares in favor of the proposed action.

(b)	A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

§ 14-2-1322. Dissenters’ notice.

(a)

If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b)	The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1)	State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)

Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)	Be accompanied by a copy of this article.

§ 14-2-1323 Duty to demand payment.

(a)	A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b)

A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)

A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

§ 14-2-1324 Share restrictions.

(a)

The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b)

The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 14-2-1325. Offer of payment.

(a)

Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)	The offer of payment must be accompanied by:

(1)

The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)	A statement of the corporation’s estimate of the fair value of the shares;

(3)	An explanation of how the interest was calculated;

(4)	A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5)	A copy of this article.

(c)

If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

§ 14-2-1326. Failure to take action.

(a)

If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)

If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

§ 14-2-1327 Procedure if shareholder dissatisfied with payment or offer.

(a)

A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1)	The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2)

The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)

A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c)	If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)

The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2)

The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

§ 14-2-1330. Court action.

(a)

If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)

The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)

The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d)

The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e)	Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

§ 14-2-1331 Court costs and counsel fees.

(a)

The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b)	The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1)	Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2)

Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c)

If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

§ 14-2-1332 Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

Annex F

ARTICLES OF AMENDMENT

OF

BB&T CORPORATION

BB&T Corporation, a corporation organized and existing under the laws of the State of North Carolina (the “Corporation”), for the purpose of amending its articles of incorporation to fix the preferences, limitations and relative rights of new series of its Preferred Stock in accordance with the provisions of Sections 55-6-02 and 55-10-06 of the North Carolina Business Corporations Act, hereby submits these Articles of Amendment:

1.	The name of the corporation is: BB&T CORPORATION.

2.

The following text will be added to Article IV of the articles of incorporation (as restated effective April 30, 2014) of the Corporation to set forth the terms of the Corporation’s Series I Non-Cumulative Perpetual Preferred Stock, Series J Non-Cumulative Perpetual Preferred Stock, Series K Non-Cumulative Perpetual Preferred Stock, Series L Non-Cumulative Perpetual Preferred Stock and Series M Non-Cumulative Perpetual Preferred Stock, by adding new sections (j), (k), (l), (m) and (n) to such Article IV:

(j) Series I Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto.

(i)    Designation. The distinctive designation of such series is “Perpetual Preferred Stock, Series I” (“Series I Preferred Stock”).

(ii)    Number of Shares. The number of shares of Series I Preferred Stock shall be 5,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series I Preferred Stock then outstanding) by the Board of Directors.

(iii)    Definitions. As used herein with respect to the Series I Preferred Stock:

“3-Month LIBOR” means, with respect to any Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period that appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. If such rate does not appear on Reuters screen page “LIBOR01”, 3-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent, at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three New York City banks selected by the Calculation Agent to provide quotations are quoting as described above, 3-Month LIBOR for that Dividend Period will be the same as 3-Month LIBOR as determined for the previous Dividend Period. The establishment of 3-Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

“Dividend Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

“Dividend Parity Stock” has the meaning assigned to such term in Section (iv)A(5)(b).

“Dividend Payment Date” has the meaning assigned to such term in Section (iv)A(1).

“Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period (i) for the initial issuance of Series I Preferred Stock shall commence upon (and include) [●]1 and (ii) for Series I Preferred Stock issued after the Issue Date, shall commence upon (and include) the applicable Start Date).

“Dividend Rate” means a rate per annum equal to the greater of (1) 0.53% above 3-Month LIBOR on the related Dividend Determination Date or (2) 4.00%.

“Issue Date” means the initial date of delivery of shares of Series I Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series I Preferred Stock has preference in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Liquidation Event” has the meaning assigned to such term in Section (vi)A.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock Directors” has the meaning assigned to such term in Section (vii)B(1).

“Start Date” means, for each share of Series I Preferred Stock, (x) [●]2, if such share was issued on the Issue Date, (y) if such share was not issued on the Issue Date, the date of issue, if issued on a Dividend Payment Date, or (z) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share.

“Voting Parity Stock” has the meaning assigned to such term in Section (vii)B(1).

(iv)    Dividends.

A.    General.

(1)    Dividend Payment Dates, Dividend Rate, Etc. Holders of Series I Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends computed in accordance with Section (iv)A(3) and payable quarterly on the 15th day of each March, June, September and December in each year (each such date a “Dividend Payment Date”), commencing on [●]3, to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(2)    Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then the first Business Day following such day shall be the applicable Dividend Payment Date.

(3)    Dividend Computation. The amount of the dividend computed per share of Series I Preferred Stock on each Dividend Payment Date will be equal to the Dividend Rate in effect for such Dividend Period, multiplied by a fraction, the numerator of which is the actual number of days in such Dividend Period and the denominator of which shall be 360, and then multiplied by $100,000 (with the result of such calculation rounded upward if necessary to the nearest .00001 of 1%).

(4)    Dividend Payment Dates for Other Preferred Stock. For so long as any shares of Series I Preferred Stock are outstanding, the Corporation shall not issue any shares of Preferred Stock having any dividend payment date that is not also a Dividend Payment Date for the Series I Preferred Stock.

(5)    Priority of Dividends.

(a)    So long as any of the shares of the Series I Preferred Stock is outstanding, (1) no dividends (other than (a) dividends payable on Junior Stock in Junior Stock and (b) cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock and (2) the Corporation shall not purchase, redeem or acquire for consideration any Junior Stock or shares of any other series of Preferred Stock, unless, in either case (1) or (2), on the payment date for such dividend, purchase, redemption, or other acquisition, (a) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series I Preferred Stock called for redemption and (b) dividends in an amount computed in accordance with Section (iv)A(3) for each share of Series I Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

[1]	Note: To reflect the last dividend payment date of SunTrust Series A Preferred Stock prior to the Closing.
[2]	Note: To reflect the last dividend payment date of SunTrust Series A Preferred Stock prior to the Closing.
[3]	Note: To reflect the first of March 15, June 15, September 15, or December 15 to occur after the Closing.

(b)    On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series I Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with Series I Preferred Stock as to payment of dividends (any such class or series being herein referred to as “Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series I Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which shall not include the Series I Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series I Preferred Stock and Dividend Parity Stock on a pro rata basis.

(v)    Redemption.

A.    Redemption.

(1)    Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section (v)B, redeem shares of the Series I Preferred Stock at the time outstanding in whole or in part at any time on or after [●]4.

(2)    The redemption price per share of Series I Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the redemption date occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period.

(3)    The Series I Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

B.    Notice of Redemption. Notice of every redemption of shares of Series I Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series I Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series I Preferred Stock. Notwithstanding the foregoing, if the Series I Preferred Stock or any depositary shares representing interests in the Series I Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series I Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series I Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series I Preferred Stock are to be redeemed.

C.    Partial Redemption. In case of any redemption of only part of the shares of Series I Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series I Preferred Stock shall be redeemed from time to time.

D.    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(vi)    Liquidation Rights.

A.    Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (each a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the

[4]	Note: To be the first Dividend Payment Date following the 5th anniversary of the Closing.

Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series I Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series I Preferred Stock: an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the Liquidation Event occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the date of the Liquidation Event, and the denominator of which is the total number of days in such Dividend Period.

B.    Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series I Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series I Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series I Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series I Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

C.    Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section (vi).

(vii)    Voting Rights.

A.    General. The holders of Series I Preferred Stock shall not have any voting rights except as set forth in this Section (vii) or as otherwise required by law.

B.    Right to Elect Two Directors Upon Non-Payment of Dividends.

(1)    If and whenever dividends on Series I Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series I Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section (vii)B for the Series I Preferred Stock (any such class or series being herein referred to as “Voting Parity Stock”) have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section (iv)A(3) in the case of the Series I Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series I Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation’s Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series I Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which its securities may be listed) that listed companies must have a majority of independent directors. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(2)    At any time after the voting power provided for in the Section (vii) shall have been vested in the holders of Series I Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series I Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series I Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series I Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series I Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(3)    Whenever (i) all dividends on any cumulative Voting Parity Stock have been paid in full, (ii) full dividends computed in accordance with Section (iv)A(3) have been paid on the applicable Dividend Payment Dates on the Series I Preferred Stock for at least one year and (iii) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series I Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

C.    Other Voting Rights.

(1)    So long as any shares of Series I Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series I Preferred Stock outstanding at the time (voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series I Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (ii) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (ii) above, so long as any shares of the Series I Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series I Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Stock or the holders thereof, and provided, further, that (i) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series I Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(2)    On any matter on which the holders of the Series I Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series I Preferred Stock shall have one vote per share.

(3)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series I Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series I Preferred Stock to effect such redemption.

(viii)    Other Rights. The shares of Series I Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(k) Series J Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto.

(i)    Designation. The distinctive designation of such series is “Perpetual Preferred Stock, Series J ” (“Series J Preferred Stock”).

(ii)    Number of Shares. The number of shares of Series J Preferred Stock shall be 5,010. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series J Preferred Stock then outstanding) by the Board of Directors.

(iii)    Definitions. As used herein with respect to the Series J Preferred Stock:

“3-Month LIBOR” means, with respect to any Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period that appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. If such rate does not appear on Reuters screen page “LIBOR01”, 3-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent, at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a 3-month period commencing on the first day of that Dividend

Period and in a principal amount of not less than $1,000,000. However, if fewer than three New York City banks selected by the Calculation Agent to provide quotations are quoting as described above, 3- Month LIBOR for that Dividend Period will be the same as 3-Month LIBOR as determined for the previous Dividend Period. The establishment of 3-Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Atlanta, Georgia, New York, New York or Wilmington, Delaware are not authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

“Dividend Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

“Dividend Factor” means a fraction, the numerator of which is the actual number of days in such Dividend Period and the denominator of which is 360.

“Dividend Parity Stock” has the meaning assigned to such term in Section (iv)A(5)(b).

“Dividend Payment Date” has the meaning assigned to such term in Section (iv)A(1).

“Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period (i) for the initial issuance of Series J Preferred Stock shall commence upon (and include) [●]5 and (ii) for Series J Preferred Stock issued after the Issue Date, shall commence upon (and include) the applicable Start Date).

“Dividend Rate” means (i) to but not including the Dividend Payment date in December 2011 a rate per annum equal to 5.853% and (ii) thereafter a rate per annum equal to the greater of (1) 0.645% above 3-Month LIBOR on the related Dividend Determination Date or (2) 4.000%.

“Issue Date” means the initial date of delivery of shares of Series J Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series J Preferred Stock has preference in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Liquidation Event” has the meaning assigned to such term in Section vi(A).

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock Directors” has the meaning assigned to such term in Section (vii)B.

“Start Date” means, for each share of Series J Preferred Stock, (x) [●]6, if such share was issued on the Issue Date, (y) if such share was not issued on the Issue Date, the date of issue, if issued on a Dividend Payment Date, or (z) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share.

“Voting Parity Stock” has the meaning assigned to such term in Section (vii)B.

(iv)    Dividends.

A.    General.

(1)    Dividend Payment Dates, Dividend Rate, Etc. Holders of Series J Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends computed in accordance with Section (iv)A(3) and payable quarterly on the 15th day of each March, June, September and December in each year (each such date a “Dividend Payment Date”), to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(2)    Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then the first Business Day following such day shall be the applicable Dividend Payment Date.

(3)    Dividend Computation. The amount of the dividend computed per share of Series J Preferred Stock on each Dividend Payment Date will be equal to the Dividend Rate in effect for such Dividend Period, multiplied by the Dividend Factor, and then multiplied by $100,000 (with the result of such calculation rounded upward if necessary to the nearest .00001 of 1%).

[5]	Note: To reflect the last dividend payment date of SunTrust Series B Preferred Stock prior to the Closing.
[6]	Note: To reflect the last dividend payment date of SunTrust Series B Preferred Stock prior to the Closing.

(4)    Dividend Payment Dates for Other Preferred Stock. For so long as any shares of Series J Preferred Stock are outstanding, the Corporation shall not issue any shares of Preferred Stock having any dividend payment date that is not also a Dividend Payment Date for the Series J Preferred Stock.

(5)    Priority of Dividends.

(a)    So long as any of the shares of the Series J Preferred Stock is outstanding, (1) no dividends (other than (a) dividends payable on Junior Stock in Junior Stock and (b) cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock and (2) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Junior Stock or shares of any other series of Preferred Stock, unless, in either case (1) or (2), on the payment date for such dividend, purchase, redemption, or other acquisition, (a) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series J Preferred Stock called for redemption and (b) dividends in an amount computed in accordance with Section (iv)A(3) for each share of Series J Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(b)    On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series J Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with Series J Preferred Stock as to payment of dividends (any such class or series being herein referred to as “Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series J Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which shall not include the Series J Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series J Preferred Stock and Dividend Parity Stock on a pro rata basis.

(v)    Redemption.

A.    Redemption.

(1)    Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section (v)B, redeem shares of the Series J Preferred Stock at the time outstanding in whole or in part at any time on or after the later of [●]7 and the Issue Date of the Series J Preferred Stock.

(2)    The redemption price per share of Series J Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the redemption date occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period.

(3)    The Series J Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

B.    Notice of Redemption. Notice of every redemption of shares of Series J Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series J Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series J Preferred Stock. Notwithstanding the foregoing, if the Series J Preferred Stock or any depositary shares representing interests in the Series J Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series J Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series J Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series J Preferred Stock are to be redeemed.

C.    Partial Redemption. In case of any redemption of only part of the shares of Series J Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series J Preferred Stock shall be redeemed from time to time.

[7]	Note: To be the first Dividend Payment Date following the 5th anniversary of the Closing.

D.    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(vi)    Liquidation Rights.

A.    Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (each a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series J Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series J Preferred Stock: an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the Liquidation Event occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the date of the Liquidation Event, and the denominator of which is the total number of days in such Dividend Period.

B.    Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series J Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series J Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series J Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series J Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

C.    Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section (vi).

(vii)    Voting Rights.

A.    General. The holders of Series J Preferred Stock shall not have any voting rights except as set forth in this Section (vii) or as otherwise required by law.

B.    Right to Elect Two Directors Upon Non-Payment of Dividends.

(1)    If and whenever dividends on Series J Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series J Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section (vii)B for the Series J Preferred Stock (any such class or series being herein referred to as “Voting Parity Stock”) have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section (iv)A(3) in the case of the Series J Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series J Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation’s Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series J Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which its securities may be listed) that listed companies must have a majority of independent directors. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(2)    At any time after the voting power provided for in the Section (vii) shall have been vested in the holders of Series J Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series J Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series J Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series J Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series J Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(3)    Whenever all dividends on any cumulative Voting Parity Stock have been paid in full, (ii) full dividends computed in accordance with Section (iv)A(3) have been paid on the applicable Dividend Payment Dates on the Series J Preferred Stock for at least one year and (iii) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series J Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

C.    Other Voting Rights.

(1)    So long as any shares of Series J Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series J Preferred Stock outstanding at the time (voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (ii) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (ii) above, so long as any shares of the Series J Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series J Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock or the holders thereof, and provided, further, that (i) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series J Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(2)    On any matter on which the holders of the Series J Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series J Preferred Stock shall have one vote per share.

(3)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series J Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series J Preferred Stock to effect such redemption.

(viii)    Other Rights. The shares of Series J Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(l) Series K Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto,

(i)    Designation. The distinctive designation of such series is “Perpetual Preferred Stock, Series K” (“Series K Preferred Stock”).

(ii)    Number of Shares. The total authorized number of shares of Series K Preferred Stock shall be 5,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series K Preferred Stock then outstanding) by the Board of Directors.

(iii)    Definitions. As used herein with respect to the Series K Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act, as amended (12 U.S.C. § 1813(q)), or any successor provision.

“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day in which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

“Dividend Determination Date” means the second London Banking Day prior to the beginning of the Dividend Period.

“Dividend Parity Stock” has the meaning assigned to such term in Section (iv)A(4)(b).

“Dividend Payment Date” has the meaning assigned to such term in Section (iv)A(1).

“Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period for the initial issuance of 5,000 Shares of Series K Preferred Stock shall commence upon (and include) [●]8).

“Fixed Rate Period” means each Dividend Period from first Dividend Period to, but excluding, December 15, 2019.

“Floating Rate Period” means each Dividend Period from December 15, 2019 to, and including, the redemption date of the Series K Preferred Stock, if any.

“Issue Date” means the initial date of delivery of shares of Series K Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series K Preferred Stock has preference in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Liquidation Event” has the meaning assigned to such term in Section (vi)(A).

“London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock Directors” has the meaning assigned to such term in Section (vii)B(1).

“Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series K Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series K Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series K Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $100,000 per share of the Series K Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations promulgated by the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series K Preferred Stock is outstanding.

“Three Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page “LIBOR01” on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks

[8]	Note: To reflect the last dividend payment date of SunTrust Series F Preferred Stock prior to the Closing.

having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, Three Month LIBOR for the next Dividend Period will be equal to Three Month LIBOR in effect for the then-current Dividend Period. The establishment of Three Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

“Voting Parity Stock” has the meaning assigned to such term in Section (vii)B(1).

(iv)    Dividends.

A.    General.

(1)    Dividend Payment Dates, Dividend Rate, Etc. Holders of Series K Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends at a rate equal to (a) 5.625% per annum for each Fixed Rate Period and (b) Three Month LIBOR plus a spread of 3.86% per annum, for each Floating Rate Period, in each case computed in accordance with Section (iv)A(3) and payable (each such date a “Dividend Payment Date”) (x) during the Fixed Rate Period, semi-annually, in arrears on June 15 and December 15 of each year, beginning on [●]9 and (y) during the Floating Rate Period, quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year beginning on March 15, 2020, to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(2)    Business Day Convention. If a day on or before December 15, 2019 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the Series K Preferred Stock, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of the Series K Preferred Stock). If a day after December 15, 2019 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends, when, as and if declared, will be paid on such next succeeding Business Day.

(3)    Dividend Computation. The amount of the dividend computed per share of Series K Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend computed per share of Series K Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year.

(4)    Priority Regarding Dividends.

(a)    So long as any of the shares of the Series K Preferred Stock is outstanding, (1) no dividends shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock (other than (a) dividends payable in Junior Stock, (b) cash in lieu of fractional shares in connection with any such dividend, or (c) dividends in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under such plan), (2) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Junior Stock (other than (a) as a result of a reclassification of Junior Stock for or into other Junior Stock, (b) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (d) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (f) the purchase of Junior Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (g) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (h) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), and (3) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Dividend Parity Stock other than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series K Preferred Stock and such Dividend Parity Stock (except (a) as a result of a reclassification of Dividend Parity Stock for or into other Dividend Parity Stock, (b) the exchange or conversion of one share of Dividend Parity Stock for or into another share of Dividend Parity Stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Dividend

[9]	Note: To be the first dividend payment date after the Closing.

Parity Stock, (d) purchases, redemptions or other acquisitions of shares of Dividend Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of Dividend Parity Stock pursuant to a contractually binding requirement to buy Dividend Parity Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (f) the purchase of Dividend Parity Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (g) the purchase of Dividend Parity Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (h) the purchase of fractional interests in shares of Dividend Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) unless, in each of case (1), (2) or (3), on the payment date for such dividend, purchase, redemption, or other acquisition, (a) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series K Preferred Stock called for redemption and (b) dividends in an amount computed in accordance with Section (iv)A(3) for each share of Series K Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(b)    On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series K Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with Series K Preferred Stock as to payment of dividends (any such class or series being herein referred to as “Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series K Preferred Stock and any Dividend Parity Stock shall he shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which shall not include the Series K Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series K Preferred Stock and Dividend Parity Stock on a pro rata basis.

(v)    Redemption.

A.    Redemption.

(1)    Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section (v)B, redeem shares of the Series K Preferred Stock at the time outstanding (i) in whole or in part on any Dividend Payment Date on or after December 15, 2019 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event.

(2)    The redemption price per share of Series K Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

(3)    The Series K Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares,

B.    Notice of Redemption. Notice of every redemption of shares of Series K Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series K Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series K Preferred Stock. Notwithstanding the foregoing, if the Series K Preferred Stock or any depositary shares representing interests in the Series K Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series K Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series K Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series K Preferred Stock are to be redeemed.

C.    Partial Redemption. In case of any redemption of only part of the shares of Series K Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series K Preferred Stock shall be redeemed from time to time.

D.    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(vi)    Liquidation Rights.

A.    Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (each a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series K Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series K Preferred Stock: an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

B.    Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series K Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series K Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series K Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series K Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

C.    Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section (vi).

(vii)    Voting Rights.

A.    General. The holders of Series K Preferred Stock shall not have any voting rights except as set forth in this Section (vii) or as otherwise required by law.

B.    Right to Elect Two Directors Upon Non-Payment of Dividends.

(1)    If and whenever dividends on Series K Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series K Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section (vii)B for the Series K Preferred Stock (any such class or series being herein referred to as “Voting Parity Stock”) have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section (iv)A(3) in the case of the Series K Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series K Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation’s Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series K Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(2)    At any time after the voting power provided for in this Section (vii) shall have been vested in the holders of Series K Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series K Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series K Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series K Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series K Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(3)    Whenever (i) all dividends on any cumulative Voting Parity Stock have been paid in full, (ii) full dividends computed in accordance with Section (iv)A(3) have been paid on the applicable Dividend Payment Dates on the Series K Preferred Stock for at least one year and (iii) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series K Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

C.    Other Voting Rights.

(1)    So long as any shares of Series K Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series K Preferred Stock outstanding at the time (voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (ii) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series K Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (ii) above, so long as any shares of the Series K Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series K Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series K Preferred Stock or the holders thereof, and provided, further, that (i) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series K Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(2)    On any matter on which the holders of the Series K Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series K Preferred Stock shall have one vote per share.

(3)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series K Preferred Stock to effect such redemption.

(viii)    Other Rights. The shares of Series K Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(m) Series L Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto,

(i)    Designation. The distinctive designation of such series is “Perpetual Preferred Stock, Series L” (“Series L Preferred Stock”).

(ii)    Number of Shares. The total authorized number of shares of Series L Preferred Stock shall be 7,500. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series L Preferred Stock then outstanding) by the Board of Directors.

(iii)    Definitions. As used herein with respect to the Series L Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act, as amended (12 U.S.C. § 1813(q)), or any successor provision.

“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

“Dividend Determination Date” means the second London Banking Day prior to the beginning of the Dividend Period.

“Dividend Parity Stock” has the meaning assigned to such term in Section (iv)A(4)(b).

“Dividend Payment Date” has the meaning assigned to such term in Section (iv)A(1).

“Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period for the initial issuance of 7,500 Shares of Series L Preferred Stock shall commence upon (and include) [●]10).

“Fixed Rate Period” means each Dividend Period from the first Dividend Period to, but excluding, June 15, 2022.

“Floating Rate Period” means each Dividend Period from June 15, 2022 to, and including, the redemption date of the Series L Preferred Stock, if any.

“Issue Date” means the initial date of delivery of shares of Series L Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series L Preferred Stock has preference in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Liquidation Event” has the meaning assigned to such term in Section (vi)(A).

“London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock Directors” has the meaning assigned to such term in Section (vii)B(1).

“Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series L Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series L Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series L Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $100,000 per share of the Series L Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital rules of the Appropriate Federal Banking Agency as then in effect and applicable, for so long as any share of the Series L Preferred Stock is outstanding.

“Three Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page “LIBOR01” on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, Three Month LIBOR for the next Dividend Period will be equal to Three Month LIBOR in effect for the then-current Dividend Period (or, in the case of the first Floating Rate Period, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate most recently appeared on Reuters screen page “LIBOR01,” as determined by the Calculation Agent). The establishment of Three Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

“Voting Parity Stock” has the meaning assigned to such term in Section (vii)B(1).

(iv)    Dividends.

A.    General.

(1)    Dividend Payment Dates, Dividend Rate, Etc. Holders of Series L Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of

[10]	Note: To reflect the last dividend payment date of SunTrust Series G Preferred Stock prior to the Closing.

Directors, but only out of funds legally available therefor, cash dividends at a rate equal to (a) 5.05% per annum for each Fixed Rate Period and (b) Three Month LIBOR plus a spread of 3.102% per annum, for each Floating Rate Period, in each case computed in accordance with Section (iv)A(3) and payable (x) during the Fixed Rate Period, semi-annually, in arrears on June 15 and December 15 of each year, beginning on [●]11 and ending on June 15, 2022 and (y) during the Floating Rate Period, quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year beginning on September 15, 2022 (each such date pursuant to clause (x) or clause (y), subject to adjustment as provided below, a “Dividend Payment Date”), to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(2)    Business Day Convention. If a day on or before June 15, 2022 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the Series L Preferred Stock, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of the Series L Preferred Stock). If a day after June 15, 2022 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the Series L Preferred Stock, when, as and if declared, will be paid on such next succeeding Business Day.

(3)    Dividend Computation. The amount of the dividend computed per share of Series L Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend computed per share of Series L Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year.

(4)    Priority Regarding Dividends.

(a)    So long as any of the shares of the Series L Preferred Stock is outstanding, (1) no dividends shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock (other than (a) dividends payable in Junior Stock, (b) cash in lieu of fractional shares in connection with any such dividend, or (c) dividends in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under such plan), (2) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Junior Stock (other than (a) as a result of a reclassification of Junior Stock for or into other Junior Stock, (b) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (d) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (f) the purchase of Junior Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (g) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (h) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), and (3) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Dividend Parity Stock other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series L Preferred Stock and such Dividend Parity Stock (except (a) as a result of a reclassification of Dividend Parity Stock for or into other Dividend Parity Stock, (b) the exchange or conversion of one share of Dividend Parity Stock for or into another share of Dividend Parity Stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Dividend Parity Stock, (d) purchases, redemptions or other acquisitions of shares of Dividend Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of Dividend Parity Stock pursuant to a contractually binding requirement to buy Dividend Parity Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (f) the purchase of Dividend Parity Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (g) the purchase of Dividend Parity Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (h) the purchase of fractional interests in shares of Dividend Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) unless, in each of case (1), (2) or (3), on the payment date for such dividend, purchase, redemption, or other acquisition, (a) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series L Preferred Stock called for redemption and (b) dividends in an amount computed in accordance with Section (iv)A(3) for each share of Series L Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

[11]	Note: To be the first dividend payment date after the Closing.

(b)    On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series L Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with the Series L Preferred Stock as to payment of dividends (any such class or series being herein referred to as “Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series L Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which, to avoid doubt, shall not include the Series L Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series L Preferred Stock and Dividend Parity Stock on a pro rata basis.

(v)    Redemption.

A.    Redemption.

(1)    Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section (v)B, redeem shares of the Series L Preferred Stock at the time outstanding (i) in whole or in part on any Dividend Payment Date on or after [●]12 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event.

(2)    The redemption price per share of Series L Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

(3)    The Series L Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

B.    Notice of Redemption. Notice of every redemption of shares of Series L Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series L Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series L Preferred Stock. Notwithstanding the foregoing, if the Series L Preferred Stock or any depositary shares representing interests in the Series L Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series L Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series L Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series L Preferred Stock are to be redeemed.

C.    Partial Redemption. In case of any redemption of only part of the shares of Series L Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series L Preferred Stock shall be redeemed from time to time.

D.    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(vi)    Liquidation Rights.

A.    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (each a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series L Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series L Preferred Stock: an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

[12]	Note: To be the first Dividend Payment Date following the 5th anniversary of the Closing.

B.    Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series L Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series L Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series L Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series L Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

C.    Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section (vi).

(vii)    Voting Rights.

A.    General. The holders of Series L Preferred Stock shall not have any voting rights except as set forth in this Section (vii) or as otherwise required by law.

B.    Right to Elect Two Directors Upon Non-Payment of Dividends.

(1)    If and whenever dividends on Series L Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series L Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section (vii)B for the Series L Preferred Stock (any such class or series being herein referred to as “Voting Parity Stock”) have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section (iv)A(3) in the case of the Series L Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series L Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation’s Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series L Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(2)    At any time after the voting power provided for in this Section (vii) shall have been vested in the holders of Series L Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series L Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series L Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series L Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series L Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(3)    Whenever (i) all dividends on any cumulative Voting Parity Stock have been paid in full, (ii) full dividends computed in accordance with Section (iv)A(3) have been paid on the applicable Dividend Payment Dates on the Series L Preferred Stock for at least one year and (iii) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series L Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

C.    Other Voting Rights.

(1)    So long as any shares of Series L Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series L Preferred Stock outstanding at the time (voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series L Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (ii) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series L Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (ii) above, so long as any shares of the Series L Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series L Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series L Preferred Stock or the holders thereof, and provided, further, that (i) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series L Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(2)    On any matter on which the holders of the Series L Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series L Preferred Stock shall have one vote per share.

(3)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series L Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series L Preferred Stock to effect such redemption.

(viii)    Other Rights. The shares of Series L Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(n) Series M Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto.

(i)    Designation. The distinctive designation of such series is “Perpetual Preferred Stock, Series M” (“Series M Preferred Stock”).

(ii)    Number of Shares. The total authorized number of shares of Series M Preferred Stock shall be 5,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series M Preferred Stock then outstanding) by the Board of Directors.

(iii)    Definitions. As used herein with respect to the Series M Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act, as amended (12 U.S.C. § 1813(q)), or any successor provision.

“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as calculation agent for the Series M Preferred Stock during the Floating Rate Period (including any successor to such bank or other entity).

“Dividend Determination Date” means the second London Banking Day prior to the beginning of the Dividend Period.

“Dividend Parity Stock” has the meaning assigned to such term in Section (iv)A(4)(b).

“Dividend Payment Date” has the meaning assigned to such term in Section (iv)A(1).

“Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period for the initial issuance of 5,000 Shares of Series M Preferred Stock shall commence upon (and include) [●]13).

“Fixed Rate Period” means each Dividend Period from the first Dividend Period to, but excluding, December 15, 2027.

“Floating Rate Period” means each Dividend Period from December 15, 2027 to, and including, the redemption date of the Series M Preferred Stock, if any.

[13]	Note: To reflect the last dividend payment date of SunTrust Series H Preferred Stock prior to the Closing.

“Issue Date” means the initial date of delivery of shares of Series M Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series M Preferred Stock has preference in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Liquidation Event” has the meaning assigned to such term in Section (vi)(A).

“London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock Directors” has the meaning assigned to such term in Section (vii)B(1).

“Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series M Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series M Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series M Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $100,000 per share of the Series M Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital rules of the Appropriate Federal Banking Agency as then in effect and applicable, for so long as any share of the Series M Preferred Stock is outstanding.

“Three Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date, provided that:

(iv)    If no offered rate appears on Reuters screen page “LIBOR01” on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided.

(v)    Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest ..00001 of 1%) of the quotations provided.

(vi)    Otherwise, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such sources as it deems reasonable from which to estimate Three Month LIBOR or any of the foregoing lending rates, shall determine Three Month LIBOR for the relevant Dividend Period in its sole discretion.

Notwithstanding the foregoing clauses (i), (ii) and (iii):

(a)    If the Calculation Agent determines on the relevant Dividend Determination Date that the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to such London interbank offered rate, provided that if the Calculation Agent determines there is an industry-accepted successor base rate, then the Calculation Agent shall use such successor base rate; and

(b)    If the Calculation Agent has determined a substitute or successor base rate in accordance with foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of Business Day, the Dividend Determination Date and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The establishment of Three Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

“Voting Parity Stock” has the meaning assigned to such term in Section (vii)B(1).

(vii)    Dividends.

A.    General.

(1)    Dividend Payment Dates, Dividend Rate, Etc. Holders of Series M Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends at a rate equal to (a) 5.125% per annum for each Fixed Rate Period and (b) Three Month LIBOR plus a spread of 2.786% per annum, for each Floating Rate Period, in each case computed in accordance with Section (iv)A(3) and payable (x) during the Fixed Rate Period, semi-annually, in arrears on June 15 and December 15 of each year, beginning on [●]14 and ending on December 15, 2027 and (y) during the Floating Rate Period, quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year beginning on March 15, 2028 (each such date pursuant to clause (x) or clause (y), subject to adjustment as provided below, a “Dividend Payment Date”), to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(2)    Business Day Convention. If a day on or before December 15, 2027 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the Series M Preferred Stock, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of the Series M Preferred Stock). If a day after December 15, 2027 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the Series M Preferred Stock, when, as and if declared, will be paid on such next succeeding Business Day.

(3)    Dividend Computation. The amount of the dividend computed per share of Series M Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend computed per share of Series M Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year.

(4)    Priority Regarding Dividends.

(a)    So long as any of the shares of the Series M Preferred Stock is outstanding, (1) no dividends shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock (other than (a) dividends payable in Junior Stock, (b) cash in lieu of fractional shares in connection with any such dividend, or (c) dividends in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under such plan), (2) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Junior Stock (other than (a) as a result of a reclassification of Junior Stock for or into other Junior Stock, (b) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (d) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (f) the purchase of Junior Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (g) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (h) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), and (3) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Dividend Parity Stock other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series M Preferred Stock and such Dividend Parity Stock (except (a) as a result of a reclassification of Dividend Parity Stock for or into other Dividend Parity Stock, (b) the exchange or conversion of one share of Dividend Parity Stock for or into another share of Dividend Parity Stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Dividend Parity Stock, (d) purchases, redemptions or other acquisitions of shares of Dividend Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of Dividend Parity Stock pursuant to a contractually binding requirement to buy Dividend Parity Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (f) the purchase of Dividend Parity

[14]	Note: To be the first dividend payment date after the Closing.

Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (g) the purchase of Dividend Parity Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (h) the purchase of fractional interests in shares of Dividend Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) unless, in each of case (1), (2) or (3), on the payment date for such dividend, purchase, redemption, or other acquisition, (a) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series M Preferred Stock called for redemption and (b) dividends in an amount computed in accordance with Section (iv)A(3) for each share of Series M Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(b)    On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series M Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with the Series M Preferred Stock as to payment of dividends (any such class or series being herein referred to as “Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series M Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which, to avoid doubt, shall not include the Series M Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series M Preferred Stock and Dividend Parity Stock on a pro rata basis.

(viii)    Redemption.

A.    Redemption.

(1)    Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section (v)B, redeem shares of the Series M Preferred Stock at the time outstanding (i) in whole or in part on any Dividend Payment Date on or after the December 15, 2027 Dividend Payment Date or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event.

(2)    The redemption price per share of Series M Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

(3)    The Series M Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

B.    Notice of Redemption. Notice of every redemption of shares of Series M Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series M Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series M Preferred Stock. Notwithstanding the foregoing, if the Series M Preferred Stock or any depositary shares representing interests in the Series M Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series M Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series M Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series M Preferred Stock are to be redeemed.

C.    Partial Redemption. In case of any redemption of only part of the shares of Series M Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series M Preferred Stock shall be redeemed from time to time.

D.    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(ix)    Liquidation Rights.

A.    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (each a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series M Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series M Preferred Stock: an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

B.    Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series M Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series M Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series M Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series M Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

C.    Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section (vi).

(x)    Voting Rights.

A.    General. The holders of Series M Preferred Stock shall not have any voting rights except as set forth in this Section (vii) or as otherwise required by law.

B.    Right to Elect Two Directors Upon Non-Payment of Dividends.

(1)    If and whenever dividends on Series M Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series M Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section (vii)B for the Series M Preferred Stock (any such class or series being herein referred to as “Voting Parity Stock”) have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section (iv)A(3) in the case of the Series M Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series M Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation’s Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series M Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(2)    At any time after the voting power provided for in this Section (vii) shall have been vested in the holders of Series M Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series M Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series M Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series M Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series M Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(3)    Whenever (i) all dividends on any cumulative Voting Parity Stock have been paid in full, (ii) full dividends computed in accordance with Section (iv)A(3) have been paid on the applicable Dividend Payment

Dates on the Series M Preferred Stock for at least one year and (iii) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series M Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

C.    Other Voting Rights.

(1)    So long as any shares of Series M Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series M Preferred Stock outstanding at the time (voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series M Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (ii) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series M Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (ii) above, so long as any shares of the Series M Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series M Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series M Preferred Stock or the holders thereof, and provided, further, that (i) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series M Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(2)    On any matter on which the holders of the Series M Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series M Preferred Stock shall have one vote per share.

(3)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series M Preferred Stock to effect such redemption.

(xi)    Other Rights. The shares of Series M Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

3.	These Articles of Amendment have been duly adopted by the Board of Directors of the Corporation.

4.	These Articles of Amendment have been adopted on [●], [●].

IN WITNESS WHEREOF, BB&T Corporation has caused these Articles of Amendment to be executed and sealed by its duly authorized officer on this [●] day of [●].

BB&T Corporation

By:
Name:
Title: